UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2024

RSE COLLECTION, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1835270
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

46 HOWARD ST, STE 215, NEW YORK, NY 10013

(Full mailing address of principal executive offices)

(201) 564-0493
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

 Series #69BM1 membership interests; Series #55PS1 membership interests; Series #90FM1 membership interests;  Series #83FB1 membership interests;  Series #98DV1 membership interests;  Series #93XJ1 membership interests;  Series #91MV1 membership interests;  Series #92LD1 membership interests;  Series #94DV1 membership interests; Series #72MC1 membership interests;  Series #11BM1 membership interests;  Series #63CC1 membership interests;  Series #76PT1 membership interests;  Series #75RA1 membership interests;  Series #65AG1 membership interests;  Series #61JE1 membership interests;  Series #90MM1 membership interests;  Series #65FM1 membership interests;  Series #99SS1 membership interests;  Series #94FS1 membership interests;  Series #61MG1 membership interests;  Series #92CC1 membership interests;  Series #88LL1 membership interests; Series #MEEB11275 membership interests;  Series #82TAYLOR membership interests; Series #HOLMES membership interests;  Series #HULK180 membership interests;  Series #05JAYZ membership interests;  Series #JUSTINIAN membership interests;  Series #67ICEBOWL membership interests;  Series #DKCOUNTRY membership interests;  Series #FALCON membership interests;  Series #MARIOWRLD membership interests;  Series #82AV1 membership interests;  Series #SUPERBWL1 membership interests;  Series #MEEB7985 membership interests;  Series BONDWATCH membership interests;  Series #95FF1 membership interests #MAYC857 membership interests;  Series #PUNK2981 membership interests;  Series #WOW2221 membership interests;  Series #NIKON1 membership interests;  Series #LOTF membership interests; Series #DOOD6778 membership interests;  Series #BAKC7820 membership interests;  Series #NBAJAM membership interests;  Series #SANDBOX1 membership interests;  Series #WOW6586 membership interests;  Series #AZUKI6704 membership interests;  Series #58PELE4 membership interests;  Series #OBAMABALL membership interests;  Series #BART membership interests;  Series #HOMER membership interests;  Series #SI1 membership interests; Series #GOLD1 membership interests;  Series #VERSTAPP1 membership interests;  Series #96TIGER membership interests;  Series #88ZELDA membership interests;  Series #STARWARS3 membership interests;  Series #YEEZY membership interests; Series #MAYC9114 membership interests; Series #VFRNDS1 membership interests;  Series #MBIRD2754 membership interests;  Series #VEEFRND1 membership interests;  Series #TREASURE membership interests;  Series #KENNERSET membership interests;  Series #LEDZEPP1 membership interests;  Series #VEEVIPER membership interests; Series #BEEPLE1 membership interests; Series #WARHOL1 membership interests; Series #GAMEBOY membership interests; Series #CROESUS membership interests; Series #SACHS1 membership interests; Series #32RUTH membership interests; Series #ELON1 membership interests; Series #105.ETH membership interests; Series #R2D2 membership interests; Series #VADER membership interests; Series #WARHOL2 membership interests; Series #JEKYLL membership interests; Series #BUFFET1 membership interests; Series #DRACULA10 membership interests; Series #PAPPY1 membership interests; Series #1857COIN membership interests; Series #ANDYPELE membership interests; Series #BOBAFETTmembership interests; Series #ELVIS membership interests; Series #GBOYCOLOR membership interests; Series #JETFIRE membership interests; Series #POPEBALL membership interests; Series #RABBIT membership interests; Series #GRATEFUL1 membership interests; Series #BOBAPROTO membership interests; Series #ARSHAM1 membership interests; Series #SCARFACE membership interests; Series #ARSHAM2 membership interests; Series #LEBRON membership interests; Series #94VTTT membership interests; Series #52MANTLE membership interests; Series #71MAYS membership interests; Series #RLEXPEPSI membership interests; Series #TWOCITIES membership interests; Series #FROST membership interests; Series #SMURF membership interests; Series #EINSTEIN membership interests; Series #HONUS membership interests; Series #75ALI membership interests; Series #BIRKINBOR membership interests; Series #SPIDER1 membership interests; Series #BATMAN3 membership interests; Series #ROOSEVELT membership interests; Series #ULYSSES membership interests; Series #56MANTLE membership interests; Series #AGHOWL membership interests; Series #18ZION membership interests; Series #SNOOPY membership interests; Series #APOLLO11 membership interests; Series #YOKO membership interests; Series #HIMALAYA membership interests; Series #55CLEMENTE membership interests; Series #BOND1 membership interests; Series #LOTR membership interests; Series #CATCHER membership interests; Series #SUPER21 membership interests; Series #GMTBLACK1 membership interests; Series #BIRKINTAN membership interests; Series #61JFK membership interests; Series #LINCOLN membership interests; Series #STARWARS1 membership interests; Series #56TEDWILL membership interests; Series #68MAYS membership interests; Series #CAPTAIN3 membership interests; Series #CHURCHILL membership interests; Series #SHKSPR4 membership interests; Series #03JORDAN membership interests; Series #39TEDWILL membership interests; Series #94JETER membership interests; Series #2020TOPPS membership interests; Series #86RICE membership interests; Series #05LATOUR membership interests; Series #16SCREAG membership interests; Series #14DRC membership interests; Series #57MANTLE membership interests; Series #SOBLACK membership interests; Series #GATSBY membership interests; Series #93DAYTONA membership interests; Series #09TROUT membership interests; Series #57STARR membership interests; Series #03KOBE2 membership interests; Series #SPIDER10 membership interests; Series #ALICE membership interests; Series #16PETRUS membership interests; Series #62MANTLE membership interests; Series #BATMAN6 membership interests; Series #79STELLA membership interests; Series #TKAM membership interests; Series #DIMAGGIO2 membership interests; Series #13BEAUX membership interests; Series #ANMLFARM membership interests; Series #00BRADY membership interests; Series #85NES membership interests; Series #04LEBRON membership interests; Series #69KAREEM membership interests; Series #59JFK membership interests; Series #GRAPES membership interests; Series #GOLDENEYE membership interests; Series #03LEBRON2 membership interests; Series #98KANGA membership interests; Series #06BRM membership interests; Series #MOONSHOE membership interests; Series #DUNE membership interests; Series #86FLEER membership interests; Series #WILDGUN membership interests; Series #03TACHE membership interests; Series #AVENGE57 membership interests; Series #99TMB2 membership interests; Series #13GIANNIS membership interests; Series #04MESSI membership interests; Series #BULLSRING membership interests; Series #70AARON membership interests; Series #96CHARZRD membership interests; Series #ICECLIMB membership interests; Series #01TIGER membership interests; Series #JUNGLEBOX membership interests; Series #09COBB membership interests; Series #96JORDAN2 membership interests; Series #FOSSILBOX membership interests; Series #59FLASH membership interests; Series #POKEBLUE membership interests; Series #DOMINOS membership interests; Series #PICNIC membership interests; Series #98GTA membership interests; Series #09CURRY membership interests; Series #09BEAUX membership interests; Series #KEROUAC membership interests; Series #62BOND membership interests; Series #71TOPPS membership interests; Series #DEATON membership interests; Series #98ZELDA membership interests; Series #03JORDAN2 membership interests; Series #91JORDAN membership interests; Series #17DUJAC membership interests; Series #MOSASAUR membership interests; Series #03LEBRON3 membership interests; Series #95TOPSUN membership interests; Series #OPEECHEE membership interests; Series #59BOND membership interests; Series #09TROUT2 membership interests; Series #ROCKETBOX membership interests; Series #94JORDAN membership interests; Series #85MJPROMO membership interests; Series #76PAYTON membership interests; Series #11BELAIR membership interests; Series #FANFOUR5 membership interests; Series #18LUKA membership interests; Series #MARADONA membership interests; Series #99CHARZRD membership interests; Series #96KOBE membership interests; Series #POKEYELOW membership interests; Series #POKELUGIA membership interests; Series #VANHALEN membership interests; Series #81MONTANA membership interests; Series #GYMBOX membership interests; Series #87JORDAN membership interests; Series #00MOUTON membership interests; Series #APPLE1 membership interests; Series #POKEMON2 membership interests; Series #GWLOTTO membership interests; Series #NICKLAUS1 membership interests; Series #85LEMIEUX membership interests; Series #SMB3 membership interests; Series #RIVIERA membership interests; Series #NEOBOX membership interests; Series #HUCKFINN membership interests; Series #56AARON membership interests; Series #WZRDOFOZ membership interests; Series #NEWTON membership interests; Series #POKERED membership interests; Series #WALDEN membership interests; Series #07DURANT membership interests; Series #AC23 membership interests; Series #TORNEK membership interests; Series #60ALI membership interests; Series #POKEMON3 membership interests; Series #DIMAGGIO3 membership interests; Series #09CURRY2 membership interests; Series #80ALI membership interests; Series #58PELE3 membership interests; Series #BATMAN2 membership interests; Series #85ERVING membership interests; Series #FLASH123 membership interests; Series #85GPK membership interests; Series #HGWELLS membership interests; Series #SANTANA membership interests; Series #CONGRESS membership interests; Series #66ORR membership interests; Series #01TIGER2 membership interests; Series #GRIFFEYJR membership interests; Series #87ZELDA membership interests; Series #01HALO membership interests; Series #EINSTEIN2 membership interests; Series #86JORDAN2 membership interests; Series #97KOBE membership interests; Series #XMEN94 membership interests; Series #TOPPSTRIO membership interests; Series #81BIRD membership interests; Series #THEROCK membership interests; Series #09RBLEROY membership interests; Series #METEORITE membership interests; Series #04MESSI2 membership interests; Series #XLXMEN1 membership interests; Series #03LEBRON5 membership interests; Series #SLASH membership interests; Series #89TMNT membership interests; Series #00BRADY2 membership interests; Series #NESWWF membership interests; Series #PUNK9670 membership interests; Series #18ALLEN membership interests; Series #CASTLEII membership interests; Series #BAYC601 membership interests; Series #60MANTLE membership interests; Series #PUNK8103 membership interests; Series #GHOST1 membership interests; Series #KIRBY membership interests; Series #03RONALDO membership interests; Series #BROSGRIMM membership interests; Series #MARX membership interests; Series #MEEB15511 membership interests; Series #90BATMAN membership interests; Series #09HARDEN membership interests; Series #SIMPSONS1 membership interests; Series #SPIDER129 membership interests; Series #93JETER membership interests; Series #NESDK3 membership interests; Series #BAYC7359 membership interests; Series #CURIO10 membership interests; Series #WILDTHING membership interests; Series #1776 membership interests; Series #MACALLAN1 membership interests; Series #98JORDAN2 membership interests; Series #BAYC9159 membership interests; Series #FANTASY7 membership interests; Series #SURFER4 membership interests; Series #WILT100 membership interests; Series #PENGUIN membership interests; Series #KARUIZAWA membership interests; Series #KOMBAT membership interests; Series #APPLELISA membership interests; Series #98MANNING membership interests; Series #GIJOE membership interests; Series #BEATLES1 membership interests; Series #SQUIG5847 membership interests; Series #PACQUIAO membership interests; Series #83JOBS membership interests; Series #BATMAN181 membership interests;  Series #PUNK5883 membership interests; Series #POPEYE membership interests; Series #SMB2 membership interests; Series #OBIWAN membership interests; Series #HAMILTON1 membership interests; Series #GIANNIS2 membership interests; Series #03SERENA membership interests; Series #86BONDS membership interests; Series #MOBYDICK membership interests; Series #BAYC4612 membership interests; Series #FORTNTIE membership interests; Series #IROBOT membership interests; Series #05RODGERS membership interests; Series #18OSAKA membership interests; Series #LEICAGOLDmembership interests; Series #IOMMI membership interests; Series #MARIO64 membership interests: Series #MARIO64 membership interests; Series #GWTW membership interests; Series

#NEWWORLD membership interests; Series #JAWA membership interests; Series #GWLETTER membership interests; Series #MARIOKART membership interests; Series #96KOBE2 membership interests; Series #BAYC8827 membership interests; Series #SHOWCASE4 membership interests; Series #MACALLAN2 membership interests; Series #DOOD6921 membership interests; Series #92TIGER membership interests; Series #HIRST1 membership interests; Series #BRADBURY membership interests; Series #BEATLES2 membership interests; Series #SKYWALKER membership interests; Series #85GPK2 membership interests; Series #GRIFFEY2 membership interests; Series #29HAALAND membership interests; Series #MEGALODON membership interests; Series #KELLER membership interests; Series #GODFATHER membership interests; Series #MAYC5750 membership interests; Series #SUPREMEPB membership interests; Series #MJTICKET membership interests; Series #COOLCAT membership interests; Series #BLASTOISE membership interests; Series #MACALLAN3 membership interests; Series #SUPERMAN6 membership interests; Series #MOONPASS membership interests; Series #90FANTASY membership interests

(Securities issued pursuant to Regulation A)

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

MASTER SERIES TABLE6

ITEM 1. DESCRIPTION OF BUSINESS87

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION95

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES47

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS112

ITEM 5. RELATED PARTY TRANSACTIONS58

ITEM 6. OTHER SIGNIFICANT INFORMATION133

ITEM 7.  FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

In this Annual Report on Form 1-K (the “Form 1-K”), references to “we,” “us,” “our,” “RSE Collection,” or the “Company” mean RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016. Terms that are capitalized but not defined herein shall have the meanings given to them in the Company’s Offering Statement on Form 1-A as filed with the U.S. Securities and Exchange Commission.

Unless otherwise indicated, information contained in this Form 1-K concerning our industry and the markets in which we operate is based on information from independent industry and research organizations and other third-party sources (including publications, surveys and forecasts), and management estimates. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information.

3

FORWARD LOOKING STATEMENT DISCLOSURE

This Form 1-K and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-K are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-K, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating, and financial performance may vary in material respects from the performance projected in these forward-looking statements.

For more information regarding the risks and uncertainties that we face, you should refer to the “Risk Factors” detailed in the Post-Qualification Amendment No. 34 to the offering statement on Form 1-A filed by the Company with the Securities and Exchange Commission (the “Commission”) and originally qualified on November 15, 2021 (the “Offering Statement”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Any forward-looking statement made by the Company in this Form 1-K or any documents incorporated by reference herein or therein speak only as of the date of this Form 1-K. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

4

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Form 1-K may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, and trade names or products in this Form 1-K is not intended to and does not imply a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Form 1-K may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

5

MASTER SERIES TABLE

The Company is managed by RSE Collection Manager, LLC (the “Manager”), a single member Delaware limited liability company formed on March 16, 2021, which is owned by Rally Holdings LLC, a Delaware limited liability company that serves as the asset manager for the collection of Collectible Assets (as defined below) owned by the Company and each series (“Rally Holdings” or the “Asset Manager”). The Company’s core business is the identification, acquisition, marketing and management of collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. All of the series of the Company shall collectively be referred to herein as the “Series” and the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series shall collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The offerings of the Interests shall collectively be referred to herein as the “Offerings.” There will be a separate Closing with respect to each Offering (each, a “Closing”). The Series assets referenced below shall be referred to herein, collectively, as the “Underlying Assets.” Any individuals, dealers or auction company that own an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset shall be referred to herein as an “Asset Seller.” We intend to distribute all Offerings of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”).

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof. This information will be referenced in the following sections when referring to the Master Series Table.

On December 31, 2024, the Company effectuated a merger (the “Merger”) with RSE Archive, LLC, a Delaware series limited liability company affiliated with the Company (“RSE Archive”), pursuant to which RSE Archive merged with and into the Company. See “Description of the Business – Merger with RSE Archive, LLC” for additional information. Following the Merger, each legacy series of RSE Archive became a Series of the Company.  The Master Series Table presents information concerning all Series of the Company after giving effect to the Merger, including Series originally associated with RSE Archive prior to the Merger, the offerings of which were qualified pursuant to that certain offering statement on Form 1-A filed by RSE Archive and originally qualified on October 11, 2019 (File No. 024-11057) (the “Archive Offering Statement”).

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (5)
#77LE1 (4)		(Not qualified in an Offering Statement)	1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443
#69BM1	8/10/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986

6

#85FT1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1985 Ferrari Testarossa	Sold - $185,000 Acquisition Offer Accepted on 12/21/2023	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	-$17,859
#88LJ1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Lamborghini Jalpa	Sold - $135,000 Acquisition Offer Accepted on 12/21/2023	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578
#55PS1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	-$3,357
#95BL1	5/24/2018	(Post-Qualification Amendment No. 5 to Offering Statement 1)	1995 BMW E36 M3 Lightweight	Sold - $130,000 Acquisition Offer Accepted on 12/21/2023	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	-$444
#89PS1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1989 Porsche 911 Speedster	Sold -$245,000 Acquisition Offer Accepted on 07/20/2022	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$2,021
#90FM1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1990 Ford Mustang 7Up Edition	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464

7

#83FB1	3/29/2018	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162
#98DV1	9/17/2018	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Dodge Viper GTS-R	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314
#06FS1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	2006 Ferrari F430 Spider "Manual"	Sold -$227,500 Acquisition Offer Accepted on 05/06/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000 (3)	$774
#93XJ1	3/29/2018	(Post-Qualification Amendment No. 4 to Offering Statement 1)	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	-$7,373
#02AX1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2002 Acura NSX-T	Sold -$137,000 Acquisition Offer Accepted on 12/21/2023	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944
#99LE1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1999 Lotus Esprit Sport 350	Sold - $85,000 Acquisition Offer Accepted on 8/22/2024	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770
#91MV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600

8

#92LD1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1992 Lancia Delta Integrale Evo "Martini 5"	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219
#94DV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841
#00FM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2000 Ford Mustang Cobra R	Sold -$60,000 Acquisition Offer Accepted on 04/16/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500 (3)	$862
#72MC1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474
#06FG1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2006 Ford GT	Sold -$365,000 Acquisition Offer Accepted on 06/09/2021	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198
#11BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517
#80LC1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	1980 Lamborghini Countach LP400 S Turbo	Sold - $1,181,250 Acquisition Offer Accepted on 3/13/2024	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216

9

#02BZ1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2002 BMW Z8	Sold - $205,000 Acquisition Offer Accepted on 12/21/2023	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620
#88BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1988 BMW E30 M3	Sold - $141,000 Acquisition Offer Accepted on 12/21/2023	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226
#63CC1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553
#76PT1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1976 Porsche 911 Turbo Carrera	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793
#75RA1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732
#65AG1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903
#93FS1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1993 Ferrari 348TS Serie Speciale	Sold -$147,500 Acquisition Offer Accepted on 05/17/2022	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272

10

#61JE1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858
#90MM1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1990 Mazda Miata MX-5	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918
#65FM1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966
#88PT1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1988 Porsche 944 Turbo S	Sold - $62,000 Acquisition Offer Accepted on 12/21/2023	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	-$2,214
#94LD1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1994 Lamborghini Diablo SE30 Jota	Sold - $975,000 Acquisition Offer Accepted on 9/13/2024	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251
#99SS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815
#94FS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669

11

#61MG1	3/6/2019	(Post-Qualification Amendment No. 11 to Offering Statement 1)	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613
#92CC1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875
#89FT1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1989 Ferrari Testarossa	Sold -$330,000 Acquisition Offer Accepted on 04/25/2022	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	-$400
#80PN1	10/23/2019	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1980 Porsche 928	Sold - $58,000 Acquisition Offer Accepted on 12/21/2023	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	-$4,030
#89FG2	10/23/2019	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1989 Ferrari 328 GTS	Sold -$180,000 Acquisition Offer Accepted on 08/18/2022	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719
#88LL1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 Lamborghini LM002	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115

12

#03SS1	12/9/2019	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2003 Saleen S7	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000 (3)	$29,638
#MEEB11275	12/6/2021	(Post-Qualification Amendment No. 1 to Offering Statement 2)	Number 11275 Elephant Meebit NFT	Closed	12/6/2021	1/10/2022	$8.00	20,000	$160,000 (3)	$16,139
#82TAYLOR	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	Closed	12/13/2021	1/10/2022	$6.50	2,000	$13,000 (3)	$1,538
#HOLMES	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	Closed	12/13/2021	1/10/2022	$10.00	2,500	$25,000 (3)	$3,458
#HULK180	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	Closed	12/13/2021	1/10/2022	$4.20	10,000	$42,000 (3)	$4,342
#05JAYZ	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	Closed	12/20/2021	1/10/2022	$5.00	3,700	$18,500 (3)	$1,459

13

#JUSTINIAN	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	Closed	12/20/2021	1/10/2022	$9.00	2,000	$18,000 (3)	$1,720
#67ICEBOWL	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1967 Full Ticket from the Ice Bowl graded PSA 8	Closed	12/27/2021	1/14/2022	$5.00	2,000	$10,000 (3)	$1,262
#DKCOUNTRY	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	Closed	12/27/2021	1/14/2022	$6.00	3,000	$18,000 (3)	$3,162
#FALCON	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	Closed	12/27/2021	1/14/2022	$5.00	10,000	$50,000 (3)	$5,420
#MARIOWRLD	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1991 SNES Super Mario World Video Game graded Wata 9.4 A	Closed	12/13/2021	1/18/2022	$5.00	33,000	$165,000 (3)	$17,264
#82AV1	11/15/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1982 Aston Martin V8 Vantage 'Oscar India'	Closed	11/16/2021	2/7/2022	$20.00	14,875	$297,500 (3)	$2,530

14

#SUPERBWL1	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	1967 Super Bowl I Full Ticket graded PSA 5	Closed	2/9/2022	3/2/2022	$6.00	4,000	$24,000 (3)	$3,079
#MEEB7985	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	Closed	2/9/2022	3/2/2022	$5.00	7,600	$38,000 (3)	$2,574
#BONDWATCH	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	Closed	12/20/2021	3/22/2022	$4.00	20,000	$80,000 (3)	$3,320
#95FF1	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1995 Ferrari 355 Spider	Closed	12/27/2021	3/22/2022	$10.00	12,000	$120,000 (3)	$3,862
#MAYC857	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	Closed	2/9/2022	3/23/2022	$5.00	10,800	$54,000 (3)	$3,893
#PUNK2981	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2981 CryptoPunk NFT with Welding Goggles	Closed	2/18/2022	3/22/2022	$5.00	62,000	$310,000 (3)	$13,975
#WOW2221	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2221 World of Women NFT with Golden Bib Necklace	Closed	2/18/2022	3/30/2022	$7.00	4,000	$28,000 (3)	$1,193

15

#NIKON1	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1949 Nikon One Camera in Condition ‘B/A’	Closed	2/18/2022	4/8/2022	$4.00	7,000	$28,000 (3)	$2,720
#LOTF	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1954 1st Edition copy Lord of the Flies by William Golding	Closed	3/14/2022	4/8/2022	$7.00	2,000	$14,000 (3)	$1,568
#DOOD6778	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6778 Doodle NFT with Holographic Mohawk	Closed	3/30/2022	4/8/2022	$5.00	6,000	$30,000 (3)	$340
#BAKC7820	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 7820 Bored Ape Kennel Club NFT with Jetpack	Closed	2/18/2022	4/20/2022	$5.00	6,200	$31,000 (3)	$847
#NBAJAM	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1994 Sega Genesis NBA Jam Video Game graded Wata 9.8 A++	Closed	3/14/2022	4/20/2022	$5.00	9,400	$47,000 (3)	$3,338
#SANDBOX1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	The Sandbox ESTATE with a bundle of 9 LAND NFTs	Closed	3/30/2022	5/3/2022	$5.00	21,000	$105,000 (3)	$1,175
#WOW6586	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6586 World of Women NFT with Golden Skin Tone	Closed	3/30/2022	5/3/2022	$5.00	10,400	$52,000 (3)	$711

16

#AZUKI6704	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6704 Azuki NFT with Glowing Eyes	Closed	3/30/2022	5/3/2022	$5.00	6,400	$32,000 (3)	$228
#58PELE4	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1958 Pele World Cup Debut Ticket Stub graded PSA 1.5	Closed	4/4/2022	5/14/2022	$6.00	8,000	$48,000 (3)	$4,420
#OBAMABALL	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony	Closed	3/30/2022	5/14/2022	$10.00	10,500	$105,000 (3)	$3,563
#BART	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Bart Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#HOMER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Homer Sketch graded PSA 10	Closed	4/4/2022	5/14/2022	$7.00	3,000	$21,000 (3)	$2,290
#SI1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1954 Sports Illustrated #1 graded CGC 9.8	Closed	4/11/2022	5/14/2022	$2.00	5,000	$10,000 (3)	$1,100
#GOLD1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Alaska Gold Nugget weighing 172 grams	Closed	4/11/2022	5/14/2022	$4.00	4,000	$16,000 (3)	$766

17

#VERSTAPP1	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5	Closed	3/14/2022	5/24/2022	$8.00	4,000	$32,000 (3)	$1,178
#96TIGER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10	Closed	4/4/2022	5/24/2022	$5.00	11,000	$55,000 (3)	$4,313
#88ZELDA	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1988 NES Zelda II: The Adventure of Link Video Game graded WATA 9.8 A+	Closed	4/11/2022	5/24/2022	$5.00	12,000	$60,000 (3)	$4,300
#STARWARS3	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE	Closed	3/30/2022	5/24/2022	$10.00	2,600	$26,000 (3)	$1,840
#YEEZY	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	Complete Collection of Yeezy 350 Sneakers (2015-2020)	Closed	4/4/2022	5/24/2022	$8.00	5,000	$40,000 (3)	$6,276
#MAYC9114	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket	Closed	3/30/2022	5/27/2022	$5.00	17,500	$87,500 (3)	$1,066

18

#VFRNDS1	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	VeeFriends Original Sharing Squirrel Drawing by Gary Vee	Closed	4/4/2022	6/12/2022	$10.00	27,500	$275,000 (3)	$19,642
#MBIRD2754	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	Number 2754 Moonbird NFT with Raincloud Headwear	Closed	5/16/2022	6/16/2022	$5.00	12,000	$60,000 (3)	-$17,964
#VEEFRND1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	VeeFriends Energetic Electric Eel NFT with Rare Admission Attribute	Closed	5/16/2022	6/16/2022	$5.00	6,720	$33,600 (3)	-$6,841
#TREASURE	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1883 First Edition copy of Treasure Island By Robert Stevenson	Closed	2/18/2022	6/16/2022	$5.00	4,500	$22,500 (3)	$2,244
#MACWORLD1	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	Sold - $245,000 Acquisition Offer Accepted on 09/07/2024	12/20/2021	6/16/2022	$11.25	20,000	$225,000 (3)	$17,673
#KENNERSET	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1978 Kenner Star Wars Early Bird Set graded AFA 75	Closed	5/16/2022	6/16/2022	$10.00	1,250	$12,500 (3)	$1,024

19

#LEDZEPP1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett	Closed	4/11/2022	6/16/2022	$6.00	8,000	$48,000 (3)	$4,420
#VEEVIPER	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	2022 Gary Vee Original Veecon Exclusive Viper Drawing authenticated by PSA	Closed	5/16/2022	6/17/2022	$5.00	15,000	$75,000 (3)	$2,779
#BEEPLE1	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	Number #163/207 Into the Ether Beeple Everydays 2020 Collection NFT	Closed	5/16/2022	6/28/2022	$5.00	13,600	$68,000 (3)	-$8,896
#WARHOL1	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250	Closed	5/16/2022	6/28/2022	$10.00	17,000	$170,000 (3)	$3,359
#GAMEBOY	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	1989 Factory Sealed Nintendo Game Boy graded VGA 85	Closed	6/21/2022	7/25/2022	$5.00	4,500	$22,500 (3)	$866
#CROESUS	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	561-546 BC First Gold Coin graded NGC CH XF	Closed	6/21/2022	8/1/2022	$8.00	8,000	$64,000 (3)	$4,355

20

#SACHS1	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	Tom Sachs Rocket Factory "Gamechanger" NFT with USPS Brand	Closed	5/16/2022	8/1/2022	$10.00	2,150	$21,500 (3)	-$4,346
#32RUTH	5/16/2022	(Post-Qualification Amendment No. 15 to Offering Statement 2)	1932 Babe Ruth Called Shot Ticket Stub graded PSA 6	Closed	5/16/2022	8/1/2022	$5.00	19,000	$95,000 (3)	$7,738
#ELON1	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	Elon Musk Signed Dollar Bill authenticated by PSA	Closed	7/5/2022	8/1/2022	$2.00	3,750	$7,500 (3)	$207
#105.ETH	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	the 105.eth ENS Domain	Closed	6/21/2022	8/19/2022	$4.00	10,000	$40,000 (3)	$0
#R2D2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	2,000	$10,000 (3)	$1,056
#VADER	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1977 Star Wars Unpunched Darth Vader Action Figure graded CAS 85	Closed	7/5/2022	8/19/2022	$5.00	1,500	$7,500 (3)	$287
#WARHOL2	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1969 Oyster Stew Campbell’s Soup II Signed and Stamp-Numbered Andy Warhol Print	Closed	7/5/2022	8/19/2022	$10.00	6,500	$65,000 (3)	$909

21

#JEKYLL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1886 First Edition copy of Strange Case of Dr Jekyll and Mr Hyde by Robert Stevenson	Closed	8/2/2022	8/26/2022	$4.00	5,000	$20,000 (3)	$2,169
#BUFFETT1	6/21/2022	(Post-Qualification Amendment No. 20 to Offering Statement 2)	2000 Annual Berkshire Hathaway Inc. Shareholders Meeting Guide Signed by Warren Buffett	Closed	6/21/2022	8/26/2022	$3.00	5,000	$15,000 (3)	$351
#DRACULA10	5/16/2022	(Post-Qualification Amendment No. 19 to Offering Statement 2)	1973 Tomb of Dracula #10 Comic Book published by Marvel graded CGC 9.8	Closed	5/16/2022	8/26/2022	$10.00	4,000	$40,000 (3)	$3,220
#PAPPY1	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	Collection of 10, 12, 13, 15, 20, and 23 Year Old Pappy Van Winkle Bourbon	Closed	8/2/2022	8/26/2022	$7.00	2,000	$14,000 (3)	-$567
#1857COIN	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66	Closed	7/5/2022	8/26/2022	$5.00	5,000	$25,000 (3)	$587
#94CSI	5/16/2022	(Post-Qualification Amendment No. 18 to Offering Statement 2)	1994 BMW 850CSi	Sold - $120,000 Acquisition Offer Accepted on 3/3/2023	5/16/2022	10/3/2022	$14.25	10,000	$142,500 (3)	$8,814
#ANDYPELE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1977 Andy Warhol Pelé Polaroid Portrait Photo	Closed	8/2/2022	10/3/2022	$4.00	6,500	$26,000 (3)	$363

22

#BOBAFETT	8/22/2022	(Post-Qualification Amendment No. 24 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Action Figure graded AFA 85	Closed	8/12/2022	10/3/2022	$10.00	2,600	$26,000 (3)	$1,517
#ELVIS	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8	Closed	4/11/2022	10/3/2022	$8.00	5,000	$40,000 (3)	$3,700
#GBOYCOLOR	7/5/2022	(Post-Qualification Amendment No. 21 to Offering Statement 2)	1998 Factory Sealed Nintendo Game Boy Color graded VGA 85	Closed	7/5/2022	10/3/2022	$4.00	1,625	$6,500 (3)	$197
#JETFIRE	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1985 Transformers Jetfire Fighter Jet graded AFA 85	Closed	8/2/2022	10/3/2022	$5.00	1,700	$8,500 (3)	$736
#POPEBALL	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	2022 Baseball Signed by Pope Francis	Closed	8/2/2022	11/2/2022	$4.00	4,750	$19,000 (3)	$146
#RABBIT	8/2/2022	(Post-Qualification Amendment No. 22 to Offering Statement 2)	1901 First Edition copy of The Tale of Peter Rabbit by Beatrix Potter	Closed	8/2/2022	11/2/2022	$4.60	10,000	$46,000 (3)	$4,259
#54AARON	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5	Sold - $120,000 Acquisition Offer Accepted on 9/25/2024	9/19/2022	11/2/2022	$10.00	17,000	$170,000 (3)	-$245

23

#GRATEFUL1	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1966 Grateful Dead Skeleton & Roses Concert Poster graded CGC 9.6	Closed	9/19/2022	12/13/2022	$10.00	12,500	$125,000 (3)	$11,913
#BOBAPROTO	9/19/2022	(Post-Qualification Amendment No. 25 to Offering Statement 2)	1979 Kenner Star Wars Boba Fett Rocket-Firing L-Slot Prototype Action Figure graded AFA 80	Closed	9/19/2022	12/13/2022	$10.00	15,000	$150,000 (3)	$7,558
#ARSHAM1 (7)	2/27/2023	(Post-Qualification Amendment No. 27 to Offering Statement 2)	1963 Arsham Studio Stone Island Mercedes-Benz Unimog 404	Closed	2/27/2023	5/16/2023	$20.00	6,750	$135,000 (3)	$11,478
1941 Captain America Comics #1 Comic Book published by Timely Comics graded CGC 5.5				Cancelled (6)

2022 Jean-Michel Basquiat Superhero Print Portfolio Stamp-Numbered 7/85 and signed by Lisane Basquiat and Jeanine Heriveaux, the artist’s sisters and administrators of the Estate of Jean-Michel Basquiat

				Cancelled (6)
#BATMAN	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	Sold -$2,000,000 Acquisition Offer Accepted on 1/30/2023	2/18/2022	1/25/2023	$10.00	144,000 / 180,000	$1,440,000 / $1,800,000	$67,900
Number 7387 Doodle NFT with Pink Long Hair				Cancelled (6)
Number 8467 Azuki NFT with Blue Tassel Ear				Cancelled (6)
The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs				Cancelled (6)
Number 5028 CrypToadz NFT with Swamp Single Bun Head				Cancelled (6)
Number 3079 CrypToadz NFT with 3D Eyes				Cancelled (6)
Decentraland Estate 2X2 Bundle with 4 LAND NFTs				Cancelled (6)

24

1939 First Edition copy of Alcoholics Anonymous by Bill Wilson				Cancelled (6)
#1973 Iron Man #55 Comic Book published by Marvel graded CGC 9.8				Cancelled (6)
1966 Fantastic Four #48 Comic Book published by Marvel graded CGC 9.4				Cancelled (6)
Worldwide Webb Land Large Apartment 8325 NFT				Cancelled (6)
1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8				Cancelled (6)
1963 Amazing Spider-Man Comic Book				Cancelled (6)
Dryosaurus skeleton excavated from the Bone Cabin Quarry in Laramie, Wyoming in 2021				Cancelled (6)
1982 Hasbro G.I. Joe Commando Snake Eyes Action Figure graded AFA 80				Cancelled (6)
1929 1st Edition copy of A Farewell To Arms by Ernest Hemingway				Cancelled (6)
1971 Apollo 14 Flown King James Bible carried to the Moon by astronaut Edgar Mitchell				Cancelled (6)
#SCARFACE	8/22/2022	(Post-Qualification Amendment No. 23 to Offering Statement 2)	Al Pacino Screen Worn Tuxedo from Scarface	Closed	8/22/2022	4/25/2024	$10.00	2,000	$20,000 (3)	$917
1860 Abraham Lincoln Signed Telegraph Company Check				Cancelled (6)
1949 1st Edition copy of Nineteen Eighty-Four by George Orwell				Cancelled (6)
1996 Rosso Corsa Ferrari 355 Gran Turismo Berlinetta				Cancelled (6)
2021 Mercedes AMG GT Black Series One Edition				Cancelled (6)
1996 Rosso Corsa Ferrari 355 Gran Turismo Berlinetta				Cancelled (6)

25

#ARSHAM2 (7)	3/20/2024	(Post-Qualification Amendment No. 32 to Offering Statement 2)	1991 Daniel Arsham x RAUGH-Welt BEGRIFF Porsche 964 “RWBA” Slant Nose	Closed	3/20/2024	4/25/2024	$10.00	31,500	$315,000 (3)	$8,150
#LEBRON	5/21/2024	(Post-Qualification Amendment No. 33 to Offering Statement 2)	A collection of ten (10) LeBron James game worn Los Angeles Lakers jerseys	Closed	5/21/2024	7/22/2024	$10.00	50,000	$500,000 (3)	$41,300
#94VTTT	9/27/2024	(Post-Qualification Amendment No. 34 to Offering Statement 2)	1994 Lamborghini Diablo Vicious Traction Twin Turbo	Closed	9/27/2024	10/31/2024	$20.00	29,500	$590,000 (3)	$1,750
#52MANTLE (8)	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1952 Topps #311 Mickey Mantle Card	Closed	10/18/2019	10/25/2019	$13.20	10,000 (8)	$132,000 (3)	$3,090
#71MAYS	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1971 Willie Mays Jersey	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830
#RLEXPEPSI	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	Rolex GMT Master II 126710BLRO	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22

26

#10COBB	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1910 E98 Ty Cobb Card	Sold - $27,083 Acquisition Offer Accepted on 08/29/2024	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510
#POTTER	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1997 First Edition Harry Potter	Sold - $132,500 Acquisition Offer Accepted on 02/01/2024	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	-$510
#TWOCITIES	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition A Tale of Two Cities	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55
#FROST	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition A Boy's Will	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865
#BIRKINBLEU	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Bleu Saphir Lizard Hermès Birkin	Sold - $68,000 Acquisition Offer Accepted on 4/9/2025	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170
#SMURF	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Rolex Submariner Date "Smurf" Ref. 116619LB	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905

27

#70RLEX	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1970 Rolex Ref. 5100 Beta 21	Sold - $30,000 Acquisition Offer Accepted on 12/19/2023	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50
#EINSTEIN	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition of Philosopher-Scientist	Closed	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$855
#HONUS	11/27/2019	(Post-Qualification Amendment No. 2 to Archive Offering Statement)	1909-1911 T206 Honus Wagner Card	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572
#75ALI	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	Closed	12/19/2019	12/29/2019	$46.00	1,000	$46,000 (3)	-$10
#71ALI	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1971 “Fight of the Century” Contract	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090
#APROAK	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	Sold - $110,000 Acquisition Offer Accepted on 06/25/2021	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	-$63

28

#88JORDAN	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	1988 Michael Jordan Nike Air Jordan III Sneakers	Sold - $61,500 Acquisition Offer Accepted on 12/02/2022	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230
#BIRKINBOR	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225
#33RUTH	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1933 Goudey #144 Babe Ruth Card	Sold - $180,000 Acquisition Offer Accepted on 06/02/2024	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603
#SPIDER1	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230
#BATMAN3	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1940 D.C. Comics Batman #3 CGC NM 9.4	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585
#ULYSSES	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1935 First Edition Ulysses	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695

29

#ROOSEVELT	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition African Game Trails	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008
#56MANTLE	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1956 Topps #135 Mickey Mantle Card	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	-$650
#AGHOWL	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition Howl and Other Poems	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810
#98JORDAN	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	1998 Michael Jordan Jersey	Sold - $165,000 Acquisition Offer Accepted on 05/11/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160
#18ZION	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	2018 Zion Williamson Adidas James Harden Sneakers	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200
#SNOOPY	11/27/2019	(Post-Qualification Amendment No. 2 to Archive Offering Statement)	2015 Omega Speedmaster Moonwatch	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	-$55

30

#APOLLO11	11/1/2019	(Post-Qualification Amendment No. 1 to Archive Offering Statement)	Apollo 11 Crew-Signed New York Times Cover	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130
#24RUTHBAT	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	1924 George "Babe" Ruth Professional Model Bat	Sold - $270,000 Acquisition Offer Accepted on 03/21/2022	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	-$513
#YOKO	10/11/2019	(Pre-Qualification Amendment No. 2 to Archive Offering Statement)	First Edition Grapefruit	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840
#86JORDAN	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1986 Fleer #57 Michael Jordan Card	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600
#HULK1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1962 The Incredible Hulk #1 CGC VF 8.0	Sold - $116,000 Acquisition Offer Accepted on 07/19/2021	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143
#RUTHBALL1 (8)	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1934-39 Official American League Babe Ruth Single Signed Baseball	Liquidated	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510

31

#HIMALAYA	12/18/2019	(Post-Qualification Amendment No. 3 to Archive Offering Statement)	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300
#38DIMAGGIO	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	Sold - $41,409 Acquisition Offer Accepted on 08/29/2024	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680
#55CLEMENTE	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520
#LOTR	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10
#CATCHER	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1951 First Edition, First Issue The Catcher in the Rye	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25
#BOND1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1953 First Edition, First Issue Casino Royale	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510

32

#SUPER21	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1943 Superman #21 CGC VF/NM 9.0 comic book	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615
#BATMAN1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	Sold - $103,950 Acquisition Offer Accepted on 10/3/2022	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658
#BIRKINTAN	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520
#GMTBLACK1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	Rolex 18k Yellow Gold GMT-Master ref. 16758	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520
#61JFK	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520
#POKEMON1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	Sold - $260,005 Acquisition Offer Accepted on 06/02/2024	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213

33

#50JACKIE	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1950 Bowman #22 Jackie Robinson Card	Sold - $13,000 Acquisition Offer Accepted on 10/07/2020	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$100
#LINCOLN	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1864 Signed, Vignetted Portrait of Abraham Lincoln	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900
#STARWARS1	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1977 Star Wars #1 CGC VF/NM 9.0 comic book	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980
#68MAYS	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510
#56TEDWILL	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1956 Ted Williams Game-Worn Red Sox Home Jersey	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825
#TMNT1	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	Sold - $100,000 Acquisition Offer Accepted on 06/07/2021	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$4,250

34

#CAPTAIN3	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464
#51MANTLE	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1951 Bowman #253 Mickey Mantle Card	Sold - $65,000 Acquisition Offer Accepted on 04/15/2022	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060
#CHURCHILL	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25
#SHKSPR4	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282
#03KOBE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	Sold - $43,500 Acquisition Offer Accepted on 12/23/2024	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400
#03LEBRON	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	Sold - $56,000 Acquisition Offer Accepted on 01/31/2022	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560

35

#03JORDAN	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490
#39TEDWILL	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	-$1,130
#94JETER	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450
#2020TOPPS	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100
#FANFOUR1	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	Sold - $126,000 Acquisition Offer Accepted on 06/14/2021	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563
#85MARIO	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	Sold - $2,000,000 Acquisition Offer Accepted on 08/09/2021	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775

36

#TOS39	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1963 Tales of Suspense #39 CGC NM 9.4 comic book	Sold - $240,000 Acquisition Offer Accepted on 01/31/2022	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038
#DAREDEV1	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1964 Daredevil #1 CGC VF/NM 9.0 comic book	Sold - $22,080 Acquisition Offer Accepted on 07/26/2021	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985
#05LATOUR	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	One case of twelve (12) 75cl bottles of 2005 Château Latour	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161
#16SCREAG	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566
#14DRC	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380
#86RICE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1986 Topps #161 Jerry Rice Rookie Card	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,670

37

#57MANTLE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1957 Topps #95 Mickey Mantle Card	Closed	9/6/2020	9/21/2020	$1.00	8,000	$8,000 (3)	-$1,182
#FAUBOURG	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	Sold - $175,000 Acquisition Offer Accepted on 5/22/2023	9/9/2020	9/21/2020	$75.00	2,000	$150,000 (3)	$31,675
#SOBLACK	4/30/2020	(Post-Qualification Amendment No. 6 to Archive Offering Statement)	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	Closed	9/10/2020	10/1/2020	$56.00	1,000	$56,000 (3)	$4,087
#GATSBY	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	Closed	9/14/2020	10/1/2020	$50.00	4,000	$200,000 (3)	$10,800
#93DAYTONA	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	Closed	9/24/2020	10/1/2020	$21.00	2,000	$42,000 (3)	$3,480
#09TROUT	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card	Closed	9/28/2020	10/8/2020	$20.00	11,250	$225,000 (3)	-$4,540

38

#57STARR	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1957 Topps #119 Bart Starr Rookie Card	Closed	9/16/2020	10/8/2020	$1.00	8,000	$8,000 (3)	-$1,182
#AF15	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1962 Amazing Fantasy #15 CGC VF 8.0 comic book	Sold - $240,000 Acquisition Offer Accepted on 06/07/2021	10/9/2020	10/19/2020	$25.00	8,000	$200,000 (3)	$6,900
#03KOBE2	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 11)	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS MINT 9	Closed	10/6/2020	10/22/2020	$4.00	5,750	$23,000 (3)	$641
#JOBSMAC	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1986 Macintosh Plus Computer Signed by Steve Jobs	Sold - $150,000 Acquisition Offer Accepted on 08/29/2024	10/10/2020	10/22/2020	$10.00	5,000	$50,000 (3)	$13,168

39

#16PETRUS	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 9 to Archive Offering Statement)	Two cases of six (6) 75cl bottles of 2016 Château Petrus	Closed	8/29/2020	11/3/2020	$5.00	9,000	$45,000 (3)	$5,214
#ALICE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	Closed	9/6/2020	11/3/2020	$1.00	12,000	$12,000 (3)	$1,480
#SPIDER10	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book	Closed	9/6/2020	11/3/2020	$5.00	4,200	$21,000 (3)	$1,688
#62MANTLE	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	Closed	10/19/2020	11/4/2020	$25.00	6,000	$150,000 (3)	$14,775
#BATMAN6	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1941 Batman #6 CGC NM 9.4 comic book	Closed	10/21/2020	11/4/2020	$13.50	2,000	$27,000 (3)	$2,330

40

#CLEMENTE2	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1959 Roberto Clemente Signature Model Bat	Sold - $72,500 Acquisition Offer Accepted on 09/15/2024	9/29/2020	11/9/2020	$35.00	2,000	$70,000 (3)	$8,173
#SUPER14	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1942 Superman #14 CGC NM 9.4 comic book	Sold - $156,000 Acquisition Offer Accepted on 08/03/2021	11/6/2020	11/16/2020	$25.00	5,200	$130,000 (3)	$7,125
#79STELLA	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date	Closed	10/5/2020	11/16/2020	$5.00	13,800	$69,000 (3)	$5,693
#TKAM	6/8/2020	(Post-Qualification Amendment No. 7 to Archive Offering Statement)	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	Closed	10/26/2020	11/16/2020	$16.00	2,000	$32,000 (3)	$1,980
#DIMAGGIO2	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	Rolex Oyster Perpetual Datejust presented to Joe DiMaggio	Closed	11/10/2020	11/18/2020	$10.50	2,000	$21,000 (3)	$2,036
#13BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	11/10/2020	11/23/2020	$5.00	5,100	$25,500 (3)	$2,124

41

#88MARIO	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1988 NES Super Mario Bros. 2 Wata 9.8 A+ Video Game	Sold - $60,000 Acquisition Offer Accepted on 12/29/2020	11/12/2020	11/23/2020	$15.00	2,000	$30,000 (3)	$3,600
#ANMLFARM	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	First Edition, First printing of Animal Farm by George Orwell	Closed	11/16/2020	11/23/2020	$10.00	1,000	$10,000 (3)	$434
#NASA1	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	Sold - $349,627 Acquisition Offer Accepted on 04/25/2024	10/25/2020	11/25/2020	$30.00	10,000	$300,000 (3)	$39,763
#00BRADY	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 14 to Archive Offering Statement)	2000 Playoff Contenders #144 Tom Brady Autograph Rookie Card graded BGS MINT 9	Closed	11/19/2020	11/30/2020	$12.00	3,750	$45,000 (3)	$8,298

42

#85NES	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1985 NES Duck Hunt Wata 9.2 NS Video Game and a 1985 NES Gyromite Wata 9.0 NS Video Game	Closed	11/17/2020	11/30/2020	$4.00	8,000	$32,000 (3)	$4,321
#JUSTICE1	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1960 Justice League of America #1 CGC NM+ 9.6 comic book	Sold - $225,000 Acquisition Offer Accepted on 06/01/2022	11/18/2020	12/7/2020	$43.00	5,000	$215,000 (3)	$20,638
#69KAREEM	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1969 Topps Basketball #25 Lew Alcindor Rookie Card graded PSA NM-MT 8	Closed	11/23/2020	12/7/2020	$11.00	2,500	$27,500 (3)	$2,896
#59JFK	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy	Closed	11/25/2020	12/7/2020	$13.00	2,000	$26,000 (3)	$1,538
#04LEBRON	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	2004-05 Upper Deck Exquisite Collection Extra Exquisite Jerseys Autographs #LJ LeBron James Card graded BGS GEM MINT 9.5	Closed	10/29/2020	12/7/2020	$10.00	5,000	$50,000 (3)	$4,371

43

#85JORDAN	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	Sold - $275,000 Acquisition Offer Accepted on 03/05/2024	11/8/2020	12/7/2020	$25.00	10,000	$250,000 (3)	$5,025
#GOLDENEYE	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1997 N64 GoldenEye 007 Wata 9.6 A++ Video Game	Closed	11/24/2020	12/14/2020	$5.00	5,000	$25,000 (3)	$808
#MOONSHOE	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	Original pair of Nike "Moon Shoe" sneakers	Closed	11/25/2020	12/14/2020	$10.00	18,000	$180,000 (3)	$26,250
#03LEBRON2	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2003-04 Topps Chrome Refractors LeBron James Rookie card graded BGS Pristine 10	Closed	11/30/2020	12/14/2020	$20.00	5,000	$100,000 (3)	$7,523
#GRAPES	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck	Closed	12/1/2020	12/14/2020	$19.50	2,000	$39,000 (3)	$6,408
#34GEHRIG	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	Sold - $86,000 Acquisition Offer Accepted on 03/31/2024	12/3/2020	12/14/2020	$7.00	5,000	$35,000 (3)	$3,845

44

#98KANGA	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10	Closed	12/2/2020	12/14/2020	$8.00	21,250	$170,000 (3)	$16,425
#06BRM	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno	Closed	12/7/2020	12/14/2020	$10.00	1,850	$18,500 (3)	$1,351
#DUNE	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	Closed	12/10/2020	12/22/2020	$13.25	1,000	$13,250 (3)	$1,418
#86FLEER	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE	Closed	12/7/2020	12/22/2020	$10.00	16,500	$165,000 (3)	$14,666
#WILDGUN	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1985 NES Wild Gunman Wata 9.2 A+ Video Game	Closed	12/15/2020	12/22/2020	$7.00	4,000	$28,000 (3)	$2,591
#58PELE2	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1958 Editora Aquarela Pelé Card graded PSA NM 7	Sold - $62,000 Acquisition Offer Accepted on 02/26/2021	12/16/2020	12/22/2020	$5.00	5,300	$26,500 (3)	$1,930

45

#18LAMAR	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2018 National Treasures Red Lamar Jackson Rookie Card graded BGS NM-MT+ 8.5	Sold - $88,500 Acquisition Offer Accepted on 12/29/2020	12/7/2020	12/29/2020	$8.00	7,750	$62,000 (3)	$5,875
#13GIANNIS	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2013 Panini Flawless Giannis Antetokounmpo Rookie card graded BGS GEM MINT 9.5	Closed	12/19/2020	1/13/2021	$5.00	5,000	$25,000 (3)	$4,023
#AVENGERS1	7/20/2020	(Post-Qualification Amendment No. 8 to Archive Offering Statement)	1963 Avengers #1 CGC NM + 9.6 comic book	Sold - $325,000 Acquisition Offer Accepted on 07/09/2021	12/16/2020	1/13/2021	$54.00	5,000	$270,000 (3)	$14,675
#04MESSI	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5	Closed	12/21/2020	1/13/2021	$5.00	9,000	$45,000 (3)	$3,403
#AVENGE57	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book	Closed	12/2/2020	1/13/2021	$1.00	20,000	$20,000 (3)	$1,698
#03TACHE	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	Four cases of three (3) bottles of 2003 La Tâche, Domaine de la Romanée-Conti	Closed	11/17/2020	1/13/2021	$5.00	15,600	$78,000 (3)	$5,699

46

#99TMB2	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1999 Pokémon Japanese Promo Tropical Mega Battle No. 2 Trainer Card graded PSA AUTHENTIC	Closed	12/14/2020	1/13/2021	$6.00	10,000	$60,000 (3)	$8,000
#PUNCHOUT	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	Sold – $100,000 Acquisition Offer Accepted on 05/02/2024	12/22/2020	1/13/2021	$9.00	10,000	$90,000 (3)	$7,825
#BULLSRING	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps	Closed	12/19/2020	1/13/2021	$10.00	30,000	$300,000 (3)	$44,008
#70AARON	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1970 Topps Hank Aaron card graded PSA GEM MINT 10	Closed	12/23/2020	1/13/2021	$3.00	6,000	$18,000 (3)	$598
#96CHARZRD	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9	Closed	12/27/2020	1/13/2021	$10.00	6,500	$65,000 (3)	$5,304
#01TIGER	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	2001 SP Authentic #45 Tiger Woods Autographed Rookie Card graded BGS GEM MINT 9.5	Closed	12/30/2020	1/13/2021	$10.00	1,850	$18,500 (3)	$1,615

47

#ICECLIMB	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1985 NES Ice Climber Wata 9.0 A video game	Closed	12/28/2020	1/13/2021	$8.00	10,000	$80,000 (3)	$7,958
#09COBB	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1909-11 T206 Sweet Caporal Ty Cobb card graded PSA NM 7	Closed	1/6/2021	1/19/2021	$4.00	8,000	$32,000 (3)	$2,980
#51HOWE	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8	Sold - $52,000 Acquisition Offer Accepted on 01/28/2022	1/5/2021	1/19/2021	$9.00	5,000	$45,000 (3)	$3,445
#96JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Michael Jordan Playoff Worn and Dual Signed ‘Player Sample’ Air Jordan 11’s	Closed	1/11/2021	1/19/2021	$5.00	10,800	$54,000 (3)	$3,691
#JUNGLEBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1999 Pokémon Jungle 1st Edition Booster Box	Closed	1/3/2021	1/19/2021	$5.00	6,900	$34,500 (3)	$2,955
#59FLASH	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1959 The Flash #105 comic book graded NM 9.4 by CGC	Closed	1/12/2021	1/25/2021	$6.50	10,000	$65,000 (3)	$5,129

48

#FOSSILBOX	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1999 Pokémon 1st Edition Fossil Set Sealed Booster Box	Closed	1/11/2021	1/25/2021	$5.00	4,200	$21,000 (3)	$1,569
#THOR	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	1962 Journey Into Mystery #83 CGC NM 9.4	Sold - $261,000 Acquisition Offer Accepted on 07/14/2021	1/7/2021	1/25/2021	$20.00	10,750	$215,000 (3)	$15,638
#POKEBLUE	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1998 Game Boy Pokémon Blue video game	Closed	1/20/2021	1/27/2021	$10.00	2,400	$24,000 (3)	$2,660
#98GTA	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 17 to Archive Offering Statement)	1998 PlayStation Grand Theft Auto Video Game graded Wata 9.8 A+	Closed	1/14/2021	1/27/2021	$5.00	3,150	$15,750 (3)	$1,172
#PICNIC	8/21/2020	(Post-Qualification Amendment No. 9 to Archive Offering Statement)	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware	Closed	12/9/2020	1/27/2021	$27.00	2,000	$54,000 (3)	$4,358

49

#DOMINOS	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1990 Rolex Air-King Dominos Pizza Special Edition Watch	Closed	1/19/2021	1/27/2021	$5.50	2,000	$11,000 (3)	$1,169
#58PELE	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9	Sold - $1,331,269 Acquisition Offer Accepted on 02/11/2022	1/11/2021	1/28/2021	$10.00	31,500	$315,000 (3)	$20,483
#09CURRY	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2009-10 UD Exquisite Stephen Curry #64 Autographed Rookie Card graded GEM MINT 9.5 by BGS	Closed	1/25/2021	2/2/2021	$10.00	2,500	$25,000 (3)	$524
#84JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	Sold - $513,985 Acquisition Offer Accepted on 01/11/2024	1/21/2021	2/2/2021	$25.00	15,000	$375,000 (3)	$49,831
#09BEAUX	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Closed	1/4/2021	2/2/2021	$5.00	6,800	$34,000 (3)	$3,085
#KEROUAC	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac	Closed	12/13/2020	2/7/2021	$20.00	4,900	$98,000 (3)	$10,583

50

#96JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord”	Sold - $92, 135 Acquisition Offer Accepted on 12/28/2022	1/26/2021	2/7/2021	$4.00	12,000	$48,000 (3)	$4,420
#FEDERAL	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	Sold - $195,000 Acquisition offer Accepted on 09/07/2024	1/25/2021	2/7/2021	$15.00	10,000	$150,000 (3)	$26,675
#62BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1962 First Edition Presentation copy of The Spy Who Loved Me by Ian Fleming inscribed to Robert Kennedy	Closed	12/30/2020	2/7/2021	$6.00	15,500	$93,000 (3)	$13,593
#71TOPPS	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1971 Topps Football Series 2 Wax Box Reviewed and Factory Sealed by BBCE	Closed	1/18/2021	2/17/2021	$4.00	17,000	$68,000 (3)	$5,759
#DEATON	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	Triceratops prorsus skull excavated from the Hell Creek Formation of North Dakota in 1999	Closed	1/25/2021	2/17/2021	$25.00	11,400	$285,000 (3)	$27,283
#98ZELDA	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1998 N64 The Legend of Zelda: Ocarina of Time video game graded 9.6 A+ by Wata	Closed	2/3/2021	2/17/2021	$4.70	5,000	$23,500 (3)	$2,165

51

#03JORDAN2	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2003-04 UD Exquisite Quad Patch #MJ Michael Jordan Game Used Patch Card graded NM-MT+ 8.5 by BGS	Closed	2/9/2021	2/22/2021	$4.20	10,000	$42,000 (3)	$4,154
#WOLVERINE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 17 to Archive Offering Statement)	1974 Incredible Hulk #181 comic book graded NM/M 9.8 by CGC	Sold - $57,000 Acquisition Offer Accepted on 07/22/2021	2/7/2021	2/22/2021	$9.50	5,000	$47,500 (3)	$3,925
#91JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1991 Michael Jordan Game Worn Chicago Bulls Home Uniform graded A10 by MEARS	Closed	1/31/2021	2/24/2021	$7.00	10,000	$70,000 (3)	$590
#79GRETZKY	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	Sold - $920,000 Acquisition Offer Accepted on 01/31/2024	2/5/2021	2/25/2021	$40.00	20,000	$800,000 (3)	$64,216

52

#17DUJAC	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	Closed	2/15/2021	3/8/2021	$8.00	3,250	$26,000 (3)	$1,408
#FAUBOURG2	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	Sold - $180,000 Acquisition Offer Accepted on 12/14/2024	12/28/2020	3/8/2021	$15.00	11,000	$165,000 (3)	$11,483
#MOSASAUR	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Mosasaur Halisaurus Arambourgi Skeleton	Closed	2/21/2021	3/15/2021	$5.00	6,000	$30,000 (3)	$8,658
#92JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	Sold - $52,000 Acquisition Offer Accepted on 04/24/2023	2/23/2021	3/15/2021	$6.00	7,000	$42,000 (3)	$4,480
#14KOBE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2014 Kobe Bryant Game Worn and Signed Lakers Jersey	Sold - $95,000 Acquisition Offer Accepted on 01/21/2022	2/14/2021	3/15/2021	$8.00	9,750	$78,000 (3)	$6,250
#03LEBRON3	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2003-04 SP Authentic #148 LeBron James Autographed Rookie Card graded PRISTINE 10 by BGS	Closed	2/12/2021	3/15/2021	$23.00	10,000	$230,000 (3)	$20,924

53

#95TOPSUN	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1995 Sealed Topsun Pokémon Booster Box, 1st Edition Box A	Closed	3/2/2021	3/15/2021	$6.00	10,000	$60,000 (3)	$8,300
#09TROUT2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2009 Bowman Chrome Mike Trout Xfractor graded BGS 9.5	Closed	2/28/2021	3/16/2021	$5.00	11,200	$56,000 (3)	$4,340
#59BOND	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 17 to Archive Offering Statement)	1959 First Edition Dedication copy of Goldfinger by Ian Fleming	Closed	2/24/2021	3/16/2021	$8.00	10,250	$82,000 (3)	$11,381
#OPEECHEE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1979-80 O-Pee-Chee Wax Box Reviewed and Factory Sealed by BBCE	Closed	2/19/2021	3/16/2021	$30.00	10,000	$300,000 (3)	$41,699
#ROCKETBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Pokémon Team Rocket 1st Edition Factory Sealed Booster Box	Closed	3/10/2021	3/22/2021	$6.00	4,750	$28,500 (3)	$1,894

54

#94JORDAN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1994 Michael Jordan Game Worn, Signed and Photo-Matched Air Jordan Baseball Cleats	Closed	2/16/2021	3/22/2021	$8.50	10,000	$85,000 (3)	$9,295
#18LUKA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2018 Panini Prizm Signatures Black Label Luka Doncic Rookie card #3 Graded BGS PRISTINE 10	Closed	3/14/2021	4/6/2021	$5.00	5,300	$26,500 (3)	$2,813
#86DK3	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1986 Donkey Kong 3 Sealed [Hangtab, 2 Code, Mid-Production], NES Nintendo graded Wata 9.2 A+	Sold - $60,000 Acquisition Offer Accepted on 08/30/2021	3/1/2021	4/6/2021	$10.00	4,350	$43,500 (3)	$3,565
#FANFOUR5	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1962 Marvel Fantastic Four #5 comic book graded CGC NM 9.2	Closed	3/3/2021	4/6/2021	$8.00	10,000	$80,000 (3)	$5,900
#16KOBE	10/28/2020	(Post-Qualification Amendment No. 14 to Archive Offering Statement)	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	Sold - $800,000 Acquisition Offer Accepted on 01/21/2023	3/5/2021	4/6/2021	$8.00	100,000	$800,000 (3)	$147,929

55

#11BELAIR	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair	Closed	3/10/2021	4/6/2021	$11.00	2,000	$22,000 (3)	$1,541
#76PAYTON	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1976 Topps #148 Walter Payton Rookie Card Graded PSA GEM MT 10	Closed	3/9/2021	4/6/2021	$6.50	10,000	$65,000 (3)	$9,750
#17MAHOMES	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8	Sold - $350,000 Acquisition Offer Accepted on 01/24/2022	2/27/2021	4/6/2021	$12.00	25,000	$300,000 (3)	$79,150
#85MJPROMO	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1985 Nike Promo Michael Jordan Bulls RC Rookie graded PSA 10	Closed	3/7/2021	4/6/2021	$8.00	3,500	$28,000 (3)	$4,120
#96KOBE	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1996 Finest Refractors (With Coating) #269 Gold Kobe Bryant Rookie Card Graded BGS GEM MINT 9.5	Closed	3/24/2021	4/9/2021	$11.00	7,000	$77,000 (3)	$7,662

56

#99CHARZRD	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10	Closed	3/20/2021	4/9/2021	$10.00	35,000	$350,000 (3)	$42,825
#68RYAN	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	Sold - $55,954 Acquisition Offer Accepted on 08/29/2024	3/17/2021	4/9/2021	$7.00	10,000	$70,000 (3)	$8,102
#MARADONA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1979 Panini Calciatori Soccer Diego Maradona Rookie RC #312 graded PSA 9 MINT	Closed	3/16/2021	4/9/2021	$7.00	2,000	$14,000 (3)	$1,428
#POKEYELOW	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1999 Nintendo Game Boy Pokémon Yellow [Pixel ESRB, Early Production] Graded Wata 9.6 A++	Closed	3/23/2021	4/13/2021	$5.00	11,000	$55,000 (3)	$6,850
#POKELUGIA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10	Closed	3/15/2021	4/13/2021	$11.00	10,000	$110,000 (3)	$12,475

57

#XMEN1	12/21/2020	(Post-Qualification Amendment No. 16 to Archive Offering Statement)	1963 X-Men #1 CGC NM 9.4 comic book	Sold - $325,000 Acquisition Offer Accepted on 06/21/2021	3/13/2021	4/15/2021	$20.00	12,000	$240,000 (3)	$20,200
#VANHALEN	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	2008 Eddie Van Halen Concert Played and Signed Charvel EVH Art Series One-of-a-Kind Guitar	Closed	2/2/2021	4/15/2021	$12.40	5,000	$62,000 (3)	$5,954
#48JACKIE	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	Sold - $260,000 Acquisition Offer Accepted on 09/25/2024	1/29/2021	4/15/2021	$20.00	18,750	$375,000 (3)	$27,717
#05MJLJ	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	Sold - $56,650 Acquisition Offer Accepted on 12/18/2024	3/20/2021	7/1/2021	$4.00	20,500	$82,000 (3)	$7,949
#81MONTANA	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1981 Topps Football #216 Joe Montana Rookie Card Graded PSA GEM MINT 10	Closed	3/29/2021	7/1/2021	$7.00	10,000	$70,000 (3)	$5,175

58

#00MOUTON	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2000 Château Mouton-Rothschild	Closed	4/1/2021	7/1/2021	$13.50	2,000	$27,000 (3)	$2,181
#07DURANT	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10	Closed	6/4/2021	7/1/2021	$13.00	9,000	$117,000 (3)	-$1,656
#56AARON	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9	Closed	4/23/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$7,401
#85LEMIEUX	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10	Closed	4/7/2021	7/1/2021	$5.00	17,500	$87,500 (3)	$7,251
#87JORDAN	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10	Closed	3/30/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$3,188
#AC23	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5	Closed	5/25/2021	7/1/2021	$7.00	4,000	$28,000 (3)	$2,620

59

#APPLE1	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	1976 Apple-1 Computer with Original Box Signed by Steve Wozniak	Closed	4/2/2021	7/1/2021	$25.00	33,000	$825,000 (3)	$65,355
#GWLOTTO	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1768 George Washington Mountain Road Lottery Ticket with Signature	Closed	4/5/2021	7/1/2021	$14.00	2,500	$35,000 (3)	$7,442
#GYMBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Pokémon Gym Heroes 1st Edition Set Sealed Booster Box	Closed	3/30/2021	7/1/2021	$6.00	3,000	$18,000 (3)	$1,663
#HUCKFINN	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1885 First Edition, Adventures of Huckleberry Finn by Mark Twain	Closed	4/20/2021	7/1/2021	$11.00	2,000	$22,000 (3)	$2,580
#NEOBOX	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box	Closed	4/14/2021	7/1/2021	$4.50	10,000	$45,000 (3)	$3,167
#NEWTON	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	Closed	5/4/2021	7/1/2021	$10.00	30,000	$300,000 (3)	$38,929

60

#NICKLAUS1	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 18 to Archive Offering Statement)	1973 Panini #375 Jack Nicklaus Rookie Card Graded by PSA GEM MT 10	Closed	4/7/2021	7/1/2021	$10.00	4,000	$40,000 (3)	$4,001
#POKEMON2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1999 Pokémon 1st Edition Base Set Sealed Booster Box published by Wizards of the Coast	Closed	4/2/2021	7/1/2021	$10.00	41,500	$415,000 (3)	$32,138
#POKERED	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++	Closed	5/5/2021	7/1/2021	$4.00	10,000	$40,000 (3)	$4,000
#RIVIERA	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1965 Rolex 1601 Datejust retailed by Joyeria Riviera	Closed	4/12/2021	7/1/2021	$5.00	6,000	$30,000 (3)	$5,888
#SMB3	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+	Closed	4/11/2021	7/1/2021	$5.00	5,000	$25,000 (3)	$2,150

61

#WALDEN	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau	Closed	5/12/2021	7/1/2021	$10.25	2,000	$20,500 (3)	$2,095
#WZRDOFOZ	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1900 First Edition of The Wonderful Wizard Of OZ	Closed	4/27/2021	7/1/2021	$15.00	6,000	$90,000 (3)	$7,725
#60ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9	Closed	4/2/2021	7/14/2021	$10.00	23,500	$235,000 (3)	$20,014
#TORNEK	11/25/2020	(Post-Qualification Amendment No. 15 to Archive Offering Statement)	1964 Tornek-Rayville ref. TR-900	Closed	11/26/2020	7/14/2021	$5.00	33,000	$165,000 (3)	$8,513
#DIMAGGIO3	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1950-51 Joe DiMaggio Game-Worn Road Jersey Graded MEARS A10	Closed	5/24/2021	7/14/2021	$20.00	22,500	$450,000 (3)	$26,525
#POKEMON3	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10	Closed	4/25/2021	7/14/2021	$120.00	5,000	$600,000 (3)	$36,900

62

#09CURRY2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 18 to Archive Offering Statement)	2009 Playoff National Treasures Stephen Curry Autographed Patch Rookie Card graded BGS GEM MINT 9.5	Closed	3/26/2021	7/28/2021	$25.00	21,000	$525,000 (3)	$62,158
#80ALI	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone	Closed	5/3/2021	7/28/2021	$7.50	10,000	$75,000 (3)	$12,888
#58PELE3	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1958-59 Tupinamba Ltda. Quigol Pelé #109 Rookie Card graded PSA NM -MT 8	Closed	5/7/2021	7/28/2021	$20.00	11,250	$225,000 (3)	$39,785
#BATMAN2	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0	Closed	5/10/2021	7/28/2021	$10.00	8,500	$85,000 (3)	$6,913

63

#85ERVING	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1985 Julius Erving Game Worn and Signed Jersey	Closed	5/17/2021	7/28/2021	$4.50	10,000	$45,000 (3)	$6,044
#LJKOBE	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.	Sold - $215,000 Acquisition Offer Accepted on 11/15/2021	5/17/2021	7/28/2021	$10.00	18,000	$180,000 (3)	$20,073
#99MJRETRO	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	Sold - $38,000 Acquisition Offer Accepted on 03/31/2024	6/12/2021	7/28/2021	$5.00	10,000	$50,000 (3)	$4,630
#FLASH123	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4	Closed	6/18/2021	7/28/2021	$8.00	3,625	$29,000 (3)	$2,610
#85GPK	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1985 Topps Garbage Pail Kids Stickers Nasty Nick #1A Card graded PSA GEM MT 10	Closed	6/28/2021	7/28/2021	$12.00	1,000	$12,000 (3)	-$2,765
#IPOD	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box	Sold - $29,000 Acquisition Offer Accepted on 8/3/2023	7/2/2021	7/28/2021	$5.00	5,000	$25,000 (3)	$1,539

64

#HGWELLS	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	1895 First Edition The Time Machine: An Invention Inscribed by H.G Wells	Closed	6/18/2021	8/2/2021	$6.20	7,500	$46,500 (3)	$4,835
#85JORDAN2	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1985 Signed Michael Jordan "Shattered Backboard" Jersey	Sold - $437,500 Acquisition Offer Accepted on 04/11/2024	3/21/2021	8/2/2021	$14.00	20,000	$280,000 (3)	$44,500
#SANTANA	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	Gibson Les Paul SG Guitar owned and played by Carlos Santana	Closed	6/2/2021	8/9/2021	$5.00	15,000	$75,000 (3)	$15,588
#CONGRESS	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement)	Thomas Heyward Jr’s First edition of the Continental Congress Journal of the Proceeds of the Congress	Closed	6/28/2021	8/9/2021	$24.00	5,000	$120,000 (3)	$18,879
#66ORR	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA	Closed	7/2/2021	8/9/2021	$5.00	10,000	$50,000 (3)	$5,917
#01TIGER2	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2001 Upper Deck Golf Black Label #1 Tiger Woods Rookie Card graded BGS Pristine 10	Closed	7/9/2021	8/9/2021	$8.50	2,000	$17,000 (3)	$429

65

#GRIFFEYJR	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10	Closed	7/13/2021	8/9/2021	$8.00	2,500	$20,000 (3)	$3,754
#87ZELDA	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	1987 NES Legend of Zelda Video Game graded Wata 9.4 B+	Closed	7/19/2021	8/9/2021	$11.50	10,000	$115,000 (3)	$12,388
#01HALO	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement and Supplement No. 1 to Post-Qualification Amendment No. 19 to Archive Offering Statement)	2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+	Closed	7/23/2021	8/9/2021	$6.80	2,500	$17,000 (3)	$1,980
#EINSTEIN2	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	1948 Albert Einstein Typed and Signed Letter On God	Closed	7/9/2021	8/9/2021	$16.00	5,000	$80,000 (3)	$8,000
#86JORDAN2	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1986 Fleer #8 Michael Jordan Sticker Rookie Card graded PSA GEM MT 10	Closed	7/23/2021	8/11/2021	$8.00	10,000	$80,000 (3)	$4,249

66

#97KOBE	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1997 Skybox Jambalaya #12 Kobe Bryant Card graded PSA GEM MT 10	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,237
#XMEN94	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1975 X-Men #94 Comic Book published by Marvel graded CGC 9.8	Closed	7/30/2021	8/25/2021	$6.50	10,000	$65,000 (3)	$5,695
#TOPPSTRIO	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1980 Topps Scoring Leader Card (Bird / Erving /Johnson) Graded PSA MINT 9	Closed	8/6/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$5,326
#81BIRD	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1981 Topps #4 Larry Bird Card graded PSA GEM MT 10	Closed	8/11/2021	8/25/2021	$6.00	5,000	$30,000 (3)	-$770
#THEROCK	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1997 Panini WWF Superstars Stickers #113 Rocky Maivia Card graded PSA GEM MT 10	Closed	8/1/2021	9/1/2021	$12.00	1,000	$12,000 (3)	-$4,159
#04MESSI2	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2004 Panini Sports Mega Cracks Campeon #35 Lionel Messi Rookie Card graded PSA GEM MT 10	Closed	8/12/2021	9/1/2021	$7.00	5,000	$35,000 (3)	$1,569

67

#09RBLEROY	9/24/2020	(Post-Qualification Amendment No. 10 to Archive Offering Statement)	One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy	Closed	8/6/2021	9/1/2021	$25.00	4,300	$107,500 (3)	$8,590
#XLXMEN1	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	1975 Giant Size X-Men #1 Comic Book published by Marvel graded CGC 9.8	Closed	8/20/2021	9/7/2021	$8.00	8,000	$64,000 (3)	$5,260
#03LEBRON5	6/25/2021	(Post-Qualification Amendment No. 21 to Archive Offering Statement)	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9	Closed	8/27/2021	9/13/2021	$10.00	8,500	$85,000 (3)	$9,323
#SLASH	3/29/2021	(Post-Qualification Amendment No. 19 to Archive Offering Statement)	Exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck	Closed	8/31/2021	9/30/2021	$5.00	13,000	$65,000 (3)	$13,250
#METEORITE	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon	Closed	8/11/2021	9/30/2021	$20.00	17,500	$350,000 (3)	$68,645

68

#89TMNT	9/15/2021	(Post-Qualification Amendment No. 24 to Archive Offering Statement)	1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A	Closed	9/15/2021	10/7/2021	$11.00	2,000	$22,000 (3)	$633
#00BRADY2	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10	Closed	8/20/2021	10/7/2021	$10.00	32,500	$325,000 (3)	$5,160
#NESWWF	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+	Closed	9/21/2021	10/7/2021	$3.00	6,000	$18,000 (3)	$1,635
#PUNK9670	9/15/2021	(Post-Qualification Amendment No. 24 to Archive Offering Statement)	Number 9670 Female CryptoPunk NFT	Closed	9/16/2021	10/7/2021	$10.00	7,200	$72,000 (3)	$8,040
#18ALLEN	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5	Closed	9/22/2021	10/12/2021	$3.00	12,000	$36,000 (3)	$2,040
#CASTLEII	9/27/2021	(Post-Qualification Amendment No. 26 to Archive Offering Statement)	1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+	Closed	9/27/2021	10/12/2021	$9.00	2,000	$18,000 (3)	$1,635

69

#36OWENS	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics	Sold - $27,200 Acquisition Offer Accepted on 10/17/2024	9/22/2021	10/12/2021	$10.00	2,500	$25,000 (3)	$2,603
#BAYC601	9/27/2021	(Post-Qualification Amendment No. 26 to Archive Offering Statement)	Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat	Closed	9/27/2021	10/12/2021	$10.00	16,500	$165,000 (3)	$17,686
#60MANTLE	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10	Closed	8/20/2021	10/20/2021	$20.00	42,500	$850,000 (3)	$34,525
#PUNK8103	9/21/2021	(Post-Qualification Amendment No. 25 to Archive Offering Statement)	Number 8103 Male CryptoPunk NFT	Closed	9/21/2021	10/20/2021	$9.33	60,000	$559,800 (3)	$49,404
#GHOST1	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8	Closed	9/27/2021	10/20/2021	$7.00	2,000	$14,000 (3)	$1,199
#KIRBY	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	1992 GameBoy Kirby’s Dream Land Video Game graded Wata 9.8 A++	Closed	10/12/2021	10/26/2021	$6.00	10,000	$60,000 (3)	$8,215

70

#20HERBERT	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5	Sold - $86,400 Acquisition Offer Accepted on 7/8/2022	9/27/2021	10/26/2021	$7.00	10,000	$70,000 (3)	$8,090
#HENDERSON	9/27/2021	(Post-Qualification Amendment No. 26 to Archive Offering Statement)	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	Sold - $121,001.11 Acquisition Offer Accepted on 02/29/2024	9/27/2021	10/26/2021	$5.00	27,000	$135,000 (3)	-$188
#03RONALDO	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10	Closed	9/27/2021	10/26/2021	$14.00	12,500	$175,000 (3)	$14,556
#BROSGRIMM	2/23/2021	(Post-Qualification Amendment No. 18 to Archive Offering Statement)	1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug	Closed	5/19/2021	10/26/2021	$27.00	5,000	$135,000 (3)	$19,304
#HONUS2	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	1910 Tip-Top Bread Honus Wagner Card graded PSA 5	Sold - $97,001 Acquisition Offer Accepted on 08/29/2024	10/12/2021	10/26/2021	$10.00	10,000	$100,000 (3)	$11,944

71

#MARX	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	1867 First Edition Das Kapital By Karl Marx	Closed	10/12/2021	11/3/2021	$15.00	8,000	$120,000 (3)	$12,200
#MEEB15511	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	Number 15511 Pig Meebit	Closed	10/19/2021	11/3/2021	$5.00	15,000	$75,000 (3)	$5,405
#90BATMAN	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	1990 NES Batman Video Game graded Wata 9.8 A+	Closed	10/19/2021	11/3/2021	$5.90	10,000	$59,000 (3)	$7,225
#09HARDEN	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA GEM MT 10	Closed	10/19/2021	11/3/2021	$13.00	2,000	$26,000 (3)	$1,484
#SIMPSONS1	10/25/2021	(Post-Qualification Amendment No. 32 to Archive Offering Statement)	1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+	Closed	10/25/2021	11/9/2021	$9.25	2,000	$18,500 (3)	$2,130
#SPIDER129	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8	Closed	10/19/2021	11/9/2021	$4.00	10,000	$40,000 (3)	$2,454

72

#93JETER	10/25/2021	(Post-Qualification Amendment No. 32 to Archive Offering Statement)	1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5	Closed	10/25/2021	11/9/2021	$16.00	1,000	$16,000 (3)	-$375
#NESDK3	10/18/2021	(Post-Qualification Amendment No. 31 to Archive Offering Statement)	1986 NES Donkey Kong 3 Video Game graded Wata 9.4 A+	Closed	10/19/2021	11/9/2021	$5.00	22,800	$114,000 (3)	$11,320
#BAYC7359	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	Number 7359 Bored Ape Yacht Club NFT with Space Suit	Closed	10/12/2021	11/10/2021	$10.00	19,000	$190,000 (3)	$20,773
#CURIO10	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	Set of Curio Cards NFTs Numbered One to Ten	Closed	11/1/2021	11/15/2021	$7.50	10,000	$75,000 (3)	$5,868
#WILDTHING	10/25/2021	(Post-Qualification Amendment No. 32 to Archive Offering Statement)	1963 First Edition Inscribed copy of Where The Wild Things Are by Maurice Sendak	Closed	10/25/2021	11/15/2021	$9.00	2,000	$18,000 (3)	$1,573

73

#1776	1/8/2021	(Post-Qualification Amendment No. 17 to Archive Offering Statement and Supplement No. 2 to Post-Qualification Amendment No. 19 to Archive Offering Statement)	July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence	Closed	4/27/2021	11/26/2021	$25.00	80,000	$2,000,000 (3)	$507,945
#MACALLAN1	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	30 Year Old Macallan Sherry Oak Blue Label Single Malt Scotch Whisky	Closed	11/1/2021	11/30/2021	$13.25	1,000	$13,250 (3)	$104
#98JORDAN2	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5	Closed	11/1/2021	11/30/2021	$20.00	16,500	$330,000 (3)	$34,427
#BAYC9159	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	Number 9159 Bored Ape Yacht Club NFT with a Leather Jacket	Closed	11/9/2021	12/8/2021	$5.00	39,000	$195,000 (3)	$2,488
#FANTASY7	11/22/2021	(Post-Qualification Amendment No. 37 to Archive Offering Statement)	1997 PlayStation1 Final Fantasy VII	Closed	11/22/2021	12/8/2021	$4.00	10,000	$40,000 (3)	$3,468

74

#SURFER4	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	1969 Silver Surfer #4 Comic Book published by Marvel graded CGC 9.8	Closed	11/9/2021	12/14/2021	$8.00	10,000	$80,000 (3)	$10,800
#OHTANI1	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5	Sold - $78,400 Acquisition Offer Accepted on 12/07/2024	11/9/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$6,919
#OHTANI2	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	2018 Bowman Chrome Shohei Ohtani Orange Refractors Batting Autographed Rookie Card graded BGS 9.5	Sold - $97,440 Acquisition Offer Accepted on 12/07/2024	11/9/2021	12/14/2021	$8.00	9,125	$73,000 (3)	$6,123
#WILT100	11/9/2021	(Post-Qualification Amendment No. 34 to Archive Offering Statement)	1962 Ticket Stub from Wilt Chamberlain’s 100-Point Game graded PSA 3	Closed	11/9/2021	12/14/2021	$10.00	11,500	$115,000 (3)	$12,349
#PENGUIN	11/15/2021	(Post-Qualification Amendment No. 35 to Archive Offering Statement)	1941 Detective Comics #58 Comic Book published by D.C. Comics graded CGC 8.0	Closed	11/15/2021	12/14/2021	$6.00	10,000	$60,000 (3)	$6,019
#KARUIZAWA	11/15/2021	(Post-Qualification Amendment No. 35 to Archive Offering Statement)	50 Year Old Karuizawa Aqua of Life Single Malt Whisky	Closed	11/15/2021	12/14/2021	$5.00	13,000	$65,000 (3)	$5,382

75

#KOMBAT	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1993 SNES Mortal Combat Video Game graded Wata 9.8 A+	Closed	11/22/2021	12/14/2021	$9.00	10,000	$90,000 (3)	$8,267
#APPLELISA	11/1/2021	(Post-Qualification Amendment No. 33 to Archive Offering Statement)	Fully Functioning 1983 Apple Lisa Computer with Original Twiggy Floppy Drives	Closed	11/1/2021	12/22/2021	$11.00	10,000	$110,000 (3)	$11,488
#98MANNING	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1998 SP Authentic #14 Peyton Manning Rookie Card graded BGS 10	Closed	11/22/2021	12/22/2021	$11.00	2,000	$22,000 (3)	$1,642
#GIJOE	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1983 Hasbro G.I. Joe: Cobra Commander Action Figure graded AFA 95	Closed	11/22/2021	12/22/2021	$9.00	5,000	$45,000 (3)	$5,755
#BEATLES1	11/22/2021	(Post-Qualification Amendment No. 36 to Archive Offering Statement)	1962 The Beatles Signed “Love Me Do” Single	Closed	11/22/2021	12/22/2021	$4.00	6,000	$24,000 (3)	$1,821
#SQUIG5847	11/22/2021	(Post-Qualification Amendment No. 37 to Archive Offering Statement)	Number 5847 Art Blocks Chromie Squiggle NFT	Closed	11/22/2021	12/22/2021	$11.00	6,000	$66,000 (3)	$8,100

76

#PACQUIAO	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1999 World Boxing #143 Manny Pacquiao Rookie Card graded PSA 10	Closed	11/29/2021	12/22/2021	$8.50	2,000	$17,000 (3)	$1,548
#83JOBS	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1983 Steve Jobs Leather Jacket Worn in Picture of Jobs Giving the Middle Finger outside the IBM Building	Closed	11/29/2021	12/22/2021	$7.50	10,000	$75,000 (3)	$5,621
#BATMAN181	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1966 Batman #181 Comic Book published by D.C. Comics graded CGC 9.6	Closed	11/29/2021	12/22/2021	$10.00	5,000	$50,000 (3)	$7,361
#HOBBIT	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	1937 First Edition copy of The Hobbit by J. R. R. Tolkien	Sold - $90,000 Acquisition Offer Accepted on 11/07/2024	11/29/2021	12/22/2021	$8.00	10,000	$80,000 (3)	$9,150
#PUNK5883	11/29/2021	(Post-Qualification Amendment No. 38 to Archive Offering Statement)	Number 5883 Male CryptoPunk NFT	Closed	11/29/2021	1/6/2022	$15.00	40,000	$600,000 (3)	$28,900
#POPEYE	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	1986 NES Popeye Video Game graded Wata 9.4 A+	Closed	12/6/2021	1/6/2022	$10.00	11,000	$110,000 (3)	$17,443

77

#SMB2	11/22/2021	(Post-Qualification Amendment No. 37 to Archive Offering Statement)	1988 NES Super Mario Bros. 2 Video Game graded Wata 9.6 A++	Closed	11/22/2021	1/10/2022	$15.00	20,000	$300,000 (3)	$14,118
#OBIWAN	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	1978 Kenner Star Wars Ben (Obi-Wan) Kenobi Action Figure graded AFA 85	Closed	12/6/2021	1/10/2022	$6.00	2,000	$12,000 (3)	$749
#HAMILTON1	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10	Closed	12/6/2021	1/10/2022	$7.00	5,000	$35,000 (3)	$4,718
#GIANNIS2	5/18/2021	(Post-Qualification Amendment No. 20 to Archive Offering Statement)	2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5	Closed	7/19/2021	1/18/2022	$10.00	41,500	$415,000 (3)	$44,784
#03SERENA	11/15/2021	(Post-Qualification Amendment No. 35 to Archive Offering Statement)	2003 NetPro International Series #2A Serena Williams Autographed Patch Rookie Card graded BGS 8	Closed	11/15/2021	1/28/2022	$10.00	8,500	$85,000 (3)	$7,880

78

#86BONDS	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1986 Topps Traded TIffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10	Closed	1/3/2022	1/27/2022	$4.00	2,000	$8,000 (3)	$319
#MOBYDICK	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1851 First Edition copy of Moby Dick by Herman Melville	Closed	1/3/2022	1/28/2022	$7.00	10,000	$70,000 (3)	$8,037
#IPADPROTO	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	2009 Apple Prototype 1st Generation iPad	Sold - $21,997 Acquisition Offer Accepted on 08/22/2024	1/3/2022	1/27/2022	$6.50	2,000	$13,000 (3)	$1,537
#BAYC4612	12/13/2021	(Post-Qualification Amendment No. 40 to Archive Offering Statement)	Number 4612 Bored Ape Yacht Club NFT with Laser Eyes	Closed	12/13/2021	1/31/2022	$7.00	100,000	$700,000 (3)	$27,150
#FORTNITE	1/10/2022	(Post-Qualification Amendment No. 42 to Archive Offering Statement)	2017 PlayStation 4 Fortnite Video Game graded Wata 9.8 A+	Closed	1/10/2022	2/3/2022	$8.00	2,000	$16,000 (3)	$1,464
#IROBOT	1/10/2022	(Post-Qualification Amendment No. 42 to Archive Offering Statement)	1950 First Edition copy of I, Robot by Isaac Asimov	Closed	1/10/2022	2/3/2022	$8.00	1,000	$8,000 (3)	$1,688

79

#05RODGERS	1/10/2022	(Post-Qualification Amendment No. 42 to Archive Offering Statement)	2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5	Closed	1/10/2022	2/3/2022	$8.00	7,000	$56,000 (3)	$4,340
#18OSAKA	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	2018 Sports Illustrated For Kids Naomi Osaka Rookie Card graded PSA 9	Closed	1/18/2022	2/3/2022	$5.00	2,600	$13,000 (3)	$1,723
#LEICAGOLD	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	1996 Leica M6 Gold ’King of Thailand' Camera in Condition ‘A’	Closed	1/18/2022	2/3/2022	$8.00	4,000	$32,000 (3)	$2,824
#IOMMI	9/27/2021	(Post-Qualification Amendment No. 27 to Archive Offering Statement)	2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar	Closed	9/27/2021	2/7/2022	$10.00	6,500	$65,000 (3)	$13,250
#MARIO64	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1996 Nintendo 64 Super Mario 64 Video Game graded Wata 9.6 A++	Closed	1/3/2022	2/7/2022	$10.00	12,500	$125,000 (3)	$20,090
#GWTW	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	1936 First Edition Inscribed copy of Gone With the Wind by Margaret Mitchell	Closed	2/9/2022	3/2/2022	$5.00	5,000	$25,000 (3)	$2,400

80

#NEWWORLD	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1932 First Edition copy of Brave New World by Aldous Huxley	Closed	1/24/2022	3/2/2022	$7.00	2,000	$14,000 (3)	$2,003
#JAWA	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1978 Kenner Star Wars Vinyl Cape Jawa Action Figure graded AFA 80	Closed	1/24/2022	3/2/2022	$3.00	9,000	$27,000 (3)	$535
#GWLETTER	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	1780 George Washington Handwritten Letter to his Director of Intelligence	Closed	1/18/2022	3/2/2022	$20.00	7,500	$150,000 (3)	$11,743
#MARIOKART	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1996 Nintendo 64 Mario Kart 64 Video Game graded Wata 9.4 A+	Closed	1/24/2022	3/2/2022	$15.00	5,000	$75,000 (3)	$6,964
#96KOBE2	1/3/2022	(Post-Qualification Amendment No. 41 to Archive Offering Statement)	1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10	Closed	1/3/2022	3/3/2022	$10.00	22,500	$225,000 (3)	-$5,777
#BAYC8827	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	Number 8827 Bored Ape Yacht Club NFT with Trippy Fur	Closed	1/18/2022	3/3/2022	$10.00	82,000	$820,000 (3)	$35,050

81

#SHOWCASE4	1/24/2022	(Post-Qualification Amendment No. 44 to Archive Offering Statement)	1956 Showcase #4 Comic Book published by D.C. Comics graded CGC 7.5	Closed	1/24/2022	3/3/2022	$7.00	11,000	$77,000 (3)	$7,601
#MACALLAN2	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	40 Year Old Macallan Sherry Oak 2016 Release Single Malt Scotch Whisky	Closed	2/9/2022	3/22/2022	$6.00	5,000	$30,000 (3)	-$340
#DOOD6921	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	Number 6921 Doodle NFT	Closed	2/9/2022	3/22/2022	$4.00	11,000	$44,000 (3)	$3,460
#92TIGER	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	1992 Nissan L.A. Open Tiger Woods Debut Ticket graded PSA 6	Closed	2/9/2022	3/22/2022	$7.00	10,000	$70,000 (3)	$4,018
#15COBB	2/14/2022	(Post-Qualification Amendment No. 46 to Archive Offering Statement)	1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7	Sold - $75,795 Acquisition Offer Accepted on 08/29/2024	2/14/2022	3/22/2022	$11.00	7,000	$77,000 (3)	$5,052
#HIRST1	2/14/2022	(Post-Qualification Amendment No. 46 to Archive Offering Statement)	Damien Hirst The Currency “Who’s really the king” NFT	Closed	2/14/2022	3/22/2022	$4.00	5,000	$20,000 (3)	$1,320

82

#BRADBURY	2/22/2022	(Post-Qualification Amendment No. 47 to Archive Offering Statement)	1953 1st Edition Copy of Fahrenheit 451 by Ray Bradbury	Closed	2/22/2022	3/22/2022	$9.00	2,000	$18,000 (3)	$2,838
#BEATLES2	2/22/2022	(Post-Qualification Amendment No. 47 to Archive Offering Statement)	1963 Beatles Signed Fan Club Card graded PSA Authentic	Closed	2/22/2022	3/22/2022	$10.00	2,500	$25,000 (3)	$1,483
#SKYWALKER	2/14/2022	(Post-Qualification Amendment No. 46 to Archive Offering Statement)	1978 Kenner Star Wars Luke Skywalker Action Figure graded AFA 85	Closed	2/14/2022	3/29/2022	$3.50	5,000	$17,500 (3)	$1,856
#85GPK2	2/28/2022	(Post-Qualification Amendment No. 48 to Archive Offering Statement)	Original 1985 Topps Garbage Pail Kids Series 1 Wax Box	Closed	2/28/2022	3/29/2022	$5.00	5,000	$25,000 (3)	$754
#GRIFFEY2	2/28/2022	(Post-Qualification Amendment No. 48 to Archive Offering Statement)	1989 Bowman Tiffany #220 Ken Griffey Jr. Rookie Card graded PSA GEM MT 10	Closed	2/28/2022	3/29/2022	$7.75	2,000	$15,500 (3)	$543
#19HAALAND	3/7/2022	(Post-Qualification Amendment No. 49 to Archive Offering Statement)	2019 Topps Chrome Bundesliga #72 Erling Haaland Gold Refractor Rookie Card graded PSA 10	Closed	3/7/2022	3/29/2022	$9.00	5,000	$45,000 (3)	$6,693

83

#MEGALODON	10/12/2021	(Post-Qualification Amendment No. 28 to Archive Offering Statement)	Carcharocles Megaladon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction	Closed	10/12/2021	3/31/2022	$20.00	30,000	$600,000 (3)	$135,930
#KELLER	2/28/2022	(Post-Qualification Amendment No. 48 to Archive Offering Statement)	1892 Book Inscribed by Helen Keller to Frances Cleveland	Closed	2/28/2022	4/8/2022	$5.00	3,000	$15,000 (3)	$2,258
#GODFATHER	3/14/2022	(Post-Qualification Amendment No. 50 to Archive Offering Statement)	1971 Second Draft Screenplay of The Godfather by Mario Puzo and Francis Ford Coppola	Closed	3/14/2022	4/8/2022	$13.00	1,000	$13,000 (3)	$946
#MAYC5750	1/18/2022	(Post-Qualification Amendment No. 43 to Archive Offering Statement)	Number 5750 Mutant Ape Yacht Club NFT with M1 Hawaiian Shirt	Closed	1/18/2022	4/20/2022	$7.00	10,000	$70,000 (3)	$11,649
#SUPREMEPB	3/14/2022	(Post-Qualification Amendment No. 50 to Archive Offering Statement)	2018 Supreme Branded Stern Pinball Machine	Closed	3/14/2022	6/16/2022	$6.00	10,000	$60,000 (3)	$3,248
#MJTICKET	2/9/2022	(Post-Qualification Amendment No. 45 to Archive Offering Statement)	1984 Michael Jordan Debut Ticket graded PSA 5	Closed	2/9/2022	6/16/2022	$8.00	20,000	$160,000 (3)	$16,443

84

#BLASTOISE	12/6/2021	(Post-Qualification Amendment No. 39 to Archive Offering Statement)	Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+	Closed	12/6/2021	7/25/2022	$5.00	50,000	$250,000 (3)	$28,713
#MACALLAN3	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1938 Macallan Single Malt Scotch Whisky	Closed	6/17/2022	7/25/2022	$5.00	4,100	$20,500 (3)	-$844
#COOLCAT	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	Three Original Cartoons Drawn by The Catoonist, Now Known as Clon	Closed	6/17/2022	7/25/2022	$5.00	4,000	$20,000 (3)	$700
#SUPERMAN6	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1940 Superman #6 Comic Book published by D.C. Comics graded CGC 8.5	Closed	6/17/2022	8/1/2022	$8.00	3,000	$24,000 (3)	$2,032
#MOONPASS	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1969 NASA Apollo 11 Mission To The Moon Ticket Pass Graded PSA 8	Closed	6/17/2022	8/19/2022	$5.00	1,300	$6,500 (3)	$388
#90FANTASY	6/17/2022	(Post-Qualification Amendment No. 51 to Archive Offering Statement)	1990 NES Final Fantasy Video Game graded WATA 9.4 A	Closed	6/17/2022	10/3/2022	$5.00	3,000	$15,000 (3)	$1,750
Number 160 Nounders Noun NFT				Cancelled (6)

85

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 “non-accredited investors.”

(3)Represents the actual gross proceeds for closed Offerings.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s previous offering circular. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

(5)For Offerings that are Open or Upcoming, amounts represent the maximum Sourcing Fee payable to the Manager for identifying and managing the acquisition of the Underlying Assets. For Offerings that have closed, amounts represent the actual Sourcing Fee payable to the Manager, which may be less than maximum Sourcing Fee. Negative values in this column reflect the amount by which the estimated aggregate value of the fees and expenses relating to an Offering exceeds the amount of the Total Proceeds of the Offering.

(6)Represents an Offering that was cancelled with any potential Investors issued a full refund for their attempted subscription.

(7)Represents a Series whose Interests we do not intend to allow to trade on the PPEX ATS.  Therefore, there will be no liquidity via the PPEX ATS for Interests in such Series unless the Manager determines to allow secondary trading on the PPEX ATS at a later date.

(8)On August 24, 2022, RSE Archive approved a forward split of the Membership Interests of Series #52MANTLE, at a ratio of 10-for-1. Membership Interest holders of record at the close of business on August 29, 2022 received nine additional Membership Interests for every Membership Interest held on that date. All Membership Interests and Membership Interests per share data provided herein gives effect to this Membership Interest split applied retroactively. As a result of the stock split, the terms of the Series #52MANTLE Offering were proportionally adjusted as of the start of trading on August 30, 2022 such that the total maximum of Series #52MANTLE Interests outstanding was increased to 10,000.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table are the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted gray in the Master Series Table have not Closed, but we have launched, or are in the process of launching, these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold and have, or will subsequently be dissolved are highlighted orange in the Master Series Table.

86

ITEM 1. DESCRIPTION OF BUSINESS

Company History

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification, acquisition, management and marketing of certain collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). Rally Holdings is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by series of the Company in its role as the asset manager of such Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Collection Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) as well as certain liabilities related to expenses pre-paid by Rally Holdings. “Current Period” refers to the time period between January 1, 2024, and December 31, 2024. “Prior Period” refers to the time period between January 1, 2023 and December 31, 2023. The Manager has assembled a network of advisors (the “Advisory Board”) who may advise the Manager on certain business considerations with respect to the Series and aspects of the Platform.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g. determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

Merger with RSE Archive, LLC

On December 31, 2024, the Company entered into an Agreement and Plan of Merger, dated as of December 31, 2024 (the “Merger Agreement”), by and among the Company; the Manager; RSE Archive, LLC, a Delaware series limited liability and an affiliate of the Company (“RSE Archive”); and RSE Archive Manager, LLC, a Delaware limited liability company and managing member of RSE Archive.  Pursuant to the Merger Agreement, RSE Archive merged with and into the Company, such that RSE Archive’s separate existence ceased, and each series of RSE Archive became a Series of the Company (the “Merger”).  The business of each such Series was and is continued by the Company without interruption, and information concerning the historical series of RSE Archive is presented in this Annual Report on Form 1-K and will continue to be presented in periodic and current reports of the Company filed pursuant to Regulation A. The members in each Series of the Company and each series of RSE Archive immediately prior to the Merger, and the relative rights, holdings, and obligations of each such member, were unchanged by the Merger.

Following the Merger, the Manager remained the managing member of the Company and is the managing member of each Series of the Company. The Merger was intended as a reorganization of affiliates to consolidate and reduce administrative and regulatory costs associated with the operation of the Company and RSE Archive, and therefore no consideration was paid in connection with the Merger.

Description of the Business

87

The market for the Asset Class is characterized by: (i) a small number of participants who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Collectible Assets, and (ii) a relatively large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of participants.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform.

An owner interested in selling its Underlying Asset will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting in the Underlying Asset. Traditional methods of transacting in Collectible Assets may include large fees, as well as meaningful overhead in terms of asset preparation and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS operated by North Capital Private Securities Corporation (“NCPS”), aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests through the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) operated by NCPS, although there can be no guarantee that a secondary market will ever develop, through the PPEX ATS or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, potentially including “fantasy collecting” features.

In the future the Company may generate revenues through the usage of the Underlying Assets (“Contractual Revenues”), through channels which may include, but are not limited to, the following categories:

•Asset Leasing: Renting the Underlying Asset to a third party over a defined period of time for the payment of fees, typically on a monthly basis

•Sponsorship & Advertising: Enabling third-party brands to display advertising on or in connection with the Underlying Asset for the payment of fees, typically on a Cost per Impression (CPM), Cost per Click (CPC), or Cost per Action (CPA) basis

•Licensing & Royalties: Granting the right for third parties to display, perform or access the Underlying Asset for a fixed fee or a fee calculated as a percentage of the revenue generated by such activities

•Asset Merchandising: Selling goods or services related to the Underlying Asset

The Company has not taken any steps to generate contractual revenues from the usage of the Underlying Asset of any Series, but the Company may choose to pursue any of the above channels, or any other channels, in the future.

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Our objective is to become the leading marketplace for investing in Collectible Assets and, through the Platform and the PPEX ATS operated by NCPS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Asset Class enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Underlying Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses will continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources to sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also competing start-up models to facilitate shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets, some of which have focused on the regulated securities market. There are others who are pursuing similar business models who may decide to enter the Asset Class.

With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine, sports memorabilia or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering.  As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in two professional facilities and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased two spaces in purpose built, secure, temperature-controlled storage facilities in New Jersey and Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. Each of the facilities used by the Company are monitored by staff approximately 40 hours per week and are under constant video surveillance. Each of the Underlying Assets in the collection are inspected, if required, and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would

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be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We engaged a digital asset custodian to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and Rally Holdings are located at 46 Howard St, Ste 215, New York, NY 10013. Rally Holdings presently has approximately eleven full-time employees and seven part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates, or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Regulation of Automobiles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. We cannot anticipate how and when such regulations may change. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

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In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point, and the relevant analyses are highly fact-specific. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Regulation of Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Regulation of Exchanges

A platform facilitating secondary trading of securities may potentially be considered an exchange which would be required to register with the Commission as a national stock exchange or qualify for an exemption from registration, such as being operated by a broker-dealer as an ATS in compliance with Regulation ATS. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.” Rule 3b-16(b)(1) provides that an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for a system that operates as an ATS. Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

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As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the Commission’s staff (“SEC Staff”) as to whether the Platform (see the “Description of the Business – Liquidity Platform”) previously operated as a securities exchange or ATS under the Exchange Act.  On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. In connection with the settlement, RSE Markets agreed to the Commission’s entry of the Order instituting cease-and-desist proceedings.  As part of the settlement, RSE Markets neither admitted nor denied the Commission’s finding in the Order that, between July 1, 2018 and November 20, 2021, RSE Markets operated the Platform as a national securities exchange without registering it as such under Section 6 of the Exchange Act or operating it pursuant to an exemption from registration; however, it agreed to pay a penalty of $350,000 and refrain from committing or causing any violations or future violations of Section 5 of the Exchange Act.

In late 2021, prior to the settlement, RSE Markets restructured the Platform, which included the Company and the Asset Manager entering into certain agreements with the Executing Broker; NCPS, a registered broker-dealer; and North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), to provide for secondary market trading in Interests to occur on the PPEX ATS, which is an electronic alternative trading system owned and operated by NCPS and registered with the Commission under the Exchange Act. Following the restructuring, we do not believe that the Platform functions as a national securities exchange or an ATS as currently operated. Specifically, we believe that the Platform is not an exchange because (1) it does not bring together orders for securities of multiple buyers and sellers, (2) it does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other, and (3) it merely routes orders to a broker-dealer for execution. The Platform provides the interface by which users can submit orders to a broker dealer to buy or sell Interests in secondary transactions. In accordance with Rule 3b-16(b)(1), the Platform immediately and automatically routes those orders (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker, to the PPEX ATS, an ATS registered with the Commission and owned and operated by NCPS, a registered broker-dealer. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Platform to access and transmit order information entered onto the Platform by Investors, such order information is automatically routed from the Platform to both the Executing Broker and the PPEX ATS simultaneously. The PPEX ATS then matches isolated trades between individual buyers and sellers who have confirmed their intent to complete the trade. Matching occurs pursuant to the rules established by the PPEX ATS. The Platform’s role in the secondary trading process is limited to (1) receiving orders from Investors, who enter their order on the Platform using either the Rally website or app, (2) making those orders simultaneously accessible to the Executing Broker and the PPEX ATS pursuant to the Tools License Agreement and the Executing Broker’s status as registered broker-dealer and a member of the PPEX ATS, (3) displaying and confirming information regarding the execution and settlement of secondary market transactions based on information received from NCPS (via the Executing Broker), and (4) providing an interface by which Investors can provide information in order to open brokerage accounts with the Executing Broker and the Custodian and a cash account with Dwolla.

In this way, the Platform is simply the user interface that Investors engage with when placing orders for secondary trading of Interests. The decision whether to engage in secondary market trading is left solely to the individual Investors, and neither the Company, its affiliates, nor any of the third-party service providers involved in the secondary trading process provide Investors any direction or recommendation as to the purchase or sale of any Interests in secondary market transactions. In reliance upon Rule 3b-16(a) and Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. Nevertheless, federal regulation of securities exchanges and ATSs involves a set of complex statutes and regulations that are subject to change and evolving and differing interpretation. It is possible that contrasting understandings of current or future rules could result in the Commission determining that the Platform is functioning as a securities exchange or ATS or is part of an unregistered exchange mechanism, in which case we would then be required to register the Platform as a securities exchange or qualify and register as an ATS, either of which could cause us to limit, modify, or discontinue the Platform.

All secondary transactions in Series Interests for which the Platform serves as the user interface are effectuated on the PPEX ATS. See “Description of the Business – Liquidity Platform” in the Post-Qualification Amendment No. 34 (filed on September 4, 2024) to the offering statement on Form 1-A filed by the Company with the Commission and originally qualified on November 15, 2021 for more information.

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Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission, and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. Comprehensive state privacy laws also became effective in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret, and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting, or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading

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in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officers of RSE Markets is, as of the date of this filing, subject to any material legal proceedings.

As has been disclosed by the Company since early 2021, RSE Markets was under investigation by the SEC Staff as to whether the Platform previously operated as a securities exchange or ATS under the Exchange Act. On July 12, 2023, the Commission agreed to an offer of settlement of the matter that had been submitted by RSE Markets to the Commission. See “Risk Factors-Risks Relating to the Offerings-RSE Markets settled an enforcement action with the Commission....” in the Post-Qualification Amendment No. 34 (filed on September 4, 2024) to the offering statement on Form 1-A filed by the Company with the Commission and originally qualified on November 15, 2021 for a description of the settlement, which is incorporated herein by reference.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes.

Overview

The Company’s core business is the identification, acquisition, marketing and management of certain collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as the “Collectible Assets” or the “Asset Class”, for the benefit of the investors. The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. With respect to secondary market transactions in Interests, the Platform serves as the user interface by which Investors submit orders to buy or sell Interests on the Public Private Execution Network Alternative Trading System (the “PPEX ATS”), which is owned and operated by North Capital Private Securities Corporation. The Platform then immediately and automatically routes those orders (i) to Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”), and (ii) by virtue of the Executing Broker's status as a member of the PPEX ATS and the Tools License Agreement between the Asset Manager and the Executing Broker, to the PPEX ATS. The Platform does not connect Investors to any venue for secondary market transactions other than the PPEX ATS, which is owned and operated by NCPS. For a full description of the Platform’s limited role in secondary trading, see the “Description of the Business – Liquidity Platform” section in Post-Qualification Amendment No. 34 (filed on September 4, 2024) to the offering statement on Form 1-A filed by the Company with the Commission and originally qualified on November 15, 2021.

We believe that collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~ 20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible.

Trends Affecting Our Business

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the Underlying Assets, our ability to acquire and manage Collectible Assets, and the success of our current and future Offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

•We have a limited operating history upon which to base an evaluation of our business and prospects. We have devoted a significant portion of our efforts to establishing and growing our business and principal operations, which commenced in 2016. Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are recognized as investment income. During the Current Period, no free cash flow distributions were made and no management fee was distributed. See Note E – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements for the table that presents free cash flow distributions by Series for the Current Period and Prior Period.

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•We are in large part reliant on the Asset Manager and its employees to grow and support our business. The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Asset Manager to source, acquire and manage the Underlying Assets and for the Asset Manager to maintain the Platform. As the Asset Manager has been in existence since only October 2020 and is a startup company, it has a limited operating history. The Company succeeded by merger to the business of RSE Archive on December 31, 2024. Further, the Asset Manager is also the Asset Manager for certain Series of RSE Innovation, LLC, and it may become the Asset Manager of other series limited liability companies with similar business models in the collectible automobiles, memorabilia, alcohol and other Underlying Asset classes, such as domain names, in the future. In addition, the Asset Manager may in the future enter into joint venture agreements with third parties, and such entities may have similar business models. While the Asset Manager thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class. Furthermore, there are a number of key factors that will potentially impact our operating results going forward including the ability of the Asset Manager to:

ocontinue to source high quality Collectible Assets at reasonable prices to securitize through the Platform;

omarket the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

ofind and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

ocontinue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

ofind operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

•The collectibles market is currently undergoing a transitional phase, characterized by a blend of stabilization and continued growth, suggesting a moderation from the pandemic era bubble. Forecasted to expand to $594.2 billion by 2034 by Market Decipher, the sector is witnessing diversification with over 100 categories seeing significant investment. Notable trends include the rise of digital platforms and NFTs, reshaping traditional collectibles like trading cards, as evidenced by Fanatics' acquisition of Major League Baseball Topps. Meanwhile, the sports collectibles market demonstrates robust health, with significant sales despite a decrease in high-value auction transactions. This evolving landscape underscores a strategic shift towards a market that values both digital innovation and traditional collectibles, with an overall trajectory pointing towards sustainable growth and diversification. In the art sector, optimism remains high among dealers and auction houses for 2024, reflecting confidence in continued sales growth or stability. Movie memorabilia, like the iconic 'Titanic' prop, continues to fetch high prices at auction, indicating a vibrant market for cinematic history. The collector car market, as measured by the Hagerty Market Rating, has settled around 65, marking a period of stabilization after a 16-month decline and is still higher than any point in the four years leading up to the Market Rating’s most recent surge. As of 2024, the classic car market has continued to demonstrate resilience and growth, albeit with some notable shifts and trends and some periods of slow retreat. Despite economic uncertainties and challenges, enthusiasts and investors have maintained a strong interest in vintage automobiles, driving both demand and prices in various segments of the market. Classic car market staples such as Ferraris, Porsches, and Classic Mercedes have demonstrated their continued prowess in the market. Notably displayed by Ferrari in the list of top sales of the year in which they captured the top 4 spots.

•While the overall collectibles market is experiencing stabilization and long-term growth, individual asset performance can still vary significantly within this broader trend. Market dynamics often differ by category, with some thriving while others face value corrections Declines in the market values of certain Collection Assets have caused and may continue to cause significant impairment losses on those Collection Assets. During the Current Period, we recorded $2,154,113  in impairment losses stemming from declines in asset values (as described in Note B – Summary of Significant Accounting Policies – Capital Assets of our accompanying Notes to the Consolidated Financial Statements).

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•With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future. Although our business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play a prominent role. There are also competing start-up models to facilitate shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets.

•We may be negatively impacted by volatility in the political and economic environment, and a period of sustained inflation across the markets in which we operate could result in higher operating costs. Trade, monetary and fiscal policies, and political and economic conditions have and may continue to substantially change in the future, and credit markets have and may continue to experience periods of constriction and variability. These conditions have impacted and may continue to impact our business. Further, ongoing inflation has impacted and may continue to negatively impact our business and increase our costs. Sustained inflation across the markets in which we operate has tended to, and could continue to negatively affect any attempts to mitigate the increases to our costs. In addition, the effects of inflation or of new and existing tariffs implemented by the U.S. or other countries on consumers’ budgets could result in the reduction of potential Investors’ spending and investing habits. If RSE Markets, the Asset Manager, the Manager or we are unable to take actions to effectively mitigate the effect of the resulting higher costs, their and/or our financial position could be negatively impacted.

•Our business model relies on the availability of the exemption from registration provided by Tier 2 of Regulation A. Under our business model, we must receive qualification under Tier 2 of Regulation A from the Commission with respect to each Offering of Series Interests.  The qualification process has been and may continue to be subject to unanticipated delays, especially if our filings with the Commission are reviewed in full by the staff of the Commission.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table are the responsibility of the Series from the time of the Closing of the respective Offerings.

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Investments in Underlying Assets

We provide investment opportunities in Collectible Assets to Investors through the Platform. Collectible Assets are financed through various methods including loans from affiliates of the Manager or other third parties when we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements or consignment agreements negotiated with third parties or affiliates when we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table. We typically acquire Underlying Assets through the following methods.

•Upfront purchase – the Company or a Series acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series.

•Purchase agreement – the Company or a Series enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing.

•Purchase option agreement – the Company or a Series enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset.

•Consignment agreement – the Company or a Series enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period.

We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets for which the details are listed in the tables below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering. Upon completion of the Offering of each of the Series of Interests, each of the Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the Manager may determine in its reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the tables below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, as in the case of a purchase option, and therefore requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Collectible Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the tables below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series to the extent described in the applicable Offering documents. In the event that certain Acquisition Expenses are anticipated prior to the Closing of an Offering but are incurred only after the Closing, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

In addition to acquiring Underlying Assets, from time to time the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), the Company, together with the Manager and the Manager’s Advisory Board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In evaluating the offers, the Manager also considers the preference of Investors in the related Series as expressed by the nonbinding voting results of a poll of such Investors on the question whether to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Assets will be cancelled.

During the Current Period, we signed agreements to acquire assets identified in the table below.

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Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via – the Manager	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#ARSHAM2	Upfront Purchase / 04/01/2024	4/25/2024	$300,000	$278,639	$21,361	$0	$0	0%	$12,150
#LEBRON	Purchase Agreement / 04/26/2024	7/22/2024	$450,000	$125,000	$325,000	$0	$0	0%	$49,600
#94VTTT	Purchase Option Agreement / 09/01/2024	10/31/2024	$567,500	$0	$0	$508,500	$59,000	10%	$7,650
Total for Current Period	New Agreements: 3	--	$1,317,500	$403,639	$346,361	$508,500	$59,000	-	$69,400
Total for Prior Period	New Agreements: 3	--	$1,085,000	$0	$120,000	$0	$313,500	-	$78,400

Note: New Agreements represent only those agreements signed in the Current period.

Note: Purchase Price, Down payment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the Current Period i.e., if an Underlying Asset was purchased in a previous period, but had a Closing in the Current period, it would not contribute to the totals for the Current Period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

At the end of the Current Period, no Offerings of Series Interests were ongoing.

Series	Qualification Date	Underlying Asset	Offering Price per Interest	Membership Interests	Offering Size	Sourcing Fee	Opening Date	Closing Date

Total for Current Period		0 Series	-	-	-	$0	-	-
Total for Prior Period		5 Series	-	-	-	$49,688	-	-

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The Offerings relating to the Series listed below closed during the Current Period.

Series / Series Name	Qualification Date	Underlying Asset	Purchase Price	Opening Date	Closing Date	Date Underlying Asset Acquired	Offering Price per Interest	Membership Interests	Offering Size	Sale Price	Dividend Amount Per Interest
#SCARFACE	8/22/2022	Al Pacino Screen Worn Tuxedo from Scarface	$17,500	8/12/2022	4/25/2024	10/14/2022	$10.00	2,000	$20,000	-	-
#ARSHAM2	3/30/2024	1991 Daniel Arsham x RAUGH-Welt BEGRIFF Porsche 964 “RWBA” Slant Nose	$300,000	3/20/2024	4/25/2024	4/5/2024	$10.00	31,500	$315,000	-	-
#LEBRON	5/21/2024	A collection of ten (10) LeBron James game worn Los Angeles Lakers jerseys	$450,000	5/21/2024	7/22/2024	7/31/2024	$10.00	50,000	$500,000	-	-
#94VTTT	9/27/2024	1994 Lamborghini Diablo VT Twin Turbo	$567,500	9/27/2024	10/31/2024	11/21/2024	$20.00	29,500	$590,000	-	-
Total for Current Period		4 Series	$1,335,000	-	-	-	-	-	$1,425,000	-	-
Total for Prior Period		2 Series	$1,820,000	-	-	-	-	-	$1,935,000	-	-

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Operating Results for the Current Period and the Prior Period

Changes in operating results are impacted significantly by any increase or decrease in the number of Underlying Assets that the Company, in coordination with the Asset Manager, operates and manages. During the Current Period and the Prior Period, the Company engaged in acquiring Underlying Assets, entering into Purchase and Purchase Option Agreements, launching Offerings, Closing Offerings, and selling Underlying Assets. Additional information can be found below in the Asset Acquisitions, Purchase Options and Asset Sales subsection, the trend information and the Investments in Underlying Assets sections above, or above in the Master Series Table.

Revenues

Revenues may be generated at the Company or the Series level. No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time, if at all. We will update the appropriate disclosure at such time as revenue models have been demonstrated. From time to time, Rally or a Series may receive income from other sources, such as an NFT airdrop event or NFT conference, that are out of the control or direction of the Company. During the Current Period, no free cash flow distributions were made and no management fee was distributed. See Note E – Free Cash Flow Distributions and Management Fees of our accompanying Notes to the Consolidated Financial Statements for the table that presents free cash flow distributions by Series for the Current Period and Prior Period

Operating Expenses

The Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own Operating Expenses beginning on the Closing date of the Offering for such Series Interests. However, the Manager has agreed to pay and not be reimbursed for certain limited expenses, such as post-closing Operating Expenses incurred and recorded by Series’ of the Company through the Current Period and Prior Period. These are accounted for as capital contributions by each respective Series.

Consolidated Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for the Company and all of the Series that are presented as expenses and losses in the Consolidated Statements of Operations summarized by category for the Current Period and the Prior Period as follows:

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Total Operating Expenses
	Current Period	Prior Period	Difference	Change	Explanation
Storage	$ 115,492	$ 132,320	($16,828)	(13%)	Decrease in number of assets in Current Period
Transportation	12,345	28,542	(16,197)	(57%)	Less vehicle transport in Current Period
Insurance	107,377	240,697	(133,320)	(55%)	Decrease in insurance rate in Current Period
Maintenance	5,595	10,551	(4,956)	(47%)	Less maintenance in Current Period
Bookkeeping and Accounting fees	99,064	99,474	(410)	(0%)	Increase in bookkeeping rate in Current Period
Marketing Expense	3,300	24,000	(20,700)	(86%)	Less marketing activity in Current Period
Interest Expense	2,756	-	2,756	100%	Increase in promissory notes that resulted in interest expense in Current Period
Transaction Fees	-	6,183	(6,183)	(100%)	No seller's fee to auction house for a sale of asset in Current Period
Banking Fees	258	-	258	100%	Increase in banking fees in Current Period
Loss on Sale	145,226	258,489	(113,263)	(44%)	Decrease in sales below carrying value
Loss on Impairment	2,154,113	3,890,450	(1,736,337)	(45%)	Decrease in number of assets needing impairment
Consolidated	$ 2,645,526	$ 4,690,706	($ 2,045,180)	(44%)

Consolidated gains and other investment income as presented in the Consolidated Statements of Operations for the Current Period and Prior Period are as follows:

Consolidated Gains and Other Investment Income
	Current Period	Prior Period	Difference	Change	Explanation
Gain on Sale	$ 2,512,123	$ 641,611	$ 1,870,513	292%	Higher return on asset sale in Current Period
Investment Income / (Loss)	-	38,152	(38,152)	(100%)	No NFT Airdrops in Current Period
Consolidated Gains and Other Investment Income	$ 2,512,123	$ 679,763	$ 1,832,361	270%

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See Consolidated Statements of Operations for details of each Series’ expenses, losses, gains and investment income for the Current Period and Prior Period.

Consolidated Expenses, Losses, Gains and Investment Income before Income Taxes
	Current Period	Prior Period
Total Series Expenses	$ 491,135	$ (3,233,585)
RSE Collection & Series #77LE1	(624,538)	(777,359)
Consolidated	$ (133,403)	$ (4,010,944)

Asset Acquisitions and Asset Sales

The table below summarizes agreements related to asset acquisitions or asset disposals that were signed during the Current Period and Prior Period and presents the value of Underlying Assets represented by those agreements

	# of Assets Disposed	Total Value of Assets Disposed ($)	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #
2024	(36)	$(5,729,547)	1	$ 300,000	1	$ 567,500	1	$ 450,000	(33)
2023	(34)	$(4,321,538)	1	$ 120,000	-	$ -	-	$ -	(33)

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements for the table shows each Underlying Asset that was sold during the Current Period and the Prior Period. Net Gain / (Loss) on Sale of the Current Period and the Prior Period are as below:

Net Gain / (Loss) on Sale
Current Period	$ 2,366,897
Prior Period	$ 383,122

See Note F – Income Tax of our accompanying Notes to the Consolidated Financial Statements for provision for income taxes for each Series that sold their Underlying Asset during the Current Period and the Prior Period. Total provision for income taxes for the Current Period and Prior Period are as follows:

Consolidated Provision for Income Taxes
Current Period	$ 516,834
Prior Period	$ 178,363

See “Note C – Related Party Transactions” of our accompanying Notes to Consolidated Financial Statements for additional information on asset acquisitions.

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Liquidity and Capital Resources

Historically, the Company and each Series finance their business activities through capital contributions from the Manager or its affiliates. Until such time as any Series has the capacity to generate income, cash flows from operations, or excess proceeds from Offerings, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements) for individual Series once the Offerings are closed at the sole discretion of the Manager.

During the Current Period, the Company obtained liquidity for purposes of acquiring certain Underlying Assets through secured and unsecured loans from affiliates. See “Related Party Transactions” below for additional information.

The Company has experienced recurring net losses and negative operating cash flows since inception, and neither the Company nor any of the Series has generated revenues or profits in the Current Period or Prior Period, except in connection with the sale of certain Underlying Assets for gains and certain Series that generated investment income (see Asset Disposition section in Note A – Description of Organization and Business Operations – Asset Dispositions of our accompanying Notes to the Consolidated Financial Statements).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Retained Earnings / (Accumulated Deficits). Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period, except for certain Series that have net income in the Current Period generated from receiving investment income.

Period	Income / (Loss)	Net Working Capital	Retained Earnings / (Accumulated Deficit)
Current Period	($650,237)	$423,117	($9,960,818)
Prior Period	($4,189,307)	($580,421)	($7,822,003)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. The Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed, listed in the table above, at the sole discretion of the Manager. There can be no assurance that the Manager or RSE Markets, Inc. will continue or have the ability to fund operations or provide financial support to the Company and each listed Series. If the Company and each listed Series does not continue to obtain financing from the Manager or RSE Markets, Inc. they will be unable to pay their obligations as they come due, including the obligation of each listed Series. As a result, these conditions raise substantial doubt about the Company's and each listed Series' ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of the end of each of the Current Period and the Prior Period, the Company and the Series for which Closings had occurred, had total cash or cash equivalents balances as set forth below (see Consolidated Balance Sheets for details of each Series’ cash or cash equivalent balances for the Current and Prior Period).

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Cash and Cash Equivalent Balance
	Current Period	Prior Period
Total Series Cash and Cash Equivalent Balance	$ 248,633	$ 264,906
RSE Collection & Series #77LE1	2,780	2,780
Total Cash and Cash Equivalent Balance	$ 251,413	$ 267,686

Note: Series #77LE1 Interests were issued under Rule 506(c) and, therefore, Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above

Note: Only includes Series for which an Offering has closed. RSE Collection cash balance represents loans or capital contributions to be used for future payment of Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses of our accompanying Notes to the Consolidated Financial Statements).

From time to time, the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See “Note A – Description of Organization and Business Operations – Liquidity and Capital Resources” of our accompanying Notes to the Consolidated Financial Statements for additional information.

Recent Developments

The following sets forth updated information with respect to events that have occurred subsequent to the Current Period.

Event	Description
Offerings Opened	0
Offerings Closed	0
Underlying Assets Purchased	0 Purchase Agreements signed 0 Purchase Option Agreements signed 0 Upfront Purchase Agreements signed
Underlying Assets Sold	1
Acquisition Expenses	$0

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ITEM 3. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following individuals constitute the Board of Directors, executive management, and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	44	President, Director, CEO	05/2016
Robert A. Petrozzo	42	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	45	Chief Financial Officer	08/2016
Joshua Silberstein	50	Director	10/2016
Gustave Macheras	35	Director	02/2024
Yan Zhao	39	Director	11/2024

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Officers and Directors of RSE Markets

The following is a brief summary of the background of each director and executive officer of RSE Markets:

Christopher J. Bruno, Founder, Chief Executive Officer, President and Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX and UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide. Rob worked at KeyMe from 2014 to 2016.

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His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the Philadelphia University.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces. Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities, and convertible financings.  Work performed on these transactions, included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a Bachelor of Science in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Gustave Macheras, Director

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Gustave is an entrepreneur and investor with over 10 years of experience in venture capital, private equity, real estate and M&A. He has operated businesses across the automotive and healthcare industries and supported several start-ups as an advisor.

His previous roles include Healthcare Investment Banking Associate at Credit Suisse (2016 to 2018) and Healthcare M&A Senior Associate at Edgemont Partners (2018 to 2019), and Chief Operating Officer at Moonloot Ventures from 2019 to present.

Gustave has a Bachelor of Science in Engineering Sciences from Yale University and a Master of Business Administration from Columbia Business School.

Yan Zhao, Director

Yan is an entrepreneur and operator with nearly 20 years of experience in finance and alternative assets. Yan is a co-founder of Stone Ridge Holdings Group (“Stone Ridge”) and currently serves as President of Stone Ridge and head of Stone Ridge Asset Management’s investment committee. Previous leadership roles at Stone Ridge include president of NYDIG (the company’s institutional bitcoin company), CEO of Flourish (a platform for RIA focused products, which was sold to MassMutual), and head of Stone Ridge’s reinsurance franchise.

Prior to Stone Ridge, Yan worked at the Boston Consulting Group and Morgan Stanley.

Yan received a bachelor’s degree in economics and a Master of Business Administration from Harvard University.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager. The Advisory Board may review the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions. In addition, the Advisory Board assists with, and makes recommendations with respect to, the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

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The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations. To date, four individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc. and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, at the Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the

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economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region. He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Ken Goldin

Ken is the Founder and President of Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non-profit educational museum that is being built in the stadium district.

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. The executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each

110

of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager generally receives Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager was as follows for the fiscal years ended December 31, 2024 and 2023.

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2024	RSE Collection Manager, LLC	Manager	$52,117	$0	$52,117
2023	RSE Collection Manager, LLC	Manager	$79,244	$0	$79,244

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. The  amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager's estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager's experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset. Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.

In the event that the gross proceeds actually received by a Series from its Offering is less than the total maximum, or if the aggregate amount of all of the acquisition costs and offering expenses associated with the Offering (other than the Sourcing Fee) exceeds the amount that had been estimated at the time of commencement of the Offering, then the amount of the Sourcing Fee actually paid to the Manager would be reduced by such shortfall in proceeds or excess in costs and expenses.  In the event that no proceeds from an Offering of a Series remain after the application of proceeds to such acquisition costs and offering expenses associated with the Offering, then the Manager would not receive any Sourcing Fee from such Offering. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series.

A more complete description of Management of the Company is included in “Description of the Business” and “Management.”

111

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least one (1) Interest acquired on the same terms as the other Investors. The address of the Manager is 46 Howard St, Ste 215, New York, NY 10013.

As of the end of the Current Period, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
#90FM1	7/31/18	2,000	20 / 1%	$16,500
#98DV1	10/10/18	2,000	20 / 1%	$130,000
#91MV1	12/7/18	2,000	22 / 1%	$38,000
#94DV1	12/26/18	2,000	103 / 5%	$57,500
#72MC1	1/4/19	2,000	20 / 1%	$124,500
#63CC1	3/18/19	2,000	20 / 1%	$126,000
#65AG1	4/16/19	2,000	21 / 1%	$178,500
#90MM1	4/26/19	5,000	63 / 1%	$26,600
#65FM1	7/18/19	2,000	20 / 1%	$82,500
#94FS1	9/17/19	2,000	32 / 2%	$145,000
#92CC1	10/2/19	2,000	83 / 4%	$52,500
#82TAYLOR	1/10/22	2,000	20 / 1%	$13,000
#JUSTINIAN	1/10/22	2,000	20 / 1%	$18,000
#HULK180	1/10/22	10,000	100 / 1%	$42,000
#05JAYZ	1/10/22	3,700	37 / 1%	$18,500
#HOLMES	1/10/22	2,500	25 / 1%	$25,000
#MEEB11275	1/10/22	20,000	200 / 1%	$160,000
#FALCON	1/14/22	10,000	100 / 1%	$50,000
#DKCOUNTRY	1/14/22	3,000	30 / 1%	$18,000
#67ICEBOWL	1/14/22	2,000	20 / 1%	$10,000
#MARIOWRLD	1/18/22	33,000	335 / 1%	$165,000
#82AV1	2/7/22	14,875	149 / 1%	$297,500
#MEEB7985	3/2/22	7,600	76 / 1%	$38,000
#SUPERBWL1	3/2/22	4,000	40 / 1%	$24,000
#95FF1	3/22/22	12,000	120 / 1%	$120,000
#BONDWATCH	3/22/22	20,000	200 / 1%	$80,000
#PUNK2981	3/22/22	62,000	620 / 1%	$310,000
#MAYC857	3/23/22	10,800	108 / 1%	$54,000
#WOW2221	3/30/22	4,000	40 / 1%	$28,000
#DOOD6778	4/8/22	6,000	60 / 1%	$30,000
#LOTF	4/8/22	2,000	20 / 1%	$14,000
#NIKON1	4/8/22	7,000	70 / 1%	$28,000

112

#BAKC7820	4/20/22	6,200	60 / 1%	$31,000
#NBAJAM	4/20/22	9,400	94 / 1%	$47,000
#AZUKI6704	5/3/22	6,400	64 / 1%	$32,000
#SANDBOX1	5/3/22	21,000	210 / 1%	$105,000
#WOW6586	5/3/22	10,400	105 / 1%	$52,000
#GOLD1	5/14/22	4,000	40 / 1%	$16,000
#BART	5/14/22	3,000	30 / 1%	$21,000
#OBAMABALL	5/14/22	10,500	105 / 1%	$105,000
#SI1	5/14/22	5,000	50 / 1%	$10,000
#58PELE4	5/14/22	8,000	80 / 1%	$48,000
#HOMER	5/14/22	3,000	30 / 1%	$21,000
#96TIGER	5/24/22	11,000	110 / 1%	$55,000
#YEEZY	5/24/22	5,000	50 / 1%	$40,000
#88ZELDA	5/24/22	12,000	120 / 1%	$60,000
#STARWARS3	5/24/22	2,600	26 / 1%	$26,000
#VERSTAPP1	5/24/22	4,000	40 / 1%	$32,000
#MAYC9114	5/27/22	17,500	176 / 1%	$87,500
#VFRNDS1	6/12/22	27,500	275 / 1%	$275,000
#KENNERSET	6/16/22	1,250	13 / 1%	$12,500
#VEEFRND1	6/16/22	6,720	68 / 1%	$33,600
#MBIRD2754	6/16/22	12,000	120 / 1%	$60,000
#LEDZEPP1	6/16/22	8,000	80 / 1%	$48,000
#TREASURE	6/16/22	4,500	45 / 1%	$22,500
#BEEPLE1	6/28/22	13,600	136 / 1%	$68,000
#WARHOL1	6/28/22	17,000	170 / 1%	$170,000
#GAMEBOY	7/25/22	4,500	45 / 1%	$22,500
#SACHS1	8/1/22	2,150	21 / 1%	$21,500
#ELON1	8/1/22	3,750	38 / 1%	$7,500
#32RUTH	8/1/22	19,000	190 / 1%	$95,000
#CROESUS	8/1/22	8,000	80 / 1%	$64,000
#WARHOL2	8/19/22	6,500	65 / 1%	$65,000
#105.ETH	8/19/22	10,000	100 / 1%	$40,000
#VADER	8/19/22	1,500	15 / 1%	$7,500
#R2D2	8/19/22	2,000	20 / 1%	$10,000
#DRACULA10	8/26/22	4,000	40 / 1%	$40,000
#BUFFETT1	8/26/22	5,000	50 / 1%	$15,000
#1857COIN	8/26/22	5,000	50 / 1%	$25,000
#PAPPY1	8/26/22	2,000	20 / 1%	$14,000

113

#JEKYLL	8/26/22	5,000	50 / 1%	$20,000
#ANDYPELE	10/3/22	6,500	65 / 1%	$26,000
#JETFIRE	10/3/22	1,700	17 / 1%	$8,500
#GBOYCOLOR	10/3/22	1,625	17 / 1%	$6,500
#ELVIS	10/3/22	5,000	51 / 1%	$40,000
#BOBAFETT	10/3/22	2,600	26 / 1%	$26,000
#RABBIT	11/2/22	10,000	100 / 1%	$46,000
#POPEBALL	11/2/22	4,750	48 / 1%	$19,000
#BOBAPROTO	12/13/22	15,000	150 / 1%	$150,000
#GRATEFUL1	12/13/22	12,500	125 / 1%	$125,000
#ARSHAM1	5/16/23	6,750	3,028 / 45%	$135,000
#ARSHAM2	4/25/24	31,500	5,535 / 18%	$315,000
#SCARFACE	4/25/24	2,000	20 / 1%	$20,000
#LEBRON	7/22/24	50,000	500 / 1%	$500,000
#94VTTT	10/31/24	29,500	29 / 0%	$590,000
#71MAYS	10/31/19	2,000	21 / 1%	$57,000
#RLEXPEPSI	11/6/19	2,000	218 / 11%	$17,800
#10COBB	11/14/19	1,000	12 / 1%	$39,000
#FROST	11/21/19	200	3 / 2%	$13,500
#TWOCITIES	11/21/19	200	2 / 1%	$14,500
#EINSTEIN	12/13/19	2,000	20 / 1%	$14,500
#BIRKINBOR	2/20/20	2,000	122 / 6%	$52,500
#SPIDER1	3/4/20	1,000	10 / 1%	$22,000
#BATMAN3	3/4/20	1,000	10 / 1%	$78,000
#ROOSEVELT	3/10/20	1,000	10 / 1%	$19,500
#ULYSSES	3/10/20	500	5 / 1%	$25,500
#56MANTLE	3/11/20	10,000	103 / 1%	$10,000
#AGHOWL	3/11/20	500	5 / 1%	$19,000
#18ZION	4/2/20	500	5 / 1%	$15,000
#SNOOPY	4/7/20	2,000	52 / 3%	$25,500
#APOLLO11	4/19/20	1,000	11 / 1%	$32,000
#YOKO	5/11/20	200	2 / 1%	$16,000
#HIMALAYA	5/27/20	2,000	40 / 2%	$140,000
#38DIMAGGIO	6/4/20	1,000	10 / 1%	$22,000
#55CLEMENTE	6/4/20	1,000	60 / 6%	$38,000
#LOTR	6/12/20	1,000	10 / 1%	$29,000
#BOND1	6/12/20	1,000	10 / 1%	$39,000
#CATCHER	6/12/20	500	5 / 1%	$12,500

114

#SUPER21	6/17/20	8,500	87 / 1%	$8,500
#BIRKINTAN	6/25/20	1,000	10 / 1%	$28,000
#GMTBLACK1	6/25/20	1,000	10 / 1%	$28,000
#61JFK	7/7/20	2,000	20 / 1%	$23,000
#LINCOLN	7/9/20	4,000	126 / 3%	$80,000
#STARWARS1	7/14/20	12,000	120 / 1%	$12,000
#56TEDWILL	7/26/20	2,000	70 / 4%	$90,000
#68MAYS	7/26/20	2,000	21 / 1%	$39,000
#CAPTAIN3	7/30/20	1,000	11 / 1%	$37,000
#CHURCHILL	8/6/20	7,500	75 / 1%	$7,500
#SHKSPR4	8/6/20	1,000	10 / 1%	$115,000
#03KOBE	8/16/20	6,250	65 / 1%	$50,000
#03JORDAN	8/16/20	2,000	21 / 1%	$41,000
#39TEDWILL	8/24/20	5,600	56 / 1%	$28,000
#94JETER	8/24/20	1,000	10 / 1%	$45,000
#2020TOPPS	8/25/20	10,000	100 / 1%	$100,000
#86RICE	9/15/20	23,000	232 / 1%	$23,000
#05LATOUR	9/15/20	1,000	11 / 1%	$9,800
#16SCREAG	9/15/20	1,000	10 / 1%	$39,000
#14DRC	9/15/20	1,000	10 / 1%	$54,000
#57MANTLE	9/21/20	8,000	89 / 1%	$8,000
#SOBLACK	10/1/20	1,000	66 / 7%	$56,000
#93DAYTONA	10/1/20	2,000	20 / 1%	$42,000
#09TROUT	10/8/20	11,250	113 / 1%	$225,000
#57STARR	10/8/20	8,000	80 / 1%	$8,000
#JOBSMAC	10/22/20	5,000	209 / 4%	$50,000
#03KOBE2	10/22/20	5,750	75 / 1%	$23,000
#16PETRUS	11/3/20	9,000	340 / 4%	$45,000
#ALICE	11/3/20	12,000	122 / 1%	$12,000
#SPIDER10	11/3/20	4,200	42 / 1%	$21,000
#62MANTLE	11/4/20	6,000	60 / 1%	$150,000
#BATMAN6	11/4/20	2,000	22 / 1%	$27,000
#CLEMENTE2	11/9/20	2,000	95 / 5%	$70,000
#79STELLA	11/16/20	13,800	368 / 3%	$69,000
#TKAM	11/16/20	2,000	20 / 1%	$32,000
#DIMAGGIO2	11/18/20	2,000	33 / 2%	$21,000
#13BEAUX	11/23/20	5,100	51 / 1%	$25,500
#ANMLFARM	11/23/20	1,000	10 / 1%	$10,000

115

#85NES	11/30/20	8,000	681 / 9%	$32,000
#00BRADY	11/30/20	3,750	68 / 2%	$45,000
#04LEBRON	12/7/20	5,000	291 / 6%	$50,000
#69KAREEM	12/7/20	2,500	25 / 1%	$27,500
#59JFK	12/7/20	2,000	20 / 1%	$26,000
#98KANGA	12/14/20	21,250	214 / 1%	$170,000
#GRAPES	12/14/20	2,000	170 / 9%	$39,000
#03LEBRON2	12/14/20	5,000	152 / 3%	$100,000
#06BRM	12/14/20	1,850	97 / 5%	$18,500
#GOLDENEYE	12/14/20	5,000	50 / 1%	$25,000
#WILDGUN	12/22/20	4,000	340 / 9%	$28,000
#DUNE	12/22/20	1,000	10 / 1%	$13,250
#99TMB2	1/13/21	10,000	580 / 6%	$60,000
#AVENGE57	1/13/21	20,000	551 / 3%	$20,000
#03TACHE	1/13/21	15,600	452 / 3%	$78,000
#04MESSI	1/13/21	9,000	410 / 5%	$45,000
#ICECLIMB	1/13/21	10,000	340 / 3%	$80,000
#96CHARZRD	1/13/21	6,500	201 / 3%	$65,000
#70AARON	1/13/21	6,000	120 / 2%	$18,000
#13GIANNIS	1/13/21	5,000	100 / 2%	$25,000
#01TIGER	1/13/21	1,850	71 / 4%	$18,500
#96JORDAN2	1/19/21	10,800	341 / 3%	$54,000
#JUNGLEBOX	1/19/21	6,900	184 / 3%	$34,500
#09COBB	1/19/21	8,000	162 / 2%	$32,000
#59FLASH	1/25/21	10,000	202 / 2%	$65,000
#FOSSILBOX	1/25/21	4,200	85 / 2%	$21,000
#POKEBLUE	1/27/21	2,400	100 / 4%	$24,000
#PICNIC	1/27/21	2,000	90 / 5%	$54,000
#98GTA	1/27/21	3,150	64 / 2%	$15,750
#DOMINOS	1/27/21	2,000	42 / 2%	$11,000
#09BEAUX	2/2/21	6,800	151 / 2%	$34,000
#09CURRY	2/2/21	2,500	52 / 2%	$25,000
#62BOND	2/7/21	15,500	310 / 2%	$93,000
#FEDERAL	2/7/21	10,000	200 / 2%	$150,000
#KEROUAC	2/7/21	4,900	98 / 2%	$98,000
#71TOPPS	2/17/21	17,000	340 / 2%	$68,000
#98ZELDA	2/17/21	5,000	101 / 2%	$23,500
#DEATON	2/17/21	11,400	93 / 1%	$285,000

116

#03JORDAN2	2/22/21	10,000	205 / 2%	$42,000
#17DUJAC	3/8/21	3,250	250 / 8%	$26,000
#95TOPSUN	3/15/21	10,000	200 / 2%	$60,000
#MOSASAUR	3/15/21	6,000	120 / 2%	$30,000
#59BOND	3/16/21	10,250	283 / 3%	$82,000
#09TROUT2	3/16/21	11,200	229 / 2%	$56,000
#94JORDAN	3/22/21	10,000	200 / 2%	$85,000
#ROCKETBOX	3/22/21	4,750	95 / 2%	$28,500
#76PAYTON	4/6/21	10,000	350 / 4%	$65,000
#FANFOUR5	4/6/21	10,000	200 / 2%	$80,000
#18LUKA	4/6/21	5,300	106 / 2%	$26,500
#85MJPROMO	4/6/21	3,500	71 / 2%	$28,000
#11BELAIR	4/6/21	2,000	40 / 2%	$22,000
#68RYAN	4/9/21	10,000	200 / 2%	$70,000
#96KOBE	4/9/21	7,000	140 / 2%	$77,000
#MARADONA	4/9/21	2,000	40 / 2%	$14,000
#POKEYELOW	4/13/21	11,000	475 / 4%	$55,000
#POKELUGIA	4/13/21	10,000	200 / 2%	$110,000
#VANHALEN	4/15/21	5,000	321 / 6%	$62,000
#05MJLJ	7/1/21	20,500	410 / 2%	$82,000
#85LEMIEUX	7/1/21	17,500	351 / 2%	$87,500
#POKERED	7/1/21	10,000	211 / 2%	$40,000
#56AARON	7/1/21	10,000	206 / 2%	$50,000
#NEOBOX	7/1/21	10,000	202 / 2%	$45,000
#81MONTANA	7/1/21	10,000	200 / 2%	$70,000
#87JORDAN	7/1/21	10,000	200 / 2%	$50,000
#WZRDOFOZ	7/1/21	6,000	130 / 2%	$90,000
#RIVIERA	7/1/21	6,000	120 / 2%	$30,000
#SMB3	7/1/21	5,000	100 / 2%	$25,000
#07DURANT	7/1/21	9,000	90 / 1%	$117,000
#NICKLAUS1	7/1/21	4,000	80 / 2%	$40,000
#GYMBOX	7/1/21	3,000	60 / 2%	$18,000
#GWLOTTO	7/1/21	2,500	50 / 2%	$35,000
#WALDEN	7/1/21	2,000	41 / 2%	$20,500
#00MOUTON	7/1/21	2,000	40 / 2%	$27,000
#AC23	7/1/21	4,000	40 / 1%	$28,000
#HUCKFINN	7/1/21	2,000	40 / 2%	$22,000
#60ALI	7/14/21	23,500	756 / 3%	$235,000

117

#BATMAN2	7/28/21	8,500	170 / 2%	$85,000
#FLASH123	7/28/21	3,625	50 / 1%	$29,000
#85GPK	7/28/21	1,000	10 / 1%	$12,000
#85JORDAN2	8/2/21	20,000	2,477 / 12%	$280,000
#HGWELLS	8/2/21	7,500	75 / 1%	$46,500
#SANTANA	8/9/21	15,000	161 / 1%	$75,000
#66ORR	8/9/21	10,000	112 / 1%	$50,000
#87ZELDA	8/9/21	10,000	100 / 1%	$115,000
#EINSTEIN2	8/9/21	5,000	51 / 1%	$80,000
#CONGRESS	8/9/21	5,000	50 / 1%	$120,000
#01TIGER2	8/9/21	2,000	47 / 2%	$17,000
#01HALO	8/9/21	2,500	28 / 1%	$17,000
#GRIFFEYJR	8/9/21	2,500	25 / 1%	$20,000
#86JORDAN2	8/11/21	10,000	100 / 1%	$80,000
#XMEN94	8/25/21	10,000	110 / 1%	$65,000
#97KOBE	8/25/21	10,000	105 / 1%	$65,000
#TOPPSTRIO	8/25/21	5,000	50 / 1%	$30,000
#81BIRD	8/25/21	5,000	50 / 1%	$30,000
#04MESSI2	9/1/21	5,000	50 / 1%	$35,000
#09RBLEROY	9/1/21	4,300	43 / 1%	$107,500
#THEROCK	9/1/21	1,000	10 / 1%	$12,000
#XLXMEN1	9/7/21	8,000	80 / 1%	$64,000
#03LEBRON5	9/13/21	8,500	85 / 1%	$85,000
#METEORITE	9/30/21	17,500	175 / 1%	$350,000
#SLASH	9/30/21	13,000	130 / 1%	$65,000
#00BRADY2	10/7/21	32,500	325 / 1%	$325,000
#PUNK9670	10/7/21	7,200	72 / 1%	$72,000
#NESWWF	10/7/21	6,000	60 / 1%	$18,000
#89TMNT	10/7/21	2,000	20 / 1%	$22,000
#BAYC601	10/12/21	16,500	165 / 1%	$165,000
#18ALLEN	10/12/21	12,000	120 / 1%	$36,000
#36OWENS	10/12/21	2,500	25 / 1%	$25,000
#CASTLEII	10/12/21	2,000	23 / 1%	$18,000
#PUNK8103	10/20/21	60,000	600 / 1%	$559,800
#GHOST1	10/20/21	2,000	20 / 1%	$14,000
#03RONALDO	10/26/21	12,500	125 / 1%	$175,000
#KIRBY	10/26/21	10,000	100 / 1%	$60,000
#HONUS2	10/26/21	10,000	100 / 1%	$100,000

118

#MEEB15511	11/3/21	15,000	150 / 1%	$75,000
#90BATMAN	11/3/21	10,000	100 / 1%	$59,000
#MARX	11/3/21	8,000	80 / 1%	$120,000
#09HARDEN	11/3/21	2,000	20 / 1%	$26,000
#NESDK3	11/9/21	22,800	228 / 1%	$114,000
#SPIDER129	11/9/21	10,000	100 / 1%	$40,000
#SIMPSONS1	11/9/21	2,000	20 / 1%	$18,500
#93JETER	11/9/21	1,000	10 / 1%	$16,000
#BAYC7359	11/10/21	19,000	190 / 1%	$190,000
#CURIO10	11/15/21	10,000	100 / 1%	$75,000
#WILDTHING	11/15/21	2,000	20 / 1%	$18,000
#98JORDAN2	11/30/21	16,500	165 / 1%	$330,000
#MACALLAN1	11/30/21	1,000	10 / 1%	$13,250
#BAYC9159	12/8/21	39,000	390 / 1%	$195,000
#FANTASY7	12/8/21	10,000	100 / 1%	$40,000
#KARUIZAWA	12/14/21	13,000	130 / 1%	$65,000
#WILT100	12/14/21	11,500	115 / 1%	$115,000
#SURFER4	12/14/21	10,000	100 / 1%	$80,000
#OHTANI1	12/14/21	10,000	100 / 1%	$90,000
#PENGUIN	12/14/21	10,000	100 / 1%	$60,000
#KOMBAT	12/14/21	10,000	100 / 1%	$90,000
#OHTANI2	12/14/21	9,125	92 / 1%	$73,000
#APPLELISA	12/22/21	10,000	100 / 1%	$110,000
#83JOBS	12/22/21	10,000	100 / 1%	$75,000
#HOBBIT	12/22/21	10,000	100 / 1%	$80,000
#BEATLES1	12/22/21	6,000	60 / 1%	$24,000
#SQUIG5847	12/22/21	6,000	60 / 1%	$66,000
#GIJOE	12/22/21	5,000	50 / 1%	$45,000
#BATMAN181	12/22/21	5,000	50 / 1%	$50,000
#98MANNING	12/22/21	2,000	20 / 1%	$22,000
#PACQUIAO	12/22/21	2,000	20 / 1%	$17,000
#PUNK5883	1/6/22	40,000	400 / 1%	$600,000
#POPEYE	1/6/22	11,000	110 / 1%	$110,000
#SMB2	1/10/22	20,000	200 / 1%	$300,000
#HAMILTON1	1/10/22	5,000	50 / 1%	$35,000
#OBIWAN	1/10/22	2,000	20 / 1%	$12,000
#86BONDS	1/27/22	2,000	20 / 1%	$8,000
#IPADPROTO	1/27/22	2,000	20 / 1%	$13,000

119

#MOBYDICK	1/28/22	10,000	100 / 1%	$70,000
#03SERENA	1/28/22	8,500	85 / 1%	$85,000
#BAYC4612	1/31/22	100,000	1,004 / 1%	$700,000
#05RODGERS	2/3/22	7,000	70 / 1%	$56,000
#LEICAGOLD	2/3/22	4,000	40 / 1%	$32,000
#18OSAKA	2/3/22	2,600	26 / 1%	$13,000
#FORTNITE	2/3/22	2,000	20 / 1%	$16,000
#IROBOT	2/3/22	1,000	10 / 1%	$8,000
#MARIO64	2/7/22	12,500	125 / 1%	$125,000
#IOMMI	2/7/22	6,500	65 / 1%	$65,000
#JAWA	3/2/22	9,000	90 / 1%	$27,000
#GWLETTER	3/2/22	7,500	75 / 1%	$150,000
#GWTW	3/2/22	5,000	50 / 1%	$25,000
#MARIOKART	3/2/22	5,000	50 / 1%	$75,000
#NEWWORLD	3/2/22	2,000	20 / 1%	$14,000
#BAYC8827	3/3/22	82,000	820 / 1%	$820,000
#96KOBE2	3/3/22	22,500	225 / 1%	$225,000
#SHOWCASE4	3/3/22	11,000	110 / 1%	$77,000
#DOOD6921	3/22/22	11,000	128 / 1%	$44,000
#92TIGER	3/22/22	10,000	100 / 1%	$70,000
#15COBB	3/22/22	7,000	70 / 1%	$77,000
#MACALLAN2	3/22/22	5,000	50 / 1%	$30,000
#HIRST1	3/22/22	5,000	50 / 1%	$20,000
#BEATLES2	3/22/22	2,500	25 / 1%	$25,000
#BRADBURY	3/22/22	2,000	20 / 1%	$18,000
#SKYWALKER	3/29/22	5,000	50 / 1%	$17,500
#85GPK2	3/29/22	5,000	50 / 1%	$25,000
#19HAALAND	3/29/22	5,000	50 / 1%	$45,000
#GRIFFEY2	3/29/22	2,000	20 / 1%	$15,500
#KELLER	4/8/22	3,000	30 / 1%	$15,000
#GODFATHER	4/8/22	1,000	10 / 1%	$13,000
#MAYC5750	4/20/22	10,000	101 / 1%	$70,000
#MJTICKET	6/16/22	20,000	200 / 1%	$160,000
#SUPREMEPB	6/16/22	10,000	100 / 1%	$60,000
#MACALLAN3	7/25/22	4,100	41 / 1%	$20,500
#COOLCAT	7/25/22	4,000	40 / 1%	$20,000
#SUPERMAN6	8/1/22	3,000	30 / 1%	$24,000
#MOONPASS	8/19/22	1,300	13 / 1%	$6,500

120

#90FANTASY	10/3/22	3,000	30 / 1%	$15,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated.  Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Manager must own at least one (1) Interest, which may then be transferred to the Asset Manager.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 46 Howard St, Ste 215, New York, NY 10013.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  Christopher Bruno, Chief Executive Officer, President and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Bruno is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the voting Interests of a Series of the Company.  The following table sets forth information with respect to the number of voting Interests of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of December 31, 2024:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#00BRADY2	Stone Ridge Asset Management (1)	8,108	25%
#01HALO	Stone Ridge Asset Management (1)	623	25%
#01TIGER2	Stone Ridge Asset Management (1)	499	25%
#03JORDAN	Mirza Beg (8)	219	11%
#03JORDAN	Mark Pepitone (10)	200	10%
#03KOBE	Dan Burke (19)	2,050	33%
#03LEBRON5	Stone Ridge Asset Management (1)	2,120	25%
#03LEBRON5	Jose Vela (12)	1,143	13%
#03RONALDO	Stone Ridge Asset Management (1)	3,123	25%
#03SERENA	Stone Ridge Asset Management (1)	2,124	25%
#04MESSI2	Stone Ridge Asset Management (1)	1,247	25%
#05JAYZ	Stone Ridge Asset Management (1)	924	25%
#05LATOUR	John Linskey (23)	100	10%
#05LATOUR	Phil Moine (24)	100	10%
#05LATOUR	Timothy Mihelich (25)	100	10%
#05RODGERS	Stone Ridge Asset Management (1)	1,400	20%
#07DURANT	Stone Ridge Asset Management (1)	2,245	25%
#09BEAUX	John Cochran (26)	1,019	15%
#09CURRY2	Stone Ridge Asset Management (1)	7,545	36%
#09HARDEN	Stone Ridge Asset Management (1)	499	25%
#09HARDEN	Philip Myerson (16)	227	11%
#09RBLEROY	Stone Ridge Asset Management (1)	1,072	25%

121

#09TROUT	Harper Boone (27)	1,295	12%
#11BELAIR	Jack Smith (28)	235	12%
#11BM1	Roger Wiegley (2)	655	33%
#11BM1	Stone Ridge Asset Management (1)	200	10%
#16SCREAG	Josh Bradbury (29)	123	12%
#1776	Rick Heitzmann (30)	40,664	51%
#1857COIN	Eric Smith (3)	682	14%
#18ALLEN	Stone Ridge Asset Management (1)	2,994	25%
#18LUKA	Jason Thomas (31)	667	13%
#18OSAKA	Stone Ridge Asset Management (1)	390	15%
#18ZION	Philip Myerson (16)	60	12%
#19HAALAND	Stone Ridge Asset Management (1)	500	10%
#2020TOPPS	The Topps Company, Inc. (32)	5,000	50%
#55CLEMENTE	Chris Passaretti (33)	120	12%
#55PS1	Roger Wiegley (2)	240	12%
#55PS1	Stone Ridge Asset Management (1)	240	12%
#56AARON	Stone Ridge Asset Management (1)	2,495	25%
#56AARON	Rick Dahl (34)	1,187	12%
#56TEDWILL	Jack Smith (28)	522	26%
#56TEDWILL	Da Woon Kang (35)	200	10%
#57STARR	Mark Stannard (36)	1,942	24%
#58PELE3	Stone Ridge Asset Management (1)	5,835	52%
#59BOND	Jack Smith (28)	1,025	10%
#59BOND	Jesse Jacobs (37)	1,025	10%
#59FLASH	Stavros Merjos (38)	3,700	37%
#59FLASH	Mike Kushion (39)	1,421	14%
#60ALI	Stone Ridge Asset Management (1)	5,863	25%
#60ALI	Jack Smith (28)	2,350	10%
#60MANTLE	Goldin Auctions (40)	21,250	50%
#60MANTLE	Stone Ridge Asset Management (1)	11,028	26%
#61JE1	Stone Ridge Asset Management (1)	301	10%
#61MG1	Stone Ridge Asset Management (1)	790	16%
#62BOND	Jack Smith (28)	1,550	10%
#62MANTLE	Mike Kushion (39)	600	10%
#62MANTLE	Craig Osika (41)	600	10%
#63CC1	Julien Williams (4)	200	10%
#66ORR	Stone Ridge Asset Management (1)	2,495	25%
#67ICEBOWL	Stone Ridge Asset Management (1)	499	25%

122

#68MAYS	William Ammons (42)	678	34%
#69BM1	Stone Ridge Asset Management (1)	217	11%
#69KAREEM	Justin Caldbeck (43)	414	17%
#70AARON	James McClane (44)	711	12%
#71TOPPS	Eric Roberts (45)	5,270	31%
#71TOPPS	Jack Smith (28)	1,700	10%
#72MC1	Don Rose (5)	643	32%
#75ALI	Stone Ridge Asset Management (1)	358	36%
#75RA1	Mitch Stephens (46)	602	20%
#77LE1	Maarten De Jong (6)	200	10%
#77LE1	Stone Ridge Asset Management (1)	201	10%
#80ALI	Stone Ridge Asset Management (1)	4,026	40%
#81BIRD	Stone Ridge Asset Management (1)	1,247	25%
#81BIRD	Shawn Nigg (15)	681	14%
#82AV1	Stone Ridge Asset Management (1)	3,717	25%
#82TAYLOR	Stone Ridge Asset Management (1)	499	25%
#83FB1	Jack Smith (28)	686	14%
#83JOBS	Stone Ridge Asset Management (1)	2,499	25%
#85ERVING	Stone Ridge Asset Management (1)	6,241	62%
#85GPK	Stone Ridge Asset Management (1)	249	25%
#85GPK2	Stone Ridge Asset Management (1)	500	10%
#85NES	Andy Galica (47)	1,488	19%
#86BONDS	Stone Ridge Asset Management (1)	400	20%
#86FLEER	Mike Kushion (39)	1,781	11%
#86JORDAN2	Stone Ridge Asset Management (1)	2,495	25%
#87ZELDA	Stone Ridge Asset Management (1)	2,495	25%
#88LL1	Stone Ridge Asset Management (1)	555	28%
#89TMNT	Stone Ridge Asset Management (1)	499	25%
#90BATMAN	Stone Ridge Asset Management (1)	2,499	25%
#90FM1	Joseph Amodio (7)	300	15%
#91JORDAN	Stone Ridge Asset Management (1)	1,221	12%
#91MV1	Jack Smith (28)	259	13%
#92LD1	Roger Wiegley (2)	1,267	42%
#92LD1	Stone Ridge Asset Management (1)	322	11%
#92TIGER	Stone Ridge Asset Management (1)	1,500	15%
#93JETER	Stone Ridge Asset Management (1)	249	25%
#94DV1	Roger Wiegley (2)	291	15%
#94JETER	Jack Smith (28)	224	22%

123

#94JETER	Philip Myerson (16)	123	12%
#94JORDAN	Elliot Tebele (48)	2,362	24%
#94VTTT	Stone Ridge Asset Management (1)	17,740	60%
#94VTTT	John Temerian (49)	2,950	10%
#95FF1	Stone Ridge Asset Management (1)	2,998	25%
#95TOPSUN	Andy Galica (47)	1,305	13%
#96JORDAN2	Elliot Tebele (48)	4,668	43%
#96KOBE2	Stone Ridge Asset Management (1)	4,500	20%
#97KOBE	Stone Ridge Asset Management (1)	2,495	25%
#98GTA	Victor Calderon (50)	470	15%
#98JORDAN2	Stone Ridge Asset Management (1)	4,123	25%
#98KANGA	Karan Wadhera (51)	7,453	35%
#98MANNING	Stone Ridge Asset Management (1)	499	25%
#99SS1	Robert Wall (9)	266	27%
#AC23	Stone Ridge Asset Management (1)	998	25%
#AGHOWL	Philip Myerson (16)	82	16%
#AGHOWL	Ketan Patel (52)	50	10%
#ANMLFARM	Mark Bell (53)	176	18%
#APOLLO11	Jack Smith (28)	125	13%
#APPLE1	Stone Ridge Asset Management (1)	8,911	27%
#APPLE1	Jack Smith (28)	3,551	11%
#APPLELISA	Stone Ridge Asset Management (1)	1,589	16%
#ARSHAM1	The Manager (22)	3,028	45%
#ARSHAM2	The Manager (22)	5,535	18%
#ARSHAM2	Jack Smith (28)	3,150	10%
#AZUKI6704	Hwang Pollock (54)	936	15%
#BATMAN181	Stone Ridge Asset Management (1)	1,249	25%
#BATMAN2	Stone Ridge Asset Management (1)	2,120	25%
#BATMAN2	Stavros Merjos (38)	1,157	14%
#BATMAN3	Kyle Hart (55)	156	16%
#BATMAN6	Stavros Merjos (38)	345	17%
#BAYC4612	Sam Gellman (20)	22,172	22%
#BAYC8827	Sam Gellman (20)	21,009	26%
#BEATLES1	Stone Ridge Asset Management (1)	1,499	25%
#BEATLES1	Kyle Hart (55)	700	12%
#BEATLES2	Stone Ridge Asset Management (1)	250	10%
#BIRKINBLU	Stone Ridge Asset Management (1)	210	21%
#BIRKINBLU	Jack Smith (28)	110	11%

124

#BIRKINTAN	Jack Smith (28)	302	30%
#BLASTOISE	Stone Ridge Asset Management (1)	22,233	44%
#BOBAPROTO	Dennis Karjanis (11)	8,053	54%
#BOND1	Jack Smith (28)	150	15%
#BONDWATCH	Stone Ridge Asset Management (1)	4,000	20%
#BRADBURY	Stone Ridge Asset Management (1)	300	15%
#BROSGRIMM	Stone Ridge Asset Management (1)	2,534	51%
#BUFFETT1	Jose Vela (12)	500	10%
#BULLSRING	Matt Suster (56)	8,817	29%
#CAPTAIN3	Mike Kushion (39)	258	26%
#CASTLEII	Stone Ridge Asset Management (1)	499	25%
#CASTLEII	Andy Galica (47)	452	23%
#CATCHER	Mark Hemmis (57)	57	11%
#CATCHER	Steve Sivak (58)	54	11%
#CONGRESS	Stone Ridge Asset Management (1)	1,247	25%
#DIMAGGIO3	Goldin Auctions (40)	11,250	50%
#DIMAGGIO3	Stone Ridge Asset Management (1)	6,064	27%
#DIMAGGIO3	Jack Smith (28)	2,279	10%
#DKCOUNTRY	Stone Ridge Asset Management (1)	749	25%
#DOMINOS	Peter Frye (59)	251	13%
#DOMINOS	Richard Aguilera (60)	201	10%
#DRACULA10	Jose Vela (12)	428	11%
#DRACULA10	Karminder Singh (13)	400	10%
#DUNE	Sean Buish (61)	245	25%
#EINSTEIN2	Stone Ridge Asset Management (1)	1,247	25%
#EINSTEIN2	Jack Smith (28)	500	10%
#FALCON	Stone Ridge Asset Management (1)	2,499	25%
#FANFOUR5	Stavros Merjos (38)	1,288	13%
#FANFOUR5	Mike Kushion (39)	1,104	11%
#FANTASY7	Stone Ridge Asset Management (1)	2,499	25%
#FAUBOURG2	Jack Smith (28)	1,185	11%
#FLASH123	Stone Ridge Asset Management (1)	904	25%
#FLASH123	Mike Kushion (39)	458	13%
#FORTNITE	Stone Ridge Asset Management (1)	400	20%
#FROST	Jason Temerowski (62)	27	14%
#GHOST1	Stone Ridge Asset Management (1)	499	25%
#GHOST1	Stavros Merjos (38)	387	19%
#GIANNIS2	Stone Ridge Asset Management (1)	16,647	40%

125

#GIJOE	Stone Ridge Asset Management (1)	1,249	25%
#GODFATHER	Stone Ridge Asset Management (1)	100	10%
#GRATEFUL1	Glen Trosch (14)	4,498	36%
#GRIFFEY2	Stone Ridge Asset Management (1)	200	10%
#GRIFFEYJR	Stone Ridge Asset Management (1)	623	25%
#GWLETTER	Stone Ridge Asset Management (1)	1,125	15%
#GWLOTTO	Jack Smith (28)	280	11%
#GWLOTTO	Joe Colangelo (63)	250	10%
#GWTW	Stone Ridge Asset Management (1)	750	15%
#HAMILTON1	Stone Ridge Asset Management (1)	1,249	25%
#HAMILTON1	Michael Inouye (64)	590	12%
#HGWELLS	Stone Ridge Asset Management (1)	1,871	25%
#HIMALAYA	George Tsai (65)	373	19%
#HIMALAYA	Jack Smith (28)	311	16%
#HOLMES	Stone Ridge Asset Management (1)	624	25%
#HONUS	Goldin Auctions (40)	5,289	53%
#HUCKFINN	Philip Myerson (16)	214	11%
#HULK180	Stone Ridge Asset Management (1)	2,499	25%
#ICECLIMB	Justin Caldbeck (43)	1,475	15%
#IOMMI	Mark Taylor (66)	1,300	20%
#IROBOT	Stone Ridge Asset Management (1)	200	20%
#JAWA	Stone Ridge Asset Management (1)	1,800	20%
#JETFIRE	Shawn Nigg (15)	502	30%
#JUSTINIAN	Stone Ridge Asset Management (1)	499	25%
#KARUIZAWA	Stone Ridge Asset Management (1)	3,248	25%
#KARUIZAWA	Kyle Hart (55)	1,394	11%
#KELLER	Stone Ridge Asset Management (1)	450	15%
#KIRBY	Stone Ridge Asset Management (1)	2,499	25%
#KOMBAT	Stone Ridge Asset Management (1)	2,499	25%
#LEBRON	Jack Smith (28)	19,050	38%
#LEBRON	Justin Caldbeck (43)	8,000	16%
#LEICAGOLD	Stone Ridge Asset Management (1)	600	15%
#LINCOLN	Jack Smith (28)	1,008	25%
#LOTF	Stone Ridge Asset Management (1)	200	10%
#MACALLAN1	Stone Ridge Asset Management (1)	249	25%
#MACALLAN2	Stone Ridge Asset Management (1)	750	15%
#MACALLAN3	Matt Carr (67)	437	11%
#MARIO64	Stone Ridge Asset Management (1)	2,500	20%

126

#MARIOKART	Stone Ridge Asset Management (1)	1,000	20%
#MARIOWRLD	Stone Ridge Asset Management (1)	8,246	25%
#MARX	Stone Ridge Asset Management (1)	1,999	25%
#MEGALODON	Stone Ridge Asset Management (1)	20,316	68%
#METEORITE	Alan Ginsberg (68)	4,375	25%
#METEORITE	Stone Ridge Asset Management (1)	4,366	25%
#MJTICKET	Stone Ridge Asset Management (1)	3,000	15%
#MOBYDICK	Stone Ridge Asset Management (1)	2,000	20%
#MOONSHOE	Jack Smith (28)	2,119	12%
#MOONSHOE	David Sung (69)	1,800	10%
#MOSASAUR	Yinan Wang (70)	700	12%
#NBAJAM	Stone Ridge Asset Management (1)	940	10%
#NESDK3	Stone Ridge Asset Management (1)	5,697	25%
#NESWWF	Stone Ridge Asset Management (1)	1,497	25%
#NESWWF	James Ballas (71)	859	14%
#NEWTON	Stone Ridge Asset Management (1)	8,100	27%
#NEWTON	Christopher Nguyen (72)	3,000	10%
#NEWWORLD	Stone Ridge Asset Management (1)	300	15%
#NICKLAUS1	Jack Smith (28)	400	10%
#NIKON1	Jose Vela (12)	1,000	14%
#NIKON1	Stone Ridge Asset Management (1)	700	10%
#OBAMABALL	Philip Myerson (16)	1,369	13%
#OBAMABALL	Stone Ridge Asset Management (1)	1,050	10%
#OBIWAN	Stone Ridge Asset Management (1)	499	25%
#OHTANI2	Stone Ridge Asset Management (1)	2,280	25%
#PACQUIAO	Stone Ridge Asset Management (1)	499	25%
#PENGUIN	Stone Ridge Asset Management (1)	2,499	25%
#PENGUIN	Stavros Merjos (38)	1,150	12%
#PICNIC	Jack Smith (28)	200	10%
#POKEBLUE	Hyun Hong (73)	385	16%
#POKELUGIA	Jack Smith (28)	1,000	10%
#POKEMON3	Stone Ridge Asset Management (1)	1,361	27%
#POKEMON3	Justin Caldbeck (43)	577	12%
#POKEMON3	Jack Smith (28)	500	10%
#POKERED	Stone Ridge Asset Management (1)	2,495	25%
#POPEBALL	Michael Heyen (17)	2,016	42%
#POPEBALL	Nancy St. Yves (18)	475	10%
#POPEYE	Eric Naierman (74)	3,305	30%

127

#POPEYE	Stone Ridge Asset Management (1)	2,748	25%
#PUNK2981	Sam Gellman (20)	17,705	29%
#PUNK8103	Michael Hanley (75)	20,149	34%
#RABBIT	Scott Olsen (21)	1,000	10%
#RLEXPEPSI	The Manager (22)	218	11%
#RLEXPEPSI	Michael Zaccaro (76)	211	11%
#SACHS1	Nick Principe (77)	240	11%
#SANTANA	Stone Ridge Asset Management (1)	3,742	25%
#SANTANA	John Superson (78)	3,000	20%
#SCARFACE	Kyle Hart (55)	200	10%
#SCARFACE	Yinan Wang (70)	200	10%
#SCARFACE	Matthew McLaughlin (79)	200	10%
#SHKSPR4	Shawn Nigg (15)	190	19%
#SHKSPR4	Jack Smith (28)	100	10%
#SHKSPR4	Robert Slama (80)	100	10%
#SHOWCASE4	Mike Kushion (39)	2,911	26%
#SHOWCASE4	Stone Ridge Asset Management (1)	2,200	20%
#SIMPSONS1	Stone Ridge Asset Management (1)	499	25%
#SIMPSONS1	James Ballas (71)	258	13%
#SKYWALKER	Stone Ridge Asset Management (1)	750	15%
#SLASH	Mark Taylor (66)	2,600	20%
#SLASH	David Holets (81)	1,866	14%
#SMB2	Stone Ridge Asset Management (1)	4,998	25%
#SMURF	Stone Ridge Asset Management (1)	560	28%
#SNOOPY	Tanay Modi (82)	217	11%
#SNOOPY	Mike Kushion (39)	210	11%
#SPIDER10	Stavros Merjos (38)	445	11%
#SPIDER129	Stone Ridge Asset Management (1)	2,499	25%
#SPIDER129	Shawn Edwards (83)	1,160	12%
#SUPERBWL1	Stone Ridge Asset Management (1)	600	15%
#SUPREMEPB	Jeffrey Tingelstad (84)	1,097	11%
#SUPREMEPB	Stone Ridge Asset Management (1)	1,000	10%
#SURFER4	Stone Ridge Asset Management (1)	2,499	25%
#THEROCK	Stone Ridge Asset Management (1)	249	25%
#TOPPSTRIO	Stone Ridge Asset Management (1)	1,247	25%
#TORNEK	Stone Ridge Asset Management (1)	10,627	32%
#TORNEK	Jack Smith (28)	3,300	10%
#TWOCITIES	Shawn Nigg (15)	21	11%

128

#VANHALEN	Stephen Gurgovits (85)	1,066	21%
#VEEVIPER	Stone Ridge Asset Management (1)	1,649	11%
#VERSTAPP1	Stone Ridge Asset Management (1)	400	10%
#VFRNDS1	Gary Vaynerchuk (86)	6,875	25%
#WALDEN	Stone Ridge Asset Management (1)	499	25%
#WALDEN	Kevin Harper (87)	476	24%
#WARHOL1	Philip Murphy (88)	2,223	13%
#WARHOL2	Shawn Nigg (15)	918	14%
#WILDGUN	Andy Galica (47)	756	19%
#WILDTHING	Stone Ridge Asset Management (1)	499	25%
#WILT100	Stone Ridge Asset Management (1)	2,873	25%
#WZRDOFOZ	Stone Ridge Asset Management (1)	1,497	25%
#WZRDOFOZ	Mike Kushion (39)	667	11%
#XLXMEN1	Stone Ridge Asset Management (1)	1,996	25%
#XMEN94	Stone Ridge Asset Management (1)	2,495	25%
#XMEN94	Ethan Robertson (89)	1,139	11%
#YOKO	Zachary Caraviello (90)	47	24%
#YOKO	Michael Harris (91)	38	19%

(1)Stone Ridge Asset Management's address is 510 Madison Ave, New York, NY 10022

(2)Roger Wiegley’s address is 633 Central Road, Rye Beach, NH 03871

(3)Eric Smith's address is 125 Carlye Dr, Cranberry Twp, PA 16066

(4)Julien Williams's address is 2333 Port Lerwick Pl, Newport Beach, CA 92660

(5)Don Rose's address is 37 Warren St, Salem, MA 01970

(6)Maarten De Jong's address is 476 Broadway, New York, NY 10013

(7)Joseph Amodio's address is 174 Sheridan Dr, Tonawanda, NY 14150

(8) Mirza Beg’s address is 122 Saint Denis Lane, Leesville, LA 71446

(9) Robert Wall's address is 158 Center Church Rd, Grove City, PA 16127

(10) Mark Pepitone’s address is 250 S Ocean Blvd, Delray Beach, FL 33483

(11) Dennis Karjanis's address is 168 Laurel Hill Rd, Branford, CT 06405

(12) Jose Vela’s address is 1242 E Business Highway, Mission, TX 78572

(13) Karminder Singh's address is 3276 Cranbrook Place, Dublin, CA 94568

(14) Glen Trosch's address is 200 Cross Keys Rd, Baltimore, MD 21210

(15) Shawn Nigg’s address is 704 N 10th Ave, Winterset, IA 50273

(16) Philip Myerson’s address is 46 Bayview Ave, Portsmouth, RI 02871

(17) Michael Heyen’s address is 4473 Hackberry Ct, Midland, TX 79707

(18) Nancy St. Yves’ address is 226 Standish Rd, Sagamore Beach, MA 02562

(19) Dan Burke’s address is 6764 Kelseys Oak Ct, Cincinnati, OH 45248

(20) Sam Gellman’s address is 117 N Monarch St, Aspen, CO 81611

(21) Scott Olsen’s address is 2485 N Cherry Ave, Tucson, AZ 85719

(22)The Manager’s address is 46 Howard Street, Suite 215, New York, NY 10013

(23)John Linskey’s address is 234 Warrenton Dr, Houston, TX 77024

(24)Phil Moine’s address is 123 E 54th St, New York, NY 10022

(25)Timothy Mihelich’s address is E Red Arrow Hwy, Van Buren, MI 49079

(26)John Cochran’s address is 1879 Gaineswood Pl, Tuscaloosa, AL 35406

(27)Harper Boone’s address is 2710 Paddock Pl, The Villages, FL 32162

(28)Jack Smith’s address is 1887 Whitney Mesa Dr, Henderson, NV 89014

(29)Josh Bradbury’s address is 998 Meadowlark Dr, Laguna Beach, CA 92651

(30)Rick Heitzmann’s address is 88 MacDougal St, New York, NY 10012

(31)Jason Thomas’s address is 6600 Fannin Farm Way, Arlington, TX 76001

(32)The Topps Company, Inc.’s address is 1 Whitehall St, New York, NY 10004

(33)Chris Passaretti’s address is 19 Eugene Dr, Montville, NJ 07045

129

(34)Rick Dahl’s address is 1055 W Royal Oak Dr, Vernon Hills, IL 60061

(35)Da Woon Kang’s address is 141 Kailuana Loop, Henderson, NV 89014

(36)Mark Stannard’s address is 5230 Keats Ave N, Lake Elmo, MN 55042

(37)Jesse Jacobs’s address is 434 S Rossmore Ave, Los Angeles, CA 90020

(38)Stavros Merjos’s address is 479 N Rodeo Dr, Beverly Hills, CA 90210

(39)Mike Kushion’s address is 71 Rolling Green Ln, Elma, NY 14059

(40)Goldin Auctions’ address is 18101 Collins Ave, Sunny Isles Beach, FL 33160

(41)Craig Osika’s address is 97 Center Ave, Chatham, NJ 07928

(42)William Ammons’ address is 814 Barrington Pl Dr, Brentwood, TN 37027

(43)Justin Caldbeck’s address is 50 Verbalee Ln, Hillsborough, CA 94010

(44)James McClane’s address is 355 Skyline Lakes Dr, Ringwood, NJ 07456

(45)Eric Roberts’ address is 245 Park Lane, Atherton, CA 94027

(46)Mitch Stephens’ address is 52 1600 S, Farmington, UT 84025

(47)Andy Galica’s address is 14302 W Becker Ln, Surprise, AZ 85379

(48)Elliot Tebele’s address is 30 Sullivan St, New York, NY 10012

(49)John Temerian’s address is Marquis Residences, 1100 Biscayne Blvd, Miami, FL 33130

(50)Victor Calderon’s address is 8105 N Oconto Ave, Niles, IL 60714

(51)Karan Wadhera’s address is 45611 Montclaire Ter, Fremont CA 94539

(52)Ketan Patel’s address is 2959 Northlake Cir, Tyler, TX 75703

(53)Mark Bell’s address is 4703 S Tipaway Dr, Spokane Valley, WA 99206

(54)Hwang Pollock’s address is 17103 Hickok Dr, Round Rock, TX 78681

(55)Kyle Hart’s address is 5990 Forbes Ct, Bel Aire, KS 67220

(56)Matt Suster’s address is 10275 Science Center Dr, San Diego, CA 92121

(57)Mark Hemmis’s address is 2001 Westchester Ave, Catonsville, MD 21228

(58)Steve Sivak’s address is 1791 Prospector Ave, Park City, UT 84060

(59)Peter Frye’s address is 17 Union St, Branford, CT 06405

(60)Richard Aguilera’s address is 21940 Briarwood Dr, Fairview Park, OH 44126

(61)Sean Buish’s address is 15 Poplar Pine Ct, Conroe, TX 77385

(62)Jason Temerowski’s address is 70 Bluff Ave, Norwalk, CT 06853

(63)Joe Colangelo’s address is 310 Prospect Ave, Cranford, NJ 07016

(64)Michael Inouye’s address is 1601 Kapiolani Blvd #920, Honolulu, HI 96814

(65)George Tsai’s address is 130 Serena Way, Santa Clara, CA 95051

(66)Mark Taylor’s address is 209 10th Ave S., Nashville, TN 37203

(67)Matt Carr’s address is 2345 Via Inspirada, Henderson, NV 89044

(68)Alan Ginsberg’s address is 215 E 68th St, New York, NY 10065

(69)David Sung’s address is 2906 E Minnezona Ave., Phoenix, AZ 85016

(70)Yinan Wang’s address is 1101 S Arlington Ridge Rd, Arlington, VA 22202

(71)James Ballas’ address is 2108 New Dawn Rd, Tallahassee, FL 32311

(72)Christopher Nguyen’s address is 575 Los Altos Avenue, Los Altos, CA 94022

(73)Hyun Hong’s address is 1735 Marco Polo Way, Burlingame, CA 94010

(74)Eric Naierman’s address is 3131 N 52nd Ave, Hollywood, FL 33021

(75)Michael Hanley’s address is 162 Glenneyre Cir, St. Augustine, FL 32092

(76)Michael Zaccaro’s address is 25 Butterfield Road, Newtown, CT 06470

(77)Nick Principe’s address is 45700 Trenton Dr, Macomb, MI 48044

(78)John Superson’s address is 440 South Lasalle, Chicago, IL 60605

(79)Matthew McLaughlin’s address is 9 Southgate Ave, Annapolis, MD 21401

(80)Robert Slama’s address is 2509 Tahoe Dr., Lakeland, FL 33805

(81)David Holets’ address is 1231 Winter Hawk Ct, Greenwood, IN 46143

(82)Tanay Modi’s address is 426 W 58th St, New York, NY 10019

(83)Shawn Edwards’ address is 3501 Woodmont Park Ln, Louisville, KY 40245

(84)Jeffrey Tingelstad’s address is 700 West Fir Street, Sequim, WA 98382

(85)Stephen Gurgovits’ address is 814 Chapel Hill Ct, Gibsonia, PA 15044

(86)Gary Vaynerchuk’s address is 200 East 94th Street, New York, NY 10128

(87)Kevin Harper’s address is 3446 E Joseph Way, Gilbert, AZ 85295

(88)Philip Murphy’s address is 9216 Brookstone Pl, Zionsville, IN 46077

(89)Ethan Robertson’s address is 2058 Emory St, San Jose, CA 95128

(90)Zachary Caraviello’s address is 24 Seminole Dr, Pepperell, MA 01463

(91)Michael Harris’ address is 13 Prospect St, Pepperell, MA 01463

130

ITEM 5. RELATED PARTY TRANSACTIONS

The information set forth under the heading “Interest of Management and Others in Certain Transactions” in the Company’s Post-Qualification Amendment No. 34 to Offering Statement 2, filed with the Commission on September 4, 2024, is incorporated herein by reference, except to the extent modified or superseded by the disclosure below.

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make interest-bearing loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering. It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset. There were no such loans from affiliates of the Manager during the Current Period and the Prior Period.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

The table below indicates the timing of the loan made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#ARSHAM2	$ 278,639	$ 238	Repaid from proceeds	4/19/2024	4.45%	4/25/2024
Loan 2	#LEBRON	125,000	1,374	Repaid from proceeds	4/26/2024	4.45%	7/22/2024
Amounts repaid as of 12/31/2024		$ (403,639)	$ (1,612)
Balance as of 12/31/2024		$ -	$ -

During the Prior Period (before the Merger), ownership of Underlying Assets with a total carrying value of $66,090 that were initially purchased by RSE Archive, LLC, a related entity, from third-party sellers was transferred to the Company. Under the terms of the transfer agreement all rights, titles and interests along with any liabilities or obligations associated with these Underlying Assets were transferred to the Company.

As of the end of the Current Period and Prior Period, amounts outstanding due to Manager and affiliates are shown as below:

131

Period	Due to the Manager and its Affiliates	Due from the Manager and its Affiliates
Current Period	$ 152,636	$ 19,415
Prior Period	$ 832,743	$ 415

The following table sets forth affiliated entities owning greater than ten percent of any Series as of December 31, 2024:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#ARSHAM1	The Manager	3,028	45%
#ARSHAM2	The Manager	5,535	18%
#RLEXPEPSI	The Manager	218	11%

132

ITEM 6. OTHER SIGNIFICANT INFORMATION

None.

133

ITEM 7.  FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2024 AND 2023

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2024 and 2023 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-3

Consolidated Statements of OperationsF-149

Consolidated Statements of Members’ Equity / (Deficit) F-295

Consolidated Statements of Cash Flows F-365

Notes to Consolidated Financial Statements F-511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RSE Collection, LLC (the “Company”) on a consolidated basis and for each listed Series as of December 31, 2024 and 2023, and the related statements of operations, members’ equity, and cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company on a consolidated basis and for each listed Series as of December 31, 2024 and 2023, and the results of their operations and their cash flows for the Company on a consolidated basis and for each listed Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company and each listed Series have experienced recurring losses, and negative cash flows from operations, and their lack of liquidity raise substantial doubt about their ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Underlying Collectible Assets

As described in Note B6 to the financial statements, underlying collectible assets of the Company and each listed Series are reported at carrying amount, which includes cost-basis purchase price, any capitalized acquisition expenses, and any adjustments for impairment charge. The purchase price for the assets held by the Company and each listed Series is predicated on the asset’s authenticity, which is supported by authenticity documentation that the Company obtains upon purchase. There is judgment involved in the authentication for these assets that the Company obtains based on the source of the authentication. In addition, The underlying collectible assets are evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying amount for an underlying collectible asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amount of the underlying collectible asset to the expected fair value of the underlying collectible asset, which involves judgment from management relative to evaluating actual comparable market transactions for similar assets, estimating potential earnings of the asset, or the expected amount recoverable on a sale of the asset. As of December 31, 2024, there were three hundred and seventy-seven collectible assets held by the Company and each listed Series with a total carrying value of $26,872,300, and a total impairment charge of $2,154,113 was recognized during the year ended December 31, 2024 relating to eighty-six underlying collectible assets.

We identified the valuation of the underlying collectible assets as a critical audit matter due to the significant judgment by management related to authenticity or in estimating the expected fair value for underlying collectible assets. For certain assets management relied on judgment for the nature of the authentication documentation obtained as well as the judgment of authenticators on the purchase of assets, which will determine the carrying value and also creates a certain level of subjectivity as whether the carrying value of the asset is appropriate. In addition, the Impairment evaluation for the assets is sensitive to significant assumptions utilized by management such as including comparable market transactions for similar assets, estimating potential earnings, and estimating expected amount recoverable on the sale of an asset.  This in turn led to a high degree of auditor judgement, subjectivity, and effort in performing procedures for evaluating management’s significant assumptions relating to the carrying value reported for each underlying collectible asset.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included gaining an understanding of the controls in place relating to obtaining authenticity on the purchase of assets and the subsequent evaluation for impairment. Our procedures also included, among others, evaluating evidence for insurance coverage in place during the audit period that protects against counterfeits, testing and evaluating management’s analysis of authentication on an asset as of the reporting date, physically observing the assets owned, examining the authenticity documentation maintained, evaluating the reputation of authenticators, evaluating management’s process for developing the estimated fair value of each underlying collectible asset, obtaining evidence supporting comparable market transactions for similar assets, performing inquiries of management, and considering how current economic conditions and industry trends could impact the carrying value of each underlying collectible asset.  When assessing the assumptions relating to the fair value of underlying collectible assets, we evaluated whether the assumptions used were reasonable and considered whether they were consistent with evidence obtained in other areas of the audit.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2017.

EISNERAMPER LLP

New York, New York

May 2, 2025

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Assets
Current Assets
Cash and Cash Equivalents	$ 3,718	$ -	$ -	$ 2,214	$ -	$ -
Pre-paid Insurance	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	3,718	-	-	2,214	-	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	106,266	-	-	408,386	-	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 109,984	$ -	$ -	$ 410,600	$ -	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ -	$ 1,617	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	-	2	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	753	-	-	1,619	-	-
Members' Equity
Membership Contributions	111,236	-	-	422,131	-	-
Capital Contribution	19,982	-	-	51,842	-	-
Distribution to RSE Collection or its affiliates	(821)	-	-	(14,889)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(21,166)	-	-	(50,104)	-	-
Members' Equity / (Deficit)	109,231	-	-	408,981	-	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 109,984	$ -	$ -	$ 410,600	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1	Series #99LE1
Assets
Current Assets
Cash and Cash Equivalents	$ 485	$ 2,485	$ 2,500	$ 1,200	$ -	$ -
Pre-paid Insurance	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	485	2,485	2,500	1,200	-	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	14,786	332,806	122,544	488,586	-	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 15,271	$ 335,291	$ 125,044	$ 489,786	$ -	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 750	$ 750	$ 750	$ -	$ 300
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	3	3	3	-	1
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	753	753	753	753	-	301
Members' Equity
Membership Contributions	15,446	335,691	125,757	487,801	-	-
Capital Contribution	16,681	23,645	17,388	27,520	-	16,064
Distribution to RSE Collection or its affiliates	(175)	(400)	(713)	(5,103)	-	(443)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(17,434)	(24,398)	(18,141)	(21,184)	-	(15,922)
Members' Equity / (Deficit)	14,518	334,538	124,291	489,033	-	(301)
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,271	$ 335,291	$ 125,044	$ 489,786	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1	Series #80LC1
Assets
Current Assets
Cash and Cash Equivalents	$ 984	$ 173	$ 1,984	$ 4,989	$ 2,000	$ -
Pre-paid Insurance	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	984	173	1,984	4,989	2,000	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	35,437	158,042	52,787	99,000	79,786	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 36,421	$ 158,215	$ 54,771	$ 103,989	$ 81,786	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 450	$ 750	$ 1,917	$ 750	$ 150
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	3	3	3	3	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	753	453	753	1,920	753	150
Members' Equity
Membership Contributions	36,621	160,430	54,771	120,551	82,286	-
Capital Contribution	15,896	16,536	16,069	20,574	15,428	28,979
Distribution to RSE Collection or its affiliates	(200)	-	-	-	(500)	(774)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(16,649)	(19,204)	(16,822)	(39,055)	(16,181)	(28,355)
Members' Equity / (Deficit)	35,668	157,762	54,018	102,070	81,033	(150)
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 36,421	$ 158,215	$ 54,771	$ 103,989	$ 81,786	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ -	$ 1,999	$ 1,999	$ 2,649	$ 3,700
Pre-paid Insurance	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	1,999	1,999	2,649	3,700
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	-	120,286	182,802	75,903	170,286
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ -	$ 122,285	$ 184,801	$ 78,552	$ 173,986

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 750	$ 750	$ 750	$ 1,917
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	3	3	3	3
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	-	753	753	753	1,920
Members' Equity
Membership Contributions	-	-	122,586	185,301	79,052	173,986
Capital Contribution	-	-	15,782	16,163	16,165	16,616
Distribution to RSE Collection or its affiliates	-	-	(300)	(500)	(500)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	-	(16,536)	(16,915)	(16,917)	(18,536)
Members' Equity / (Deficit)	-	-	121,532	184,048	77,799	172,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ -	$ 122,285	$ 184,801	$ 78,552	$ 173,986

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #93FS1	Series #90MM1	Series #61JE1	Series #65FM1	Series #88PT1	Series #94LD1
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 1,799	$ 2,898	$ 2,300	$ -	$ -
Pre-paid Insurance	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	1,799	2,898	2,300	-	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	23,187	235,388	75,997	-	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 24,986	$ 238,286	$ 78,297	$ -	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 750	$ 750	$ 750	$ -	$ 300
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	3	3	-	1
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	753	753	753	-	301
Members' Equity
Membership Contributions	-	24,986	238,636	79,297	-	-
Capital Contribution	-	12,557	15,909	14,544	-	28,590
Distribution to RSE Collection or its affiliates	-	-	(350)	(1,000)	-	(500)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(13,310)	(16,662)	(15,297)	-	(28,391)
Members' Equity / (Deficit)	-	24,233	237,533	77,544	-	(302)
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 24,986	$ 238,286	$ 78,297	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1
Assets
Current Assets
Cash and Cash Equivalents	$ 3,064	$ 2,962	$ 4,197	$ 2,412	$ -	$ -
Pre-paid Insurance	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	3,064	2,962	4,197	2,412	-	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	129,227	138,482	325,590	46,188	-	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 132,291	$ 141,444	$ 329,787	$ 48,600	$ -	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 750	$ 750	$ 750	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	3	3	3	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	753	753	753	753	-	-
Members' Equity
Membership Contributions	133,279	141,794	330,287	48,600	-	-
Capital Contribution	13,779	13,092	24,620	12,303	-	-
Distribution to RSE Collection or its affiliates	(988)	(350)	(500)	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(14,532)	(13,845)	(25,373)	(13,056)	-	-
Members' Equity / (Deficit)	131,538	140,691	329,034	47,847	-	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 132,291	$ 141,444	$ 329,787	$ 48,600	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #89FG2	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 5,204	$ 500	$ 400	$ 400	$ 300
Pre-paid Insurance	-	-	-	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	5,204	500	411	411	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	277,811	3,363	7,500	16,750	24,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 283,015	$ 3,863	$ 7,911	$ 17,161	$ 24,811

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 750	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	753	-	5	5	5
Members' Equity
Membership Contributions	-	283,775	141,061	10,832	20,792	36,738
Capital Contribution	-	17,401	1,814	1,433	1,285	1,334
Distribution to RSE Collection or its affiliates	-	(475)	(952)	(232)	(292)	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(18,439)	(138,059)	(4,127)	(4,630)	(12,975)
Members' Equity / (Deficit)	-	282,262	3,863	7,906	17,156	24,806
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 283,015	$ 3,863	$ 7,911	$ 17,161	$ 24,811

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 243	$ 354	$ 300	$ 308	$ 377
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	254	365	311	319	388
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	6,475	15,000	7,546	13,566	26,000	125,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6,786	$ 15,254	$ 7,911	$ 13,877	$ 26,319	$ 125,388

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	363	-	-	400	-
Total Liabilities	5	369	5	5	405	5
Members' Equity
Membership Contributions	16,356	15,600	8,138	14,158	43,580	144,848
Capital Contribution	1,803	1,550	1,429	1,491	2,098	3,988
Distribution to RSE Collection or its affiliates	(238)	-	(238)	(292)	(281)	(281)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(11,140)	(2,265)	(1,423)	(1,485)	(19,484)	(23,173)
Members' Equity / (Deficit)	6,781	14,885	7,906	13,871	25,913	125,383
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6,786	$ 15,254	$ 7,911	$ 13,877	$ 26,319	$ 125,388

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Assets
Current Assets
Cash and Cash Equivalents	$ 3,400	$ 365	$ 500	$ 300	$ 4,532	$ -
Pre-paid Insurance	-	11	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	3,400	376	500	300	4,532	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	286,364	19,535	8,635	74,668	108,488	19,216
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 289,764	$ 19,911	$ 9,135	$ 74,968	$ 113,021	$ 19,216
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 5	$ -	$ 5	$ 750	$ -
Income Taxes Payable	-	-	-	-	-	20
Insurance Payable	3	-	-	3	3	-
Due to the Manager or its Affiliates	-	400	-	400	-	-
Total Liabilities	753	405	-	408	753	20
Members' Equity
Membership Contributions	289,764	20,181	34,546	75,280	114,038	49,067
Capital Contribution	9,201	1,830	1,976	2,147	7,098	3,729
Distribution to RSE Collection or its affiliates	-	(281)	(1,165)	(313)	(550)	(2,346)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,954)	(2,224)	(26,221)	(2,555)	(8,318)	(31,253)
Members' Equity / (Deficit)	289,011	19,506	9,135	74,559	112,268	19,196
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 289,764	$ 19,911	$ 9,135	$ 74,968	$ 113,021	$ 19,216

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ -	$ 300	$ 400	$ 501	$ 557
Pre-paid Insurance	-	-	11	11	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	415	-	-	-	-
Total Current Assets	600	415	311	411	501	557
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	95,252	6,726	23,920	11,100	6,647	9,731
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 95,852	$ 7,141	$ 24,231	$ 11,511	$ 7,148	$ 10,288
LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 5	$ 5	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	-	5	5	-	-
Members' Equity
Membership Contributions	290,600	26,027	24,500	11,792	28,860	29,343
Capital Contribution	797	2,086	1,570	1,152	2,091	6,341
Distribution to RSE Collection or its affiliates	(3)	(1,252)	(281)	(292)	(1,302)	(1,434)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(195,542)	(19,719)	(1,564)	(1,147)	(22,501)	(23,962)
Members' Equity / (Deficit)	95,852	7,141	24,225	11,506	7,148	10,288
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 95,852	$ 7,141	$ 24,231	$ 11,511	$ 7,148	$ 10,288

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 500	$ -	$ 500	$ 320	$ 320
Pre-paid Insurance	11	-	-	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	500	-	500	331	331
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	8,930	21,000	12,140	30,452	42,082	77,700
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 9,341	$ 21,500	$ 12,140	$ 30,952	$ 42,413	$ 78,031

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ -	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	333	-
Total Liabilities	5	-	-	-	339	5
Members' Equity
Membership Contributions	42,692	101,987	50,269	30,952	42,600	99,600
Capital Contribution	2,344	3,388	1,709	762	1,431	2,990
Distribution to RSE Collection or its affiliates	(292)	(2,626)	(1,222)	-	(198)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(35,409)	(81,249)	(38,617)	(762)	(1,758)	(24,366)
Members' Equity / (Deficit)	9,336	21,500	12,140	30,952	42,074	78,026
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 9,341	$ 21,500	$ 12,140	$ 30,952	$ 42,413	$ 78,031

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Assets
Current Assets
Cash and Cash Equivalents	$ 320	$ 320	$ 402	$ 381	$ 402	$ 326
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	331	331	413	392	413	337
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	13,769	17,482	7,700	13,769	29,402	26,840
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,100	$ 17,813	$ 8,113	$ 14,161	$ 29,814	$ 27,177

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	5	5	5
Members' Equity
Membership Contributions	18,000	18,000	8,300	14,574	30,002	49,637
Capital Contribution	1,490	1,490	1,139	1,269	1,688	1,977
Distribution to RSE Collection or its affiliates	(198)	(198)	(198)	(424)	(198)	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(5,197)	(1,484)	(1,133)	(1,264)	(1,683)	(24,319)
Members' Equity / (Deficit)	14,095	17,807	8,107	14,156	29,809	27,172
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,100	$ 17,813	$ 8,113	$ 14,161	$ 29,814	$ 27,177

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Assets
Current Assets
Cash and Cash Equivalents	$ 402	$ 402	$ -	$ -	$ 66	$ 500
Pre-paid Insurance	11	11	11	-	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	413	413	11	-	77	500
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	54,000	22,800	33,614	40,873	250,000	7,877
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 54,413	$ 23,213	$ 33,625	$ 40,873	$ 250,077	$ 8,377

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ -
Income Taxes Payable	-	-	-	135	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	667	400	-	-	-	-
Total Liabilities	672	405	5	135	5	-
Members' Equity
Membership Contributions	54,600	23,400	32,824	84,902	250,545	58,900
Capital Contribution	1,953	1,446	2,835	13,616	1,471	15,517
Distribution to RSE Collection or its affiliates	(198)	(198)	(424)	(1,483)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,614)	(1,840)	(1,616)	(56,296)	(1,945)	(66,040)
Members' Equity / (Deficit)	53,741	22,807	33,620	40,739	250,071	8,377
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 54,413	$ 23,213	$ 33,625	$ 40,873	$ 250,077	$ 8,377

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #VEEFRND1	Series #TREASURE	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 300	$ -	$ 323	$ 402	$ 400
Pre-paid Insurance	-	11	5	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	500	311	5	334	413	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	7,504	18,998	-	6,625	42,000	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 8,004	$ 19,309	$ 5	$ 6,959	$ 42,413	$ 70,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 2	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	-	5	2	5	5	5
Members' Equity
Membership Contributions	32,764	19,531	-	10,851	42,600	70,909
Capital Contribution	10,462	1,109	1,438	1,219	1,712	1,291
Distribution to RSE Collection or its affiliates	(2,892)	(232)	(238)	(198)	(198)	(509)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(32,331)	(1,104)	(1,196)	(4,918)	(1,707)	(1,285)
Members' Equity / (Deficit)	8,004	19,304	4	6,953	42,407	70,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,004	$ 19,309	$ 5	$ 6,959	$ 42,413	$ 70,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 2,800	$ 400	$ 429	$ 500	$ 327
Pre-paid Insurance	-	11	11	-	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	500	2,811	411	429	500	338
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,139	124,950	6,750	57,729	3,547	85,074
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,639	$ 127,761	$ 7,161	$ 58,157	$ 4,047	$ 85,413

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ -	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	3	3	-
Due to the Manager or its Affiliates	-	-	500	204	545	400
Total Liabilities	-	5	505	212	548	405
Members' Equity
Membership Contributions	66,810	163,666	20,909	58,505	20,785	85,600
Capital Contribution	12,598	1,463	1,571	1,812	6,929	2,406
Distribution to RSE Collection or its affiliates	(2,981)	(747)	(509)	(477)	(1,602)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(52,788)	(36,626)	(15,315)	(1,895)	(22,613)	(2,800)
Members' Equity / (Deficit)	23,639	127,756	6,656	57,945	3,499	85,007
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,639	$ 127,761	$ 7,161	$ 58,157	$ 4,047	$ 85,413

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 500	$ 300	$ 334	$ 2,178	$ 400
Pre-paid Insurance	11	-	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	500	311	345	2,189	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	6,000	39,873	7,806	6,066	62,263	16,498
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6,411	$ 40,373	$ 8,117	$ 6,411	$ 64,452	$ 16,909

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	400	1,500	-
Total Liabilities	5	-	405	405	1,505	5
Members' Equity
Membership Contributions	6,718	39,100	8,344	6,638	62,941	17,131
Capital Contribution	1,215	4,319	1,101	1,074	1,375	1,047
Distribution to RSE Collection or its affiliates	(318)	(2,359)	(238)	(238)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,210)	(697)	(1,495)	(1,468)	(1,370)	(1,042)
Members' Equity / (Deficit)	6,406	40,373	7,711	6,006	62,946	16,904
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6,411	$ 40,373	$ 8,117	$ 6,411	$ 64,452	$ 16,909

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE
Assets
Current Assets
Cash and Cash Equivalents	$ 367	$ 308	$ 771	$ 400	$ 50	$ 235
Pre-paid Insurance	11	11	-	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	379	319	771	400	50	235
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	13,033	33,600	11,856	22,900	-	24,165
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 13,411	$ 33,919	$ 12,627	$ 23,300	$ 50	$ 24,400

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ -	$ 5
Income Taxes Payable	-	-	-	-	50	-
Insurance Payable	-	-	3	3	-	3
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	3	8	50	8
Members' Equity
Membership Contributions	13,999	35,880	13,360	23,663	-	24,877
Capital Contribution	1,011	1,142	1,633	1,310	-	862
Distribution to RSE Collection or its affiliates	(599)	(480)	(1,300)	(363)	-	(477)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,006)	(2,628)	(1,069)	(1,318)	-	(870)
Members' Equity / (Deficit)	13,406	33,914	12,624	23,292	-	24,392
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,411	$ 33,919	$ 12,627	$ 23,300	$ 50	$ 24,400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 320	$ 331	$ 300	$ 300	$ 300
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	366	331	342	311	311	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,005	34,882	3,250	6,561	17,387	40,248
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,371	$ 35,213	$ 3,592	$ 6,872	$ 17,698	$ 40,559

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	-	75	-	1,000
Total Liabilities	5	505	5	80	5	1,005
Members' Equity
Membership Contributions	23,723	35,400	5,738	7,179	18,164	40,781
Capital Contribution	1,257	1,718	1,028	1,037	1,223	1,037
Distribution to RSE Collection or its affiliates	(363)	(198)	(238)	(318)	(477)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,252)	(2,213)	(2,942)	(1,107)	(1,217)	(2,031)
Members' Equity / (Deficit)	23,365	34,707	3,587	6,792	17,693	39,554
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,371	$ 35,213	$ 3,592	$ 6,872	$ 17,698	$ 40,559

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #54AARON	Series #GRATEFUL1	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1	Series #SCARFACE
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 362	$ 332	$ -	$ -	$ 330
Pre-paid Insurance	6	11	11	-	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	6	373	343	-	-	341
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	110,038	138,867	-	120,560	17,571
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 6	$ 110,411	$ 139,210	$ -	$ 120,560	$ 17,911

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 5	$ 5	$ -	$ 750	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	49	-	-	-
Total Liabilities	2	5	54	-	753	5
Members' Equity
Membership Contributions	-	110,900	139,817	-	121,160	18,383
Capital Contribution	4,246	2,417	2,709	-	6,924	501
Distribution to RSE Collection or its affiliates	(154)	(500)	(667)	-	-	(483)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,089)	(2,411)	(2,704)	-	(8,277)	(495)
Members' Equity / (Deficit)	4	110,406	139,156	-	119,807	17,906
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 6	$ 110,411	$ 139,210	$ -	$ 120,560	$ 17,911

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Assets
Current Assets
Cash and Cash Equivalents	$ 2,850	$ 400	$ 14,850	$ 1,450	$ 1,600	$ 300
Pre-paid Insurance	-	-	-	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	2,850	400	14,850	1,461	1,611	300
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	300,850	450,000	567,500	125,000	52,500	16,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 303,700	$ 450,400	$ 582,350	$ 126,461	$ 54,111	$ 17,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	1	-	-	3
Due to the Manager or its Affiliates	-	-	-	-	500	545
Total Liabilities	753	-	1	5	505	554
Members' Equity
Membership Contributions	303,700	453,700	582,350	126,600	54,100	17,100
Capital Contribution	1,246	117	71	9,374	5,902	3,906
Distribution to RSE Collection or its affiliates	-	(3,300)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,999)	(117)	(72)	(9,518)	(6,396)	(4,460)
Members' Equity / (Deficit)	302,947	450,400	582,349	126,456	53,606	16,546
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 303,700	$ 450,400	$ 582,350	$ 126,461	$ 54,111	$ 17,100

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #10COBB	Series #POTTER	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ -	$ 1,495	$ 1,695	$ 1,250	$ 1,250
Pre-paid Insurance	4	-	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	4	-	1,506	1,706	1,261	1,250
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	-	12,100	10,100	55,500	29,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 4	$ -	$ 13,606	$ 11,806	$ 56,761	$ 30,750

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 1	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	1	-	5	5	5	8
Members' Equity
Membership Contributions	-	-	13,800	12,000	56,750	30,750
Capital Contribution	4,902	-	3,620	3,593	6,045	4,562
Distribution to RSE Collection or its affiliates	(55)	-	(205)	(205)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,845)	-	(3,614)	(3,587)	(6,039)	(4,571)
Members' Equity / (Deficit)	3	-	13,601	11,801	56,756	30,742
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 4	$ -	$ 13,606	$ 11,806	$ 56,761	$ 30,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #70RLEX	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 1,750	$ 5,300	$ 938	$ 1,203	$ -
Pre-paid Insurance	-	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	1,761	5,311	949	1,214	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	11,100	500,028	44,065	50,000	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 12,861	$ 505,339	$ 45,014	$ 51,214	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 175	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	1,000	-	-
Total Liabilities	-	5	175	1,005	5	-
Members' Equity
Membership Contributions	-	13,000	505,328	45,040	51,250	-
Capital Contribution	-	3,599	26,772	5,514	5,831	-
Distribution to RSE Collection or its affiliates	-	(150)	-	-	(47)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(3,593)	(26,937)	(6,545)	(5,825)	-
Members' Equity / (Deficit)	-	12,856	505,164	44,008	51,208	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 12,861	$ 505,339	$ 45,014	$ 51,214	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Assets
Current Assets
Cash and Cash Equivalents	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,014	1,014	1,961	411	1,061	1,714
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	20,000	75,000	17,920	17,200	9,000	15,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,014	$ 76,014	$ 19,881	$ 17,611	$ 10,061	$ 17,314

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	-	-	-	-
Total Liabilities	405	505	5	5	5	5
Members' Equity
Membership Contributions	21,050	76,050	24,050	17,797	9,400	17,500
Capital Contribution	3,352	4,161	3,305	3,266	4,286	3,250
Distribution to RSE Collection or its affiliates	(47)	(47)	-	(197)	-	(197)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,747)	(4,656)	(7,480)	(3,260)	(3,630)	(3,245)
Members' Equity / (Deficit)	20,608	75,508	19,876	17,606	10,056	17,308
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,014	$ 76,014	$ 19,881	$ 17,611	$ 10,061	$ 17,314

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA	Series #38DIMAGGIO
Assets
Current Assets
Cash and Cash Equivalents	$ 605	$ 800	$ 1,050	$ 1,750	$ 1,203	$ -
Pre-paid Insurance	11	-	11	11	11	4
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	616	800	1,061	1,761	1,214	3
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	3,750	24,000	30,000	12,600	130,000	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 4,366	$ 24,800	$ 31,061	$ 14,361	$ 131,214	$ 3

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 1
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	400	-
Total Liabilities	5	8	505	5	405	1
Members' Equity
Membership Contributions	14,150	24,745	31,050	14,500	131,250	-
Capital Contribution	3,615	3,605	4,245	3,015	9,152	3,503
Distribution to RSE Collection or its affiliates	-	-	-	(150)	(47)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,404)	(3,559)	(4,739)	(3,009)	(9,546)	(3,500)
Members' Equity / (Deficit)	4,361	24,792	30,556	14,356	130,808	2
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 4,366	$ 24,800	$ 31,061	$ 14,361	$ 131,214	$ 3

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Assets
Current Assets
Cash and Cash Equivalents	$ 594	$ 563	$ 213	$ 463	$ 277	$ 456
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	605	574	224	474	288	467
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	36,006	27,600	11,600	28,665	7,023	25,244
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 36,611	$ 28,174	$ 11,824	$ 29,139	$ 7,311	$ 25,711

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	477	-	400	-	-
Total Liabilities	5	482	5	405	5	5
Members' Equity
Membership Contributions	36,600	28,200	11,850	37,600	7,300	25,700
Capital Contribution	4,332	3,070	2,929	3,156	2,861	4,016
Distribution to RSE Collection or its affiliates	-	(37)	(37)	(37)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,327)	(3,541)	(2,923)	(11,985)	(2,856)	(4,011)
Members' Equity / (Deficit)	36,606	27,692	11,819	28,734	7,306	25,706
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 36,611	$ 28,174	$ 11,824	$ 29,139	$ 7,311	$ 25,711

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Assets
Current Assets
Cash and Cash Equivalents	$ 604	$ 334	$ -	$ 209	$ 269	$ 437
Pre-paid Insurance	-	11	-	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	604	345	-	220	280	448
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	25,030	16,350	-	64,925	10,000	32,083
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 25,634	$ 16,695	$ -	$ 65,145	$ 10,280	$ 32,531

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	8	5	-	5	5	5
Members' Equity
Membership Contributions	25,700	16,750	-	64,700	10,400	32,600
Capital Contribution	3,452	2,855	-	4,602	3,045	3,854
Distribution to RSE Collection or its affiliates	(66)	(66)	-	(66)	(131)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,460)	(2,849)	-	(4,096)	(3,040)	(3,849)
Members' Equity / (Deficit)	25,626	16,690	-	65,140	10,274	32,526
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,634	$ 16,695	$ -	$ 65,145	$ 10,280	$ 32,531

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 520	$ 77	$ 220	$ 400	$ 377	$ 436
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	43,500	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	531	88	231	411	43,888	447
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	80,000	35,523	6,600	105,100	-	33,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 80,531	$ 35,611	$ 6,831	$ 105,511	$ 43,888	$ 33,447

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	50	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	5	55	5
Members' Equity
Membership Contributions	80,600	35,666	6,900	105,705	44,600	33,600
Capital Contribution	5,587	2,925	3,365	4,176	4,185	3,816
Distribution to RSE Collection or its affiliates	(80)	(66)	(80)	(205)	(140)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(5,582)	(2,919)	(3,359)	(4,170)	(4,813)	(3,895)
Members' Equity / (Deficit)	80,526	35,606	6,826	105,506	43,832	33,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 80,531	$ 35,611	$ 6,831	$ 105,511	$ 43,888	$ 33,447

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ 460	$ 150	$ 430	$ 430	$ 430
Pre-paid Insurance	11	11	11	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	611	471	161	430	430	430
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	27,750	39,000	98,000	7,442	31,944	45,980
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 28,361	$ 39,471	$ 98,161	$ 7,872	$ 32,374	$ 46,410

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	3	3	3
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	3	3	3
Members' Equity
Membership Contributions	27,220	39,600	98,150	8,042	32,544	46,580
Capital Contribution	4,718	4,003	5,982	2,299	2,763	3,029
Distribution to RSE Collection or its affiliates	-	(140)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,583)	(3,998)	(5,976)	(2,472)	(2,935)	(3,201)
Members' Equity / (Deficit)	28,356	39,466	98,156	7,869	32,371	46,407
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 28,361	$ 39,471	$ 98,161	$ 7,872	$ 32,374	$ 46,410

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Assets
Current Assets
Cash and Cash Equivalents	$ 460	$ 400	$ -	$ 520	$ 520	$ 600
Pre-paid Insurance	11	11	-	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	471	411	-	531	531	600
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	20,000	8,000	-	50,253	185,100	37,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 20,471	$ 8,411	$ -	$ 50,785	$ 185,631	$ 37,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	5	5	-	505	5	8
Members' Equity
Membership Contributions	20,600	7,420	-	50,853	185,700	37,600
Capital Contribution	3,292	4,048	-	4,976	4,687	3,356
Distribution to RSE Collection or its affiliates	(140)	(202)	-	(80)	(80)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,286)	(2,860)	-	(5,470)	(4,682)	(3,364)
Members' Equity / (Deficit)	20,466	8,406	-	50,279	185,626	37,592
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,471	$ 8,411	$ -	$ 50,785	$ 185,631	$ 37,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #JOBSMAC	Series #16PETRUS	Series #ALICE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 400	$ 316	$ -	$ 430	$ 520
Pre-paid Insurance	11	11	11	4	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	411	327	3	430	531
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	73,200	8,000	15,000	-	38,236	9,300
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 73,611	$ 8,411	$ 15,327	$ 3	$ 38,666	$ 9,831

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 1	$ -	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	500	-	-	-	-	-
Total Liabilities	505	5	5	1	3	5
Members' Equity
Membership Contributions	221,063	7,420	21,629	-	38,836	9,900
Capital Contribution	14,775	3,914	3,104	21,686	2,722	2,437
Distribution to RSE Collection or its affiliates	(202)	(202)	(229)	(432)	(170)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(162,530)	(2,726)	(9,182)	(21,252)	(2,725)	(2,431)
Members' Equity / (Deficit)	73,106	8,406	15,322	2	38,663	9,826
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 73,611	$ 8,411	$ 15,327	$ 3	$ 38,666	$ 9,831

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #CLEMENTE2	Series #79STELLA	Series #TKAM
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 460	$ 320	$ -	$ 572	$ 534
Pre-paid Insurance	11	11	11	6	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	471	331	6	572	545
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	18,000	132,000	20,400	-	61,528	28,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 18,411	$ 132,471	$ 20,731	$ 6	$ 62,100	$ 29,145

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 2	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	-	545	-	-	-	-
Total Liabilities	5	551	5	2	8	5
Members' Equity
Membership Contributions	18,602	132,600	23,900	-	62,100	29,200
Capital Contribution	2,460	7,193	2,508	4,273	4,410	2,513
Distribution to RSE Collection or its affiliates	(202)	(140)	(80)	(202)	-	(66)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,454)	(7,733)	(5,603)	(4,067)	(4,418)	(2,507)
Members' Equity / (Deficit)	18,406	131,920	20,726	4	62,092	29,140
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,411	$ 132,471	$ 20,731	$ 6	$ 62,100	$ 29,145

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #DIMAGGIO2	Series #13BEAUX	Series #88MARIO	Series #ANMLFARM	Series #NASA1	Series #00BRADY
Assets
Current Assets
Cash and Cash Equivalents	$ 321	$ 400	$ 7,364	$ 100	$ -	$ 339
Pre-paid Insurance	-	-	-	11	4	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	321	400	7,364	111	4	350
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	17,704	21,877	-	8,800	-	35,184
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 18,025	$ 22,277	$ 7,364	$ 8,911	$ 4	$ 35,534

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ -	$ 5	$ -	$ 5
Income Taxes Payable	-	-	7,359	-	-	-
Insurance Payable	3	3	-	-	-	-
Due to the Manager or its Affiliates	545	-	-	-	-	-
Total Liabilities	554	3	7,359	5	-	5
Members' Equity
Membership Contributions	18,254	22,621	-	8,966	-	35,752
Capital Contribution	2,487	2,313	-	2,377	4	3,433
Distribution to RSE Collection or its affiliates	(229)	(344)	-	(66)	-	(229)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,041)	(2,316)	5	(2,371)	-	(3,428)
Members' Equity / (Deficit)	17,471	22,274	5	8,906	4	35,529
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,025	$ 22,277	$ 7,364	$ 8,911	$ 4	$ 35,534

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 256	$ 400	$ 316	$ -	$ 326
Pre-paid Insurance	11	11	11	11	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	267	411	327	-	337
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	26,000	23,261	23,100	44,000	-	22,874
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 26,411	$ 23,527	$ 23,511	$ 44,327	$ -	$ 23,211

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ -	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	5	-	5
Members' Equity
Membership Contributions	26,859	23,829	23,702	44,629	-	23,442
Capital Contribution	3,159	3,000	2,393	3,702	-	2,987
Distribution to RSE Collection or its affiliates	(459)	(229)	(202)	(229)	-	(242)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,153)	(3,078)	(2,387)	(3,780)	-	(2,981)
Members' Equity / (Deficit)	26,406	23,522	23,506	44,322	-	23,206
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 26,411	$ 23,527	$ 23,511	$ 44,327	$ -	$ 23,211

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 236	$ 400	$ -	$ 420	$ 400
Pre-paid Insurance	11	11	11	-	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	431	247	411	-	431	400
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	150,000	50,400	31,100	-	150,000	15,720
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 150,431	$ 50,647	$ 31,511	$ -	$ 150,431	$ 16,120

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	5	5	5	-	672	3
Members' Equity
Membership Contributions	150,600	90,728	31,702	-	150,600	16,464
Capital Contribution	6,622	5,162	2,402	-	7,282	2,137
Distribution to RSE Collection or its affiliates	(180)	(180)	(202)	-	(180)	(344)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,617)	(45,068)	(2,397)	-	(7,943)	(2,140)
Members' Equity / (Deficit)	150,426	50,642	31,506	-	149,759	16,117
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 150,431	$ 50,647	$ 31,511	$ -	$ 150,431	$ 16,120

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Assets
Current Assets
Cash and Cash Equivalents	$ 460	$ 721	$ 400	$ 236	$ 805	$ 400
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	471	732	411	247	816	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	10,600	146,400	24,000	19,727	39,600	17,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 11,071	$ 147,132	$ 24,411	$ 19,975	$ 40,416	$ 17,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	333	-	-	-	-	-
Total Liabilities	339	5	5	5	5	5
Members' Equity
Membership Contributions	11,200	147,447	24,629	20,228	40,647	17,602
Capital Contribution	2,954	6,823	2,972	2,753	3,555	2,214
Distribution to RSE Collection or its affiliates	(140)	(242)	(229)	(180)	(242)	(202)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,281)	(6,902)	(2,967)	(2,831)	(3,549)	(2,209)
Members' Equity / (Deficit)	10,733	147,127	24,406	19,970	40,411	17,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,071	$ 147,132	$ 24,411	$ 19,975	$ 40,416	$ 17,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 340	$ -	$ 900	$ 340	$ 348
Pre-paid Insurance	-	11	-	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	400	351	-	911	351	359
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	70,192	50,380	-	249,600	16,202	29,700
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 70,592	$ 50,731	$ -	$ 250,511	$ 16,553	$ 30,059

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-	400
Total Liabilities	3	405	-	5	5	405
Members' Equity
Membership Contributions	70,936	50,900	-	250,742	16,722	58,546
Capital Contribution	2,969	3,957	-	11,005	2,695	3,954
Distribution to RSE Collection or its affiliates	(344)	(180)	-	(242)	(180)	(152)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,972)	(4,352)	-	(11,000)	(2,689)	(32,695)
Members' Equity / (Deficit)	70,589	50,326	-	250,506	16,548	29,654
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 70,592	$ 50,731	$ -	$ 250,511	$ 16,553	$ 30,059

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Assets
Current Assets
Cash and Cash Equivalents	$ 366	$ 400	$ 367	$ 216	$ 418	$ 367
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	377	411	378	227	429	379
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	15,682	70,000	27,681	48,648	30,130	58,033
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 16,059	$ 70,411	$ 28,059	$ 48,875	$ 30,559	$ 58,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	5	5	5	505	5	5
Members' Equity
Membership Contributions	16,200	70,642	28,200	49,269	30,700	58,721
Capital Contribution	2,692	4,309	3,070	3,921	3,030	2,371
Distribution to RSE Collection or its affiliates	(152)	(242)	(152)	(321)	(152)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,687)	(4,304)	(3,064)	(4,499)	(3,024)	(2,365)
Members' Equity / (Deficit)	16,054	70,406	28,054	48,370	30,554	58,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,059	$ 70,411	$ 28,059	$ 48,875	$ 30,559	$ 58,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 422	$ 355	$ 400	$ 300	$ 216
Pre-paid Insurance	11	11	11	11	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	366	433	366	411	300	227
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	18,045	20,027	13,245	38,523	8,600	21,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 18,411	$ 20,459	$ 13,611	$ 38,934	$ 8,900	$ 21,227

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	400	500	545	-
Total Liabilities	5	5	405	505	554	5
Members' Equity
Membership Contributions	18,721	20,600	13,921	48,602	9,221	23,726
Capital Contribution	2,637	2,681	2,798	4,024	1,960	2,741
Distribution to RSE Collection or its affiliates	(321)	(152)	(321)	(202)	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,631)	(2,675)	(3,192)	(13,996)	(2,513)	(4,925)
Members' Equity / (Deficit)	18,406	20,454	13,206	38,428	8,346	21,222
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 18,411	$ 20,459	$ 13,611	$ 38,934	$ 8,900	$ 21,227

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #84JORDAN	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 426	$ 400	$ -	$ 711	$ 500
Pre-paid Insurance	-	-	11	5	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	426	411	5	722	511
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	29,475	85,100	-	76,917	50,951
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 29,901	$ 85,511	$ 5	$ 77,639	$ 51,462

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 5	$ 2	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	400	-
Total Liabilities	-	3	5	2	405	5
Members' Equity
Membership Contributions	-	30,075	85,702	-	77,780	61,051
Capital Contribution	-	2,202	2,501	3,557	2,424	3,905
Distribution to RSE Collection or its affiliates	-	(174)	(202)	(180)	(152)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(2,205)	(2,495)	(3,374)	(2,818)	(13,500)
Members' Equity / (Deficit)	-	29,898	85,506	4	77,233	51,457
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 29,901	$ 85,511	$ 5	$ 77,639	$ 51,462

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY	Series #17DUJAC
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 494	$ 300	$ 275	$ -	$ 426
Pre-paid Insurance	11	11	11	11	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	505	311	286	-	426
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	250,000	11,000	36,306	67,506	-	23,232
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 250,411	$ 11,505	$ 36,617	$ 67,792	$ -	$ 23,658

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 5	$ 5	$ 5	$ -	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	667	-	0	-	-
Total Liabilities	750	672	5	5	-	3
Members' Equity
Membership Contributions	252,730	20,600	36,926	68,185	-	23,832
Capital Contribution	29,865	2,680	3,186	4,231	-	1,962
Distribution to RSE Collection or its affiliates	(2,330)	-	(321)	(321)	-	(174)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(30,604)	(12,447)	(3,180)	(4,309)	-	(1,965)
Members' Equity / (Deficit)	249,661	10,833	36,611	67,786	-	23,655
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 250,411	$ 11,505	$ 36,617	$ 67,792	$ -	$ 23,658

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 400	$ -	$ 416	$ 468	$ 453
Pre-paid Insurance	11	11	-	11	11	11
Other Receivable	180,000	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	180,411	411	-	427	479	464
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	17,813	-	204,551	50,000	50,015
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 180,411	$ 18,224	$ -	$ 204,978	$ 50,479	$ 50,479

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 2,750	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	4,868	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	4,874	2,750	-	5	5	5
Members' Equity
Membership Contributions	150,629	20,543	-	205,051	50,600	50,600
Capital Contribution	6,825	6,461	-	8,443	3,396	3,424
Distribution to RSE Collection or its affiliates	(229)	(2,330)	-	-	(132)	(132)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	18,313	(9,200)	-	(8,521)	(3,390)	(3,418)
Members' Equity / (Deficit)	175,537	15,474	-	204,973	50,473	50,473
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 180,411	$ 18,224	$ -	$ 204,978	$ 50,479	$ 50,479

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Assets
Current Assets
Cash and Cash Equivalents	$ 348	$ 500	$ 325	$ 307	$ 304	$ 378
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	359	511	336	318	315	389
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	68,684	210,551	25,175	73,506	22,402	72,200
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 69,043	$ 211,062	$ 25,511	$ 73,824	$ 22,717	$ 72,590

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	400	-	500	-	-
Total Liabilities	405	405	5	505	5	5
Members' Equity
Membership Contributions	69,184	253,051	25,821	74,217	22,922	72,700
Capital Contribution	2,250	9,649	2,635	4,229	2,484	2,164
Distribution to RSE Collection or its affiliates	(152)	-	(321)	(321)	(132)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,645)	(52,043)	(2,629)	(4,807)	(2,562)	(2,159)
Members' Equity / (Deficit)	68,638	210,657	25,506	73,319	22,712	72,584
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 69,043	$ 211,062	$ 25,511	$ 73,824	$ 22,717	$ 72,590

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #16KOBE	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 400	$ 464	$ 284	$ 295	$ 249
Pre-paid Insurance	-	-	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	400	475	295	306	260
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	18,995	53,504	22,600	21,700	300,200
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ -	$ 19,395	$ 53,979	$ 22,895	$ 22,006	$ 300,460

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	667
Total Liabilities	-	3	5	505	5	672
Members' Equity
Membership Contributions	-	19,739	54,100	23,100	67,990	301,050
Capital Contribution	-	1,780	3,467	2,493	3,757	11,023
Distribution to RSE Collection or its affiliates	-	(344)	(132)	(132)	(122)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	-	(1,783)	(3,462)	(3,071)	(49,626)	(12,164)
Members' Equity / (Deficit)	-	19,392	53,973	22,390	22,000	299,788
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ -	$ 19,395	$ 53,979	$ 22,895	$ 22,006	$ 300,460

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #68RYAN	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 329	$ 468	$ 468	$ 300	$ -
Pre-paid Insurance	4	11	11	11	11	7
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	3	340	479	479	311	7
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	11,282	25,200	76,100	54,306	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 3	$ 11,622	$ 25,679	$ 76,579	$ 54,617	$ 7

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 1	$ 5	$ 5	$ 5	$ 5	$ 2
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	333	-	400	500	-
Total Liabilities	1	339	5	405	505	2
Members' Equity
Membership Contributions	-	11,932	47,100	95,600	54,926	-
Capital Contribution	3,291	2,135	3,066	4,578	2,183	12,178
Distribution to RSE Collection or its affiliates	(122)	(321)	(132)	(132)	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,168)	(2,463)	(24,361)	(23,872)	(2,678)	(11,853)
Members' Equity / (Deficit)	2	11,283	25,673	76,173	54,111	4
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 3	$ 11,622	$ 25,679	$ 76,579	$ 54,617	$ 7

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 378	$ 426	$ 303	$ 377	$ 319
Pre-paid Insurance	11	11	-	11	11	11
Other Receivable	56,650	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	57,061	390	426	314	389	330
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	63,100	23,449	28,800	41,099	46,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,061	$ 63,490	$ 23,875	$ 29,114	$ 41,488	$ 47,130

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	50	-	-	-	-	-
Insurance Payable	-	-	3	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	55	5	3	5	5	5
Members' Equity
Membership Contributions	72,616	63,600	24,049	114,953	41,599	78,717
Capital Contribution	3,633	3,663	1,503	6,298	2,682	3,741
Distribution to RSE Collection or its affiliates	(216)	(122)	(174)	(197)	(123)	(181)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(19,027)	(3,657)	(1,506)	(91,945)	(2,677)	(35,153)
Members' Equity / (Deficit)	57,006	63,484	23,872	29,108	41,482	47,124
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,061	$ 63,490	$ 23,875	$ 29,114	$ 41,488	$ 47,130

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 420	$ 300	$ 377	$ 386	$ 478
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	431	311	389	397	490
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	26,000	24,000	742,908	26,209	15,157	11,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 26,311	$ 24,431	$ 743,219	$ 26,597	$ 15,554	$ 11,490

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	600	-	-	-	-
Total Liabilities	5	605	5	5	5	5
Members' Equity
Membership Contributions	45,812	24,600	745,208	26,709	15,657	18,700
Capital Contribution	2,778	1,716	20,884	1,607	1,915	1,565
Distribution to RSE Collection or its affiliates	(265)	(180)	(2,000)	(123)	(114)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(22,019)	(2,311)	(20,878)	(1,602)	(1,910)	(8,660)
Members' Equity / (Deficit)	26,306	23,826	743,213	26,592	15,549	11,484
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 26,311	$ 24,431	$ 743,219	$ 26,597	$ 15,554	$ 11,490

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 400	$ 478	$ 486	$ 477	$ 386
Pre-paid Insurance	11	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	390	411	489	497	489	386
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	34,000	255,100	34,499	237,500	34,500	22,812
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 34,390	$ 255,511	$ 34,988	$ 237,997	$ 34,989	$ 23,199

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	500	-	-	-	-
Total Liabilities	5	505	5	5	5	8
Members' Equity
Membership Contributions	40,883	255,821	35,099	375,600	35,100	23,312
Capital Contribution	2,682	2,819	2,497	12,775	2,782	1,840
Distribution to RSE Collection or its affiliates	(122)	(321)	(122)	(114)	(123)	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,060)	(3,313)	(2,491)	(150,269)	(2,776)	(1,848)
Members' Equity / (Deficit)	34,384	255,006	34,983	237,992	34,983	23,190
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 34,390	$ 255,511	$ 34,988	$ 237,997	$ 34,989	$ 23,199

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Assets
Current Assets
Cash and Cash Equivalents	$ 477	$ 486	$ 468	$ 452	$ 600	$ 486
Pre-paid Insurance	11	11	11	11	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	489	497	479	463	600	497
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	21,500	17,100	80,100	210,299	153,000	415,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,989	$ 17,597	$ 80,579	$ 210,762	$ 153,600	$ 415,497

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	-	-	-	545
Total Liabilities	5	5	5	5	8	551
Members' Equity
Membership Contributions	22,100	17,700	80,700	210,873	153,600	415,600
Capital Contribution	2,355	1,560	1,940	7,350	5,669	14,531
Distribution to RSE Collection or its affiliates	(123)	(114)	(132)	(123)	-	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,350)	(1,555)	(1,935)	(7,344)	(5,677)	(15,071)
Members' Equity / (Deficit)	21,983	17,592	80,573	210,756	153,592	414,947
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,989	$ 17,597	$ 80,579	$ 210,762	$ 153,600	$ 415,497

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 378	$ 300	$ 300	$ 377	$ 420
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	497	389	311	311	389	431
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	552,000	180,778	294,000	37,499	60,299	76,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 552,497	$ 181,167	$ 294,311	$ 37,810	$ 60,688	$ 76,431

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	667	667	333	-	-	500
Total Liabilities	672	672	339	5	5	505
Members' Equity
Membership Contributions	552,600	181,278	453,655	38,006	60,799	76,600
Capital Contribution	13,020	6,777	14,809	2,385	3,336	2,043
Distribution to RSE Collection or its affiliates	(114)	(122)	(205)	(206)	(123)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,681)	(7,438)	(174,286)	(2,380)	(3,330)	(2,537)
Members' Equity / (Deficit)	551,825	180,495	293,972	37,805	60,682	75,926
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 552,497	$ 181,167	$ 294,311	$ 37,810	$ 60,688	$ 76,431

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ -	$ 312	$ -	$ 486	$ -
Pre-paid Insurance	11	-	11	-	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	431	-	323	-	497	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	19,800	-	11,000	-	40,100	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 20,231	$ -	$ 11,323	$ -	$ 40,597	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ 5	$ -	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	0	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	-	5	0	5	-
Members' Equity
Membership Contributions	25,600	-	11,380	-	40,700	-
Capital Contribution	1,555	-	4,809	-	1,590	-
Distribution to RSE Collection or its affiliates	(180)	-	(201)	-	(114)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,749)	-	(4,671)	-	(1,584)	-
Members' Equity / (Deficit)	20,226	-	11,317	-	40,592	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,231	$ -	$ 11,323	$ -	$ 40,597	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Assets
Current Assets
Cash and Cash Equivalents	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	467	411	430	426	368	431
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	42,306	98,300	10,200	6,750	100,063	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 42,773	$ 98,711	$ 10,630	$ 7,176	$ 100,431	$ 70,431

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	5	5	5	5	672	5
Members' Equity
Membership Contributions	43,083	99,021	15,546	14,350	100,600	70,600
Capital Contribution	4,010	1,915	2,282	1,866	5,120	1,735
Distribution to RSE Collection or its affiliates	(321)	(321)	(181)	(123)	(180)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,004)	(1,909)	(7,022)	(8,924)	(5,781)	(1,729)
Members' Equity / (Deficit)	42,768	98,706	10,624	7,170	99,759	70,426
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 42,773	$ 98,711	$ 10,630	$ 7,176	$ 100,431	$ 70,431

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Assets
Current Assets
Cash and Cash Equivalents	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	457	329	560	311	357	421
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	57,500	6,783	60,000	26,211	29,470	58,056
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,957	$ 7,112	$ 60,560	$ 26,522	$ 29,827	$ 58,477

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	-	-
Total Liabilities	505	5	5	405	5	5
Members' Equity
Membership Contributions	58,100	15,901	74,352	29,200	29,200	58,613
Capital Contribution	1,730	1,920	3,335	8,909	3,283	2,892
Distribution to RSE Collection or its affiliates	(154)	(201)	(147)	(265)	(154)	(147)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,225)	(10,514)	(16,985)	(11,727)	(2,508)	(2,886)
Members' Equity / (Deficit)	57,452	7,107	60,554	26,117	29,822	58,471
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,957	$ 7,112	$ 60,560	$ 26,522	$ 29,827	$ 58,477

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Assets
Current Assets
Cash and Cash Equivalents	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Pre-paid Insurance	11	-	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	370	400	411	407	370	489
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	57,649	96,285	27,500	5,009	34,500	33,150
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 58,019	$ 96,685	$ 27,911	$ 5,416	$ 34,870	$ 33,639

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Total Liabilities	869	3	5	5	1,051	5
Members' Equity
Membership Contributions	58,155	97,029	32,581	11,380	57,600	74,190
Capital Contribution	1,760	2,277	2,572	6,054	1,617	4,145
Distribution to RSE Collection or its affiliates	(147)	(344)	(201)	(201)	(147)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,618)	(2,280)	(7,046)	(11,823)	(25,251)	(44,580)
Members' Equity / (Deficit)	57,150	96,682	27,906	5,411	33,819	33,633
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 58,019	$ 96,685	$ 27,911	$ 5,416	$ 34,870	$ 33,639

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Pre-paid Insurance	11	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	611	671	316	384	596
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	272,500	50,000	113,750	6,000	15,027	62,103
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 272,911	$ 50,611	$ 114,421	$ 6,316	$ 15,411	$ 62,700

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2,750	$ -	$ 5	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	500	-	-
Total Liabilities	2,750	-	405	505	5	-
Members' Equity
Membership Contributions	275,230	50,600	314,153	20,647	15,685	62,700
Capital Contribution	6,291	1,523	9,202	1,942	1,725	2,985
Distribution to RSE Collection or its affiliates	(2,330)	-	(154)	(247)	(285)	(2,017)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,030)	(1,512)	(209,186)	(16,531)	(1,720)	(968)
Members' Equity / (Deficit)	270,161	50,611	114,015	5,811	15,406	62,700
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 272,911	$ 50,611	$ 114,421	$ 6,316	$ 15,411	$ 62,700

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Assets
Current Assets
Cash and Cash Equivalents	$ 431	$ 373	$ -	$ -	$ 486	$ 600
Pre-paid Insurance	11	11	7	-	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	442	384	7	-	497	600
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	32,522	15,027	-	90,670	800,000	174,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 32,964	$ 15,411	$ 7	$ 90,670	$ 800,497	$ 174,600

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 3	$ -	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	667	-	-	-	-
Total Liabilities	405	672	3	-	5	-
Members' Equity
Membership Contributions	33,100	15,685	-	144,426	800,600	500,600
Capital Contribution	2,276	1,718	1,817	19,537	24,995	4,306
Distribution to RSE Collection or its affiliates	(147)	(285)	(1,247)	(3,366)	(114)	(3,373)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,670)	(2,380)	(566)	(69,927)	(24,989)	(326,934)
Members' Equity / (Deficit)	32,559	14,739	4	90,670	800,492	174,600
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,964	$ 15,411	$ 7	$ 90,670	$ 800,497	$ 174,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO	Series #HONUS2
Assets
Current Assets
Cash and Cash Equivalents	$ 380	$ 500	$ -	$ 373	$ 652	$ -
Pre-paid Insurance	11	11	-	11	11	4
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	391	511	-	384	663	3
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	11,657	112,833	-	50,027	86,400	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 12,048	$ 113,344	$ -	$ 50,411	$ 87,063	$ 3

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 1
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	1,000	-	-	-	-
Total Liabilities	5	1,005	-	5	5	1
Members' Equity
Membership Contributions	12,161	113,333	-	50,685	157,381	-
Capital Contribution	1,365	1,889	-	2,504	5,053	3,133
Distribution to RSE Collection or its affiliates	(124)	-	-	(285)	(124)	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,360)	(2,883)	-	(2,498)	(75,253)	(3,006)
Members' Equity / (Deficit)	12,043	112,339	-	50,406	87,057	2
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,048	$ 113,344	$ -	$ 50,411	$ 87,063	$ 3

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 353	$ 500	$ 373	$ 427	$ 373
Pre-paid Insurance	11	11	-	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	497	364	500	384	439	384
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	105,100	6,000	8,635	12,500	11,954	10,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 105,597	$ 6,364	$ 9,135	$ 12,884	$ 12,393	$ 11,184

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	-	5	5	5
Members' Equity
Membership Contributions	105,700	23,756	68,282	50,685	15,340	15,685
Capital Contribution	1,791	1,895	4,189	2,494	2,631	1,653
Distribution to RSE Collection or its affiliates	(114)	(147)	(3,269)	(285)	(123)	(285)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,786)	(19,145)	(60,067)	(40,015)	(5,462)	(5,875)
Members' Equity / (Deficit)	105,592	6,359	9,135	12,878	12,387	11,178
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 105,597	$ 6,364	$ 9,135	$ 12,884	$ 12,393	$ 11,184

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Assets
Current Assets
Cash and Cash Equivalents	$ 356	$ 314	$ -	$ 500	$ 400	$ 400
Pre-paid Insurance	11	11	-	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	367	325	-	500	411	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	31,200	100,086	85,521	11,110	10,400	1,451,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 31,567	$ 100,411	$ 85,521	$ 11,610	$ 10,811	$ 1,451,911

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ -	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Total Liabilities	5	5	-	-	5	505
Members' Equity
Membership Contributions	36,646	100,685	165,902	67,819	15,747	1,457,055
Capital Contribution	1,428	4,488	17,719	3,789	1,359	9,430
Distribution to RSE Collection or its affiliates	(124)	(285)	(2,647)	(2,882)	(247)	(5,155)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,388)	(4,483)	(95,452)	(57,117)	(6,054)	(9,925)
Members' Equity / (Deficit)	31,562	100,406	85,521	11,610	10,806	1,451,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 31,567	$ 100,411	$ 85,521	$ 11,610	$ 10,811	$ 1,451,911

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4	Series #OHTANI1
Assets
Current Assets
Cash and Cash Equivalents	$ 776	$ 60	$ -	$ 352	$ 300	$ -
Pre-paid Insurance	11	-	-	11	11	12
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	787	60	-	363	311	12
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	288,908	11,914	92,033	15,500	51,600	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 289,695	$ 11,974	$ 92,033	$ 15,863	$ 51,911	$ 12

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ -	$ -	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	3	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	667	-	-
Total Liabilities	5	3	-	672	5	5
Members' Equity
Membership Contributions	289,798	12,514	189,100	35,632	67,800	-
Capital Contribution	9,570	1,175	26,430	2,972	1,488	3,135
Distribution to RSE Collection or its affiliates	(114)	-	(2,722)	(232)	(292)	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,565)	(1,718)	(120,774)	(23,182)	(17,091)	(3,004)
Members' Equity / (Deficit)	289,690	11,971	92,033	15,191	51,906	7
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 289,695	$ 11,974	$ 92,033	$ 15,863	$ 51,911	$ 12

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 400	$ 300	$ 60	$ 300	$ 300
Pre-paid Insurance	12	11	11	-	11	11
Other Receivable	97,440	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	97,828	411	311	60	311	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	-	100,000	52,289	52,000	25,000	96,049
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 97,828	$ 100,411	$ 52,600	$ 52,060	$ 25,311	$ 96,360

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	6,232	-	-	-	-	-
Insurance Payable	-	-	-	3	-	-
Due to the Manager or its Affiliates	-	-	600	-	400	-
Total Liabilities	6,237	5	605	3	405	5
Members' Equity
Membership Contributions	65,600	100,638	52,881	58,468	80,158	96,587
Capital Contribution	2,801	3,678	1,438	1,683	3,064	2,814
Distribution to RSE Collection or its affiliates	(124)	(238)	(292)	-	(292)	(238)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	23,313	(3,673)	(2,032)	(8,093)	(58,024)	(2,808)
Members' Equity / (Deficit)	91,591	100,406	51,995	52,057	24,906	96,354
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 97,828	$ 100,411	$ 52,600	$ 52,060	$ 25,311	$ 96,360

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 338	$ 253	$ 500	$ 400	$ 500
Pre-paid Insurance	11	11	11	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	411	349	264	500	411	511
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	19,000	37,726	20,906	37,715	6,300	67,566
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 19,411	$ 38,074	$ 21,170	$ 38,215	$ 6,711	$ 68,077

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-	545
Total Liabilities	5	5	505	-	5	551
Members' Equity
Membership Contributions	19,638	38,295	21,439	56,740	14,782	68,066
Capital Contribution	1,687	2,096	1,785	2,070	1,563	4,213
Distribution to RSE Collection or its affiliates	(238)	(232)	(233)	(1,198)	(232)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,681)	(2,090)	(2,326)	(19,397)	(9,408)	(4,753)
Members' Equity / (Deficit)	19,406	38,069	20,664	38,215	6,706	67,526
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,411	$ 38,074	$ 21,170	$ 38,215	$ 6,711	$ 68,077

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Assets
Current Assets
Cash and Cash Equivalents	$ 350	$ -	$ 323	$ 600	$ 400	$ 324
Pre-paid Insurance	11	9	11	-	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	361	9	334	600	411	335
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	41,051	-	90,077	90,643	25,000	7,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 41,412	$ 9	$ 90,411	$ 91,243	$ 25,411	$ 7,335

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 4	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	400	400
Total Liabilities	505	4	5	-	405	405
Members' Equity
Membership Contributions	41,639	-	90,632	560,600	29,432	10,631
Capital Contribution	1,352	1,404	3,273	4,145	2,081	1,450
Distribution to RSE Collection or its affiliates	(238)	-	(232)	(3,286)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,846)	(1,399)	(3,267)	(470,216)	(6,275)	(4,920)
Members' Equity / (Deficit)	40,907	5	90,406	91,243	25,006	6,929
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 41,412	$ 9	$ 90,411	$ 91,243	$ 25,411	$ 7,335

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK	Series #03SERENA
Assets
Current Assets
Cash and Cash Equivalents	$ 266	$ 2,130	$ 365	$ -	$ 400	$ 400
Pre-paid Insurance	11	11	11	4	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	277	2,141	376	4	411	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	280,134	360,670	6,535	-	60,100	51,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 280,411	$ 362,810	$ 6,911	$ 4	$ 60,511	$ 51,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 1	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-	-
Total Liabilities	5	5	405	1	5	5
Members' Equity
Membership Contributions	280,632	362,953	7,101	-	60,738	75,632
Capital Contribution	8,554	8,611	1,343	870	1,419	2,829
Distribution to RSE Collection or its affiliates	(232)	(154)	(201)	(233)	(238)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(8,549)	(8,606)	(1,737)	(634)	(1,413)	(26,824)
Members' Equity / (Deficit)	280,406	362,805	6,506	3	60,506	51,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 280,411	$ 362,810	$ 6,911	$ 4	$ 60,511	$ 51,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 300	$ 476	$ 369	$ 72	$ 300
Pre-paid Insurance	-	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	311	487	380	83	311
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	95,374	10,100	50,000	5,131	28,051	13,343
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 95,374	$ 10,411	$ 50,487	$ 5,511	$ 28,134	$ 13,654

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	1,000	400	-
Total Liabilities	-	5	5	1,005	405	5
Members' Equity
Membership Contributions	660,600	10,647	50,600	5,732	28,356	13,876
Capital Contribution	19,972	1,393	2,190	1,212	2,509	1,688
Distribution to RSE Collection or its affiliates	(3,806)	(247)	(124)	(232)	(233)	(233)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(581,392)	(1,387)	(2,185)	(2,206)	(2,904)	(1,682)
Members' Equity / (Deficit)	95,374	10,406	50,482	4,506	27,728	13,649
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 95,374	$ 10,411	$ 50,487	$ 5,511	$ 28,134	$ 13,654

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Assets
Current Assets
Cash and Cash Equivalents	$ 600	$ 346	$ 380	$ 369	$ 338	$ 400
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	611	357	391	380	349	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	50,000	102,143	21,323	9,221	18,000	135,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 50,611	$ 102,501	$ 21,714	$ 9,600	$ 18,349	$ 135,411

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-	-
Total Liabilities	-	5	505	5	5	5
Members' Equity
Membership Contributions	50,600	102,723	21,850	11,357	25,695	135,632
Capital Contribution	1,303	3,448	1,225	1,198	1,691	1,584
Distribution to RSE Collection or its affiliates	-	(233)	(147)	(232)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,292)	(3,442)	(1,719)	(2,728)	(8,811)	(1,578)
Members' Equity / (Deficit)	50,611	102,495	21,209	9,595	18,343	135,406
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 50,611	$ 102,501	$ 21,714	$ 9,600	$ 18,349	$ 135,411

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB	Series #BRADBURY
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 346	$ 703	$ -	$ -	$ 369
Pre-paid Insurance	11	11	11	-	4	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	357	714	-	4	380
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	33,750	168,000	67,036	139,834	-	13,881
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 34,061	$ 168,357	$ 67,750	$ 139,834	$ 4	$ 14,261

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ -	$ 2	$ 5
Income Taxes Payable	-	-	-	9	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	5	5	5	9	2	5
Members' Equity
Membership Contributions	66,724	221,063	68,051	770,600	-	14,482
Capital Contribution	2,749	11,841	1,370	16,935	2,272	1,192
Distribution to RSE Collection or its affiliates	(281)	(154)	(313)	(2,753)	(201)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(35,136)	(64,398)	(1,364)	(644,958)	(2,070)	(1,186)
Members' Equity / (Deficit)	34,056	168,352	67,744	139,825	1	14,256
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 34,061	$ 168,357	$ 67,750	$ 139,834	$ 4	$ 14,261

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 300	$ 374	$ 600	$ 500	$ 322
Pre-paid Insurance	-	11	11	-	-	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	400	311	385	600	500	333
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	28,600	22,110	64,026	10,159	14,798	9,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 29,000	$ 22,421	$ 64,411	$ 10,759	$ 15,298	$ 9,933

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ -	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	3	-	-	-	3	-
Due to the Manager or its Affiliates	-	-	-	-	477	-
Total Liabilities	3	5	5	-	485	5
Members' Equity
Membership Contributions	29,200	22,767	64,757	39,600	17,980	14,302
Capital Contribution	1,654	1,579	2,324	812	2,554	1,430
Distribution to RSE Collection or its affiliates	(540)	(357)	(357)	(10)	(1,467)	(201)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,317)	(1,573)	(2,318)	(29,643)	(4,254)	(5,603)
Members' Equity / (Deficit)	28,997	22,415	64,406	10,759	14,813	9,928
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,000	$ 22,421	$ 64,411	$ 10,759	$ 15,298	$ 9,933

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 300	$ 381	$ 400	$ 300	$ 400
Pre-paid Insurance	11	11	11	11	11	11
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	311	311	392	411	311	411
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	14,388	22,839	28,800	450,000	11,560	10,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,699	$ 23,150	$ 29,192	$ 450,411	$ 11,871	$ 11,011

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 2,750	$ 5	$ 5
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	-	500	333
Total Liabilities	405	5	5	2,750	505	339
Members' Equity
Membership Contributions	14,969	23,496	37,357	453,570	12,092	11,424
Capital Contribution	1,413	1,554	1,773	7,008	1,159	1,342
Distribution to RSE Collection or its affiliates	(281)	(357)	(424)	(3,170)	(232)	(424)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,807)	(1,548)	(9,519)	(9,747)	(1,653)	(1,670)
Members' Equity / (Deficit)	14,294	23,144	29,187	447,661	11,366	10,672
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,699	$ 23,150	$ 29,192	$ 450,411	$ 11,871	$ 11,011

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 300	$ 351	$ 515	$ 376	$ 400
Pre-paid Insurance	-	11	11	11	11	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	311	362	526	387	400
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	19,280	54,995	29,012	18,085	216,412	18,794
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 19,280	$ 55,306	$ 29,374	$ 18,611	$ 216,799	$ 19,194

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ 5	$ 5	$ 5	$ 5	$ -
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	3
Due to the Manager or its Affiliates	-	545	-	-	-	-
Total Liabilities	-	551	5	5	5	3
Members' Equity
Membership Contributions	57,126	55,652	140,757	18,600	216,912	19,795
Capital Contribution	6,063	1,901	3,331	1,040	4,404	1,994
Distribution to RSE Collection or its affiliates	(3,632)	(357)	(357)	-	(124)	(1,446)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(40,277)	(2,441)	(114,362)	(1,035)	(4,398)	(1,152)
Members' Equity / (Deficit)	19,280	54,755	29,369	18,606	216,793	19,191
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,280	$ 55,306	$ 29,374	$ 18,611	$ 216,799	$ 19,194

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2024

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 308	$ 369	$ 402	$ 251,413
Pre-paid Insurance	11	34	11	3,226
Other Receivable	-	-	-	377,590
Due From the Manager or its Affiliates	-	-	-	19,415
Total Current Assets	319	403	413	651,644
Other Assets
Collection Assets - Deposit	-	-	-	-
Collection Assets - Owned	20,442	4,531	5,300	26,872,300
Other Assets	-	-	-	-
TOTAL ASSETS	$ 20,761	$ 4,934	$ 5,713	$ 27,523,944

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 5	$ 5	$ 5	$ 56,935
Income Taxes Payable	-	-	-	18,771
Insurance Payable	-	-	-	185
Due to the Manager or its Affiliates	600	400	667	152,636
Total Liabilities	605	405	672	228,527
Members' Equity
Membership Contributions	21,230	5,547	12,600	32,502,716
Capital Contribution	1,086	1,031	1,139	4,773,228
Distribution to RSE Collection or its affiliates	(480)	(647)	(198)	(19,709)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,681)	(1,402)	(8,500)	(9,960,818)
Members' Equity / (Deficit)	20,156	4,529	5,041	27,295,417
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,761	$ 4,934	$ 5,713	$ 27,523,944

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Assets
Current Assets
Cash and Cash Equivalents	$ 4,149	$ 60	$ -	$ 2,214	$ 60	$ -
Pre-paid Insurance	19	-	-	74	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	4,168	60	-	2,288	60	-
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	106,266	-	-	408,386	-	-
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 110,434	$ 60	$ -	$ 410,674	$ 60	$ -

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 681	$ 250	$ 250	$ -	$ 250	$ -
Income Taxes Payable	-	50	50	-	50	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	681	300	300	-	300	-
Members' Equity
Membership Contributions	111,236	-	-	422,131	-	-
Capital Contribution	18,286	34,240	20,334	50,153	16,989	-
Distribution to RSE Collection or its affiliates	(821)	(401)	(1,126)	(14,889)	(1,645)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(18,948)	(34,079)	(19,508)	(46,721)	(15,584)	-
Members' Equity / (Deficit)	109,753	(240)	(300)	410,674	(240)	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 110,434	$ 60	$ -	$ 410,674	$ 60	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Assets
Current Assets
Cash and Cash Equivalents	$ 485	$ 2,485	$ 2,500	$ 1,485	$ 4,345
Pre-paid Insurance	3	60	22	83	-
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	488	2,545	2,522	1,568	4,345
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	14,786	332,806	122,544	488,586	-
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 15,274	$ 335,351	$ 125,066	$ 490,154	$ 4,345

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 250	$ 250	$ 250	$ 535	$ 250
Income Taxes Payable	-	-	-	-	4,333
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	250	250	250	535	4,583
Members' Equity
Membership Contributions	15,446	335,691	125,757	487,801	-
Capital Contribution	14,985	21,949	15,692	25,823	14,560
Distribution to RSE Collection or its affiliates	(175)	(400)	(713)	(5,103)	(681)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(15,232)	(22,139)	(15,920)	(18,902)	(14,117)
Members' Equity / (Deficit)	15,024	335,101	124,816	489,619	(238)
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,274	$ 335,351	$ 125,066	$ 490,154	$ 4,345

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Assets
Current Assets
Cash and Cash Equivalents	$ 1,985	$ 984	$ 1,714	$ 1,984	$ 4,989
Pre-paid Insurance	11	6	26	10	21
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	1,996	990	1,740	1,994	5,010
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	64,271	35,437	158,042	52,787	115,562
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 66,267	$ 36,427	$ 159,782	$ 54,781	$ 120,572

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 250	$ 250	$ 1,541	$ 250	$ 250
Income Taxes Payable	-	-	-	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	250	250	1,541	250	250
Members' Equity
Membership Contributions	66,699	36,621	160,430	54,771	120,551
Capital Contribution	14,523	14,200	14,939	14,374	18,084
Distribution to RSE Collection or its affiliates	(443)	(200)	-	-	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(14,762)	(14,444)	(17,128)	(14,614)	(18,313)
Members' Equity / (Deficit)	66,017	36,177	158,241	54,531	120,322
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 66,267	$ 36,427	$ 159,782	$ 54,781	$ 120,572

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Assets
Current Assets
Cash and Cash Equivalents	$ 2,000	$ 3,504	$ 670	$ 50	$ 1,999
Pre-paid Insurance	14	110	-	-	22
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	2,014	3,614	670	50	2,020
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	79,786	612,439	-	-	120,286
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 81,800	$ 616,053	$ 670	$ 50	$ 122,306

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 250	$ 2,932	$ 250	$ 250	$ 250
Income Taxes Payable	-	-	665	50	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	250	2,932	915	300	250
Members' Equity
Membership Contributions	82,286	616,716	-	-	122,586
Capital Contribution	13,731	26,462	15,507	14,312	14,085
Distribution to RSE Collection or its affiliates	(500)	(774)	(300)	(300)	(300)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,967)	(29,283)	(15,452)	(14,262)	(14,315)
Members' Equity / (Deficit)	81,550	613,121	(245)	(250)	122,056
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 81,800	$ 616,053	$ 670	$ 50	$ 122,306

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Assets
Current Assets
Cash and Cash Equivalents	$ 1,999	$ 2,649	$ 3,700	$ -	$ 1,799	$ 2,898
Pre-paid Insurance	32	13	31	-	4	43
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	2,031	2,662	3,731	-	1,803	2,941
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	182,802	75,903	170,286	-	23,187	235,388
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 184,833	$ 78,565	$ 174,017	$ -	$ 24,990	$ 238,329

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 250	$ 250	$ 250	$ -	$ 250	$ 250
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	250	250	250	-	250	250
Members' Equity
Membership Contributions	185,301	79,052	173,986	-	24,986	238,636
Capital Contribution	14,466	14,468	14,127	-	10,861	14,214
Distribution to RSE Collection or its affiliates	(500)	(500)	-	-	-	(350)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(14,684)	(14,705)	(14,346)	-	(11,107)	(14,421)
Members' Equity / (Deficit)	184,583	78,315	173,767	-	24,740	238,079
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 184,833	$ 78,565	$ 174,017	$ -	$ 24,990	$ 238,329

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Assets
Current Assets
Cash and Cash Equivalents	$ 2,300	$ 60	$ 4,550	$ 3,064	$ 2,962	$ 4,197
Pre-paid Insurance	13	-	104	23	25	59
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	2,313	60	4,654	3,087	2,987	4,256
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	75,997	-	572,236	129,227	138,482	325,590
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 78,310	$ 60	$ 576,890	$ 132,314	$ 141,469	$ 329,846

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 250	$ 250	$ 960	$ 250	$ 250	$ 250
Income Taxes Payable	-	50	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	250	300	960	250	250	250
Members' Equity
Membership Contributions	79,297	-	577,286	133,279	141,794	330,287
Capital Contribution	12,847	13,735	27,059	12,083	11,396	22,924
Distribution to RSE Collection or its affiliates	(1,000)	-	(500)	(988)	(350)	(500)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(13,084)	(13,975)	(27,915)	(12,310)	(11,621)	(23,115)
Members' Equity / (Deficit)	78,060	(240)	575,930	132,064	141,219	329,596
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 78,310	$ 60	$ 576,890	$ 132,314	$ 141,469	$ 329,846

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1
Assets
Current Assets
Cash and Cash Equivalents	$ 2,412	$ -	$ 62	$ -	$ 5,489
Pre-paid Insurance	8	-	-	-	50
Other Receivable	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	2,420	-	62	-	5,539
Other Assets
Collection Assets - Deposit	-	-	-	-	-
Collection Assets - Owned	46,188	-	-	-	277,811
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 48,608	$ -	$ 62	$ -	$ 283,350

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 250	$ -	$ 250	$ -	$ 535
Income Taxes Payable	-	-	50	-	-
Insurance Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	250	-	300	-	535
Members' Equity
Membership Contributions	48,600	-	-	-	283,775
Capital Contribution	10,607	-	14,470	-	15,705
Distribution to RSE Collection or its affiliates	-	-	-	-	(475)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(10,849)	-	(14,708)	-	(16,190)
Members' Equity / (Deficit)	48,358	-	(238)	-	282,815
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 48,608	$ -	$ 62	$ -	$ 283,350

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180	Series #05JAYZ	Series #JUSTINIAN
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 400	$ 400	$ 300	$ 300	$ 243
Pre-paid Insurance	-	25	16	19	31	31
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	500	425	416	319	331	274
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	3,363	10,200	20,100	36,146	11,903	15,000
Other Assets	952	-	-	-	-	-
TOTAL ASSETS	$ 4,815	$ 10,625	$ 20,516	$ 36,465	$ 12,234	$ 15,274

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 11	$ 3	$ 3	$ 3	$ 3	$ 4
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	363
Total Liabilities	11	3	3	3	3	367
Members' Equity
Membership Contributions	141,061	10,832	20,792	36,738	16,356	15,600
Capital Contribution	1,505	922	774	824	1,263	1,039
Distribution to RSE Collection or its affiliates	-	(232)	(292)	(292)	(238)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(137,762)	(900)	(761)	(808)	(5,150)	(1,732)
Members' Equity / (Deficit)	4,804	10,622	20,513	36,462	12,231	14,907
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 4,815	$ 10,625	$ 20,516	$ 36,465	$ 12,234	$ 15,274

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD	Series #82AV1	Series #SUPERBWL1
Assets
Current Assets
Cash and Cash Equivalents	$ 354	$ 300	$ 308	$ 377	$ 3,400	$ 365
Pre-paid Insurance	21	28	66	195	52	37
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	375	328	374	572	3,452	402
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	7,546	13,566	42,944	144,143	286,364	19,535
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 7,921	$ 13,894	$ 43,318	$ 144,715	$ 289,816	$ 19,937

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 250	$ 3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-	400
Total Liabilities	3	3	403	3	250	403
Members' Equity
Membership Contributions	8,138	14,158	43,580	144,848	289,764	20,181
Capital Contribution	890	979	1,587	3,477	7,505	1,253
Distribution to RSE Collection or its affiliates	(238)	(292)	(281)	(281)	-	(281)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(872)	(954)	(1,971)	(3,332)	(7,703)	(1,619)
Members' Equity / (Deficit)	7,918	13,891	42,915	144,712	289,566	19,534
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 7,921	$ 13,894	$ 43,318	$ 144,715	$ 289,816	$ 19,937

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857	Series #PUNK2981	Series #WOW2221
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 300	$ 5,000	$ -	$ 600	$ -
Pre-paid Insurance	-	91	19	-	-	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	415
Total Current Assets	500	391	5,019	-	600	415
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	8,635	74,668	108,488	19,481	95,252	25,564
Other Assets	1,165	-	-	2,346	3	1,252
TOTAL ASSETS	$ 10,300	$ 75,059	$ 113,507	$ 21,827	$ 95,855	$ 27,231

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 11	$ 3	$ 718	$ 11	$ 11	$ 11
Income Taxes Payable	-	-	-	54	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-	-
Total Liabilities	11	403	718	65	11	11
Members' Equity
Membership Contributions	34,546	75,280	114,038	49,067	290,600	26,027
Capital Contribution	1,666	1,740	5,401	3,386	489	1,777
Distribution to RSE Collection or its affiliates	-	(313)	(550)	-	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(25,923)	(2,052)	(6,100)	(30,691)	(195,245)	(584)
Members' Equity / (Deficit)	10,289	74,655	112,789	21,762	95,844	27,220
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 10,300	$ 75,059	$ 113,507	$ 21,827	$ 95,855	$ 27,231

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820	Series #NBAJAM	Series #SANDBOX1
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 400	$ 501	$ 557	$ 400	$ 500
Pre-paid Insurance	41	8	-	-	82	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	341	408	501	557	482	500
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	23,920	11,100	6,647	9,731	38,500	66,786
Other Assets	-	-	1,302	1,434	-	2,626
TOTAL ASSETS	$ 24,261	$ 11,508	$ 8,450	$ 11,722	$ 38,982	$ 69,912

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 11	$ 11	$ 3	$ 11
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	11	11	3	11
Members' Equity
Membership Contributions	24,500	11,792	28,860	29,343	42,692	101,987
Capital Contribution	1,059	641	1,782	6,033	1,833	3,079
Distribution to RSE Collection or its affiliates	(281)	(292)	-	-	(292)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,020)	(636)	(22,203)	(23,665)	(5,254)	(35,165)
Members' Equity / (Deficit)	24,258	11,505	8,439	11,711	38,979	69,901
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 24,261	$ 11,508	$ 8,450	$ 11,722	$ 38,982	$ 69,912

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL	Series #BART	Series #HOMER
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ 500	$ 320	$ 320	$ 320	$ 320
Pre-paid Insurance	-	-	65	137	35	34
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	-	500	385	457	355	354
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	49,889	30,452	42,082	99,082	17,481	17,482
Other Assets	1,222	-	-	-	-	-
TOTAL ASSETS	$ 51,111	$ 30,952	$ 42,467	$ 99,539	$ 17,836	$ 17,836

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 11	$ 11	$ 4	$ 3	$ 3	$ 3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	333	-	-	-
Total Liabilities	11	11	337	3	3	3
Members' Equity
Membership Contributions	50,269	30,952	42,600	99,600	18,000	18,000
Capital Contribution	1,401	453	919	2,478	979	979
Distribution to RSE Collection or its affiliates	-	-	(198)	(198)	(198)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(570)	(464)	(1,191)	(2,344)	(948)	(948)
Members' Equity / (Deficit)	51,100	30,941	42,130	99,536	17,833	17,833
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 51,111	$ 30,952	$ 42,467	$ 99,539	$ 17,836	$ 17,836

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER	Series #88ZELDA	Series #STARWARS3
Assets
Current Assets
Cash and Cash Equivalents	$ 402	$ 381	$ 402	$ 326	$ 402	$ 402
Pre-paid Insurance	13	29	49	75	80	41
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	415	410	451	401	482	443
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	7,700	13,769	29,402	49,187	54,000	22,800
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 8,115	$ 14,179	$ 29,853	$ 49,588	$ 54,482	$ 23,243

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 4
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	400
Total Liabilities	3	3	3	3	670	404
Members' Equity
Membership Contributions	8,300	14,574	30,002	49,637	54,600	23,400
Capital Contribution	627	758	1,177	1,467	1,441	934
Distribution to RSE Collection or its affiliates	(198)	(424)	(198)	(124)	(198)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(617)	(732)	(1,131)	(1,395)	(2,031)	(1,297)
Members' Equity / (Deficit)	8,112	14,176	29,850	49,585	53,812	22,839
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,115	$ 14,179	$ 29,853	$ 49,588	$ 54,482	$ 23,243

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754	Series #VEEFRND1	Series #TREASURE
Assets
Current Assets
Cash and Cash Equivalents	$ -	$ -	$ 66	$ 500	$ 500	$ 300
Pre-paid Insurance	53	-	59	-	-	16
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	53	-	125	500	500	316
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	33,614	85,600	250,000	7,877	7,504	18,998
Other Assets	-	1,484	-	-	2,892	-
TOTAL ASSETS	$ 33,667	$ 87,084	$ 250,125	$ 8,377	$ 10,895	$ 19,314

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 11	$ 3	$ 11	$ 11	$ 3
Income Taxes Payable	-	1,202	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	4	1,213	3	11	11	3
Members' Equity
Membership Contributions	32,824	84,902	250,545	58,900	32,764	19,531
Capital Contribution	2,324	12,228	960	15,208	10,153	598
Distribution to RSE Collection or its affiliates	(424)	-	-	-	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,061)	(11,259)	(1,383)	(65,742)	(32,033)	(586)
Members' Equity / (Deficit)	33,663	85,871	250,122	8,366	10,884	19,311
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 33,667	$ 87,084	$ 250,125	$ 8,377	$ 10,895	$ 19,314

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER	Series #BEEPLE1	Series #WARHOL1
Assets
Current Assets
Cash and Cash Equivalents	$ 1,030	$ 323	$ 402	$ 400	$ 500	$ 2,800
Pre-paid Insurance	51	25	65	25	-	41
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,081	348	467	425	500	2,841
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	202,121	6,625	42,000	70,000	23,139	124,950
Other Assets	-	-	-	-	2,981	-
TOTAL ASSETS	$ 203,202	$ 6,973	$ 42,467	$ 70,425	$ 26,620	$ 127,791

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 4	$ 3	$ 3	$ 11	$ 3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	4	3	3	11	3
Members' Equity
Membership Contributions	203,390	10,851	42,600	70,909	66,810	163,666
Capital Contribution	1,084	707	1,201	780	12,290	952
Distribution to RSE Collection or its affiliates	(238)	(198)	(198)	(509)	-	(747)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,037)	(4,391)	(1,139)	(758)	(52,491)	(36,083)
Members' Equity / (Deficit)	203,199	6,969	42,464	70,422	26,609	127,788
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 203,202	$ 6,973	$ 42,467	$ 70,425	$ 26,620	$ 127,791

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH	Series #ELON1	Series #105.ETH
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 429	$ 500	$ 327	$ 400	$ 500
Pre-paid Insurance	37	72	-	121	20	-
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	437	501	500	448	420	500
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	20,000	57,729	3,881	85,074	6,000	39,873
Other Assets	-	-	1,602	-	-	2,359
TOTAL ASSETS	$ 20,437	$ 58,230	$ 5,984	$ 85,522	$ 6,420	$ 42,732

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 2	$ 11	$ 4	$ 4	$ 11
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	93	-	-	-
Due to the Manager or its Affiliates	500	204	546	400	-	-
Total Liabilities	503	206	650	404	4	11
Members' Equity
Membership Contributions	20,909	58,505	20,785	85,600	6,718	39,100
Capital Contribution	1,059	1,406	6,389	1,894	704	4,011
Distribution to RSE Collection or its affiliates	(509)	(477)	-	(198)	(318)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,525)	(1,410)	(21,840)	(2,178)	(688)	(390)
Members' Equity / (Deficit)	19,934	58,024	5,334	85,118	6,416	42,721
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,437	$ 58,230	$ 5,984	$ 85,522	$ 6,420	$ 42,732

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL	Series #BUFFETT1	Series #DRACULA10
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 334	$ 2,178	$ 400	$ 367	$ 308
Pre-paid Insurance	22	20	23	16	14	19
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	322	354	2,201	416	381	327
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	7,806	6,066	62,263	16,498	13,033	35,092
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 8,128	$ 6,420	$ 64,464	$ 16,914	$ 13,414	$ 35,419

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 4	$ 3	$ 4	$ 3	$ 3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	400	1,500	-	-	-
Total Liabilities	404	404	1,503	4	3	3
Members' Equity
Membership Contributions	8,344	6,638	62,941	17,131	13,999	35,880
Capital Contribution	589	562	864	535	500	631
Distribution to RSE Collection or its affiliates	(238)	(238)	-	(232)	(599)	(480)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(971)	(946)	(844)	(524)	(489)	(615)
Members' Equity / (Deficit)	7,724	6,016	62,961	16,910	13,411	35,416
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,128	$ 6,420	$ 64,464	$ 16,914	$ 13,414	$ 35,419

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE	Series #BOBAFETT	Series #ELVIS
Assets
Current Assets
Cash and Cash Equivalents	$ 771	$ 400	$ 50	$ 235	$ 355	$ 320
Pre-paid Insurance	7	29	-	5	41	56
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	778	429	50	240	396	376
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	11,856	22,900	-	24,165	23,005	34,882
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 12,634	$ 23,329	$ 50	$ 24,405	$ 23,401	$ 35,258

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 145	$ 3	$ -	$ 4	$ 3	$ 3
Income Taxes Payable	-	-	50	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Total Liabilities	145	3	50	4	3	503
Members' Equity
Membership Contributions	13,360	23,663	-	24,877	23,723	35,400
Capital Contribution	987	903	-	455	746	1,207
Distribution to RSE Collection or its affiliates	(1,300)	(363)	-	(477)	(363)	(198)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(558)	(877)	-	(454)	(708)	(1,654)
Members' Equity / (Deficit)	12,489	23,326	-	24,401	23,398	34,755
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,634	$ 23,329	$ 50	$ 24,405	$ 23,401	$ 35,258

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT	Series #54AARON	Series #GRATEFUL1
Assets
Current Assets
Cash and Cash Equivalents	$ 331	$ 300	$ 300	$ 300	$ 346	$ 362
Pre-paid Insurance	18	20	34	20	310	152
Other Receivable	-	-	-	-	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	349	320	334	320	656	514
Other Assets
Collection Assets - Deposit	-	-	-	-	-	-
Collection Assets - Owned	3,250	6,561	17,387	40,248	166,771	110,038
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 3,599	$ 6,881	$ 17,721	$ 40,568	$ 167,427	$ 110,552

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Income Taxes Payable	-	-	-	-	-	-
Insurance Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	75	-	1,000	-	-
Total Liabilities	3	78	3	1,003	3	3
Members' Equity
Membership Contributions	5,738	7,179	18,164	40,781	167,025	110,900
Capital Contribution	517	526	712	525	3,989	1,906
Distribution to RSE Collection or its affiliates	(238)	(318)	(477)	(232)	(154)	(500)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,421)	(584)	(681)	(1,509)	(3,437)	(1,757)
Members' Equity / (Deficit)	3,596	6,803	17,718	39,565	167,423	110,549
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 3,599	$ 6,881	$ 17,721	$ 40,568	$ 167,427	$ 110,552

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1
Assets
Current Assets
Cash and Cash Equivalents	$ 332	$ -	$ 600
Pre-paid Insurance	188	-	22
Other Receivable	-	-	-
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	520	-	622
Other Assets
Collection Assets - Deposit	-	-	-
Collection Assets - Owned	138,867	-	120,560
Other Assets	-	-	-
TOTAL ASSETS	$ 139,387	$ -	$ 121,182

LIABILITIES AND MEMBERS’ EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ -	$ 1,411
Income Taxes Payable	-	-	-
Insurance Payable	-	-	-
Due to the Manager or its Affiliates	49	-	-
Total Liabilities	52	-	1,411
Members’ Equity
Membership Contributions	139,817	-	121,160
Capital Contribution	2,198	-	2,367
Distribution to RSE Collection or its affiliates	(667)	-	-
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(2,013)	-	(3,756)
Members' Equity / (Deficit)	139,335	-	119,771
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 139,387	$ -	$ 121,182

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095	$ 1,495
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	171	79	21	56	24	14
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,621	1,679	321	1,601	1,119	1,509
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	125,000	52,500	16,800	35,000	70,100	12,100
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 126,621	$ 54,179	$ 17,121	$ 36,601	$ 71,219	$ 13,609

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 2	$ 2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	500	545	-	600	-
Total Liabilities	3	503	548	3	602	2
Member's Equity
Membership Contributions	126,600	54,100	17,100	36,600	70,740	13,800
Capital Contribution	8,825	5,391	3,499	4,573	6,779	3,109
Distribution to RSE Archive	-	-	-	(55)	(55)	(205)
Distribution to Series	-	-	-	-	(1,465)	-
Accumulated Surplus / (Deficit)	(8,807)	(5,815)	(4,026)	(4,520)	(5,384)	(3,097)
Members' Equity / (Deficit)	126,618	53,676	16,573	36,598	70,617	13,607
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,621	$ 54,179	$ 17,121	$ 36,601	$ 71,219	$ 13,609

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Assets
Current Assets
Cash and Cash Equivalents	$ 1,695	$ 1,250	$ 1,250	$ 1,172	$ 1,750	$ 5,300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	14	82	38	-	14	648
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,709	1,332	1,288	1,172	1,764	5,948
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,100	55,500	29,500	-	11,100	500,028
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 11,809	$ 56,832	$ 30,788	$ 1,172	$ 12,864	$ 505,976

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ -	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	50	-	-
Due to the Manager or its Affiliates	-	-	-	545	-	-
Total Liabilities	3	3	4	595	3	3
Member's Equity
Membership Contributions	12,000	56,750	30,750	-	13,000	505,328
Capital Contribution	3,082	5,534	4,155	32,700	3,088	26,261
Distribution to RSE Archive	(205)	-	-	(150)	(150)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,071)	(5,455)	(4,121)	(31,973)	(3,077)	(25,616)
Members' Equity / (Deficit)	11,806	56,829	30,784	577	12,861	505,973
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,809	$ 56,832	$ 30,788	$ 1,172	$ 12,864	$ 505,976

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Assets
Current Assets
Cash and Cash Equivalents	$ 938	$ 1,203	$ 1,003
Pre-paid Insurance	68	76	106
Other Receivable	-	-	-
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	1,006	1,278	1,109
Other Assets
Collection Assets - Deposit	-	-	-
Collection Assets - Owned	44,065	50,000	74,000
Other Assets	-	-	-
TOTAL ASSETS	$ 45,071	$ 51,278	$ 75,109

LIABILITIES AND MEMBERS’ EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3
Income Taxes Payable	-	-	-
Insurance Payable	-	-	-
Due to the Manager or its Affiliates	1,000	-	-
Total Liabilities	1,004	3	3
Members’ Equity
Membership Contributions	45,040	51,250	75,050
Capital Contribution	5,002	5,319	6,209
Distribution to RSE Collection or its affiliates	-	(49)	(47)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(5,975)	(5,247)	(6,106)
Members' Equity / (Deficit)	44,067	51,275	75,106
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 45,071	$ 51,278	$ 75,109

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Assets
Current Assets
Cash and Cash Equivalents	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	15	26	16	15	23	15
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	1,018	1,029	1,966	415	1,073	1,718
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	20,000	75,000	22,100	17,200	9,000	15,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 21,018	$ 76,029	$ 24,066	$ 17,615	$ 10,073	$ 17,318

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	-	-	-	-
Total Liabilities	403	503	3	3	3	3
Member's Equity
Membership Contributions	21,050	76,050	24,050	17,797	9,400	17,500
Capital Contribution	2,841	3,650	2,794	2,754	3,775	2,739
Distribution to RSE Archive	(47)	(47)	-	(197)	-	(197)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,229)	(4,127)	(2,781)	(2,742)	(3,104)	(2,727)
Members' Equity / (Deficit)	20,615	75,526	24,063	17,612	10,070	17,315
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 21,018	$ 76,029	$ 24,066	$ 17,615	$ 10,073	$ 17,318

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Assets
Current Assets
Cash and Cash Equivalents	$ 605	$ 800	$ 1,050	$ 1,750
Other Receivable	-	-	-	-
Pre-paid Insurance	29	31	50	14
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	634	831	1,100	1,764
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	13,545	24,000	30,000	12,600
Other Assets	-	-	-	-
TOTAL ASSETS	$ 14,179	$ 24,831	$ 31,100	$ 14,364

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-
Total Liabilities	3	3	503	3
Member's Equity
Membership Contributions	14,150	24,745	31,050	14,500
Capital Contribution	3,104	3,198	3,734	2,503
Distribution to RSE Archive	-	-	-	(150)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,078)	(3,116)	(4,187)	(2,492)
Members' Equity / (Deficit)	14,176	24,827	30,597	14,361
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,179	$ 24,831	$ 31,100	$ 14,364

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Assets
Current Assets
Cash and Cash Equivalents	$ 1,203	$ 594	$ 594
Other Receivable	-	-	-
Pre-paid Insurance	177	37	58
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	1,380	631	652
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	130,000	20,006	36,006
Other Assets	-	-	-
TOTAL ASSETS	$ 131,380	$ 20,637	$ 36,658

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	400	545	-
Total Liabilities	403	548	3
Member's Equity
Membership Contributions	131,250	20,600	36,600
Capital Contribution	8,640	3,168	3,821
Distribution to RSE Archive	(47)	-	-
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(8,866)	(3,679)	(3,766)
Members' Equity / (Deficit)	130,977	20,089	36,655
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 131,380	$ 20,637	$ 36,658

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Assets
Current Assets
Cash and Cash Equivalents	$ 563	$ 213	$ 463	$ 277	$ 456
Other Receivable	-	-	-	-	-
Pre-paid Insurance	18	14	19	13	44
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	581	227	482	290	500
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	27,600	11,600	37,100	7,023	25,244
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 28,181	$ 11,827	$ 37,582	$ 7,313	$ 25,744

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	477	-	400	-	-
Total Liabilities	481	3	403	3	3
Member's Equity
Membership Contributions	28,200	11,850	37,600	7,300	25,700
Capital Contribution	2,558	2,417	2,645	2,350	3,505
Distribution to RSE Archive	(37)	(37)	(37)	-	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,021)	(2,406)	(3,029)	(2,340)	(3,464)
Members' Equity / (Deficit)	27,700	11,824	37,179	7,310	25,741
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 28,181	$ 11,827	$ 37,582	$ 7,313	$ 25,744

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Assets
Current Assets
Cash and Cash Equivalents	$ 604	$ 334	$ 534	$ 209	$ 269
Other Receivable	-	-	-	-	-
Pre-paid Insurance	32	15	162	24	14
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	636	349	696	233	282
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	25,030	16,350	118,000	64,925	10,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,666	$ 16,699	$ 118,696	$ 65,158	$ 10,282

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	3	3
Member's Equity
Membership Contributions	25,700	16,750	118,600	64,700	10,400
Capital Contribution	3,045	2,344	6,979	4,091	2,534
Distribution to RSE Archive	(66)	(66)	(66)	(66)	(131)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,016)	(2,332)	(6,820)	(3,570)	(2,524)
Members' Equity / (Deficit)	25,663	16,696	118,693	65,155	10,279
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,666	$ 16,699	$ 118,696	$ 65,158	$ 10,282

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Assets
Current Assets
Cash and Cash Equivalents	$ 437	$ 520	$ 77	$ 220
Other Receivable	-	-	-	-
Pre-paid Insurance	53	114	19	13
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	490	634	95	233
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	32,083	80,000	35,523	6,600
Other Assets	-	-	-	-
TOTAL ASSETS	$ 32,573	$ 80,634	$ 35,619	$ 6,833

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	3	3	3	3
Member's Equity
Membership Contributions	32,600	80,600	35,666	6,900
Capital Contribution	3,343	5,076	2,414	2,854
Distribution to RSE Archive	(80)	(80)	(66)	(80)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(3,294)	(4,966)	(2,398)	(2,844)
Members' Equity / (Deficit)	32,570	80,631	35,616	6,830
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,573	$ 80,634	$ 35,619	$ 6,833

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 377	$ 436	$ 600	$ 460
Other Receivable	-	-	-	-	-
Pre-paid Insurance	32	68	54	47	62
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	432	444	490	647	522
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	105,100	44,000	33,000	27,750	39,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 105,532	$ 44,444	$ 33,490	$ 28,397	$ 39,522

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	3	3	3
Member's Equity
Membership Contributions	105,705	44,600	33,600	27,220	39,600
Capital Contribution	3,665	3,679	3,305	4,207	3,492
Distribution to RSE Archive	(205)	(140)	(80)	-	(140)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,636)	(3,698)	(3,338)	(3,033)	(3,434)
Members' Equity / (Deficit)	105,529	44,441	33,487	28,394	39,519
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 105,532	$ 44,444	$ 33,490	$ 28,397	$ 39,522

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #2020TOPPS	Series #05LATOUR
Assets
Current Assets
Cash and Cash Equivalents	$ 150	$ 430
Other Receivable	-	-
Pre-paid Insurance	137	5
Due From the Manager or its Affiliates	-	-
Total Current Assets	287	435
Other Assets
Archive Assets - Deposit	-	-
Archive Assets - Owned	98,000	7,442
Other Assets	-	-
TOTAL ASSETS	$ 98,287	$ 7,877

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76
Insurance Payable	-	-
Income Taxes Payable	-	-
Due to the Manager or its Affiliates	-	-
Total Liabilities	3	76
Member's Equity
Membership Contributions	98,150	8,042
Capital Contribution	5,471	1,803
Distribution to RSE Archive	-	-
Distribution to Series	-	-
Accumulated Surplus / (Deficit)	(5,337)	(2,044)
Members' Equity / (Deficit)	98,284	7,801
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 98,287	$ 7,877

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Assets
Current Assets
Cash and Cash Equivalents	$ 430	$ 430	$ 460	$ 400	$ -	$ 520
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	20	29	37	22	-	76
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	451	460	498	422	-	596
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	31,944	45,980	20,000	8,000	-	50,253
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 32,395	$ 46,440	$ 20,498	$ 8,422	$ -	$ 50,849

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 76	$ 76	$ 3	$ 3	$ -	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Total Liabilities	76	76	3	3	-	503
Member's Equity
Membership Contributions	32,544	46,580	20,600	7,420	-	50,853
Capital Contribution	2,268	2,533	2,782	3,537	-	4,465
Distribution to RSE Archive	-	-	(140)	(202)	-	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,493)	(2,750)	(2,747)	(2,336)	-	(4,892)
Members' Equity / (Deficit)	32,319	46,363	20,495	8,419	-	50,346
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 32,395	$ 46,440	$ 20,498	$ 8,422	$ -	$ 50,849

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Assets
Current Assets
Cash and Cash Equivalents	$ 520	$ 600	$ 400	$ 400	$ 316
Other Receivable	-	-	-	-	-
Pre-paid Insurance	47	47	298	22	39
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	567	647	698	422	355
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	185,100	37,000	225,000	8,000	21,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 185,667	$ 37,647	$ 225,698	$ 8,422	$ 21,355

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	500	-	-
Total Liabilities	3	3	503	3	3
Member's Equity
Membership Contributions	185,700	37,600	221,063	7,420	21,629
Capital Contribution	4,176	2,949	14,263	3,402	2,593
Distribution to RSE Archive	(80)	-	(202)	(202)	(229)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,132)	(2,905)	(9,929)	(2,201)	(2,641)
Members' Equity / (Deficit)	185,664	37,644	225,195	8,419	21,352
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 185,667	$ 37,647	$ 225,698	$ 8,422	$ 21,355

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 430	$ 520	$ 400	$ 460	$ 320
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	56	25	14	15	180	17
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	456	455	534	415	640	337
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	35,000	38,236	9,300	18,000	132,000	23,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 35,456	$ 38,691	$ 9,834	$ 18,415	$ 132,640	$ 23,837

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 2	$ 76	$ 3	$ 3	$ 3	$ 4
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	-
Total Liabilities	2	76	3	3	549	4
Member's Equity
Membership Contributions	35,832	38,836	9,900	18,602	132,600	23,900
Capital Contribution	3,832	2,227	1,926	1,948	6,681	1,997
Distribution to RSE Archive	(432)	(170)	(80)	(202)	(140)	(80)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,778)	(2,278)	(1,915)	(1,936)	(7,050)	(1,984)
Members' Equity / (Deficit)	35,454	38,615	9,831	18,412	132,091	23,833
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 35,456	$ 38,691	$ 9,834	$ 18,415	$ 132,640	$ 23,837

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 572	$ 534	$ 321	$ 400
Other Receivable	-	-	-	-	-
Pre-paid Insurance	88	79	18	22	14
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	488	651	552	343	414
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	60,000	61,528	28,600	17,704	21,877
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 60,488	$ 62,178	$ 29,152	$ 18,047	$ 22,291

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ 3	$ 76
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	545	-
Total Liabilities	3	3	4	548	76
Member's Equity
Membership Contributions	60,602	62,100	29,200	18,254	22,621
Capital Contribution	3,917	4,003	2,001	2,080	1,818
Distribution to RSE Archive	(202)	-	(66)	(229)	(344)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,832)	(3,928)	(1,987)	(2,606)	(1,880)
Members' Equity / (Deficit)	60,485	62,175	29,148	17,499	22,215
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 60,488	$ 62,178	$ 29,152	$ 18,047	$ 22,291

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Assets
Current Assets
Cash and Cash Equivalents	$ 100	$ 300	$ 339	$ 400
Other Receivable	-	-	-	-
Pre-paid Insurance	14	330	57	45
Due From the Manager or its Affiliates	-	-	-	-
Total Current Assets	114	630	396	445
Other Assets
Archive Assets - Deposit	-	-	-	-
Archive Assets - Owned	8,800	254,457	35,184	26,000
Other Assets	-	-	-	-
TOTAL ASSETS	$ 8,914	$ 255,087	$ 35,580	$ 26,445

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-
Total Liabilities	4	3	3	3
Member's Equity
Membership Contributions	8,966	254,987	35,752	26,859
Capital Contribution	1,866	10,936	2,922	2,648
Distribution to RSE Archive	(66)	(229)	(229)	(459)
Distribution to Series	-	-	-	-
Accumulated Surplus / (Deficit)	(1,855)	(10,610)	(2,869)	(2,606)
Members' Equity / (Deficit)	8,911	255,084	35,576	26,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 8,914	$ 255,087	$ 35,580	$ 26,445

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Assets
Current Assets
Cash and Cash Equivalents	$ 256	$ 400	$ 316	$ 516	$ 326	$ 420
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	41	16	68	317	41	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	297	416	384	833	367	420
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	23,261	23,100	44,000	240,000	22,874	150,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 23,558	$ 23,516	$ 44,384	$ 240,833	$ 23,241	$ 150,420

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 4	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	1,157
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	4	3	3	503	3	1,160
Member's Equity
Membership Contributions	23,829	23,702	44,629	240,600	23,442	150,600
Capital Contribution	2,489	1,881	3,191	10,396	2,476	4,942
Distribution to RSE Archive	(229)	(202)	(229)	-	(242)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,534)	(1,868)	(3,210)	(10,666)	(2,438)	(6,102)
Members' Equity / (Deficit)	23,554	23,513	44,381	240,330	23,238	149,260
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,558	$ 23,516	$ 44,384	$ 240,833	$ 23,241	$ 150,420

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Assets
Current Assets
Cash and Cash Equivalents	$ 236	$ 400	$ 339	$ 420	$ 400	$ 460
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	127	18	50	203	10	14
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	363	418	389	623	410	474
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	90,227	31,100	29,737	150,000	15,720	10,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 90,590	$ 31,518	$ 30,126	$ 150,623	$ 16,130	$ 11,074

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ 3	$ 76	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	667	-	333
Total Liabilities	3	3	4	670	76	336
Member's Equity
Membership Contributions	90,728	31,702	30,305	150,600	16,464	11,200
Capital Contribution	4,650	1,892	2,674	6,771	1,642	2,415
Distribution to RSE Archive	(180)	(202)	(229)	(180)	(344)	(140)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,611)	(1,877)	(2,628)	(7,238)	(1,708)	(2,738)
Members' Equity / (Deficit)	90,587	31,515	30,122	149,953	16,054	10,738
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 90,590	$ 31,518	$ 30,126	$ 150,623	$ 16,130	$ 11,074

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Assets
Current Assets
Cash and Cash Equivalents	$ 721	$ 400	$ 236
Other Receivable	-	-	-
Pre-paid Insurance	198	42	38
Due From the Manager or its Affiliates	-	-	-
Total Current Assets	919	442	274
Other Assets
Archive Assets - Deposit	-	-	-
Archive Assets - Owned	146,400	24,000	19,727
Other Assets	-	-	-
TOTAL ASSETS	$ 147,319	$ 24,442	$ 20,001

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due to the Manager or its Affiliates	-	-	-
Total Liabilities	3	3	3
Member's Equity
Membership Contributions	147,447	24,629	20,228
Capital Contribution	6,312	2,461	2,241
Distribution to RSE Archive	(242)	(229)	(180)
Distribution to Series	-	-	-
Accumulated Surplus / (Deficit)	(6,201)	(2,422)	(2,291)
Members' Equity / (Deficit)	147,316	24,439	19,998
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 147,319	$ 24,442	$ 20,001

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Assets
Current Assets
Cash and Cash Equivalents	$ 805	$ 400	$ 400	$ 340	$ 421	$ 900
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	62	15	45	76	114	329
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	867	415	445	416	535	1,229
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	39,600	17,000	70,192	50,380	80,027	249,600
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 40,467	$ 17,415	$ 70,637	$ 50,796	$ 80,562	$ 250,829

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 76	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	400	400	-
Total Liabilities	3	3	76	403	403	3
Member's Equity
Membership Contributions	40,647	17,602	70,936	50,900	80,600	250,742
Capital Contribution	3,043	1,703	2,474	3,446	4,792	10,494
Distribution to RSE Archive	(242)	(202)	(344)	(180)	(152)	(242)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,984)	(1,691)	(2,505)	(3,773)	(5,081)	(10,168)
Members' Equity / (Deficit)	40,464	17,412	70,561	50,393	80,159	250,826
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 40,467	$ 17,415	$ 70,637	$ 50,796	$ 80,562	$ 250,829

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Assets
Current Assets
Cash and Cash Equivalents	$ 340	$ 348	$ 366	$ 400	$ 367
Other Receivable	-	-	-	-	-
Pre-paid Insurance	33	86	32	101	47
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	373	434	398	501	414
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	16,202	50,169	15,682	70,000	27,681
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 16,575	$ 50,603	$ 16,080	$ 70,501	$ 28,095

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-
Total Liabilities	3	403	3	3	3
Member's Equity
Membership Contributions	16,722	58,546	16,200	70,642	28,200
Capital Contribution	2,185	3,443	2,182	3,798	2,493
Distribution to RSE Archive	(180)	(152)	(152)	(242)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,155)	(11,637)	(2,153)	(3,700)	(2,449)
Members' Equity / (Deficit)	16,572	50,200	16,077	70,498	28,092
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 16,575	$ 50,603	$ 16,080	$ 70,501	$ 28,095

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Assets
Current Assets
Cash and Cash Equivalents	$ 216	$ 418	$ 367	$ 355	$ 422
Other Receivable	-	-	-	-	-
Pre-paid Insurance	73	50	23	35	37
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	289	468	390	390	459
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	48,648	30,130	58,033	18,045	20,027
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 48,937	$ 30,598	$ 58,423	$ 18,435	$ 20,486

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 4
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-
Total Liabilities	503	3	3	3	4
Member's Equity
Membership Contributions	49,269	30,700	58,721	18,721	20,600
Capital Contribution	3,195	2,519	1,859	2,126	2,169
Distribution to RSE Archive	(321)	(152)	(321)	(321)	(152)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,709)	(2,472)	(1,839)	(2,094)	(2,135)
Members' Equity / (Deficit)	48,434	30,595	58,420	18,432	20,482
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 48,937	$ 30,598	$ 58,423	$ 18,435	$ 20,486

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 355	$ 400	$ 300	$ 216	$ 216
Other Receivable	-	-	-	-	-
Pre-paid Insurance	29	73	11	41	409
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	384	473	311	257	625
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	13,245	48,000	8,600	23,106	317,986
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 13,629	$ 48,473	$ 8,911	$ 23,363	$ 318,611

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 4	$ 3	$ 4
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	400	500	545	-	333
Total Liabilities	403	503	549	3	337
Member's Equity
Membership Contributions	13,921	48,602	9,221	23,726	318,606
Capital Contribution	2,287	3,513	1,552	2,231	11,146
Distribution to RSE Archive	(321)	(202)	(321)	(321)	(321)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,661)	(3,943)	(2,090)	(2,276)	(11,156)
Members' Equity / (Deficit)	13,226	47,970	8,362	23,360	318,275
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,629	$ 48,473	$ 8,911	$ 23,363	$ 318,611

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 420	$ 711	$ 500
Other Receivable	-	-	-	-	-
Pre-paid Insurance	19	28	35	26	88
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	445	428	455	737	588
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	29,475	85,100	120,100	76,917	50,951
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 29,920	$ 85,528	$ 120,555	$ 77,654	$ 51,539

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 76	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	400	-
Total Liabilities	76	3	3	403	3
Member's Equity
Membership Contributions	30,075	85,702	120,700	77,780	61,051
Capital Contribution	1,707	1,990	2,815	1,912	3,394
Distribution to RSE Archive	(174)	(202)	(180)	(152)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,764)	(1,965)	(2,783)	(2,289)	(12,909)
Members' Equity / (Deficit)	29,844	85,525	120,552	77,251	51,536
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 29,920	$ 85,528	$ 120,555	$ 77,654	$ 51,539

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 494	$ 300	$ 275	$ 1,233
Other Receivable	-	-	-	-	-
Pre-paid Insurance	139	38	58	97	927
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	539	532	358	372	2,160
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	250,000	20,106	36,306	67,506	720,551
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 250,539	$ 20,637	$ 36,664	$ 67,878	$ 722,711

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ 3	$ 3	$ 4	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	667	-	-	400
Total Liabilities	750	670	3	4	403
Member's Equity
Membership Contributions	252,730	20,600	36,926	68,185	721,784
Capital Contribution	30,115	2,168	2,676	3,720	24,493
Distribution to RSE Archive	(2,330)	-	(321)	(321)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(30,726)	(2,801)	(2,620)	(3,710)	(23,969)
Members' Equity / (Deficit)	249,789	19,967	36,661	67,874	722,308
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 250,539	$ 20,637	$ 36,664	$ 67,878	$ 722,711

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Assets
Current Assets
Cash and Cash Equivalents	$ 426	$ 400	$ 400	$ -	$ 416
Other Receivable	-	-	-	-	-
Pre-paid Insurance	15	203	21	-	271
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	441	603	421	-	687
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	23,232	150,000	17,813	-	204,551
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 23,673	$ 150,603	$ 18,234	$ -	$ 205,239

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 76	$ 3	$ 750	$ -	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-
Total Liabilities	76	3	750	500	3
Member's Equity
Membership Contributions	23,832	150,629	20,543	-	205,051
Capital Contribution	1,467	6,326	6,711	1,566	7,932
Distribution to RSE Archive	(174)	(229)	(2,330)	(152)	-
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,528)	(6,126)	(7,440)	(1,914)	(7,748)
Members' Equity / (Deficit)	23,597	150,599	17,484	(500)	205,235
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 23,673	$ 150,603	$ 18,234	$ -	$ 205,239

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 468	$ 453	$ 348	$ 500	$ 325	$ 307
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	76	76	25	332	44	105
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	543	528	373	832	369	412
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	50,000	50,015	68,684	210,551	25,175	73,506
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 50,543	$ 50,543	$ 69,057	$ 211,383	$ 25,544	$ 73,918

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	400	-	500
Total Liabilities	3	3	403	403	3	503
Member's Equity
Membership Contributions	50,600	50,600	69,184	253,051	25,821	74,217
Capital Contribution	2,884	2,913	1,739	9,138	2,123	3,718
Distribution to RSE Archive	(132)	(132)	(152)	-	(321)	(321)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,812)	(2,840)	(2,117)	(51,208)	(2,083)	(4,200)
Members' Equity / (Deficit)	50,540	50,540	68,654	210,980	25,541	73,415
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 50,543	$ 50,543	$ 69,057	$ 211,383	$ 25,544	$ 73,918

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Assets
Current Assets
Cash and Cash Equivalents	$ 304	$ 378	$ -	$ 400	$ 464
Other Receivable	-	-	-	-	-
Pre-paid Insurance	40	26	-	12	80
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	344	404	-	412	544
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	22,402	72,200	-	18,995	53,504
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 22,747	$ 72,605	$ -	$ 19,407	$ 54,048

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ -	$ 76	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	3	3	-	76	3
Member's Equity
Membership Contributions	22,922	72,700	-	19,739	54,100
Capital Contribution	1,973	1,653	-	1,284	2,956
Distribution to RSE Archive	(132)	(122)	-	(344)	(132)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,019)	(1,631)	-	(1,348)	(2,879)
Members' Equity / (Deficit)	22,743	72,601	-	19,331	54,045
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 22,747	$ 72,605	$ -	$ 19,407	$ 54,048

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Assets
Current Assets
Cash and Cash Equivalents	$ 284	$ 295	$ 249	$ 378	$ 329
Other Receivable	-	-	-	-	-
Pre-paid Insurance	41	97	393	88	26
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	325	392	642	467	355
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	22,600	43,490	300,200	60,173	11,282
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 22,925	$ 43,882	$ 300,843	$ 60,640	$ 11,637

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	667	-	333
Total Liabilities	503	3	670	3	337
Member's Equity
Membership Contributions	23,100	67,990	301,050	60,673	11,932
Capital Contribution	1,981	3,246	10,512	3,037	1,624
Distribution to RSE Archive	(132)	(122)	(122)	(122)	(321)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,528)	(27,236)	(11,268)	(2,952)	(1,934)
Members' Equity / (Deficit)	22,422	43,879	300,173	60,637	11,301
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 22,925	$ 43,882	$ 300,843	$ 60,640	$ 11,637

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Assets
Current Assets
Cash and Cash Equivalents	$ 468	$ 468	$ 300	$ 400	$ 400
Other Receivable	-	-	-	-	-
Pre-paid Insurance	71	133	22	444	103
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	539	601	322	844	503
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	25,200	76,100	54,306	340,000	72,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 25,739	$ 76,701	$ 54,628	$ 340,844	$ 72,503

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	500	400	-
Total Liabilities	3	403	503	403	3
Member's Equity
Membership Contributions	47,100	95,600	54,926	340,721	72,616
Capital Contribution	2,555	4,067	1,672	11,887	3,131
Distribution to RSE Archive	(132)	(132)	(321)	(321)	(216)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(23,787)	(23,237)	(2,153)	(11,846)	(3,031)
Members' Equity / (Deficit)	25,736	76,297	54,125	340,441	72,500
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 25,739	$ 76,701	$ 54,628	$ 340,844	$ 72,503

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 426	$ 303	$ 377	$ 319	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	92	15	158	64	111	69
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	471	441	461	441	430	369
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	63,100	23,449	101,009	41,099	78,217	45,246
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 63,571	$ 23,890	$ 101,470	$ 41,541	$ 78,647	$ 45,616

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	76	3	3	3	3
Member's Equity
Membership Contributions	63,600	24,049	114,953	41,599	78,717	45,812
Capital Contribution	3,152	1,007	5,787	2,171	3,230	2,267
Distribution to RSE Archive	(122)	(174)	(197)	(123)	(181)	(265)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,063)	(1,068)	(19,075)	(2,110)	(3,122)	(2,201)
Members' Equity / (Deficit)	63,567	23,814	101,467	41,537	78,644	45,612
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 63,571	$ 23,890	$ 101,470	$ 41,541	$ 78,647	$ 45,616

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 300	$ 377	$ 386	$ 478	$ 378
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	17	949	17	31	15	63
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	437	1,249	394	417	494	441
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	24,000	742,908	26,209	15,157	18,100	34,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 24,437	$ 744,156	$ 26,603	$ 15,574	$ 18,594	$ 34,441

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	600	-	-	-	-	-
Total Liabilities	603	3	3	3	3	3
Member's Equity
Membership Contributions	24,600	745,208	26,709	15,657	18,700	40,883
Capital Contribution	1,205	20,373	1,096	1,404	1,054	2,171
Distribution to RSE Archive	(180)	(2,000)	(123)	(114)	(122)	(122)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,792)	(19,427)	(1,082)	(1,376)	(1,042)	(8,494)
Members' Equity / (Deficit)	23,834	744,153	26,600	15,571	18,591	34,438
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 24,437	$ 744,156	$ 26,603	$ 15,574	$ 18,594	$ 34,441

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 478	$ 486	$ 477	$ 386	$ 477
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	61	56	489	56	29	39
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	461	534	975	533	415	517
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	255,100	34,499	288,000	34,500	22,812	21,500
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 255,561	$ 35,033	$ 288,975	$ 35,033	$ 23,227	$ 22,017

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	-	-	-
Total Liabilities	503	3	3	3	3	3
Member's Equity
Membership Contributions	255,821	35,099	375,600	35,100	23,312	22,100
Capital Contribution	2,307	1,986	12,263	2,270	1,432	1,844
Distribution to RSE Archive	(321)	(122)	(114)	(123)	(114)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,750)	(1,933)	(98,778)	(2,218)	(1,407)	(1,808)
Members' Equity / (Deficit)	255,057	35,030	288,972	35,030	23,224	22,014
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 255,561	$ 35,033	$ 288,975	$ 35,033	$ 23,227	$ 22,017

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Assets
Current Assets
Cash and Cash Equivalents	$ 486	$ 468	$ 452	$ 600	$ 486	$ 486
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	15	27	279	195	540	714
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	502	495	730	795	1,026	1,200
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	17,100	80,100	210,299	153,000	415,000	552,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 17,602	$ 80,595	$ 211,030	$ 153,795	$ 416,026	$ 553,200

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	545	667
Total Liabilities	3	3	3	3	549	670
Member's Equity
Membership Contributions	17,700	80,700	210,873	153,600	415,600	552,600
Capital Contribution	1,049	1,429	6,838	5,262	13,773	12,411
Distribution to RSE Archive	(114)	(132)	(123)	-	(114)	(114)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,037)	(1,405)	(6,563)	(5,070)	(13,782)	(12,367)
Members' Equity / (Deficit)	17,598	80,592	211,027	153,791	415,477	552,530
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 17,602	$ 80,595	$ 211,030	$ 153,795	$ 416,026	$ 553,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 378	$ 300	$ 300	$ 377	$ 420
Other Receivable	-	-	-	-	-
Pre-paid Insurance	241	586	59	88	26
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	619	886	359	466	447
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	180,778	453,149	37,499	60,299	76,000
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 181,397	$ 454,035	$ 37,859	$ 60,765	$ 76,447

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	667	333	-	-	500
Total Liabilities	670	337	3	3	503
Member's Equity
Membership Contributions	181,278	453,655	38,006	60,799	76,600
Capital Contribution	6,227	14,298	1,832	2,632	1,531
Distribution to RSE Archive	(122)	(205)	(206)	(123)	(180)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,656)	(14,049)	(1,776)	(2,547)	(2,008)
Members' Equity / (Deficit)	180,727	453,698	37,855	60,762	75,943
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 181,397	$ 454,035	$ 37,859	$ 60,765	$ 76,447

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Assets
Current Assets
Cash and Cash Equivalents	$ 420	$ 346	$ 312	$ -	$ 486	$ 516
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	17	67	35	-	20	304
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	437	413	346	-	506	821
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	19,800	38,000	11,000	-	40,100	230,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 20,237	$ 38,413	$ 11,346	$ -	$ 40,606	$ 230,821

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ -	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	-	3	3
Member's Equity
Membership Contributions	25,600	44,370	11,380	-	40,700	230,600
Capital Contribution	1,044	2,197	4,298	1,116	1,079	7,840
Distribution to RSE Archive	(180)	(154)	(201)	(201)	(114)	(84)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(6,230)	(8,003)	(4,134)	(915)	(1,062)	(7,539)
Members' Equity / (Deficit)	20,234	38,410	11,343	-	40,603	230,817
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 20,237	$ 38,413	$ 11,346	$ -	$ 40,606	$ 230,821

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Assets
Current Assets
Cash and Cash Equivalents	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	120	31	50	29	139	25
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	576	431	469	444	496	445
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	42,306	98,300	14,946	13,813	100,063	70,000
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 42,882	$ 98,731	$ 15,415	$ 14,257	$ 100,559	$ 70,445

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	667	-
Total Liabilities	3	3	3	3	670	3
Member's Equity
Membership Contributions	43,083	99,021	15,546	14,350	100,600	70,600
Capital Contribution	3,499	1,404	1,771	1,355	4,608	1,224
Distribution to RSE Archive	(321)	(321)	(181)	(123)	(180)	(180)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(3,382)	(1,376)	(1,724)	(1,329)	(5,139)	(1,202)
Members' Equity / (Deficit)	42,879	98,727	15,411	14,254	99,889	70,442
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 42,882	$ 98,731	$ 15,415	$ 14,257	$ 100,559	$ 70,445

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Assets
Current Assets
Cash and Cash Equivalents	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	23	31	105	107	62	85
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	469	350	654	407	409	495
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	57,500	15,382	73,656	31,200	29,470	58,056
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 57,969	$ 15,731	$ 74,310	$ 31,607	$ 29,878	$ 58,551

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	-	-
Total Liabilities	503	3	3	403	3	3
Member's Equity
Membership Contributions	58,100	15,901	74,352	29,200	29,200	58,613
Capital Contribution	1,219	1,409	2,823	8,398	2,772	2,380
Distribution to RSE Archive	(154)	(201)	(147)	(265)	(154)	(147)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,699)	(1,381)	(2,722)	(6,128)	(1,943)	(2,298)
Members' Equity / (Deficit)	57,466	15,728	74,306	31,204	29,875	58,548
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 57,969	$ 15,731	$ 74,310	$ 31,607	$ 29,878	$ 58,551

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Assets
Current Assets
Cash and Cash Equivalents	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	23	61	69	35	23	133
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	382	461	469	431	382	610
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	57,649	96,285	27,500	5,009	57,094	73,590
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 58,031	$ 96,746	$ 27,969	$ 5,440	$ 57,476	$ 74,200

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	863	-	-	-	1,045	-
Total Liabilities	867	76	3	3	1,049	3
Member's Equity
Membership Contributions	58,155	97,029	32,581	11,380	57,600	74,190
Capital Contribution	1,249	1,782	2,060	5,543	1,106	3,634
Distribution to RSE Archive	(147)	(344)	(201)	(201)	(147)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,093)	(1,797)	(6,474)	(11,286)	(2,132)	(3,505)
Members' Equity / (Deficit)	57,165	96,670	27,966	5,437	56,427	74,197
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 58,031	$ 96,746	$ 27,969	$ 5,440	$ 57,476	$ 74,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	151	21	409	37	31	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	551	621	1,068	343	404	596
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	272,500	50,000	192,000	14,000	15,027	62,103
Other Assets	-	-	-	-	-	2,017
TOTAL ASSETS	$ 273,051	$ 50,621	$ 193,068	$ 14,343	$ 15,431	$ 64,716

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 750	$ -	$ 3	$ 3	$ 3	$ 11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	500	-	-
Total Liabilities	750	-	403	503	3	11
Member's Equity
Membership Contributions	275,230	50,600	314,153	20,647	15,685	62,700
Capital Contribution	6,541	1,023	8,691	1,431	1,214	2,676
Distribution to RSE Archive	(2,330)	-	(154)	(247)	(285)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(7,140)	(1,001)	(130,024)	(7,992)	(1,186)	(671)
Members' Equity / (Deficit)	272,301	50,621	192,665	13,839	15,428	64,705
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 273,051	$ 50,621	$ 193,068	$ 14,343	$ 15,431	$ 64,716

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Assets
Current Assets
Cash and Cash Equivalents	$ 431	$ 373	$ 301	$ -	$ 486	$ 600
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	53	31	37	-	1,029	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	485	404	338	-	1,515	600
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	32,522	15,027	20,099	91,603	800,000	174,000
Other Assets	-	-	-	3,366	-	3,373
TOTAL ASSETS	$ 33,006	$ 15,431	$ 20,437	$ 94,969	$ 801,515	$ 177,973

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 11	$ 3	$ 11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	1,870	-	-
Due to the Manager or its Affiliates	400	667	-	-	-	-
Total Liabilities	403	670	3	1,881	3	11
Member's Equity
Membership Contributions	33,100	15,685	21,647	144,426	800,600	500,600
Capital Contribution	1,765	1,207	1,422	17,358	24,230	3,997
Distribution to RSE Archive	(147)	(285)	(1,247)	-	(114)	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,115)	(1,846)	(1,387)	(68,696)	(23,204)	(326,636)
Members' Equity / (Deficit)	32,603	14,761	20,434	93,088	801,512	177,962
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 33,006	$ 15,431	$ 20,437	$ 94,969	$ 801,515	$ 177,973

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Assets
Current Assets
Cash and Cash Equivalents	$ 380	$ 500	$ 377	$ 373	$ 652
Other Receivable	-	-	-	-	-
Pre-paid Insurance	14	33	241	76	210
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	394	533	618	448	862
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	11,657	112,833	121,001	50,027	156,606
Other Assets	-	-	-	-	-
TOTAL ASSETS	$ 12,051	$ 113,366	$ 121,620	$ 50,476	$ 157,468

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	1,000	-	-	-
Total Liabilities	3	1,003	3	3	3
Member's Equity
Membership Contributions	12,161	113,333	132,638	50,685	157,381
Capital Contribution	854	1,378	6,164	1,993	4,542
Distribution to RSE Archive	(124)	-	(123)	(285)	(124)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(843)	(2,347)	(17,063)	(1,920)	(4,334)
Members' Equity / (Deficit)	12,048	112,363	121,616	50,472	157,465
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 12,051	$ 113,366	$ 121,620	$ 50,476	$ 157,468

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 486	$ 353	$ 500	$ 373	$ 427
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	120	32	41	-	76	51
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	496	518	394	500	448	479
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	85,806	105,100	13,686	8,635	26,427	15,165
Other Assets	-	-	-	3,269	-	-
TOTAL ASSETS	$ 86,302	$ 105,618	$ 14,080	$ 12,404	$ 26,876	$ 15,644

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 11	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	11	3	3
Member's Equity
Membership Contributions	86,306	105,700	23,756	68,282	50,685	15,340
Capital Contribution	2,844	1,280	1,383	3,880	1,982	2,120
Distribution to RSE Archive	(124)	(114)	(147)	-	(285)	(123)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,727)	(1,251)	(10,915)	(59,769)	(25,510)	(1,696)
Members' Equity / (Deficit)	86,299	105,615	14,077	12,393	26,872	15,641
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 86,302	$ 105,618	$ 14,080	$ 12,404	$ 26,876	$ 15,644

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Assets
Current Assets
Cash and Cash Equivalents	$ 373	$ 356	$ 314	$ -	$ 500	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	31	19	139	-	-	15
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	404	375	453	-	500	415
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	15,027	36,146	100,086	86,453	31,498	15,100
Other Assets	-	-	-	2,647	2,882	-
TOTAL ASSETS	$ 15,431	$ 36,521	$ 100,539	$ 89,100	$ 34,880	$ 15,515

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 11	$ 11	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	1,859	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	1,870	11	3
Member's Equity
Membership Contributions	15,685	36,646	100,685	165,902	67,819	15,747
Capital Contribution	1,142	917	3,977	16,810	3,480	848
Distribution to RSE Archive	(285)	(124)	(285)	-	-	(247)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,114)	(921)	(3,841)	(95,482)	(36,431)	(836)
Members' Equity / (Deficit)	15,428	36,518	100,536	87,230	34,868	15,512
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 15,431	$ 36,521	$ 100,539	$ 89,100	$ 34,880	$ 15,515

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 776	$ 60	$ -	$ 352	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	288	378	8	-	107	25
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	688	1,154	68	-	459	325
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	1,451,500	288,908	11,914	97,755	35,048	67,208
Other Assets	-	-	-	2,722	-	-
TOTAL ASSETS	$ 1,452,188	$ 290,062	$ 11,982	$ 100,477	$ 35,507	$ 67,533

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 76	$ 11	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	1,853	-	-
Due to the Manager or its Affiliates	500	-	-	-	667	-
Total Liabilities	503	3	76	1,864	670	3
Member's Equity
Membership Contributions	1,457,055	289,798	12,514	189,100	35,632	67,800
Capital Contribution	8,919	9,059	680	24,268	2,461	977
Distribution to RSE Archive	(5,155)	(114)	-	-	(232)	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(9,134)	(8,684)	(1,288)	(114,755)	(3,024)	(956)
Members' Equity / (Deficit)	1,451,685	290,059	11,906	98,613	34,837	67,530
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 1,452,188	$ 290,062	$ 11,982	$ 100,477	$ 35,507	$ 67,533

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Assets
Current Assets
Cash and Cash Equivalents	$ 376	$ 376	$ 400	$ 300	$ 60	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	114	95	139	22	37	113
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	490	471	539	322	97	413
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	81,006	65,100	100,000	52,289	52,000	79,566
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 81,496	$ 65,571	$ 100,539	$ 52,611	$ 52,097	$ 79,978

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 76	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	600	-	400
Total Liabilities	3	3	3	603	76	403
Member's Equity
Membership Contributions	81,506	65,600	100,638	52,881	58,468	80,158
Capital Contribution	2,693	2,333	3,167	926	1,187	2,552
Distribution to RSE Archive	(124)	(124)	(238)	(292)	-	(292)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,582)	(2,242)	(3,031)	(1,508)	(7,634)	(2,843)
Members' Equity / (Deficit)	81,493	65,568	100,536	52,008	52,021	79,575
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 81,496	$ 65,571	$ 100,539	$ 52,611	$ 52,097	$ 79,978

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 400	$ 338	$ 253	$ 500	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	96	36	60	38	-	30
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	396	436	397	291	500	430
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	96,049	19,000	37,726	20,906	56,240	6,300
Other Assets	-	-	-	-	1,198	-
TOTAL ASSETS	$ 96,445	$ 19,436	$ 38,123	$ 21,196	$ 57,937	$ 6,730

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 11	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	3	3	3	503	11	3
Member's Equity
Membership Contributions	96,587	19,638	38,295	21,439	56,740	14,782
Capital Contribution	2,302	1,176	1,584	1,273	1,761	1,052
Distribution to RSE Archive	(238)	(238)	(232)	(233)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,209)	(1,143)	(1,528)	(1,786)	(575)	(8,875)
Members' Equity / (Deficit)	96,442	19,433	38,120	20,693	57,926	6,727
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 96,445	$ 19,436	$ 38,123	$ 21,196	$ 57,937	$ 6,730

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Assets
Current Assets
Cash and Cash Equivalents	$ 500	$ 350	$ 308	$ 323	$ 600	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	133	-	25	126	-	49
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	633	350	333	450	600	449
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	67,566	41,051	68,850	90,077	90,643	28,800
Other Assets	-	-	-	-	3,286	-
TOTAL ASSETS	$ 68,199	$ 41,401	$ 69,183	$ 90,526	$ 94,530	$ 29,249

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 11	$ 3
Insurance Payable	-	36	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	545	500	-	-	-	400
Total Liabilities	549	539	3	3	11	403
Member's Equity
Membership Contributions	68,066	41,639	69,450	90,632	560,600	29,432
Capital Contribution	3,645	793	1,047	2,762	3,836	1,569
Distribution to RSE Archive	-	(238)	-	(232)	-	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,061)	(1,332)	(1,317)	(2,638)	(469,918)	(1,924)
Members' Equity / (Deficit)	67,650	40,862	69,180	90,523	94,518	28,845
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 68,199	$ 41,401	$ 69,183	$ 90,526	$ 94,530	$ 29,249

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Assets
Current Assets
Cash and Cash Equivalents	$ 324	$ 266	$ 2,130	$ 365	$ 400	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	25	368	470	20	25	23
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	349	633	2,599	385	425	423
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	7,000	280,134	360,670	6,535	10,200	60,100
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 7,349	$ 280,768	$ 363,269	$ 6,920	$ 10,625	$ 60,523

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	400	-	-	400	-	-
Total Liabilities	403	3	3	403	3	3
Member's Equity
Membership Contributions	10,631	280,632	362,953	7,101	10,833	60,738
Capital Contribution	939	8,043	8,100	831	907	907
Distribution to RSE Archive	(232)	(232)	(154)	(201)	(233)	(238)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(4,393)	(7,678)	(7,634)	(1,214)	(885)	(887)
Members' Equity / (Deficit)	6,945	280,765	363,266	6,517	10,622	60,520
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 7,349	$ 280,768	$ 363,269	$ 6,920	$ 10,625	$ 60,523

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ -	$ 300	$ 476	$ 369	$ 72
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	107	-	25	76	13	47
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	507	-	325	552	381	119
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	75,000	96,329	10,100	50,000	5,131	28,051
Other Assets	-	3,806	-	-	-	-
TOTAL ASSETS	$ 75,507	$ 100,135	$ 10,425	$ 50,552	$ 5,513	$ 28,169

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 11	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	1,875	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	1,000	400
Total Liabilities	3	1,886	3	3	1,003	403
Member's Equity
Membership Contributions	75,632	660,600	10,647	50,600	5,732	28,356
Capital Contribution	2,279	17,788	882	1,679	701	1,998
Distribution to RSE Archive	(232)	-	(247)	(124)	(232)	(233)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(2,175)	(580,140)	(860)	(1,607)	(1,691)	(2,354)
Members' Equity / (Deficit)	75,504	98,249	10,421	50,549	4,510	27,766
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 75,507	$ 100,135	$ 10,425	$ 50,552	$ 5,513	$ 28,169

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Assets
Current Assets
Cash and Cash Equivalents	$ 300	$ 600	$ 346	$ 380	$ 369	$ 338
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	29	21	142	16	14	44
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	329	621	488	396	383	381
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,343	50,000	102,143	21,323	9,221	25,126
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 13,672	$ 50,621	$ 102,631	$ 21,719	$ 9,603	$ 25,507

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ -	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	500	-	-
Total Liabilities	3	-	3	503	3	3
Member's Equity
Membership Contributions	13,876	50,600	102,723	21,850	11,357	25,695
Capital Contribution	1,176	803	2,937	713	687	1,180
Distribution to RSE Archive	(233)	-	(233)	(147)	(232)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,151)	(781)	(2,798)	(1,200)	(2,211)	(1,139)
Members' Equity / (Deficit)	13,669	50,621	102,628	21,216	9,600	25,504
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,672	$ 50,621	$ 102,631	$ 21,719	$ 9,603	$ 25,507

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 300	$ 346	$ 703	$ -	$ 400
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	38	96	317	25	-	101
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	438	396	663	727	-	501
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	135,000	66,143	168,000	67,036	140,753	70,000
Other Assets	-	-	-	-	2,753	-
TOTAL ASSETS	$ 135,438	$ 66,539	$ 168,663	$ 67,763	$ 143,506	$ 70,501

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 11	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	1,893	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Total Liabilities	3	3	3	3	1,904	3
Member's Equity
Membership Contributions	135,632	66,724	221,063	68,051	770,600	70,601
Capital Contribution	1,072	2,238	11,329	859	16,733	1,958
Distribution to RSE Archive	(232)	(281)	(154)	(313)	-	(201)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,038)	(2,145)	(63,578)	(837)	(645,731)	(1,861)
Members' Equity / (Deficit)	135,435	66,536	168,660	67,760	141,602	70,498
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 135,438	$ 66,539	$ 168,663	$ 67,763	$ 143,506	$ 70,501

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Assets
Current Assets
Cash and Cash Equivalents	$ 369	$ 400	$ 300	$ 374	$ 600	$ 500
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	15	23	40	93	-	-
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	383	423	340	468	600	500
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,881	28,600	22,110	64,026	10,159	14,798
Other Assets	-	-	-	-	10	1,467
TOTAL ASSETS	$ 14,265	$ 29,023	$ 22,450	$ 64,493	$ 10,769	$ 16,765

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 76	$ 3	$ 3	$ 11	$ 14
Insurance Payable	-	-	-	-	-	20
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	477
Total Liabilities	3	76	3	3	11	511
Member's Equity
Membership Contributions	14,482	29,200	22,767	64,757	39,600	17,980
Capital Contribution	681	1,159	1,068	1,813	503	2,076
Distribution to RSE Archive	(232)	(540)	(357)	(357)	-	-
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(669)	(872)	(1,031)	(1,722)	(29,345)	(3,803)
Members' Equity / (Deficit)	14,261	28,946	22,446	64,490	10,758	16,253
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,265	$ 29,023	$ 22,450	$ 64,493	$ 10,769	$ 16,765

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Assets
Current Assets
Cash and Cash Equivalents	$ 322	$ 300	$ 300	$ 381	$ 400	$ 300
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	29	30	40	58	241	14
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	352	330	340	440	641	314
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	13,779	14,388	22,839	28,800	450,000	11,560
Other Assets	-	-	-	-	-	-
TOTAL ASSETS	$ 14,130	$ 14,718	$ 23,179	$ 29,240	$ 450,641	$ 11,874

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 3	$ 3	$ 3	$ 750	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	400	-	-	-	500
Total Liabilities	3	403	3	3	750	503
Member's Equity
Membership Contributions	14,302	14,969	23,496	37,357	453,570	12,092
Capital Contribution	919	901	1,043	1,262	7,258	648
Distribution to RSE Archive	(201)	(281)	(357)	(424)	(3,170)	(232)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(893)	(1,274)	(1,005)	(8,958)	(7,767)	(1,137)
Members' Equity / (Deficit)	14,127	14,315	23,176	29,236	449,891	11,371
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 14,130	$ 14,718	$ 23,179	$ 29,240	$ 450,641	$ 11,874

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ -	$ 300	$ 351	$ 515	$ 376
Other Receivable	-	-	-	-	-	-
Pre-paid Insurance	14	-	79	190	15	287
Due From the Manager or its Affiliates	-	-	-	-	-	-
Total Current Assets	414	-	379	541	530	663
Other Assets
Archive Assets - Deposit	-	-	-	-	-	-
Archive Assets - Owned	10,600	20,242	54,995	140,049	18,085	216,412
Other Assets	-	3,632	-	-	-	-
TOTAL ASSETS	$ 11,014	$ 23,874	$ 55,374	$ 140,590	$ 18,615	$ 217,074

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 3	$ 11	$ 3	$ 3	$ 3	$ 3
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	1,206	-	-	-	-
Due to the Manager or its Affiliates	333	-	545	-	-	-
Total Liabilities	337	1,217	549	3	3	3
Member's Equity
Membership Contributions	11,424	57,126	55,652	140,757	18,600	216,912
Capital Contribution	831	4,684	1,390	2,820	529	3,893
Distribution to RSE Archive	(424)	-	(357)	(357)	-	(124)
Distribution to Series	-	-	-	-	-	-
Accumulated Surplus / (Deficit)	(1,154)	(39,153)	(1,860)	(2,633)	(517)	(3,609)
Members' Equity / (Deficit)	10,677	22,657	54,825	140,587	18,612	217,071
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 11,014	$ 23,874	$ 55,374	$ 140,590	$ 18,615	$ 217,074

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2023

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$ 400	$ 308	$ 369	$ 402	$ 267,686
Other Receivable	-	-	-	-	18,200
Pre-paid Insurance	12	39	36	27	30,380
Due From the Manager or its Affiliates	-	-	-	-	-
Total Current Assets	412	347	405	429	316,681
Other Assets
Archive Assets - Deposit	-	-	-	-	-
Archive Assets - Owned	18,794	20,442	4,531	12,000	32,995,048
Other Assets	-	-	-	-	79,758
TOTAL ASSETS	$ 19,206	$ 20,789	$ 4,936	$ 12,429	$ 33,391,487

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ 145	$ 3	$ 3	$ 3	$ 34,216
Insurance Payable	-	-	-	-	5,576
Income Taxes Payable	-	-	-	-	24,568
Due to the Manager or its Affiliates	-	600	400	667	832,743
Total Liabilities	145	603	403	670	897,102
Member's Equity
Membership Contributions	19,795	21,230	5,547	12,600	36,110,648
Capital Contribution	1,349	575	519	628	4,272,325
Distribution to RSE Archive	(1,446)	(480)	(647)	(198)	(66,584)
Distribution to Series	-	-	-	-	-
Accumulated Surplus / (Deficit)	(637)	(1,139)	(887)	(1,271)	(7,822,003)
Members' Equity / (Deficit)	19,061	20,186	4,533	11,759	32,494,384
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 19,206	$ 20,789	$ 4,936	$ 12,429	$ 33,391,487

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ -	$ -	$ (450)	$ -	$ -
Transportation	-	-	-	(1,667)	-	-
Insurance	(159)	-	-	(214)	-	-
Maintenance	-	-	-	(794)	-	-
Bookkeeping and Accounting Fees	(259)	-	-	(259)	-	-
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,218)	-	-	(3,383)	-	-
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,218)	$ -	$ -	$ (3,383)	$ -	$ -

Basic and Diluted (Loss) per Membership Interest	$ (1.11)	$ -	$ -	$ (1.69)	$ -	$ -
Weighted Average Membership Interests	2,000	-	-	2,000	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1	Series #99LE1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)	$ -	$ (1,350)
Transportation	-	-	-	-	-	-
Insurance	(143)	(200)	(162)	(224)	-	(99)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	-	(164)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	20,729
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,202)	(2,259)	(2,221)	(2,283)	-	19,116
Provision for Income Taxes	-	-	-	-	-	(995)
Net Income / (Loss)	$ (2,202)	$ (2,259)	$ (2,221)	$ (2,283)	$ -	$ 18,121

Basic and Diluted (Loss) per Membership Interest	$ (1.10)	$ (0.45)	$ (1.11)	$ (0.46)	$ -	$ 9.06
Weighted Average Membership Interests	2,000	5,000	2,000	5,000	-	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1	Series #80LC1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (450)	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,200)
Transportation	-	(1,200)	-	(1,167)	-	-
Insurance	(147)	(167)	(150)	(161)	(155)	(135)
Maintenance	-	-	-	(794)	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(51)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	568,811
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(16,562)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,205)	(2,076)	(2,209)	(20,742)	(2,213)	567,425
Provision for Income Taxes	-	-	-	-	-	(113,060)
Net Income / (Loss)	$ (2,205)	$ (2,076)	$ (2,209)	$ (20,742)	$ (2,213)	$ 454,365

Basic and Diluted (Loss) per Membership Interest	$ (1.10)	$ (0.69)	$ (1.10)	$ (10.37)	$ (1.11)	$ 90.87
Weighted Average Membership Interests	2,000	3,000	2,000	2,000	2,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ -	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)
Transportation	-	-	-	-	-	(1,167)
Insurance	-	-	(162)	(173)	(154)	(171)
Maintenance	-	-	-	-	-	(794)
Bookkeeping and Accounting Fees	-	-	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	-	(2,221)	(2,232)	(2,213)	(4,190)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ -	$ -	$ (2,221)	$ (2,232)	$ (2,213)	$ (4,190)

Basic and Diluted (Loss) per Membership Interest	$ -	$ -	$ (1.11)	$ (0.74)	$ (0.74)	$ (2.10)
Weighted Average Membership Interests	-	-	2,000	3,000	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #93FS1	Series #90MM1	Series #61JE1	Series #65FM1	Series #88PT1	Series #94LD1
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (1,800)	$ (1,800)	$ (1,800)	$ -	$ (1,350)
Transportation	-	-	-	-	-	-
Insurance	-	(145)	(183)	(154)	-	(204)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(259)	(259)	(259)	-	(180)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	402,764
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(2,203)	(2,242)	(2,213)	-	401,030
Provision for Income Taxes	-	-	-	-	-	(78,392)
Net Income / (Loss)	$ -	$ (2,203)	$ (2,242)	$ (2,213)	$ -	$ 322,638

Basic and Diluted (Loss) per Membership Interest	$ -	$ (0.44)	$ (0.75)	$ (1.11)	$ -	$ 64.53
Weighted Average Membership Interests	-	5,000	3,000	2,000	-	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (1,800)	$ (1,800)	$ (1,800)	$ -	$ -
Transportation	-	-	-	-	-	-
Insurance	(164)	(165)	(200)	(149)	-	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	-	-
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,222)	(2,224)	(2,258)	(2,207)	-	-
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,222)	$ (2,224)	$ (2,258)	$ (2,207)	$ -	$ -

Basic and Diluted (Loss) per Membership Interest	$ (2.22)	$ (1.11)	$ (0.45)	$ (1.10)	$ -	$ -
Weighted Average Membership Interests	1,000	2,000	5,000	2,000	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #89FG2	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (1,800)	$ (39)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(190)	-	(256)	(247)	(250)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(2,700)	(3,350)	(11,646)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(2,249)	(298)	(3,227)	(3,868)	(12,167)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ -	$ (2,249)	$ (298)	$ (3,227)	$ (3,868)	$ (12,167)

Basic and Diluted (Loss) per Membership Interest	$ -	$ (1.12)	$ (0.01)	$ (1.61)	$ (1.55)	$ (1.22)
Weighted Average Membership Interests	-	2,000	20,000	2,000	2,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Expenses, gains, losses, interest and other investing income
Storage	$ (40)	$ (13)	$ (40)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(263)	(262)	(252)	(260)	(297)	(426)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(5,428)	-	-	-	(16,944)	(19,143)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(5,989)	(534)	(551)	(531)	(17,513)	(19,841)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (5,989)	$ (534)	$ (551)	$ (531)	$ (17,513)	$ (19,841)

Basic and Diluted (Loss) per Membership Interest	$ (1.62)	$ (0.27)	$ (0.28)	$ (0.18)	$ (1.75)	$ (0.60)
Weighted Average Membership Interests	3,700	2,000	2,000	3,000	10,000	33,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Expenses, gains, losses, interest and other investing income
Storage	$ (1,800)	$ (40)	$ (39)	$ (13)	$ (1,800)	$ (39)
Transportation	-	(38)	-	-	-	-
Insurance	(192)	(268)	-	(231)	(160)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(265)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,251)	(605)	(298)	(503)	(2,218)	(563)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,251)	$ (605)	$ (298)	$ (503)	$ (2,218)	$ (563)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.15)	$ (0.04)	$ (0.03)	$ (0.18)	$ (0.05)
Weighted Average Membership Interests	14,875	4,000	7,600	20,000	12,000	10,800

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (39)	$ (13)	$ (13)	$ (39)	$ (39)
Transportation	-	-	-	-	-	-
Insurance	-	-	(273)	(239)	-	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(18,838)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(298)	(19,135)	(544)	(511)	(298)	(298)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (298)	$ (19,135)	$ (544)	$ (511)	$ (298)	$ (298)

Basic and Diluted (Loss) per Membership Interest	$ (0.00)	$ (4.78)	$ (0.08)	$ (0.26)	$ (0.05)	$ (0.05)
Weighted Average Membership Interests	62,000	4,000	7,000	2,000	6,000	6,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (39)	$ (39)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(313)	-	-	-	(296)	(369)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(29,570)	(45,786)	(37,749)	-	-	(21,382)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(30,154)	(46,084)	(38,047)	(298)	(568)	(22,022)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (30,154)	$ (46,084)	$ (38,047)	$ (298)	$ (568)	$ (22,022)

Basic and Diluted (Loss) per Membership Interest	$ (3.21)	$ (2.19)	$ (3.66)	$ (0.05)	$ (0.07)	$ (2.10)
Weighted Average Membership Interests	9,400	21,000	10,400	6,400	8,000	10,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(265)	(265)	(244)	(260)	(280)	(305)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(3,712)	-	-	-	-	(22,347)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,249)	(537)	(516)	(532)	(552)	(22,924)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (4,249)	$ (537)	$ (516)	$ (532)	$ (552)	$ (22,924)

Basic and Diluted (Loss) per Membership Interest	$ (1.42)	$ (0.18)	$ (0.10)	$ (0.13)	$ (0.14)	$ (2.08)
Weighted Average Membership Interests	3,000	3,000	5,000	4,000	4,000	11,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)	$ (39)
Transportation	-	-	-	-	-	-
Insurance	(311)	(272)	(283)	-	(290)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	(12)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(44,727)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(583)	(543)	(555)	(45,036)	(562)	(298)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (583)	$ (543)	$ (555)	$ (45,036)	$ (562)	$ (298)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.21)	$ (0.11)	$ (2.57)	$ (0.02)	$ (0.02)
Weighted Average Membership Interests	12,000	2,600	5,000	17,500	27,500	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #VEEFRND1	Series #TREASURE	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (10)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(246)	(222)	(256)	(296)	(256)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(175)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	42,879	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(298)	(518)	42,472	(527)	(568)	(528)
Provision for Income Taxes	-	-	(15,221)	-	-	-
Net Income / (Loss)	$ (298)	$ (518)	$ 27,251	$ (527)	$ (568)	$ (528)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.12)	$ 1.36	$ (0.42)	$ (0.07)	$ (0.04)
Weighted Average Membership Interests	6,720	4,500	20,000	1,250	8,000	15,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(272)	(268)	(214)	(141)	(351)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(13,250)	-	(334)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(298)	(543)	(13,790)	(486)	(772)	(623)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (298)	$ (543)	$ (13,790)	$ (486)	$ (772)	$ (623)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.03)	$ (3.06)	$ (0.06)	$ (0.36)	$ (0.03)
Weighted Average Membership Interests	13,600	17,000	4,500	8,000	2,150	19,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(250)	-	(253)	(250)	(254)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(522)	(298)	(524)	(522)	(526)	(518)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (522)	$ (298)	$ (524)	$ (522)	$ (526)	$ (518)

Basic and Diluted (Loss) per Membership Interest	$ (0.14)	$ (0.03)	$ (0.26)	$ (0.35)	$ (0.08)	$ (0.10)
Weighted Average Membership Interests	3,750	10,000	2,000	1,500	6,500	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (104)	$ (13)	$ -	$ (12)
Transportation	-	-	-	-	-	-
Insurance	(245)	(249)	(148)	(170)	-	(145)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	-	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(1,492)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(517)	(2,013)	(511)	(441)	-	(416)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (517)	$ (2,013)	$ (511)	$ (441)	$ -	$ (416)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.50)	$ (0.26)	$ (0.09)	$ -	$ (0.06)
Weighted Average Membership Interests	5,000	4,000	2,000	5,000	-	6,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(272)	(287)	(249)	(251)	(265)	(250)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(544)	(559)	(521)	(523)	(536)	(522)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (544)	$ (559)	$ (521)	$ (523)	$ (536)	$ (522)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.11)	$ (0.32)	$ (0.31)	$ (0.11)	$ (0.05)
Weighted Average Membership Interests	2,600	5,000	1,625	1,700	4,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #54AARON	Series #GRATEFUL1	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1	Series #SCARFACE
Expenses, gains, losses, interest and other investing income
Storage	$ (10)	$ (13)	$ (13)	$ -	$ (1,800)	$ (10)
Transportation	-	-	-	-	(2,300)	(77)
Insurance	(468)	(383)	(419)	-	(162)	(231)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(188)	(259)	(259)	-	(259)	(178)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	(46,771)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(47,437)	(654)	(691)	-	(4,521)	(495)
Provision for Income Taxes	(50)	-	-	-	-	-
Net Income / (Loss)	$ (47,487)	$ (654)	$ (691)	$ -	$ (4,521)	$ (495)

Basic and Diluted (Loss) per Membership Interest	$ (2.79)	$ (0.05)	$ (0.05)	$ -	$ (0.67)	$ (0.25)
Weighted Average Membership Interests	17,000	12,500	15,000	-	6,750	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Expenses, gains, losses, interest and other investing income
Storage	$ (1,200)	$ -	$ -	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	(38)	-	-
Insurance	(141)	-	(27)	(402)	(310)	(162)
Maintenance	(480)	-	-	-	-	-
Bookkeeping and Accounting Fees	(178)	(117)	(45)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,999)	(117)	(72)	(712)	(581)	(434)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,999)	$ (117)	$ (72)	$ (712)	$ (581)	$ (434)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.00)	$ (0.00)	$ (0.07)	$ (0.29)	$ (0.22)
Weighted Average Membership Interests	31,500	50,000	29,500	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #10COBB	Series #POTTER	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Expenses, gains, losses, interest and other investing income
Storage	$ (9)	$ (1)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(209)	(24)	(245)	(245)	(313)	(178)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(170)	(22)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	62,400	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(7,917)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(8,304)	62,353	(517)	(516)	(584)	(450)
Provision for Income Taxes	(50)	(12,008)	-	-	-	-
Net Income / (Loss)	$ (8,354)	$ 50,345	$ (517)	$ (516)	$ (584)	$ (450)

Basic and Diluted (Loss) per Membership Interest	$ (8.35)	$ 16.78	$ (2.58)	$ (2.58)	$ (0.58)	$ (0.22)
Weighted Average Membership Interests	1,000	3,000	200	200	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #70RLEX	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (13)	$ (183)	$ (13)	$ (13)	$ (34)
Transportation	-	-	-	-	-	-
Insurance	-	(245)	(878)	(299)	(306)	(171)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(259)	(259)	(259)	(259)	(107)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	106,000
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(517)	(1,320)	(570)	(578)	105,688
Provision for Income Taxes	-	-	-	-	-	(20,991)
Net Income / (Loss)	$ -	$ (517)	$ (1,320)	$ (570)	$ (578)	$ 84,697

Basic and Diluted (Loss) per Membership Interest	$ -	$ (0.26)	$ (0.13)	$ (0.57)	$ (0.29)	$ 42.35
Weighted Average Membership Interests	-	2,000	10,000	1,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(247)	(257)	(247)	(246)	(254)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(4,180)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(518)	(529)	(4,699)	(518)	(526)	(517)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (518)	$ (529)	$ (4,699)	$ (518)	$ (526)	$ (517)

Basic and Diluted (Loss) per Membership Interest	$ (0.52)	$ (0.53)	$ (9.40)	$ (0.52)	$ (0.05)	$ (1.03)
Weighted Average Membership Interests	1,000	1,000	500	1,000	10,000	500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA	Series #38DIMAGGIO
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (9)
Transportation	-	-	-	-	-	-
Insurance	(260)	(171)	(281)	(245)	(408)	(190)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(170)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	21,403
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(9,795)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(10,327)	(443)	(553)	(517)	(680)	21,035
Provision for Income Taxes	-	-	-	-	-	(3,696)
Net Income / (Loss)	$ (10,327)	$ (443)	$ (553)	$ (517)	$ (680)	$ 17,339

Basic and Diluted (Loss) per Membership Interest	$ (20.65)	$ (0.22)	$ (0.55)	$ (2.58)	$ (0.34)	$ 17.34
Weighted Average Membership Interests	500	2,000	1,000	200	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(289)	(248)	(245)	(250)	(244)	(275)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(8,435)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(560)	(520)	(517)	(8,956)	(516)	(546)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (560)	$ (520)	$ (517)	$ (8,956)	$ (516)	$ (546)

Basic and Diluted (Loss) per Membership Interest	$ (0.56)	$ (0.52)	$ (1.03)	$ (8.96)	$ (0.06)	$ (0.55)
Weighted Average Membership Interests	1,000	1,000	500	1,000	8,500	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (7)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(172)	(246)	(227)	(255)	(245)	(283)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(107)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	142,005	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(444)	(518)	141,664	(527)	(516)	(555)
Provision for Income Taxes	-	-	(28,388)	-	-	-
Net Income / (Loss)	$ (444)	$ (518)	$ 113,277	$ (527)	$ (516)	$ (555)

Basic and Diluted (Loss) per Membership Interest	$ (0.44)	$ (0.26)	$ 22.66	$ (0.13)	$ (0.04)	$ (0.28)
Weighted Average Membership Interests	1,000	2,000	5,000	4,000	12,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(344)	(250)	(244)	(263)	(299)	(285)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(253)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	(500)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(616)	(521)	(516)	(534)	(1,065)	(556)
Provision for Income Taxes	-	-	-	-	(50)	-
Net Income / (Loss)	$ (616)	$ (521)	$ (516)	$ (534)	$ (1,115)	$ (556)

Basic and Diluted (Loss) per Membership Interest	$ (0.31)	$ (0.52)	$ (0.07)	$ (0.53)	$ (0.18)	$ (0.28)
Weighted Average Membership Interests	2,000	1,000	7,500	1,000	6,250	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (23)	$ (23)	$ (23)
Transportation	-	-	-	-	-	-
Insurance	(278)	(292)	(367)	(145)	(161)	(170)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(550)	(564)	(639)	(427)	(443)	(452)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (550)	$ (564)	$ (639)	$ (427)	$ (443)	$ (452)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.56)	$ (0.06)	$ (0.43)	$ (0.44)	$ (0.45)
Weighted Average Membership Interests	5,600	1,000	10,000	1,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ -	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(268)	(253)	-	(306)	(278)	(188)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	-	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(540)	(525)	-	(578)	(550)	(459)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (540)	$ (525)	$ -	$ (578)	$ (550)	$ (459)

Basic and Diluted (Loss) per Membership Interest	$ (0.02)	$ (0.07)	$ -	$ (0.58)	$ (0.14)	$ (0.23)
Weighted Average Membership Interests	23,000	8,000	-	1,000	4,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #JOBSMAC	Series #16PETRUS	Series #ALICE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (9)	$ (23)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(529)	(253)	(269)	(209)	(165)	(245)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(169)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	115,000	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(151,800)	-	(6,000)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(152,600)	(525)	(6,541)	114,614	(447)	(516)
Provision for Income Taxes	-	-	-	(40,869)	-	-
Net Income / (Loss)	$ (152,600)	$ (525)	$ (6,541)	$ 73,745	$ (447)	$ (516)

Basic and Diluted (Loss) per Membership Interest	$ (13.56)	$ (0.07)	$ (1.14)	$ 14.75	$ (0.05)	$ (0.04)
Weighted Average Membership Interests	11,250	8,000	5,750	5,000	9,000	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #CLEMENTE2	Series #79STELLA	Series #TKAM
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (10)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(246)	(411)	(247)	(247)	(219)	(248)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(181)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	12,500	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(3,100)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(518)	(682)	(3,619)	12,062	(490)	(520)
Provision for Income Taxes	-	-	-	(1,780)	-	-
Net Income / (Loss)	$ (518)	$ (682)	$ (3,619)	$ 10,283	$ (490)	$ (520)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.11)	$ (1.81)	$ 5.14	$ (0.04)	$ (0.26)
Weighted Average Membership Interests	4,200	6,000	2,000	2,000	13,800	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #DIMAGGIO2	Series #13BEAUX	Series #88MARIO	Series #ANMLFARM	Series #NASA1	Series #00BRADY
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (23)	$ -	$ (13)	$ (3)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(163)	(155)	-	(244)	(373)	(287)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	-	(259)	(81)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	95,170	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(435)	(436)	-	(516)	94,712	(559)
Provision for Income Taxes	-	-	-	-	(17,619)	-
Net Income / (Loss)	$ (435)	$ (436)	$ -	$ (516)	$ 77,094	$ (559)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.09)	$ -	$ (0.52)	$ 7.71	$ (0.15)
Weighted Average Membership Interests	2,000	5,100	-	1,000	10,000	3,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (3)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(276)	(272)	(247)	(299)	(353)	(272)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(46)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	35,000	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(547)	(544)	(519)	(570)	34,598	(543)
Provision for Income Taxes	-	-	-	-	(5,023)	-
Net Income / (Loss)	$ (547)	$ (544)	$ (519)	$ (570)	$ 29,575	$ (543)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.22)	$ (0.26)	$ (0.11)	$ 2.96	$ (0.11)
Weighted Average Membership Interests	8,000	2,500	2,000	5,000	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (3)	$ (13)	$ (23)
Transportation	-	-	-	-	-	-
Insurance	(243)	(357)	(249)	(85)	(433)	(151)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	56,263	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(39,827)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(514)	(40,456)	(520)	55,916	(705)	(432)
Provision for Income Taxes	-	-	-	(11,281)	-	-
Net Income / (Loss)	$ (514)	$ (40,456)	$ (520)	$ 44,635	$ (705)	$ (432)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (8.09)	$ (0.26)	$ 8.93	$ (0.03)	$ (0.23)
Weighted Average Membership Interests	18,000	5,000	2,000	5,000	21,250	1,850

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Expenses, gains, losses, interest and other investing income
Storage	$ (40)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(245)	(429)	(273)	(268)	(293)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(544)	(701)	(545)	(539)	(565)	(518)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (544)	$ (701)	$ (545)	$ (539)	$ (565)	$ (518)

Basic and Diluted (Loss) per Membership Interest	$ (0.54)	$ (0.04)	$ (0.14)	$ (0.11)	$ (0.06)	$ (0.03)
Weighted Average Membership Interests	1,000	16,500	4,000	5,000	9,000	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Expenses, gains, losses, interest and other investing income
Storage	$ (23)	$ (13)	$ (3)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(185)	(307)	(186)	(560)	(263)	(316)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(86)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	14,973	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(20,469)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(467)	(578)	14,698	(832)	(535)	(21,057)
Provision for Income Taxes	-	-	(2,070)	-	-	-
Net Income / (Loss)	$ (467)	$ (578)	$ 12,629	$ (832)	$ (535)	$ (21,057)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.06)	$ 1.26	$ (0.03)	$ (0.09)	$ (3.24)
Weighted Average Membership Interests	15,600	10,000	10,000	30,000	6,000	6,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (40)	$ (13)	$ (13)	$ (13)
Transportation	-	-	(38)	(215)	-	-
Insurance	(263)	(332)	(278)	(304)	(281)	(254)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(534)	(603)	(615)	(790)	(553)	(526)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (534)	$ (603)	$ (615)	$ (790)	$ (553)	$ (526)

Basic and Diluted (Loss) per Membership Interest	$ (0.29)	$ (0.06)	$ (0.08)	$ (0.07)	$ (0.08)	$ (0.05)
Weighted Average Membership Interests	1,850	10,000	8,000	10,800	6,900	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(266)	(268)	(260)	(304)	(151)	(272)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(9,477)	-	(2,106)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(537)	(540)	(531)	(10,053)	(423)	(2,649)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (537)	$ (540)	$ (531)	$ (10,053)	$ (423)	$ (2,649)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.22)	$ (0.17)	$ (5.03)	$ (0.21)	$ (1.06)
Weighted Average Membership Interests	4,200	2,400	3,150	2,000	2,000	2,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #84JORDAN	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Expenses, gains, losses, interest and other investing income
Storage	$ (1)	$ (23)	$ (13)	$ (10)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(409)	(159)	(259)	(207)	(257)	(319)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(7)	(259)	(259)	(175)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	195,999	-	-	74,900	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	195,582	(441)	(531)	74,508	(529)	(591)
Provision for Income Taxes	(38,821)	-	-	(26,499)	-	-
Net Income / (Loss)	$ 156,761	$ (441)	$ (531)	$ 48,009	$ (529)	$ (591)

Basic and Diluted (Loss) per Membership Interest	$ 10.45	$ (0.06)	$ (0.11)	$ 4.80	$ (0.03)	$ (0.03)
Weighted Average Membership Interests	15,000	6,800	4,900	10,000	15,500	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY	Series #17DUJAC
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (13)	$ (13)	$ (13)	$ (1)	$ (23)
Transportation	-	-	-	-	-	-
Insurance	(370)	(268)	(289)	(328)	(927)	(155)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(21)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	199,449	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(9,106)	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(628)	(9,645)	(560)	(600)	198,500	(437)
Provision for Income Taxes	-	-	-	-	(36,648)	-
Net Income / (Loss)	$ (628)	$ (9,645)	$ (560)	$ (600)	$ 161,852	$ (437)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (1.93)	$ (0.06)	$ (0.06)	$ 8.09	$ (0.13)
Weighted Average Membership Interests	11,400	5,000	10,000	10,000	20,000	3,250

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (2,000)	$ -	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(434)	(252)	-	(502)	(306)	(306)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(259)	-	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	30,000	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	29,307	(2,510)	-	(774)	(578)	(578)
Provision for Income Taxes	(4,868)	-	-	-	-	-
Net Income / (Loss)	$ 24,439	$ (2,510)	$ -	$ (774)	$ (578)	$ (578)

Basic and Diluted (Loss) per Membership Interest	$ 2.22	$ (0.42)	$ -	$ (0.08)	$ (0.06)	$ (0.05)
Weighted Average Membership Interests	11,000	6,000	-	10,000	10,000	11,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(256)	(563)	(275)	(336)	(271)	(257)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(528)	(835)	(546)	(608)	(543)	(528)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (528)	$ (835)	$ (546)	$ (608)	$ (543)	$ (528)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.08)	$ (0.12)	$ (0.06)	$ (0.10)	$ (0.05)
Weighted Average Membership Interests	10,250	10,000	4,750	10,000	5,300	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #16KOBE	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (23)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(153)	(311)	(271)	(328)	(624)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	-	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(21,790)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	-	(435)	(582)	(543)	(22,390)	(896)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ -	$ (435)	$ (582)	$ (543)	$ (22,390)	$ (896)

Basic and Diluted (Loss) per Membership Interest	$ -	$ (0.22)	$ (0.06)	$ (0.16)	$ (3.20)	$ (0.03)
Weighted Average Membership Interests	-	2,000	10,000	3,500	7,000	35,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #68RYAN	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE
Expenses, gains, losses, interest and other investing income
Storage	$ (9)	$ (13)	$ (13)	$ (13)	$ (13)	$ (37)
Transportation	-	-	-	-	-	-
Insurance	(241)	(257)	(302)	(364)	(253)	(577)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(170)	(259)	(259)	(259)	(259)	(188)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	(80,000)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(4,219)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(4,639)	(529)	(574)	(635)	(525)	(80,803)
Provision for Income Taxes	(50)	-	-	-	-	(50)
Net Income / (Loss)	$ (4,689)	$ (529)	$ (574)	$ (635)	$ (525)	$ (80,853)

Basic and Diluted (Loss) per Membership Interest	$ (0.47)	$ (0.26)	$ (0.05)	$ (0.06)	$ (0.10)	$ (4.31)
Weighted Average Membership Interests	10,000	2,000	11,000	10,000	5,000	18,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (23)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(334)	(323)	(156)	(389)	(295)	(342)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(249)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	(15,350)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(72,209)	-	(31,417)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(15,947)	(595)	(437)	(72,870)	(566)	(32,031)
Provision for Income Taxes	(50)	-	-	-	-	-
Net Income / (Loss)	$ (15,997)	$ (595)	$ (437)	$ (72,870)	$ (566)	$ (32,031)

Basic and Diluted (Loss) per Membership Interest	$ (0.78)	$ (0.06)	$ (0.22)	$ (8.10)	$ (0.06)	$ (1.83)
Weighted Average Membership Interests	20,500	10,000	2,000	9,000	10,000	17,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(300)	(247)	(1,180)	(248)	(262)	(246)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(19,246)	-	-	-	-	(7,100)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(19,818)	(519)	(1,451)	(519)	(534)	(7,618)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (19,818)	$ (519)	$ (1,451)	$ (519)	$ (534)	$ (7,618)

Basic and Diluted (Loss) per Membership Interest	$ (1.98)	$ (0.13)	$ (0.04)	$ (0.21)	$ (0.18)	$ (3.81)
Weighted Average Membership Interests	10,000	4,000	33,000	2,500	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(294)	(291)	(287)	(720)	(287)	(169)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(50,500)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(565)	(563)	(558)	(51,491)	(558)	(441)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (565)	$ (563)	$ (558)	$ (51,491)	$ (558)	$ (441)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.02)	$ (0.14)	$ (1.24)	$ (0.06)	$ (0.07)
Weighted Average Membership Interests	10,000	30,000	4,000	41,500	10,000	6,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	(247)
Insurance	(270)	(246)	(258)	(510)	(335)	(770)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(542)	(518)	(530)	(781)	(607)	(1,289)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (542)	$ (518)	$ (530)	$ (781)	$ (607)	$ (1,289)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.26)	$ (0.09)	$ (0.03)	$ (0.02)	$ (0.06)
Weighted Average Membership Interests	5,000	2,000	6,000	23,500	33,000	22,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (40)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	(70)	(38)	-	(42)	(193)	-
Insurance	(945)	(472)	(816)	(290)	(319)	(257)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(159,149)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,314)	(782)	(160,237)	(604)	(783)	(529)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,314)	$ (782)	$ (160,237)	$ (604)	$ (783)	$ (529)

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.07)	$ (7.63)	$ (0.06)	$ (0.08)	$ (0.06)
Weighted Average Membership Interests	5,000	11,250	21,000	10,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (3)	$ (13)	$ -	$ (13)	$ (4)
Transportation	-	-	-	-	-	-
Insurance	(248)	(103)	(266)	-	(250)	(336)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	-	(259)	(71)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	207,500
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(519)	(364)	(537)	-	(522)	207,089
Provision for Income Taxes	-	(50)	-	-	-	(41,863)
Net Income / (Loss)	$ (519)	$ (414)	$ (537)	$ -	$ (522)	$ 165,226

Basic and Diluted (Loss) per Membership Interest	$ (0.14)	$ (0.04)	$ (0.54)	$ -	$ (0.07)	$ 8.26
Weighted Average Membership Interests	3,625	10,000	1,000	-	7,500	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(351)	(262)	(281)	(260)	(370)	(256)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(4,746)	(7,063)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(623)	(533)	(5,299)	(7,595)	(642)	(528)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (623)	$ (533)	$ (5,299)	$ (7,595)	$ (642)	$ (528)

Basic and Diluted (Loss) per Membership Interest	$ (0.06)	$ (0.11)	$ (2.12)	$ (3.04)	$ (0.06)	$ (0.11)
Weighted Average Membership Interests	10,000	5,000	2,500	2,500	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(254)	(262)	(336)	(338)	(293)	(316)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(8,599)	(13,656)	(4,989)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(525)	(9,133)	(14,263)	(5,599)	(565)	(588)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (525)	$ (9,133)	$ (14,263)	$ (5,599)	$ (565)	$ (588)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (4.57)	$ (1.43)	$ (1.12)	$ (0.11)	$ (0.06)
Weighted Average Membership Interests	15,000	2,000	10,000	5,000	5,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (23)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(254)	(202)	(300)	(266)	(254)	(364)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(22,594)	(40,440)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(525)	(484)	(572)	(537)	(23,119)	(41,075)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (525)	$ (484)	$ (572)	$ (537)	$ (23,119)	$ (41,075)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.11)	$ (0.11)	$ (0.54)	$ (2.89)	$ (4.83)
Weighted Average Membership Interests	10,000	4,300	5,000	1,000	8,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Expenses, gains, losses, interest and other investing income
Storage	$ (2,000)	$-	$(13)	$(13)	$(13)	$(39)
Transportation	-	-	-	-	-	-
Insurance	(381)	(252)	(639)	(268)	(262)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(78,250)	(8,000)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,640)	(511)	(79,161)	(8,540)	(534)	(298)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$(2,640)	$(511)	$(79,161)	$(8,540)	$(534)	$(298)

Basic and Diluted (Loss) per Membership Interest	$(0.15)	$(0.04)	$(2.44)	$(4.27)	$(0.09)	$(0.04)
Weighted Average Membership Interests	17,500	13,000	32,500	2,000	6,000	7,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (11)	$ (39)	$ (13)	$ (39)
Transportation	-	-	-	-	(254)	-
Insurance	(284)	(262)	(229)	-	(1,260)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(203)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	7,101	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(933)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(556)	(534)	6,658	(1,230)	(1,785)	(298)
Provision for Income Taxes	-	-	(1,158)	-	-	-
Net Income / (Loss)	$ (556)	$ (534)	$ 5,499	$ (1,230)	$ (1,785)	$ (298)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.27)	$ 2.20	$ (0.07)	$ (0.04)	$ (0.00)
Weighted Average Membership Interests	12,000	2,000	2,500	16,500	42,500	60,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO	Series #HONUS2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (2)	$ (13)	$ (13)	$ (9)
Transportation	-	-	-	-	-	-
Insurance	(245)	(264)	(264)	(306)	(441)	(273)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(170)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	11,195
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(70,206)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(517)	(536)	(524)	(578)	(70,918)	10,744
Provision for Income Taxes	-	-	(50)	-	-	(1,729)
Net Income / (Loss)	$ (517)	$ (536)	$ (574)	$ (578)	$ (70,918)	$ 9,015

Basic and Diluted (Loss) per Membership Interest	$ (0.26)	$ (0.11)	$ (0.02)	$ (0.06)	$ (5.67)	$ 0.90
Weighted Average Membership Interests	2,000	5,000	27,000	10,000	12,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (39)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(263)	(272)	-	(306)	(282)	(262)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(7,686)	-	(13,927)	(3,211)	(4,227)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(534)	(8,229)	(298)	(14,505)	(3,765)	(4,761)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (534)	$ (8,229)	$ (298)	$ (14,505)	$ (3,765)	$ (4,761)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (4.11)	$ (0.02)	$ (1.45)	$ (3.77)	$ (2.38)
Weighted Average Membership Interests	8,000	2,000	15,000	10,000	1,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (39)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(250)	(370)	-	-	(246)	(519)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(4,946)	-	(931)	(20,388)	(4,700)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(5,467)	(642)	(1,229)	(20,686)	(5,217)	(791)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (5,467)	$ (642)	$ (1,229)	$ (20,686)	$ (5,217)	$ (791)

Basic and Diluted (Loss) per Membership Interest	$ (0.55)	$ (0.03)	$ (0.06)	$ (2.07)	$ (2.61)	$ (0.01)
Weighted Average Membership Interests	10,000	22,800	19,000	10,000	2,000	80,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4	Series #OHTANI1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (23)	$ (39)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(609)	(148)	-	(338)	(256)	(318)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(241)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	(2,606)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(5,721)	(19,548)	(15,608)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(881)	(430)	(6,019)	(20,158)	(16,135)	(3,179)
Provision for Income Taxes	-	-	-	-	-	(50)
Net Income / (Loss)	$ (881)	$ (430)	$ (6,019)	$ (20,158)	$ (16,135)	$ (3,229)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.43)	$ (0.15)	$ (2.02)	$ (1.61)	$ (0.32)
Weighted Average Membership Interests	16,500	1,000	39,000	10,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (23)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(299)	(370)	(253)	(177)	(343)	(327)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(241)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	32,340	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(54,566)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	31,787	(642)	(524)	(459)	(55,181)	(599)
Provision for Income Taxes	(6,232)	-	-	-	-	-
Net Income / (Loss)	$ 25,555	$ (642)	$ (524)	$ (459)	$ (55,181)	$ (599)

Basic and Diluted (Loss) per Membership Interest	$ 2.80	$ (0.06)	$ (0.05)	$ (0.04)	$ (5.52)	$ (0.06)
Weighted Average Membership Interests	9,125	11,500	10,000	13,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (39)	$ (13)	$ (70)
Transportation	-	-	-	-	-	-
Insurance	(267)	(291)	(269)	-	(261)	(364)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	(18,525)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(539)	(562)	(540)	(18,822)	(532)	(692)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (539)	$ (562)	$ (540)	$ (18,822)	$ (532)	$ (692)

Basic and Diluted (Loss) per Membership Interest	$ (0.27)	$ (0.11)	$ (0.09)	$ (3.14)	$ (0.27)	$ (0.07)
Weighted Average Membership Interests	2,000	5,000	6,000	6,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (12)	$ (13)	$ (39)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(243)	(236)	(357)	-	(279)	(256)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(219)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	21,150	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(3,800)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(514)	20,683	(629)	(298)	(4,351)	(527)
Provision for Income Taxes	-	(4,114)	-	-	-	-
Net Income / (Loss)	$ (514)	$ 16,568	$ (629)	$ (298)	$ (4,351)	$ (527)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ 1.66	$ (0.06)	$ (0.01)	$ (0.87)	$ (0.26)
Weighted Average Membership Interests	5,000	10,000	11,000	40,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK	Series #03SERENA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (65)	$ (13)	$ (13)
Transportation	-	-	-	-	-	(38)
Insurance	(599)	(700)	(251)	(165)	(254)	(338)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(170)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	11,797	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(24,000)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(870)	(972)	(523)	11,397	(526)	(24,648)
Provision for Income Taxes	-	-	-	(2,279)	-	-
Net Income / (Loss)	$ (870)	$ (972)	$ (523)	$ 9,118	$ (526)	$ (24,648)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.02)	$ (0.26)	$ 4.56	$ (0.05)	$ (2.90)
Weighted Average Membership Interests	20,000	41,500	2,000	2,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	-	(256)	(306)	(244)	(278)	(260)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(955)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,253)	(527)	(578)	(515)	(550)	(531)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,253)	$ (527)	$ (578)	$ (515)	$ (550)	$ (531)

Basic and Diluted (Loss) per Membership Interest	$ (0.01)	$ (0.20)	$ (0.08)	$ (0.52)	$ (0.14)	$ (0.27)
Weighted Average Membership Interests	100,000	2,600	7,000	1,000	4,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Expenses, gains, losses, interest and other investing income
Storage	$ -	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(252)	(372)	(247)	(245)	(275)	(269)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	(7,126)	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(511)	(644)	(519)	(516)	(7,672)	(540)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (511)	$ (644)	$ (519)	$ (516)	$ (7,672)	$ (540)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.05)	$ (0.10)	$ (0.26)	$ (0.85)	$ (0.07)
Weighted Average Membership Interests	6,500	12,500	5,000	2,000	9,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB	Series #BRADBURY
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (39)	$ (10)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(327)	(548)	(256)	-	(253)	(245)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(170)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	(675)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	5,795	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(32,393)	-	-	(919)	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(32,992)	(820)	(527)	(1,892)	5,362	(517)
Provision for Income Taxes	-	-	-	-	(782)	-
Net Income / (Loss)	$ (32,992)	$ (820)	$ (527)	$ (1,892)	$ 4,580	$ (517)

Basic and Diluted (Loss) per Membership Interest	$ (6.60)	$ (0.04)	$ (0.05)	$ (0.02)	$ 0.65	$ (0.26)
Weighted Average Membership Interests	5,000	22,500	11,000	82,000	7,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Expenses, gains, losses, interest and other investing income
Storage	$ (23)	$ (13)	$ (13)	$ (39)	$ (52)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(163)	(271)	(324)	-	(141)	(260)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	(4,179)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(445)	(542)	(596)	(298)	(451)	(4,711)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (445)	$ (542)	$ (596)	$ (298)	$ (451)	$ (4,711)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.22)	$ (0.06)	$ (0.03)	$ (0.09)	$ (2.36)
Weighted Average Membership Interests	5,000	2,500	10,000	11,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (2,000)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(261)	(271)	(289)	(472)	(245)	(245)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(533)	(543)	(561)	(2,730)	(517)	(516)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (533)	$ (543)	$ (561)	$ (2,730)	$ (517)	$ (516)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.11)	$ (0.11)	$ (0.09)	$ (0.17)	$ (0.52)
Weighted Average Membership Interests	5,000	5,000	5,000	30,000	3,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Expenses, gains, losses, interest and other investing income
Storage	$ (39)	$ (13)	$ (13)	$ (13)	$ (13)	$ (104)
Transportation	-	-	-	-	-	-
Insurance	-	(310)	(421)	(246)	(517)	(153)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(259)	(259)	(259)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(962)	-	(111,037)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,260)	(581)	(111,729)	(518)	(789)	(515)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,260)	$ (581)	$ (111,729)	$ (518)	$ (789)	$ (515)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.06)	$ (5.59)	$ (0.13)	$ (0.02)	$ (0.13)
Weighted Average Membership Interests	10,000	10,000	20,000	4,000	50,000	4,100

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2024

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (115,492)
Transportation	-	-	-	(12,345)
Insurance	(247)	(244)	(258)	(107,377)
Maintenance	-	-	-	(5,595)
Bookkeeping and Accounting Fees	(259)	(259)	(259)	(99,064)
Marketing Expense	-	-	-	(3,300)
Banking Fees	-	-	-	(258)
Interest expense	-	-	-	(2,756)
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	2,512,123
Loss on Sale	-	-	-	(145,226)
Loss on Sale of Digital Assets	-	-	-	-
Loss on Impairment	-	-	(6,700)	(2,154,113)
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(518)	(515)	(7,230)	(133,403)
Provision for Income Taxes	-	-	-	(516,834)
Net Income / (Loss)	$ (518)	$ (515)	$ (7,230)	$ (650,237)

Basic and Diluted (Loss) per Membership Interest	$ (0.17)	$ (0.40)	$ (2.41)
Weighted Average Membership Interests	3,000	1,300	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ (1,700)	$ (1,550)	$ (600)	$ (1,700)	$ -
Transportation	-	-	(799)	(850)	-	-
Insurance	(139)	(225)	(167)	(547)	(146)	-
Maintenance	(431)	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(240)	(240)	(246)	(240)	-
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	9,174	2,618	-	15,419	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,516)	7,009	(138)	(2,243)	13,333	-
Provision for Income Taxes	-	(50)	(50)	-	(50)	-
Net Income / (Loss)	$ (2,516)	$ 6,959	$ (188)	$ (2,243)	$ 13,283	$ -

Basic and Diluted (Loss) per Membership Interest	$ (1.26)	$ 3.48	$ (0.09)	$ (1.12)	$ 6.64	$ -
Weighted Average Membership Interests	2,000	2,000	2,000	2,000	2,000	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ (1,700)	$ (1,700)	$ (1,700)	$ (1,700)
Transportation	-	-	-	(1,200)	-
Insurance	(20)	(446)	(162)	(621)	(130)
Maintenance	-	-	-	(285)	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(240)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	35,214
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,966)	(2,392)	(2,108)	(4,052)	33,144
Provision for Income Taxes	-	-	-	-	(4,333)
Net Income / (Loss)	$ (1,966)	$ (2,392)	$ (2,108)	$ (4,052)	$ 28,811

Basic and Diluted (Loss) per Membership Interest	$ (0.98)	$ (0.48)	$ (1.05)	$ (0.81)	$ 14.41
Weighted Average Membership Interests	2,000	5,000	2,000	5,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ (1,700)	$ (1,200)	$ (1,700)	$ (1,700)
Transportation	-	-	-	-	-
Insurance	(84)	(46)	(197)	(71)	(155)
Maintenance	-	-	(1,541)	-	(3,396)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,030)	(1,992)	(3,184)	(2,017)	(5,497)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,030)	$ (1,992)	$ (3,184)	$ (2,017)	$ (5,497)

Basic and Diluted (Loss) per Membership Interest	$ (1.02)	$ (1.00)	$ (1.06)	$ (1.01)	$ (2.75)
Weighted Average Membership Interests	2,000	$ 2,000	$ 3,000	$ 2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ (1,718)	$ (1,700)	$ (1,700)	$ (1,700)
Transportation	-	(6,349)	-	-	-
Insurance	(106)	(1,153)	(242)	(176)	(162)
Maintenance	-	(2,274)	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(240)	(240)	(246)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	18,699	4,535	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,052)	(11,740)	16,517	2,419	(2,108)
Provision for Income Taxes	-	-	(665)	(50)	-
Net Income / (Loss)	$ (2,052)	$ (11,740)	$ 15,852	$ 2,369	$ (2,108)

Basic and Diluted (Loss) per Membership Interest	$ (1.03)	$ (2.35)	$ 5.28	$ 0.79	$ (1.05)
Weighted Average Membership Interests	2,000	5,000	3,000	3,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ (1,700)	$ (1,700)	$ -	$ (1,700)	$ (1,700)
Transportation	-	-	-	-	-	-
Insurance	(242)	(101)	(230)	-	(30)	(317)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	-	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,188)	(2,047)	(2,176)	-	(1,976)	(2,263)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,188)	$ (2,047)	$ (2,176)	$ -	$ (1,976)	$ (2,263)

Basic and Diluted (Loss) per Membership Interest	$ (0.73)	$ (0.68)	$ (1.09)	$ -	$ (0.40)	$ (0.75)
Weighted Average Membership Interests	3,000	3,000	2,000	-	5,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ (1,700)	$ (1,700)	$ (1,700)	$ (1,700)	$ (1,700)
Transportation	-	-	(1,200)	-	-	-
Insurance	(101)	(80)	(770)	(171)	(183)	(439)
Maintenance	-	-	(710)	-	-	-
Bookkeeping and Accounting Fees	(246)	(240)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	(1,071)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,047)	(3,091)	(4,626)	(2,117)	(2,129)	(2,385)
Provision for Income Taxes	-	(50)	-	-	-	-
Net Income / (Loss)	$ (2,047)	$ (3,141)	$ (4,626)	$ (2,117)	$ (2,129)	$ (2,385)

Basic and Diluted (Loss) per Membership Interest	$ (1.02)	$ (1.43)	$ (0.93)	$ (2.12)	$ (1.06)	$ (0.48)
Weighted Average Membership Interests	2,000	2,200	5,000	1,000	2,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1
Expenses, gains, losses, interest and other investing income
Storage	$ (1,700)	$ -	$ (1,700)	$ -	$ (1,700)
Transportation	-	-	-	-	-
Insurance	(61)	-	(60)	-	(371)
Maintenance	-	-	-	-	(285)
Bookkeeping and Accounting Fees	(246)	-	(240)	-	(246)
Marketing Expense	-	-	-	-	-
Banking Fees	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	10,612	-	-
Loss on Sale	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Loss on Impairment	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,007)	-	8,612	-	(2,602)
Provision for Income Taxes	-	-	(50)	-	-
Net Income / (Loss)	$ (2,007)	$ -	$ 8,562	$ -	$ (2,602)

Basic and Diluted (Loss) per Membership Interest	$ (1.00)	$ -	$ 1.71	$ -	$ (1.30)
Weighted Average Membership Interests	2,000	-	5,000	-	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180	Series #05JAYZ	Series #JUSTINIAN
Expenses, gains, losses, interest and other investing income
Storage	$ (50)	$ (13)	$ (13)	$ (13)	$ (13)	$ (31)
Transportation	-	-	-	-	-	(13)
Insurance	-	(179)	(112)	(134)	(230)	(225)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(137,198)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(137,494)	(438)	(371)	(393)	(489)	(515)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (137,494)	$ (438)	$ (371)	$ (393)	$ (489)	$ (515)

Basic and Diluted (Loss) per Membership Interest	$ (6.87)	$ (0.22)	$ (0.15)	$ (0.04)	$ (0.13)	$ (0.26)
Weighted Average Membership Interests	20,000	2,000	2,500	10,000	3,700	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD	Series #82AV1	Series #SUPERBWL1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (1,700)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(154)	(208)	(486)	(1,438)	(385)	(267)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	(400)	-	-	(400)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(413)	(467)	(1,145)	(1,697)	(2,331)	(926)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (413)	$ (467)	$ (1,145)	$ (1,697)	$ (2,331)	$ (926)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.16)	$ (0.11)	$ (0.05)	$ (0.16)	$ (0.23)
Weighted Average Membership Interests	2,000	3,000	10,000	33,000	14,875	4,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857	Series #PUNK2981	Series #WOW2221
Expenses, gains, losses, interest and other investing income
Storage	$ (50)	$ (13)	$ (1,700)	$ (51)	$ (50)	$ (50)
Transportation	-	-	(1,550)	-	-	-
Insurance	-	(672)	(142)	-	-	-
Maintenance	-	-	(468)	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	(12)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(25,411)	-	-	(32,498)	(194,748)	(437)
Investment Income/(Loss)	-	-	-	471	-	-
Income / (Loss) Before Income Taxes	(25,707)	(931)	(4,106)	(32,336)	(195,044)	(733)
Provision for Income Taxes	-	-	-	(54)	-	-
Net Income / (Loss)	$ (25,707)	$ (931)	$ (4,106)	$ (32,390)	$ (195,044)	$ (733)

Basic and Diluted (Loss) per Membership Interest	$ (3.38)	$ (0.05)	$ (0.34)	$ (3.00)	$ (3.15)	$ (0.18)
Weighted Average Membership Interests	7,600	20,000	12,000	10,800	62,000	4,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820	Series #NBAJAM	Series #SANDBOX1
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (13)	$ (50)	$ (50)	$ (13)	$ (50)
Transportation	-	-	-	-	-	-
Insurance	(304)	(99)	-	-	(601)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(21,712)	(19,061)	-	(34,701)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(581)	(358)	(22,008)	(19,357)	(860)	(34,997)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (581)	$ (358)	$ (22,008)	$ (19,357)	$ (860)	$ (34,997)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.18)	$ (3.67)	$ (3.12)	$ (0.09)	$ (1.67)
Weighted Average Membership Interests	7,000	2,000	6,000	6,200	9,400	21,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL	Series #BART	Series #HOMER
Expenses, gains, losses, interest and other investing income
Storage	$ (50)	$ (50)	$ (13)	$ (32)	$ (20)	$ (20)
Transportation	-	-	-	(50)	(119)	(119)
Insurance	-	-	(479)	(1,014)	(247)	(247)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(667)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(963)	(296)	(738)	(1,342)	(632)	(632)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (963)	$ (296)	$ (738)	$ (1,342)	$ (632)	$ (632)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.05)	$ (0.09)	$ (0.13)	$ (0.21)	$ (0.21)
Weighted Average Membership Interests	10,400	6,400	8,000	10,500	3,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER	Series #88ZELDA	Series #STARWARS3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (20)	$ (42)	$ (13)	$ (13)
Transportation	-	-	(119)	(6)	-	-
Insurance	(94)	(201)	(359)	(544)	(591)	(298)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	(400)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(353)	(460)	(744)	(838)	(850)	(957)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (353)	$ (460)	$ (744)	$ (838)	$ (850)	$ (957)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.11)	$ (0.19)	$ (0.08)	$ (0.07)	$ (0.37)
Weighted Average Membership Interests	5,000	4,000	4,000	11,000	12,000	2,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754	Series #VEEFRND1	Series #TREASURE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (50)	$ (13)	$ (50)	$ (50)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(384)	-	(436)	-	-	(110)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	(18)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(5,710)	-	(65,310)	(31,601)	-
Investment Income/(Loss)	-	3,941	-	-	-	-
Income / (Loss) Before Income Taxes	(643)	(2,083)	(695)	(65,606)	(31,897)	(369)
Provision for Income Taxes	-	(1,202)	-	-	-	-
Net Income / (Loss)	$ (643)	$ (3,285)	$ (695)	$ (65,606)	$ (31,897)	$ (369)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.19)	$ (0.03)	$ (5.47)	$ (4.75)	$ (0.08)
Weighted Average Membership Interests	5,000	17,500	27,500	12,000	6,720	4,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER	Series #BEEPLE1	Series #WARHOL1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (20)
Transportation	-	-	-	-	-	(119)
Insurance	(367)	(180)	(479)	(182)	-	(284)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	(3,705)	-	-	(52,067)	(35,169)
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(626)	(4,144)	(738)	(441)	(52,363)	(35,838)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (626)	$ (4,144)	$ (738)	$ (441)	$ (52,363)	$ (35,838)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (3.32)	$ (0.09)	$ (0.03)	$ (3.85)	$ (2.11)
Weighted Average Membership Interests	20,000	1,250	8,000	15,000	13,600	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH	Series #ELON1	Series #105.ETH
Expenses, gains, losses, interest and other investing income
Storage	$ (100)	$ (31)	$ (50)	$ (88)	$ (13)	$ (50)
Transportation	(79)	(13)	-	(30)	-	-
Insurance	(272)	(554)	(93)	(883)	(140)	-
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	(400)	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	(20,750)	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,197)	(844)	(21,139)	(1,647)	(399)	(296)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,197)	$ (844)	$ (21,139)	$ (1,647)	$ (399)	$ (296)

Basic and Diluted (Loss) per Membership Interest	$ (0.27)	$ (0.11)	$ (0.22)	$ (0.09)	$ (0.11)	$ (0.03)
Weighted Average Membership Interests	4,500	8,000	2,150	19,000	3,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL	Series #BUFFETT1	Series #DRACULA10
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (20)	$ (13)	$ (13)	$ (13)
Transportation	-	-	(119)	-	-	-
Insurance	(156)	(140)	(155)	(106)	(102)	(133)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(415)	(399)	(540)	(365)	(361)	(392)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (415)	$ (399)	$ (540)	$ (365)	$ (361)	$ (392)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.27)	$ (0.08)	$ (0.07)	$ (0.07)	$ (0.10)
Weighted Average Membership Interests	2,000	1,500	6,500	5,000	5,000	4,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE	Series #BOBAFETT	Series #ELVIS
Expenses, gains, losses, interest and other investing income
Storage	$ (145)	$ (31)	$ (450)	$ (31)	$ (13)	$ (107)
Transportation	-	(13)	-	(10)	-	(32)
Insurance	(56)	(226)	-	(34)	(297)	(411)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(43)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	(500)
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	(6,000)	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	(6,092)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(447)	(516)	(12,585)	(321)	(556)	(1,296)
Provision for Income Taxes	-	-	(50)	-	-	-
Net Income / (Loss)	$ (447)	$ (516)	$ (12,635)	$ (321)	$ (556)	$ (1,296)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.10)	$ (1.26)	$ (0.05)	$ (0.21)	$ (0.26)
Weighted Average Membership Interests	2,000	5,000	1,000	6,500	2,600	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT	Series #54AARON	Series #GRATEFUL1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(131)	(144)	(245)	(140)	(2,025)	(1,106)
Maintenance	-	-	-	-	-	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(1,000)	-	-
Banking Fees	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Loss on Impairment	(1,919)	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,309)	(403)	(504)	(1,399)	(2,284)	(1,365)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (2,309)	$ (403)	$ (504)	$ (1,399)	$ (2,284)	$ (1,365)

Basic and Diluted (Loss) per Membership Interest	$ (1.42)	$ (0.24)	$ (0.11)	$ (0.14)	$ (0.13)	$ (0.11)
Weighted Average Membership Interests	1,625	1,700	4,750	10,000	17,000	12,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (1)	$ (1,100)
Transportation	-	-	(1,200)
Insurance	(1,381)	(6)	(140)
Maintenance	-	-	(1,161)
Bookkeeping and Accounting Fees	(246)	(20)	(155)
Marketing Expense	-	-	-
Banking Fees	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	300,000	-
Loss on Sale	-	-	-
Loss on Sale of Digital Assets	-	-	-
Loss on Impairment	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,640)	299,973	(3,756)
Provision for Income Taxes	-	(114,736)	-
Net Income / (Loss)	$ (1,640)	$ 185,237	$ (3,756)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ 1.03	$ (0.56)
Weighted Average Membership Interests	15,000	180,000	6,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (31)	$ (13)	$ (70)	$ (13)
Transportation	-	-	(15)	-	(141)	-
Insurance	(1,259)	(577)	(158)	(413)	(175)	(100)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(500)	-	-	(600)	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,518)	(1,336)	(450)	(672)	(1,232)	(359)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,518)	$ (1,336)	$ (450)	$ (672)	$ (1,232)	$ (359)

Basic and Diluted (Loss) per Membership Interest	$ (0.15)	$ (0.67)	$ (0.23)	$ (0.67)	$ (0.41)	$ (1.80)
Weighted Average Membership Interests	10,000	2,000	2,000	1,000	3,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (68)	$ (30)	$ (25)	$ (13)	$ (13)
Transportation	-	(273)	(32)	(15)	-	-
Insurance	(98)	(601)	(277)	(164)	(99)	(4,787)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(238)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(17,928)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(357)	(1,188)	(585)	(18,369)	(358)	(5,046)
Provision for Income Taxes	-	-	-	(50)	-	-
Net Income / (Loss)	$ (357)	$ (1,188)	$ (585)	$ (18,419)	$ (358)	$ (5,046)

Basic and Diluted (Loss) per Membership Interest	$ (1.78)	$ (1.19)	$ (0.29)	$ (18.42)	$ (0.18)	$ (0.50)
Weighted Average Membership Interests	200	1,000	2,000	1,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Expenses, gains, losses, interest and other investing income
Storage	$ (32)	$ (68)	$ (13)
Transportation	(84)	(369)	-
Insurance	(498)	(554)	(779)
Bookkeeping and Accounting Fees	(246)	(246)	(246)
Marketing Expense	(1,000)	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Impairment and non sale losses	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,860)	(1,238)	(1,039)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,860)	$ (1,238)	$ (1,039)

Basic and Diluted (Loss) per Membership Interest	$ (1.86)	$ (0.62)	$ (0.52)
Weighted Average Membership Interests	1,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	(7)	-	-	-	-
Insurance	(112)	(189)	(114)	(107)	(168)	(105)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(400)	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(771)	(472)	(373)	(366)	(427)	(364)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (771)	$ (472)	$ (373)	$ (366)	$ (427)	$ (364)

Basic and Diluted (Loss) per Membership Interest	$ (0.77)	$ (0.47)	$ (0.75)	$ (0.37)	$ (0.04)	$ (0.73)
Weighted Average Membership Interests	1,000	1,000	500	1,000	10,000	500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Expenses, gains, losses, interest and other investing income
Storage	$ (30)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(210)	(226)	(365)	(101)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)
Marketing Expense	-	-	(500)	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Impairment and non sale losses	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(486)	(485)	(1,125)	(360)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (486)	$ (485)	$ (1,125)	$ (360)

Basic and Diluted (Loss) per Membership Interest	$ (0.97)	$ (0.24)	$ (1.12)	$ (1.80)
Weighted Average Membership Interests	500	2,000	1,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Expenses, gains, losses, interest and other investing income
Storage	$ (68)	$ (13)	$ (13)
Transportation	(250)	-	-
Insurance	(1,306)	(271)	(422)
Bookkeeping and Accounting Fees	(246)	(246)	(246)
Marketing Expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Impairment and non sale losses	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,871)	(530)	(681)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,871)	$ (531)	$ (681)

Basic and Diluted (Loss) per Membership Interest	$ (0.94)	$ (0.53)	$ (0.68)
Weighted Average Membership Interests	2,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (68)
Transportation	-	-	-	-	(250)
Insurance	(122)	(100)	(135)	(93)	(318)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(381)	(359)	(395)	(352)	(883)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (381)	$ (359)	$ (395)	$ (352)	$ (883)

Basic and Diluted (Loss) per Membership Interest	$ (0.38)	$ (0.72)	$ (0.39)	$ (0.04)	$ (0.88)
Weighted Average Membership Interests	1,000	500	1,000	8,500	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (13)	$ (13)	$ (13)	$ (30)
Transportation	(15)	-	-	-	(7)
Insurance	(235)	(106)	(1,193)	(174)	(97)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(528)	(365)	(1,452)	(433)	(381)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (528)	$ (365)	$ (1,452)	$ (433)	$ (381)

Basic and Diluted (Loss) per Membership Interest	$ (0.53)	$ (0.18)	$ (0.29)	$ (0.11)	$ (0.03)
Weighted Average Membership Interests	1,000	2,000	5,000	4,000	12,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-
Insurance	(384)	(836)	(133)	(92)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Impairment and non sale losses	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(643)	(1,095)	(392)	(352)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (643)	$ (1,095)	$ (392)	$ (352)

Basic and Diluted (Loss) per Membership Interest	$ (0.32)	$ (0.55)	$ (0.39)	$ (0.05)
Weighted Average Membership Interests	2,000	2,000	1,000	7,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (32)
Transportation	-	-	-	-	-
Insurance	(232)	(497)	(394)	(344)	(450)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(491)	(756)	(653)	(603)	(728)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (491)	$ (756)	$ (653)	$ (603)	$ (728)

Basic and Diluted (Loss) per Membership Interest	$ (0.49)	$ (0.12)	$ (0.33)	$ (0.11)	$ (0.73)
Weighted Average Membership Interests	1,000	6,250	2,000	5,600	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #2020TOPPS	Series #05LATOUR
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (76)
Transportation	-	-
Insurance	(1,005)	(35)
Bookkeeping and Accounting Fees	(246)	(246)
Marketing Expense	-	-
Transaction Fee	-	-
Gain on Sale	-	-
Loss on Sale	-	-
Impairment and non sale losses	-	-
Loss on Sale of Digital Assets	-	-
Investment Income/(Loss)	-	-
Income / (Loss) Before Income Taxes	(1,264)	(357)
Provision for Income Taxes	-	-
Net Income / (Loss)	$ (1,264)	$ (357)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.36)
Weighted Average Membership Interests	10,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Expenses, gains, losses, interest and other investing income
Storage	$ (76)	$ (76)	$ (13)	$ (13)	$ (62)	$ (68)
Transportation	-	-	-	-	(335)	(250)
Insurance	(151)	(217)	(272)	(159)	(181)	(554)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(96)	(246)
Marketing Expense	-	-	-	-	-	(500)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	60,000	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(473)	(539)	(531)	(418)	59,326	(1,618)
Provision for Income Taxes	-	-	-	-	(11,335)	-
Net Income / (Loss)	$ (473)	$ (539)	$ (531)	$ (418)	$ 47,991	$ (1,618)

Basic and Diluted (Loss) per Membership Interest	$ (0.47)	$ (0.54)	$ (0.02)	$ (0.05)	$ 24.00	$ (1.62)
Weighted Average Membership Interests	1,000	1,000	23,000	8,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Expenses, gains, losses, interest and other investing income
Storage	$ (42)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	(6)	-	(6)	-	-
Insurance	(344)	(348)	(2,200)	(159)	(281)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(638)	(607)	(2,494)	(418)	(540)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (638)	$ (607)	$ (2,494)	$ (418)	$ (540)

Basic and Diluted (Loss) per Membership Interest	$ (0.16)	$ (0.30)	$ (0.22)	$ (0.05)	$ (0.09)
Weighted Average Membership Interests	4,000	2,000	11,250	8,000	5,750

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Expenses, gains, losses, interest and other investing income
Storage	$ (691)	$ (76)	$ (13)	$ (13)	$ (32)	$ (13)
Transportation	-	-	(24)	-	(112)	-
Insurance	(412)	(180)	(96)	(109)	(1,325)	(116)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,349)	(502)	(379)	(368)	(1,715)	(376)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,349)	$ (502)	$ (379)	$ (368)	$ (1,715)	$ (376)

Basic and Diluted (Loss) per Membership Interest	$ (0.27)	$ (0.06)	$ (0.03)	$ (0.09)	$ (0.29)	$ (0.19)
Weighted Average Membership Interests	5,000	9,000	12,000	4,200	6,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (31)	$ (13)	$ (31)	$ (76)
Transportation	-	(15)	-	(15)	-
Insurance	(648)	(579)	(124)	(166)	(103)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(907)	(871)	(383)	(458)	(425)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (907)	$ (871)	$ (383)	$ (458)	$ (425)

Basic and Diluted (Loss) per Membership Interest	$ (0.45)	$ (0.06)	$ (0.19)	$ (0.23)	$ (0.08)
Weighted Average Membership Interests	2,000	13,800	2,000	2,000	5,100

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (49)
Transportation	(24)	-	-	(13)
Insurance	(95)	(2,435)	(414)	(328)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-
Transaction Fee	-	-	-	-
Gain on Sale	-	-	-	-
Loss on Sale	-	-	-	-
Impairment and non sale losses	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-
Investment Income/(Loss)	-	-	-	-
Income / (Loss) Before Income Taxes	(378)	(2,694)	(673)	(636)
Provision for Income Taxes	-	-	-	-
Net Income / (Loss)	$ (378)	$ (2,694)	$ (673)	$ (636)

Basic and Diluted (Loss) per Membership Interest	$ (0.38)	$ (0.27)	$ (0.18)	$ (0.08)
Weighted Average Membership Interests	1,000	10,000	3,750	8,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (157)	$ (13)	$ (107)
Transportation	-	-	-	(57)	-	-
Insurance	(302)	(116)	(497)	(2,341)	(298)	(1,352)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(500)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(561)	(375)	(756)	(3,301)	(557)	(1,705)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (561)	$ (375)	$ (756)	$ (3,301)	$ (557)	$ (1,705)

Basic and Diluted (Loss) per Membership Interest	$ (0.22)	$ (0.19)	$ (0.15)	$ (0.33)	$ (0.11)	$ (0.09)
Weighted Average Membership Interests	2,500	2,000	5,000	10,000	5,000	18,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (76)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(931)	(127)	(363)	(1,494)	(74)	(98)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,190)	(386)	(622)	(1,753)	(396)	(357)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,190)	$ (386)	$ (622)	$ (1,753)	$ (396)	$ (357)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.19)	$ (0.12)	$ (0.08)	$ (0.21)	$ (0.36)
Weighted Average Membership Interests	5,000	2,000	5,000	21,250	1,850	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (13)	$ (13)
Transportation	(13)	-	-
Insurance	(1,460)	(309)	(268)
Bookkeeping and Accounting Fees	(246)	(246)	(246)
Marketing Expense	-	-	-
Transaction Fee	-	-	-
Gain on Sale	-	-	-
Loss on Sale	-	-	-
Impairment and non sale losses	-	-	-
Loss on Sale of Digital Assets	-	-	-
Investment Income/(Loss)	-	-	-
Income / (Loss) Before Income Taxes	(1,751)	(568)	(527)
Provision for Income Taxes	-	-	-
Net Income / (Loss)	$ (1,751)	$ (568)	$ (527)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.14)	$ (0.11)
Weighted Average Membership Interests	16,500	4,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (76)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(456)	(107)	(330)	(556)	(836)	(2,431)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	(400)	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(715)	(366)	(652)	(1,216)	(1,495)	(2,690)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (715)	$ (366)	$ (652)	$ (1,216)	$ (1,495)	$ (2,690)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.02)	$ (0.04)	$ (0.12)	$ (0.15)	$ (0.09)
Weighted Average Membership Interests	9,000	20,000	15,600	10,000	10,000	30,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	-	-	(6)	-	-
Insurance	(235)	(628)	(230)	(742)	(343)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(400)	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(494)	(1,287)	(524)	(1,001)	(602)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (494)	$ (1,287)	$ (524)	$ (1,001)	$ (602)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.20)	$ (0.28)	$ (0.10)	$ (0.08)
Weighted Average Membership Interests	6,000	6,500	1,850	10,000	8,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(534)	(366)	(165)	(253)	(271)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,293)	(626)	(424)	(512)	(531)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,293)	$ (626)	$ (424)	$ (512)	$ (531)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.09)	$ (0.04)	$ (0.12)	$ (0.22)
Weighted Average Membership Interests	10,800	6,900	10,000	4,200	2,400

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (67)	$ (68)	$ (30)	$ (13)	$ (20)
Transportation	(50)	(250)	(32)	-	(7)
Insurance	(207)	(535)	(80)	(298)	(3,023)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(400)	(500)	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(970)	(1,599)	(388)	(557)	(3,296)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (970)	$ (1,599)	$ (388)	$ (557)	$ (3,296)

Basic and Diluted (Loss) per Membership Interest	$ (0.31)	$ (0.80)	$ (0.19)	$ (0.22)	$ (0.22)
Weighted Average Membership Interests	3,150	2,000	2,000	2,500	15,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Expenses, gains, losses, interest and other investing income
Storage	$ (76)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(139)	(203)	(253)	(192)	(648)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(461)	(462)	(512)	(451)	(907)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (461)	$ (462)	$ (512)	$ (451)	$ (907)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.09)	$ (0.05)	$ (0.03)	$ (0.05)
Weighted Average Membership Interests	6,800	4,900	10,000	15,500	17,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Expenses, gains, losses, interest and other investing income
Storage	$ (2,250)	$ (13)	$ (20)	$ (105)	$ (114)
Transportation	(6,286)	-	(119)	(38)	(77)
Insurance	(1,024)	(272)	(421)	(716)	(6,857)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	(400)
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(9,806)	(531)	(806)	(1,105)	(7,694)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (9,806)	$ (531)	$ (806)	$ (1,105)	$ (7,694)

Basic and Diluted (Loss) per Membership Interest	$ (0.86)	$ (0.11)	$ (0.08)	$ (0.11)	$ (0.38)
Weighted Average Membership Interests	11,400	5,000	10,000	10,000	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Expenses, gains, losses, interest and other investing income
Storage	$ (76)	$ (68)	$ (2,250)	$ (7)	$ (13)
Transportation	-	(218)	-	-	-
Insurance	(109)	(1,494)	(150)	(79)	(2,002)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(78)	(246)
Marketing Expense	-	-	-	(500)	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	16,000	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(432)	(2,027)	(2,647)	15,337	(2,262)
Provision for Income Taxes	-	-	-	(2,863)	-
Net Income / (Loss)	$ (432)	$ (2,027)	$ (2,647)	$ 12,474	$ (2,262)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (0.18)	$ (0.44)	$ 1.78	$ (0.23)
Weighted Average Membership Interests	3,250	11,000	6,000	7,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (13)	$ (58)	$ (13)	$ (32)
Transportation	-	(7)	-	(22)	-	(84)
Insurance	(554)	(554)	(180)	(2,454)	(319)	(772)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	-	(500)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(813)	(837)	(439)	(3,180)	(579)	(1,634)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (813)	$ (837)	$ (439)	$ (3,180)	$ (579)	$ (1,634)

Basic and Diluted (Loss) per Membership Interest	$ (0.08)	$ (0.07)	$ (0.04)	$ (0.32)	$ (0.12)	$ (0.16)
Weighted Average Membership Interests	10,000	11,200	10,250	10,000	4,750	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (1)	$ (76)	$ (13)
Transportation	-	(7)	-	-	-
Insurance	(293)	(185)	(6)	(89)	(587)
Bookkeeping and Accounting Fees	(246)	(246)	(13)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	162,550	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(552)	(468)	162,530	(412)	(846)
Provision for Income Taxes	-	-	(30,835)	-	-
Net Income / (Loss)	$ (552)	$ (468)	$ 131,695	$ (412)	$ (846)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.05)	$ 1.32	$ (0.21)	$ (0.08)
Weighted Average Membership Interests	5,300	10,000	100,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(295)	(715)	(2,905)	(648)	(189)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,054)	(975)	(3,165)	(907)	(448)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (1,054)	$ (975)	$ (3,165)	$ (907)	$ (448)

Basic and Diluted (Loss) per Membership Interest	$ (0.30)	$ (0.14)	$ (0.09)	$ (0.09)	$ (0.22)
Weighted Average Membership Interests	3,500	7,000	35,000	10,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)
Transportation	-	-	-	(14)	-
Insurance	(521)	(977)	(159)	(3,282)	(761)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(400)	-	(400)	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(780)	(1,636)	(419)	(3,993)	(1,020)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (780)	$ (1,636)	$ (419)	$ (3,993)	$ (1,020)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.16)	$ (0.08)	$ (0.21)	$ (0.05)
Weighted Average Membership Interests	11,000	10,000	5,000	18,750	20,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (76)	$ (30)	$ (13)	$ (13)	$ (13)
Transportation	-	-	(36)	-	-	-
Insurance	(676)	(110)	(1,167)	(467)	(817)	(508)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(935)	(433)	(1,478)	(726)	(1,076)	(767)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (935)	$ (433)	$ (1,478)	$ (726)	$ (1,076)	$ (767)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.22)	$ (0.16)	$ (0.07)	$ (0.06)	$ (0.08)
Weighted Average Membership Interests	10,000	2,000	9,000	10,000	17,500	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Expenses, gains, losses, interest and other investing income
Storage	$ (20)	$ (691)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	(119)	-	-	-	-	-
Insurance	(117)	(7,015)	(120)	(224)	(109)	(461)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(600)	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	(6,383)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,102)	(7,952)	(379)	(484)	(368)	(7,103)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,102)	$ (7,952)	$ (379)	$ (484)	$ (368)	$ (7,103)

Basic and Diluted (Loss) per Membership Interest	$ (0.28)	$ (0.24)	$ (0.15)	$ (0.16)	$ (0.18)	$ (0.71)
Weighted Average Membership Interests	4,000	33,000	2,500	3,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (58)	$ (13)	$ (31)	$ (13)
Transportation	-	-	(22)	-	(15)	-
Insurance	(443)	(408)	(3,611)	(408)	(213)	(286)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(87,000)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,202)	(667)	(90,937)	(667)	(506)	(545)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,202)	$ (667)	$ (90,937)	$ (667)	$ (506)	$ (545)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.17)	$ (2.19)	$ (0.07)	$ (0.08)	$ (0.11)
Weighted Average Membership Interests	30,000	4,000	41,500	10,000	6,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (13)	$ (63)	$ (32)	$ (13)
Transportation	-	(36)	-	(40)	-	-
Insurance	(107)	(196)	(2,059)	(1,439)	(3,987)	(5,276)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(366)	(508)	(2,318)	(1,789)	(4,265)	(5,535)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (366)	$ (508)	$ (2,318)	$ (1,789)	$ (4,265)	$ (5,535)

Basic and Diluted (Loss) per Membership Interest	$ (0.18)	$ (0.08)	$ (0.10)	$ (0.05)	$ (0.19)	$ (1.11)
Weighted Average Membership Interests	2,000	6,000	23,500	33,000	22,500	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (30)	$ (13)	$ (13)	$ (13)	$ (30)
Transportation	(36)	-	-	-	(7)
Insurance	(1,777)	(4,328)	(433)	(648)	(191)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(2,088)	(4,587)	(692)	(907)	(474)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (2,088)	$ (4,587)	$ (692)	$ (907)	$ (474)

Basic and Diluted (Loss) per Membership Interest	$ (0.19)	$ (0.22)	$ (0.07)	$ (0.09)	$ (0.06)
Weighted Average Membership Interests	11,250	21,000	10,000	10,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (30)	$ (63)	$ (60)	$ (13)	$ (32)
Transportation	-	(37)	(25)	-	-	(10)
Insurance	(119)	(490)	(252)	(210)	(140)	(2,247)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(145)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	6,790	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	(5,870)	(2,632)	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(378)	(6,672)	(3,218)	6,375	(399)	(2,535)
Provision for Income Taxes	-	-	-	(1,195)	-	-
Net Income / (Loss)	$ (378)	$ (6,672)	$ (3,218)	$ 5,179	$ (399)	$ (2,535)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.67)	$ (3.22)	$ 1.04	$ (0.05)	$ (0.13)
Weighted Average Membership Interests	3,625	10,000	1,000	5,000	7,500	20,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	-	-	-	(6)	-	-
Insurance	(885)	(222)	(366)	(213)	(1,024)	(182)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,144)	(481)	(625)	(506)	(1,283)	(441)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,144)	$ (481)	$ (625)	$ (506)	$ (1,283)	$ (441)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.10)	$ (0.25)	$ (0.20)	$ (0.13)	$ (0.09)
Weighted Average Membership Interests	10,000	5,000	2,500	2,500	10,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (42)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	(6)	-	-	-	-
Insurance	(164)	(227)	(772)	(789)	(456)	(625)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(2,761)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(424)	(521)	(1,031)	(4,209)	(715)	(884)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (424)	$ (521)	$ (1,031)	$ (4,209)	$ (715)	$ (884)

Basic and Diluted (Loss) per Membership Interest	$ (0.03)	$ (0.26)	$ (0.10)	$ (0.84)	$ (0.14)	$ (0.09)
Weighted Average Membership Interests	15,000	2,000	10,000	5,000	5,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Expenses, gains, losses, interest and other investing income
Storage	$ (20)	$ (76)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	(119)	-	-	-	-	-
Insurance	(165)	(453)	(507)	(251)	(164)	(977)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(4,480)	(9,933)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(549)	(775)	(5,246)	(10,444)	(423)	(1,236)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (549)	$ (775)	$ (5,246)	$ (10,444)	$ (423)	$ (1,236)

Basic and Diluted (Loss) per Membership Interest	$ (0.05)	$ (0.18)	$ (1.05)	$ (10.44)	$ (0.05)	$ (0.15)
Weighted Average Membership Interests	10,000	4,300	5,000	1,000	8,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Expenses, gains, losses, interest and other investing income
Storage	$ (2,250)	$ -	$ (13)	$ (13)	$ (13)	$ (50)
Transportation	-	-	-	-	-	-
Insurance	(1,109)	(154)	(3,018)	(271)	(224)	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	(400)	(500)	-	-
Transaction Fee	-	-	-	-	-	(18)
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(60,440)	(6,095)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,605)	(400)	(64,118)	(7,125)	(484)	(314)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (3,605)	$ (400)	$ (64,118)	$ (7,125)	$ (484)	$ (314)

Basic and Diluted (Loss) per Membership Interest	$ (0.21)	$ (0.03)	$ (1.97)	$ (3.56)	$ (0.08)	$ (0.04)
Weighted Average Membership Interests	17,500	13,000	32,500	2,000	6,000	7,200

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Expenses, gains, losses, interest and other investing income
Storage	$ (69)	$ (13)	$ (13)	$ (50)	$ (32)	$ (50)
Transportation	(20)	-	-	-	-	-
Insurance	(389)	(224)	(271)	-	(7,609)	-
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(400)	-	-	-	-	-
Transaction Fee	-	-	-	(21)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(61,238)	-	(326,000)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	5,962	-	-
Income / (Loss) Before Income Taxes	(1,124)	(484)	(531)	(55,594)	(7,887)	(326,296)
Provision for Income Taxes	-	-	-	(1,870)	-	-
Net Income / (Loss)	$ (1,124)	$ (484)	$ (531)	$ (57,464)	$ (7,887)	$ (326,296)

Basic and Diluted (Loss) per Membership Interest	$ (0.09)	$ (0.24)	$ (0.21)	$ (3.48)	$ (0.19)	$ (5.44)
Weighted Average Membership Interests	12,000	2,000	2,500	16,500	42,500	60,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-
Insurance	(100)	(242)	(1,778)	(554)	(1,551)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	(1,000)	-	-	-
Transaction Fee	-	-	-	-	-
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Impairment and non sale losses	-	-	(11,324)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-
Income / (Loss) Before Income Taxes	(359)	(1,501)	(13,361)	(813)	(1,810)
Provision for Income Taxes	-	-	-	-	-
Net Income / (Loss)	$ (359)	$ (1,501)	$ (13,361)	$ (813)	$ (1,810)

Basic and Diluted (Loss) per Membership Interest	$ (0.18)	$ (0.30)	$ (0.49)	$ (0.08)	$ (0.14)
Weighted Average Membership Interests	2,000	5,000	27,000	10,000	12,500

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)	$ (13)
Transportation	-	-	-	-	-	(46)
Insurance	(885)	(231)	(298)	-	(554)	(376)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(9,570)	(59,147)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,144)	(491)	(10,127)	(59,443)	(813)	(681)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,144)	$ (491)	$ (10,127)	$ (59,443)	$ (813)	$ (681)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.06)	$ (5.06)	$ (3.96)	$ (0.08)	$ (0.68)
Weighted Average Membership Interests	10,000	8,000	2,000	15,000	10,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (20)	$ (50)	$ (50)	$ (13)
Transportation	-	-	(119)	-	-	-
Insurance	(224)	(134)	(1,024)	-	-	(104)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	(24)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(87,876)	(35,821)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	5,933	-	-
Income / (Loss) Before Income Taxes	(484)	(393)	(1,409)	(82,263)	(36,117)	(364)
Provision for Income Taxes	-	-	-	(1,859)	-	-
Net Income / (Loss)	$ (484)	$ (393)	$ (1,409)	$ (84,122)	$ (36,117)	$ (364)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.04)	$ (0.06)	$ (4.43)	$ (3.61)	$ (0.18)
Weighted Average Membership Interests	2,000	10,000	22,800	19,000	10,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (76)	$ (50)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(2,129)	(2,793)	(56)	-	(789)	(178)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	(500)	-	-	-	-	-
Transaction Fee	-	-	-	(24)	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(120,463)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	5,914	-	-
Income / (Loss) Before Income Taxes	(2,889)	(3,052)	(378)	(114,868)	(1,048)	(437)
Provision for Income Taxes	-	-	-	(1,853)	-	-
Net Income / (Loss)	$ (2,889)	$ (3,052)	$ (378)	$ (116,721)	$ (1,048)	$ (437)

Basic and Diluted (Loss) per Membership Interest	$ (0.04)	$ (0.18)	$ (0.38)	$ (2.99)	$ (0.10)	$ (0.04)
Weighted Average Membership Interests	80,000	16,500	1,000	39,000	10,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Expenses, gains, losses, interest and other investing income
Storage	$ (30)	$ (30)	$ (32)	$ (13)	$ (76)	$ (13)
Transportation	(7)	(7)	(10)	-	-	-
Insurance	(840)	(695)	(1,024)	(157)	(272)	(828)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(600)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(5,868)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,123)	(978)	(1,312)	(1,016)	(6,463)	(1,087)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,123)	$ (978)	$ (1,312)	$ (1,016)	$ (6,463)	$ (1,087)

Basic and Diluted (Loss) per Membership Interest	$ (0.11)	$ (0.11)	$ (0.11)	$ (0.10)	$ (0.50)	$ (0.11)
Weighted Average Membership Interests	10,000	9,125	11,500	10,000	13,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(709)	(262)	(438)	(274)	-	(216)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	(7,850)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(968)	(521)	(697)	(534)	(296)	(8,326)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (968)	$ (521)	$ (697)	$ (534)	$ (296)	$ (8,326)

Basic and Diluted (Loss) per Membership Interest	$ (0.10)	$ (0.26)	$ (0.14)	$ (0.09)	$ (0.05)	$ (4.16)
Weighted Average Membership Interests	10,000	2,000	5,000	6,000	6,000	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (42)
Transportation	-	-	-	-	-	(6)
Insurance	(976)	(131)	(180)	(930)	-	(354)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	(400)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(469,357)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,236)	(390)	(439)	(1,189)	(469,653)	(1,048)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (1,236)	$ (390)	$ (439)	$ (1,189)	$ (469,653)	$ (1,048)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.08)	$ (0.04)	$ (0.11)	$ (11.74)	$ (0.21)
Weighted Average Membership Interests	10,000	5,000	10,000	11,000	40,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (30)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(177)	(2,717)	(3,470)	(144)	(179)	(168)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(400)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	(3,075)	-	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(3,512)	(2,976)	(3,746)	(804)	(438)	(427)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (3,512)	$ (2,976)	$ (3,746)	$ (804)	$ (438)	$ (427)

Basic and Diluted (Loss) per Membership Interest	$ (1.76)	$ (0.15)	$ (0.09)	$ (0.40)	$ (0.22)	$ (0.04)
Weighted Average Membership Interests	2,000	20,000	41,500	2,000	2,000	10,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Expenses, gains, losses, interest and other investing income
Storage	$ (31)	$ (50)	$ (13)	$ (13)	$ (13)	$ (32)
Transportation	-	-	-	-	-	(10)
Insurance	(789)	-	(177)	(554)	(90)	(343)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	(1,000)	(400)
Transaction Fee	-	(22)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	(572,624)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	5,977	-	-	-	-
Income / (Loss) Before Income Taxes	(1,066)	(566,965)	(437)	(813)	(1,350)	(1,030)
Provision for Income Taxes	-	(1,875)	-	-	-	-
Net Income / (Loss)	$ (1,066)	$ (568,840)	$ (437)	$ (813)	$ (1,350)	$ (1,030)

Basic and Diluted (Loss) per Membership Interest	$ (0.13)	$ (5.69)	$ (0.17)	$ (0.12)	$ (1.35)	$ (0.26)
Weighted Average Membership Interests	8,500	100,000	2,600	7,000	1,000	4,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ -	$ (13)	$ (13)	$ (13)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(207)	(154)	(1,043)	(113)	(98)	(319)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	(500)	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(1,536)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(467)	(400)	(1,302)	(872)	(1,893)	(578)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (467)	$ (400)	$ (1,302)	$ (872)	$ (1,893)	$ (578)

Basic and Diluted (Loss) per Membership Interest	$ (0.23)	$ (0.06)	$ (0.10)	$ (0.17)	$ (0.95)	$ (0.06)
Weighted Average Membership Interests	2,000	6,500	12,500	5,000	2,000	9,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (50)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(274)	(704)	(2,341)	(178)	-	(742)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	(19)	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	(58,339)	-	(638,234)	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	6,000	-
Income / (Loss) Before Income Taxes	(533)	(963)	(60,939)	(437)	(632,549)	(1,001)
Provision for Income Taxes	-	-	-	-	(1,883)	-
Net Income / (Loss)	$ (533)	$ (963)	$ (60,939)	$ (437)	$ (634,432)	$ (1,001)

Basic and Diluted (Loss) per Membership Interest	$ (0.07)	$ (0.19)	$ (2.71)	$ (0.04)	$ (7.74)	$ (0.14)
Weighted Average Membership Interests	7,500	5,000	22,500	11,000	82,000	7,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (76)	$ (13)	$ (42)	$ (50)	$ (63)
Transportation	-	-	-	(6)	-	-
Insurance	(103)	(167)	(289)	(685)	-	(20)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	(28,841)	(2,682)
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(362)	(489)	(548)	(979)	(29,137)	(3,011)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (362)	$ (489)	$ (548)	$ (979)	$ (29,137)	$ (3,011)

Basic and Diluted (Loss) per Membership Interest	$ (0.18)	$ (0.10)	$ (0.22)	$ (0.10)	$ (2.65)	$ (0.60)
Weighted Average Membership Interests	2,000	5,000	2,500	10,000	11,000	5,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Expenses, gains, losses, interest and other investing income
Storage	$ (13)	$ (13)	$ (13)	$ (13)	$ (2,250)	$ (13)
Transportation	-	-	-	-	-	-
Insurance	(212)	(218)	(294)	(427)	(1,777)	(99)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	(500)
Transaction Fee	-	-	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(7,752)	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	-	-
Income / (Loss) Before Income Taxes	(471)	(477)	(553)	(8,438)	(4,273)	(858)
Provision for Income Taxes	-	-	-	-	-	-
Net Income / (Loss)	$ (471)	$ (477)	$ (553)	$ (8,438)	$ (4,273)	$ (858)

Basic and Diluted (Loss) per Membership Interest	$ (0.24)	$ (0.10)	$ (0.11)	$ (1.69)	$ (0.14)	$ (0.29)
Weighted Average Membership Interests	2,000	5,000	5,000	5,000	30,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Expenses, gains, losses, interest and other investing income
Storage	$ (101)	$ (50)	$ (13)	$ (42)	$ (13)	$ (13)
Transportation	(36)	-	-	(6)	-	-
Insurance	(98)	-	(577)	(1,400)	(109)	(2,115)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(246)	(246)
Marketing Expense	-	-	-	-	-	-
Transaction Fee	-	(18)	-	-	-	-
Gain on Sale	-	-	-	-	-	-
Loss on Sale	-	-	-	-	-	-
Impairment and non sale losses	-	(43,345)	-	-	-	-
Loss on Sale of Digital Assets	-	-	-	-	-	-
Investment Income/(Loss)	-	3,954	-	-	-	-
Income / (Loss) Before Income Taxes	(481)	(39,705)	(836)	(1,694)	(368)	(2,374)
Provision for Income Taxes	-	(1,206)	-	-	-	-
Net Income / (Loss)	$ (481)	$ (40,911)	$ (836)	$ (1,694)	$ (368)	$ (2,374)

Basic and Diluted (Loss) per Membership Interest	$ (0.48)	$ (4.09)	$ (0.08)	$ (0.08)	$ (0.09)	$ (0.05)
Weighted Average Membership Interests	1,000	10,000	10,000	20,000	4,000	50,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2023

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Expenses, gains, losses, interest and other investing income
Storage	$ (145)	$ (13)	$ (13)	$ (13)	$ (132,320)
Transportation	-	-	-	-	(28,542)
Insurance	(88)	(112)	(90)	(196)	(240,697)
Maintenance	-	-	-	-	(10,551)
Bookkeeping and Accounting Fees	(246)	(246)	(246)	(246)	(99,474)
Marketing Expense	-	(600)	(400)	-	(24,000)
Transaction Fee	-	-	-	-	(6,183)
Gain on Sale	-	-	-	-	641,611
Loss on Sale	-	-	-	-	(258,489)
Impairment and non sale losses	-	-	-	-	(3,890,450)
Loss on Sale of Digital Assets	-	-	-	-	-
Investment Income/(Loss)	-	-	-	-	38,152
Income / (Loss) Before Income Taxes	(480)	(971)	(749)	(455)	(4,010,944)
Provision for Income Taxes	-	-	-	-	(178,363)
Net Income / (Loss)	$ (480)	$ (971)	$ (749)	$ (455)	$ (4,189,307)

Basic and Diluted (Loss) per Membership Interest	$ (0.12)	$ (0.32)	$ (0.58)	$ (0.15)
Weighted Average Membership Interests	4,100	3,000	1,300	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Balance January 1, 2023	$ 110,415	$ 175,826	$ 132,382	$ 410,601	$ 115,541	$ -
Distribution	-	(184,940)	(135,000)	-	(130,900)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,853	1,915	2,506	2,316	1,837	(250)
Distribution to RSE Collection	-	-	-	-	-	250
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,516)	6,959	(188)	(2,243)	13,283	-
Balance December 31, 2023	109,752	(240)	(300)	410,674	(240)	-
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,696	240	300	1,690	240	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,218)	-	-	(3,383)	-	-
Balance December 31, 2024	$ 109,230	$ -	$ -	$ 408,981	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1	Series #99LE1
Balance January 1, 2023	$ 15,271	$ 335,291	$ 125,044	$ 490,071	$ 103,771	$ 66,256
Distribution	-	-	-	-	(134,640)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,718	2,202	1,880	3,601	1,820	1,791
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,966)	(2,392)	(2,108)	(4,052)	28,811	(2,030)
Balance December 31, 2023	15,024	335,101	124,816	489,619	(237)	66,017
Distribution	-	-	-	-	-	(85,980)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,696	1,696	1,696	1,697	237	1,540
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,202)	(2,259)	(2,221)	(2,283)	-	18,121
Balance December 31, 2024	$ 14,518	$ 334,538	$ 124,291	$ 489,034	$ -	$ (301)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1	Series #80LC1
Balance January 1, 2023	$ 36,421	$ 159,755	$ 54,771	$ 120,551	$ 81,786	$ 615,943
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,748	1,670	1,777	5,268	1,816	8,918
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,992)	(3,184)	(2,017)	(5,497)	(2,052)	(11,740)
Balance December 31, 2023	36,177	158,241	54,531	120,322	81,550	613,121
Distribution	-	-	-	-	-	(1,070,153)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,696	1,597	1,696	2,490	1,696	2,517
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,205)	(2,076)	(2,209)	(20,742)	(2,213)	454,365
Balance December 31, 2024	$ 35,668	$ 157,762	$ 54,018	$ 102,070	$ 81,033	$ (150)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Balance January 1, 2023	$ 189,301	$ 138,465	$ 122,285	$ 184,801	$ 78,552	$ 173,986
Distribution	(207,330)	(142,950)	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,932	1,866	1,880	1,970	1,811	1,957
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	15,852	2,369	(2,108)	(2,188)	(2,047)	(2,176)
Balance December 31, 2023	(245)	(250)	122,056	184,583	78,315	173,767
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	245	250	1,697	1,697	1,697	2,490
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	-	(2,221)	(2,232)	(2,213)	(4,190)
Balance December 31, 2024	$ -	$ -	$ 121,532	$ 184,048	$ 77,799	$ 172,066

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #93FS1	Series #90MM1	Series #61JE1	Series #65FM1	Series #88PT1	Series #94LD1
Balance January 1, 2023	$ 1,177	$ 24,986	$ 238,286	$ 78,297	$ 67,219	$ 576,786
Distribution	-	-	-	-	(66,088)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	(1,177)	1,730	2,056	1,811	1,771	3,769
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(1,976)	(2,263)	(2,047)	(3,141)	(4,626)
Balance December 31, 2023	-	24,740	238,079	78,060	(240)	575,930
Distribution	-	-	-	-	-	(900,400)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	1,696	1,696	1,696	240	1,531
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(2,203)	(2,242)	(2,213)	-	322,638
Balance December 31, 2024	$ -	$ 24,233	$ 237,533	$ 77,544	$ -	$ (302)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1
Balance January 1, 2023	$ 132,291	$ 141,444	$ 329,787	$ 48,600	$ -	$ 51,050
Distribution	-	-	-	-	-	(61,600)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,890	1,904	2,194	1,765	(400)	1,749
Distribution to RSE Collection	-	-	-	-	400	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,117)	(2,129)	(2,385)	(2,007)	-	8,562
Balance December 31, 2023	132,064	141,219	329,596	48,358	-	(238)
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,696	1,696	1,696	1,696	-	238
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,222)	(2,224)	(2,258)	(2,207)	-	-
Balance December 31, 2024	$ 131,538	$ 140,691	$ 329,034	$ 47,847	$ -	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #89FG2	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Balance January 1, 2023	$ -	$ 282,450	$ 142,013	$ 10,610	$ 20,510	$ 36,456
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	(700)	2,967	285	450	373	399
Distribution to RSE Collection	700	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(2,602)	(137,494)	(438)	(371)	(393)
Balance December 31, 2023	-	282,815	4,804	10,622	20,513	36,462
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	1,696	309	511	511	511
Distribution to RSE Collection	-	-	(952)	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(2,249)	(298)	(3,227)	(3,868)	(12,167)
Balance December 31, 2024	$ -	$ 282,262	$ 3,863	$ 7,906	$ 17,156	$ 24,806

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Balance January 1, 2023	$ 12,212	$ 14,754	$ 7,910	$ 13,876	$ 43,262	$ 144,530
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	508	668	421	482	799	1,879
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(489)	(515)	(413)	(467)	(1,145)	(1,697)
Balance December 31, 2023	12,231	14,907	7,918	13,891	42,915	144,712
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	539	511	539	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(5,989)	(534)	(551)	(531)	(17,513)	(19,841)
Balance December 31, 2024	$ 6,781	$ 14,885	$ 7,906	$ 13,871	$ 25,913	$ 125,383

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Balance January 1, 2023	$ 289,764	$ 19,910	$ 35,711	$ 74,566	$ 113,488	$ 53,396
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,133	550	285	1,020	3,407	756
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,331)	(926)	(25,707)	(931)	(4,106)	(32,389)
Balance December 31, 2023	289,566	19,534	10,289	74,655	112,790	21,762
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,696	577	309	407	1,696	343
Distribution to RSE Collection	-	-	(1,165)	-	-	(2,346)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,251)	(605)	(298)	(503)	(2,218)	(563)
Balance December 31, 2024	$ 289,011	$ 19,506	$ 9,135	$ 74,559	$ 112,268	$ 19,197

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Balance January 1, 2023	$ 290,603	$ 27,668	$ 24,229	$ 11,504	$ 30,162	$ 30,777
Distribution	-	-	-	-	-	(10)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	285	285	610	359	285	301
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(195,044)	(733)	(581)	(358)	(22,008)	(19,357)
Balance December 31, 2023	95,844	27,220	24,258	11,505	8,439	11,711
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	308	309	511	511	309	308
Distribution to RSE Collection	(3)	(1,253)	-	-	(1,302)	(1,434)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(298)	(19,135)	(544)	(511)	(298)	(298)
Balance December 31, 2024	$ 95,851	$ 7,141	$ 24,225	$ 11,505	$ 7,147	$ 10,287

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Balance January 1, 2023	$ 38,910	$ 104,613	$ 52,053	$ 30,952	$ 42,178	$ 98,861
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	929	285	10	285	690	2,017
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(860)	(34,997)	(963)	(296)	(738)	(1,342)
Balance December 31, 2023	38,979	69,901	51,100	30,941	42,130	99,536
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	309	309	309	512	512
Distribution to RSE Collection	-	(2,626)	(1,222)	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(30,154)	(46,084)	(38,047)	(298)	(568)	(22,022)
Balance December 31, 2024	$ 9,335	$ 21,500	$ 12,140	$ 30,952	$ 42,074	$ 78,026

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Balance January 1, 2023	$ 17,715	$ 17,715	$ 8,105	$ 14,057	$ 29,645	$ 49,523
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	749	749	360	579	949	900
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(632)	(632)	(353)	(460)	(744)	(838)
Balance December 31, 2023	17,833	17,833	8,112	14,176	29,849	49,585
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(4,249)	(537)	(516)	(532)	(552)	(22,924)
Balance December 31, 2024	$ 14,095	$ 17,807	$ 8,107	$ 14,156	$ 29,809	$ 27,172

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Balance January 1, 2023	$ 53,443	$ 23,084	$ 33,431	$ 88,347	$ 250,059	$ 73,688
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,220	712	876	809	758	285
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(850)	(957)	(643)	(3,285)	(695)	(65,606)
Balance December 31, 2023	53,812	22,839	33,663	85,871	250,122	8,366
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	1,387	511	309
Distribution to RSE Collection	-	-	-	(1,483)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(583)	(543)	(555)	(45,036)	(562)	(298)
Balance December 31, 2024	$ 53,741	$ 22,807	$ 33,620	$ 40,739	$ 250,071	$ 8,377

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #VEEFRND1	Series #TREASURE	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Balance January 1, 2023	$42,496	$19,308	$203,161	$10,610	$42,199	$70,304
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	285	371	663	503	1,003	559
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(31,897)	(369)	(626)	(4,144)	(738)	(441)
Balance December 31, 2023	10,884	19,311	203,199	6,969	42,464	70,422
Distribution	-	-	(230,800)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	309	511	354	511	511	511
Distribution to RSE Collection	(2,891)	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(298)	(518)	27,251	(527)	(568)	(528)
Balance December 31, 2024	$8,004	$19,304	$4	$6,953	$42,407	$70,406

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Balance January 1, 2023	$ 78,687	$ 162,814	$ 20,242	$ 57,724	$ 26,188	$ 85,026
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	285	812	889	1,144	285	1,739
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(52,363)	(35,838)	(1,197)	(844)	(21,139)	(1,647)
Balance December 31, 2023	26,609	127,788	19,934	58,024	5,334	85,118
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	309	511	511	407	540	512
Distribution to RSE Collection	(2,982)	-	-	-	(1,602)	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(298)	(543)	(13,790)	(486)	(772)	(623)
Balance December 31, 2024	$ 23,639	$ 127,756	$ 6,656	$ 57,945	$ 3,499	$ 85,007

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Balance January 1, 2023	$ 6,337	$ 42,732	$ 7,675	$ 5,978	$ 62,894	$ 16,910
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	479	285	464	437	607	365
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(399)	(296)	(415)	(399)	(540)	(365)
Balance December 31, 2023	6,416	42,721	7,724	6,016	62,961	16,910
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	310	511	512	511	511
Distribution to RSE Collection	-	(2,360)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(522)	(298)	(524)	(522)	(526)	(518)
Balance December 31, 2024	$ 6,406	$ 40,373	$ 7,711	$ 6,006	$ 62,946	$ 16,904

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE
Balance January 1, 2023	$ 13,399	$ 35,328	$ 12,601	$ 23,225	$ 130,592	$ 24,328
Distribution	-	-	-	-	(118,400)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	374	480	335	617	443	394
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(361)	(392)	(447)	(516)	(12,635)	(321)
Balance December 31, 2023	13,411	35,415	12,489	23,326	-	24,401
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	512	645	407	-	406
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(517)	(2,013)	(511)	(441)	-	(416)
Balance December 31, 2024	$ 13,406	$ 33,914	$ 12,624	$ 23,292	$ -	$ 24,392

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Balance January 1, 2023	$ 23,287	$ 34,947	$ 5,481	$ 6,766	$ 17,625	$ 40,560
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	667	1,103	425	441	596	403
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(556)	(1,296)	(2,309)	(403)	(504)	(1,399)
Balance December 31, 2023	23,398	34,755	3,596	6,803	17,718	39,565
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(544)	(559)	(521)	(523)	(536)	(522)
Balance December 31, 2024	$ 23,365	$ 34,707	$ 3,587	$ 6,792	$ 17,693	$ 39,554

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #54AARON	Series #GRATEFUL1	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1	Series #SCARFACE
Balance January 1, 2023	$ 167,164	$ 110,021	$ 138,796	$ -	$ -	$ -
Distribution	-	-	-	(1,936,800)	-	-
Membership Contributions	-	-	-	1,700,733	121,160	-
Capital Contribution	2,543	1,893	2,179	50,829	2,367	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,284)	(1,365)	(1,640)	185,237	(3,756)	-
Balance December 31, 2023	167,423	110,549	139,335	-	119,770	-
Distribution	(120,190)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	18,383
Capital Contribution	257	511	511	-	4,558	501
Distribution to RSE Collection	-	-	-	-	-	(483)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(47,487)	(654)	(691)	-	(4,521)	(495)
Balance December 31, 2024	$ 4	$ 110,406	$ 139,156	$ -	$ 119,807	$ 17,906

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Balance January 1, 2023	$ -	$ -	$ -	$ 126,461	$ 54,110	$ 16,552
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	-	-	1,676	902	471
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	-	-	(1,518)	(1,336)	(450)
Balance December 31, 2023	-	-	-	126,619	53,675	16,573
Distribution	-	-	-	-	-	-
Membership Contributions	303,700	453,700	582,350	-	-	-
Capital Contribution	1,246	117	71	550	511	407
Distribution to RSE Collection	-	(3,300)	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,999)	(117)	(72)	(712)	(581)	(434)
Balance December 31, 2024	$ 302,947	$ 450,400	$ 582,349	$ 126,456	$ 53,606	$ 16,546

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #10COBB	Series #POTTER	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Balance January 1, 2023	$ 36,556	$ 71,205	$ 13,605	$ 11,805	$ 56,760	$ 30,748
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	715	644	361	357	1,257	622
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(672)	(1,232)	(359)	(357)	(1,188)	(585)
Balance December 31, 2023	36,599	70,616	13,606	11,806	56,829	30,784
Distribution	(28,570)	(120,961)	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	329	-	511	511	511	407
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(8,354)	50,345	(517)	(516)	(584)	(450)
Balance December 31, 2024	$ 3	$ 0	$ 13,601	$ 11,801	$ 56,756	$ 30,742

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #70RLEX	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Balance January 1, 2023	$ 18,552	$ 12,860	$ 505,300	$ 45,014	$ 51,213	$ 75,013
Distribution	(28,940)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	29,384	359	5,719	914	1,300	1,132
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(18,419)	(358)	(5,046)	(1,860)	(1,238)	(1,039)
Balance December 31, 2023	577	12,861	505,972	44,068	51,275	75,106
Distribution	-	-	-	-	-	(159,850)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	(577)	511	511	510	511	47
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(517)	(1,320)	(570)	(578)	84,697
Balance December 31, 2024	$ -	$ 12,856	$ 505,164	$ 44,008	$ 51,208	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Balance January 1, 2023	$ 21,014	$ 75,513	$ 24,061	$ 17,610	$ 10,060	$ 17,313
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	373	485	377	369	437	366
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(771)	(472)	(373)	(366)	(427)	(364)
Balance December 31, 2023	20,616	75,526	24,064	17,612	10,070	17,314
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	512	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(518)	(529)	(4,699)	(518)	(526)	(517)
Balance December 31, 2024	$ 20,608	$ 75,508	$ 19,876	$ 17,606	$ 10,056	$ 17,308

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA	Series #38DIMAGGIO
Balance January 1, 2023	$ 14,161	$ 24,799	$ 31,060	$ 14,361	$ 130,813	$ 20,064
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	502	514	662	361	2,035	555
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(486)	(485)	(1,125)	(360)	(1,871)	(531)
Balance December 31, 2023	14,177	24,828	30,597	14,362	130,977	20,089
Distribution	-	-	-	-	-	(37,760)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	407	511	511	511	334
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(10,327)	(443)	(553)	(517)	(680)	17,339
Balance December 31, 2024	$ 4,361	$ 24,792	$ 30,556	$ 14,356	$ 130,808	$ 2

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Balance January 1, 2023	$ 36,610	$ 27,696	$ 11,823	$ 37,173	$ 7,310	$ 25,710
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	726	385	360	401	353	914
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(681)	(381)	(359)	(395)	(352)	(883)
Balance December 31, 2023	36,655	27,700	11,824	37,179	7,310	25,741
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(560)	(520)	(517)	(8,956)	(516)	(546)
Balance December 31, 2024	$ 36,606	$ 27,692	$ 11,819	$ 28,734	$ 7,306	$ 25,706

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Balance January 1, 2023	$ 25,632	$ 16,694	$ 118,543	$ 65,144	$ 10,278	$ 32,530
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	558	367	1,601	444	381	683
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(528)	(365)	(1,452)	(433)	(381)	(643)
Balance December 31, 2023	25,663	16,696	118,692	65,155	10,279	32,570
Distribution	-	-	(232,035)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	407	511	66	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(444)	(518)	113,277	(527)	(516)	(555)
Balance December 31, 2024	$ 25,626	$ 16,690	$ -	$ 65,140	$ 10,274	$ 32,526

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Balance January 1, 2023	$ 80,530	$ 35,610	$ 6,830	$ 105,510	$ 44,386	$ 33,446
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,196	398	352	510	811	694
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,095)	(392)	(352)	(491)	(756)	(653)
Balance December 31, 2023	80,631	35,616	6,830	105,529	44,441	33,487
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	506	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(616)	(521)	(516)	(534)	(1,115)	(556)
Balance December 31, 2024	$ 80,526	$ 35,606	$ 6,826	$ 105,506	$ 43,832	$ 33,442

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Balance January 1, 2023	$ 28,360	$ 39,470	$ 98,160	$ 7,872	$ 32,374	$ 46,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	638	777	1,388	286	417	492
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(603)	(728)	(1,264)	(357)	(473)	(539)
Balance December 31, 2023	28,394	39,519	98,283	7,800	32,319	46,363
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	496	496	496
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(550)	(564)	(639)	(427)	(443)	(452)
Balance December 31, 2024	$ 28,356	$ 39,466	$ 98,156	$ 7,869	$ 32,371	$ 46,407

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Balance January 1, 2023	$ 20,470	$ 8,410	$ 115,070	$ 50,784	$ 185,630	$ 37,598
Distribution	-	-	(163,720)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	555	427	658	1,181	672	653
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(531)	(418)	47,991	(1,618)	(638)	(607)
Balance December 31, 2023	20,495	8,419	-	50,346	185,664	37,644
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	-	511	511	407
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(540)	(525)	-	(578)	(550)	(459)
Balance December 31, 2024	$ 20,466	$ 8,406	$ -	$ 50,279	$ 185,626	$ 37,592

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #JOBSMAC	Series #16PETRUS	Series #ALICE
Balance January 1, 2023	$ 224,911	$ 8,411	$ 21,326	$ 35,412	$ 38,666	$ 9,831
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,779	427	566	1,391	450	380
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,494)	(418)	(540)	(1,349)	(502)	(379)
Balance December 31, 2023	225,196	8,420	21,352	35,453	38,615	9,832
Distribution	-	-	-	(127,050)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	17,854	496	510
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(152,600)	(525)	(6,541)	73,745	(447)	(516)
Balance December 31, 2024	$ 73,106	$ 8,406	$ 15,322	$ 2	$ 38,663	$ 9,826

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #CLEMENTE2	Series #79STELLA	Series #TKAM
Balance January 1, 2023	$ 18,411	$ 131,925	$ 23,830	$ 60,410	$ 62,098	$ 29,144
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	370	1,882	379	982	948	387
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(368)	(1,715)	(376)	(907)	(871)	(383)
Balance December 31, 2023	18,413	132,091	23,833	60,485	62,175	29,148
Distribution	-	-	-	(71,120)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	356	407	512
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(518)	(682)	(3,619)	10,283	(490)	(520)
Balance December 31, 2024	$ 18,406	$ 131,920	$ 20,726	$ 4	$ 62,092	$ 29,140

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #DIMAGGIO2	Series #13BEAUX	Series #88MARIO	Series #ANMLFARM	Series #NASA1	Series #00BRADY
Balance January 1, 2023	$ 17,477	$ 22,277	$ 5	$ 8,910	$ 254,767	$ 35,533
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	480	363	-	379	3,011	716
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(458)	(425)	-	(378)	(2,694)	(673)
Balance December 31, 2023	17,499	22,215	5	8,910	255,084	35,576
Distribution	-	-	-	-	(332,173)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	407	495	-	512	-	510
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(435)	(436)	-	(516)	77,094	(559)
Balance December 31, 2024	$ 17,471	$ 22,274	$ 5	$ 8,906	$ 4	$ 35,529

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE
Balance January 1, 2023	$ 26,410	$ 23,526	$ 23,510	$ 44,326	$ 240,527	$ 23,210
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	668	589	378	811	3,105	585
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(636)	(561)	(375)	(756)	(3,301)	(557)
Balance December 31, 2023	26,442	23,554	23,513	44,381	240,331	23,238
Distribution	-	-	-	-	(269,905)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	511	-	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(547)	(544)	(519)	(570)	29,575	(543)
Balance December 31, 2024	$ 26,406	$ 23,522	$ 23,506	$ 44,322	$ -	$ 23,206

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM
Balance January 1, 2023	$ 150,430	$ 90,431	$ 31,510	$ 30,086	$ 149,763	$ 16,120
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	535	1,346	391	658	1,943	330
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,705)	(1,190)	(386)	(622)	(1,753)	(396)
Balance December 31, 2023	149,260	90,587	31,515	30,122	149,953	16,054
Distribution	-	-	-	(74,987)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,680	511	511	229	511	496
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(514)	(40,456)	(520)	44,635	(705)	(432)
Balance December 31, 2024	$ 150,426	$ 50,642	$ 31,506	$ 0	$ 149,759	$ 16,117

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Balance January 1, 2023	$ 10,738	$ 147,131	$ 24,410	$ 19,975	$ 40,415	$ 17,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	358	1,936	598	551	764	369
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(357)	(1,751)	(568)	(527)	(715)	(366)
Balance December 31, 2023	10,739	147,316	24,439	19,999	40,464	17,412
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	539	511	511	510	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(544)	(701)	(545)	(539)	(565)	(518)
Balance December 31, 2024	$ 10,733	$ 147,127	$ 24,406	$ 19,970	$ 40,411	$ 17,406

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Balance January 1, 2023	$ 70,592	$ 50,731	$ 80,458	$ 250,510	$ 16,552	$ 50,527
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	621	879	1,196	3,007	514	959
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(652)	(1,216)	(1,495)	(2,690)	(494)	(1,287)
Balance December 31, 2023	70,561	50,394	80,159	250,826	16,572	50,200
Distribution	-	-	(97,300)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	495	511	4,513	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(467)	(578)	12,629	(832)	(535)	(21,057)
Balance December 31, 2024	$ 70,589	$ 50,326	$ -	$ 250,506	$ 16,548	$ 29,654

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Balance January 1, 2023	$ 16,058	$ 70,410	$ 28,058	$ 48,874	$ 30,558	$ 58,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	543	1,089	636	853	663	434
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(524)	(1,001)	(602)	(1,293)	(626)	(424)
Balance December 31, 2023	16,077	70,498	28,092	48,434	30,595	58,420
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	577	726	511	512
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(534)	(603)	(615)	(790)	(553)	(526)
Balance December 31, 2024	$ 16,054	$ 70,405	$ 28,054	$ 48,370	$ 30,554	$ 58,406

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Balance January 1, 2023	$ 18,410	$ 20,458	$ 13,610	$ 48,410	$ 8,352	$ 23,332
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	534	555	586	1,159	397	585
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(512)	(531)	(970)	(1,599)	(388)	(557)
Balance December 31, 2023	18,432	20,482	13,226	47,970	8,362	23,360
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	512	511	511	407	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(537)	(540)	(531)	(10,053)	(423)	(2,649)
Balance December 31, 2024	$ 18,406	$ 20,454	$ 13,206	$ 38,428	$ 8,346	$ 21,222

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #84JORDAN	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Balance January 1, 2023	$ 317,879	$ 29,901	$ 85,510	$ 120,530	$ 77,237	$ 51,461
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,693	404	478	534	464	982
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,296)	(461)	(462)	(512)	(451)	(907)
Balance December 31, 2023	318,276	29,844	85,525	120,552	77,251	51,536
Distribution	(475,356)	-	-	(169,300)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	321	495	512	743	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	156,761	(441)	(531)	48,009	(529)	(591)
Balance December 31, 2024	$ -	$ 29,898	$ 85,506	$ 4	$ 77,233	$ 51,457

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY	Series #17DUJAC
Balance January 1, 2023	$ 249,662	$ 19,943	$ 36,616	$ 67,790	$ 721,794	$ 23,658
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	9,933	555	851	1,189	8,208	370
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(9,806)	(531)	(806)	(1,105)	(7,694)	(432)
Balance December 31, 2023	249,789	19,968	36,660	67,875	722,308	23,597
Distribution	-	-	-	-	(884,160)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	500	511	511	511	-	495
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(628)	(9,645)	(560)	(600)	161,852	(437)
Balance December 31, 2024	$ 249,661	$ 10,833	$ 36,611	$ 67,786	$ -	$ 23,655

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Balance January 1, 2023	$ 150,411	$ 17,474	$ 36,374	$ 204,934	$ 50,478	$ 50,478
Distribution	-	-	(49,502)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,217	2,656	153	2,563	875	899
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,027)	(2,647)	12,474	(2,262)	(813)	(837)
Balance December 31, 2023	150,600	17,483	(500)	205,235	50,540	50,540
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	499	500	500	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	24,439	(2,510)	-	(774)	(578)	(578)
Balance December 31, 2024	$ 175,537	$ 15,474	$ -	$ 204,973	$ 50,473	$ 50,473

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Balance January 1, 2023	$ 68,642	$ 211,061	$ 25,510	$ 73,824	$ 22,716	$ 72,589
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	451	3,099	609	1,226	580	481
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(439)	(3,180)	(579)	(1,634)	(552)	(468)
Balance December 31, 2023	68,654	210,980	25,541	73,416	22,743	72,601
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(528)	(835)	(546)	(608)	(543)	(528)
Balance December 31, 2024	$ 68,638	$ 210,657	$ 25,506	$ 73,319	$ 22,712	$ 72,584

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #16KOBE	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Balance January 1, 2023	$ 637,760	$ 19,395	$ 53,979	$ 22,894	$ 43,795	$ 299,739
Distribution	(769,465)	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	10	348	913	582	1,059	3,599
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	131,695	(412)	(846)	(1,054)	(975)	(3,165)
Balance December 31, 2023	-	19,331	54,046	22,422	43,879	300,173
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	-	496	511	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	-	(435)	(582)	(543)	(22,390)	(896)
Balance December 31, 2024	$ -	$ 19,392	$ 53,973	$ 22,390	$ 22,000	$ 299,788

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #68RYAN	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE
Balance January 1, 2023	$ 60,562	$ 11,287	$ 25,678	$ 76,578	$ 54,116	$ 340,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	982	461	838	1,356	428	4,024
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(907)	(448)	(780)	(1,636)	(419)	(3,993)
Balance December 31, 2023	60,637	11,301	25,736	76,297	54,125	340,441
Distribution	(56,200)	-	-	-	-	(259,875)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	254	511	511	511	511	291
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(4,689)	(529)	(574)	(635)	(525)	(80,853)
Balance December 31, 2024	$ 3	$ 11,283	$ 25,673	$ 76,173	$ 54,111	$ 4

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Balance January 1, 2023	$ 72,411	$ 63,489	$ 23,875	$ 101,322	$ 41,488	$ 78,546
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,110	1,014	371	1,624	777	1,174
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,020)	(935)	(433)	(1,478)	(726)	(1,076)
Balance December 31, 2023	72,501	63,568	23,814	101,467	41,538	78,644
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	502	511	496	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(15,997)	(595)	(437)	(72,870)	(566)	(32,031)
Balance December 31, 2024	$ 57,006	$ 63,484	$ 23,872	$ 29,108	$ 41,482	$ 47,124

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Balance January 1, 2023	$ 45,556	$ 24,430	$ 743,219	$ 26,596	$ 15,553	$ 18,589
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	823	505	8,886	383	502	370
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(767)	(1,102)	(7,952)	(379)	(484)	(368)
Balance December 31, 2023	45,612	23,834	744,153	26,600	15,571	18,592
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(19,818)	(519)	(1,451)	(519)	(534)	(7,618)
Balance December 31, 2024	$ 26,306	$ 23,826	$ 743,213	$ 26,592	$ 15,549	$ 11,484

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Balance January 1, 2023	$ 40,771	$ 255,511	$ 34,987	$ 375,496	$ 34,987	$ 23,196
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	770	750	710	4,413	710	534
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(7,103)	(1,202)	(667)	(90,937)	(667)	(506)
Balance December 31, 2023	34,438	255,058	35,030	288,972	35,030	23,224
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	408
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(565)	(563)	(558)	(51,491)	(558)	(441)
Balance December 31, 2024	$ 34,384	$ 255,006	$ 34,983	$ 237,992	$ 34,983	$ 23,190

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Balance January 1, 2023	$ 21,987	$ 17,596	$ 80,578	$ 210,761	$ 153,598	$ 414,952
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	571	369	522	2,584	1,982	4,792
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(545)	(366)	(508)	(2,318)	(1,789)	(4,265)
Balance December 31, 2023	22,014	17,598	80,592	211,027	153,791	415,478
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	510	407	758
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(542)	(518)	(530)	(781)	(607)	(1,289)
Balance December 31, 2024	$ 21,983	$ 17,592	$ 80,573	$ 210,756	$ 153,592	$ 414,947

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Balance January 1, 2023	$ 551,830	$ 180,499	$ 453,126	$ 37,809	$ 60,688	$ 75,930
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	6,236	2,316	5,160	739	982	487
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(5,535)	(2,088)	(4,587)	(692)	(907)	(474)
Balance December 31, 2023	552,530	180,727	453,698	37,855	60,763	75,943
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	609	550	511	553	704	512
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,314)	(782)	(160,237)	(604)	(783)	(529)
Balance December 31, 2024	$ 551,825	$ 180,495	$ 293,972	$ 37,805	$ 60,682	$ 75,926

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Balance January 1, 2023	$ 20,230	$ 44,226	$ 13,954	$ 22,522	$ 40,596	$ 230,526
Distribution	-	-	-	(27,800)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	381	856	607	98	405	2,826
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(378)	(6,672)	(3,218)	5,179	(399)	(2,535)
Balance December 31, 2023	20,234	38,410	11,343	-	40,603	230,817
Distribution	-	(38,149)	-	-	-	(396,127)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	154	511	-	511	84
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(519)	(414)	(537)	-	(522)	165,226
Balance December 31, 2024	$ 20,226	$ -	$ 11,317	$ -	$ 40,592	$ -

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Balance January 1, 2023	$ 42,772	$ 98,711	$ 15,374	$ 14,236	$ 99,763	$ 70,430
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,251	499	662	523	1,409	454
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,144)	(481)	(625)	(506)	(1,283)	(441)
Balance December 31, 2023	42,879	98,728	15,411	14,253	99,889	70,442
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	512	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(623)	(533)	(5,299)	(7,595)	(642)	(528)
Balance December 31, 2024	$ 42,768	$ 98,706	$ 10,624	$ 7,170	$ 99,759	$ 70,426

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Balance January 1, 2023	$ 57,456	$ 15,710	$ 74,214	$ 34,271	$ 29,826	$ 58,476
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	434	539	1,123	1,142	764	957
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(424)	(521)	(1,031)	(4,209)	(715)	(884)
Balance December 31, 2023	57,466	15,728	74,306	31,204	29,875	58,548
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(525)	(9,133)	(14,263)	(5,599)	(565)	(588)
Balance December 31, 2024	$ 57,452	$ 7,107	$ 60,554	$ 26,117	$ 29,822	$ 58,471

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Balance January 1, 2023	$ 57,155	$ 96,685	$ 32,390	$ 15,305	$ 56,417	$ 74,034
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	559	760	822	575	433	1,399
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(549)	(775)	(5,246)	(10,444)	(423)	(1,236)
Balance December 31, 2023	57,165	96,670	27,966	5,437	56,427	74,197
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	496	512	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(525)	(484)	(572)	(537)	(23,119)	(41,075)
Balance December 31, 2024	$ 57,150	$ 96,682	$ 27,906	$ 5,411	$ 33,819	$ 33,633

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Balance January 1, 2023	$ 272,162	$ 50,612	$ 253,111	$ 20,410	$ 15,410	$ 64,734
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,743	410	3,673	555	502	285
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,605)	(400)	(64,118)	(7,125)	(484)	(314)
Balance December 31, 2023	272,301	50,621	192,666	13,839	15,428	64,705
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	500	500	511	511	511	309
Distribution to RSE Collection	-	-	-	-	-	(2,017)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,640)	(511)	(79,161)	(8,540)	(534)	(298)
Balance December 31, 2024	$ 270,161	$ 50,611	$ 114,015	$ 5,811	$ 15,406	$ 62,699

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Balance January 1, 2023	$ 32,963	$ 14,743	$ 20,410	$ 136,983	$ 800,496	$ 503,973
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	764	502	555	13,569	8,903	285
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,124)	(484)	(531)	(57,463)	(7,887)	(326,296)
Balance December 31, 2023	32,603	14,761	20,434	93,088	801,512	177,962
Distribution	-	-	(26,325)	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	395	2,179	765	309
Distribution to RSE Collection	-	-	-	(3,367)	-	(3,373)
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(556)	(534)	5,499	(1,230)	(1,785)	(298)
Balance December 31, 2024	$ 32,559	$ 14,739	$ 4	$ 90,670	$ 800,492	$ 174,600

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO	Series #HONUS2
Balance January 1, 2023	$ 12,047	$ 113,344	$ 132,712	$ 50,410	$ 157,268	$ 86,192
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	360	522	2,265	875	2,007	1,251
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(359)	(1,501)	(13,361)	(813)	(1,810)	(1,144)
Balance December 31, 2023	12,048	112,364	121,615	50,472	157,466	86,299
Distribution	-	-	(121,165)	-	-	(95,600)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	123	511	511	288
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(517)	(536)	(574)	(578)	(70,918)	9,015
Balance December 31, 2024	$ 12,043	$ 112,339	$ -	$ 50,406	$ 87,057	$ 2

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Balance January 1, 2023	$ 105,596	$ 23,619	$ 71,551	$ 26,810	$ 15,602	$ 15,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	510	585	285	875	719	502
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(491)	(10,127)	(59,443)	(813)	(681)	(484)
Balance December 31, 2023	105,615	14,077	12,392	26,872	15,640	15,428
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	309	511	511	511
Distribution to RSE Collection	-	-	(3,269)	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(534)	(8,229)	(298)	(14,505)	(3,765)	(4,761)
Balance December 31, 2024	$ 105,592	$ 6,359	$ 9,135	$ 12,878	$ 12,387	$ 11,178

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Balance January 1, 2023	$ 36,512	$ 100,410	$ 157,586	$ 70,701	$ 15,510	$ 1,451,910
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	399	1,535	13,765	285	365	2,664
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(393)	(1,409)	(84,122)	(36,117)	(364)	(2,889)
Balance December 31, 2023	36,518	100,536	87,229	34,868	15,512	1,451,685
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	2,169	309	511	511
Distribution to RSE Collection	-	-	(2,647)	(2,882)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(5,467)	(642)	(1,229)	(20,686)	(5,217)	(791)
Balance December 31, 2024	$ 31,567	$ 100,406	$ 85,522	$ 11,610	$ 10,806	$ 1,451,406

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4	Series #OHTANI1
Balance January 1, 2023	$ 289,694	$ 11,974	$ 194,186	$ 34,743	$ 67,519	$ 81,392
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,417	310	21,148	1,142	449	1,224
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(3,052)	(378)	(116,722)	(1,048)	(437)	(1,123)
Balance December 31, 2023	290,059	11,906	98,613	34,837	67,531	81,493
Distribution	-	-	-	-	-	(78,700)
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	495	2,162	511	511	442
Distribution to RSE Collection	-	-	(2,722)	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(881)	(430)	(6,019)	(20,158)	(16,135)	(3,229)
Balance December 31, 2024	$ 289,690	$ 11,971	$ 92,033	$ 15,191	$ 51,906	$ 7

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Balance January 1, 2023	$ 65,486	$ 100,411	$ 52,600	$ 57,929	$ 79,476	$ 96,360
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,060	1,438	425	555	1,187	1,051
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(978)	(1,312)	(1,016)	(6,463)	(1,087)	(968)
Balance December 31, 2023	65,568	100,537	52,009	52,022	79,575	96,443
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	468	511	510	496	512	510
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	25,555	(642)	(524)	(459)	(55,181)	(599)
Balance December 31, 2024	$ 91,591	$ 100,406	$ 51,995	$ 52,057	$ 24,906	$ 96,354

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Balance January 1, 2023	$ 19,411	$ 38,073	$ 20,668	$ 57,937	$ 14,560	$ 67,530
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	544	744	558	285	493	1,355
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(521)	(697)	(534)	(296)	(8,326)	(1,236)
Balance December 31, 2023	19,434	38,120	20,693	57,926	6,727	67,649
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	309	511	568
Distribution to RSE Collection	-	-	-	(1,197)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(539)	(562)	(540)	(18,822)	(532)	(692)
Balance December 31, 2024	$ 19,406	$ 38,069	$ 20,664	$ 38,215	$ 6,706	$ 67,526

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Balance January 1, 2023	$ 40,911	$ 69,168	$ 90,410	$ 563,886	$ 29,210	$ 10,009
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	341	452	1,302	285	684	448
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(390)	(439)	(1,189)	(469,653)	(1,048)	(3,512)
Balance December 31, 2023	40,862	69,180	90,523	94,518	28,845	6,945
Distribution	-	(86,100)	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	559	357	511	309	512	511
Distribution to RSE Collection	-	-	-	(3,287)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(514)	16,568	(629)	(298)	(4,351)	(527)
Balance December 31, 2024	$ 40,907	$ 5	$ 90,406	$ 91,244	$ 25,006	$ 6,929

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK	Series #03SERENA
Balance January 1, 2023	$ 280,410	$ 362,809	$ 6,910	$ 10,610	$ 60,510	$ 75,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	3,331	4,202	411	450	438	1,160
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(2,976)	(3,746)	(804)	(438)	(427)	(1,066)
Balance December 31, 2023	280,765	363,266	6,517	10,622	60,520	75,504
Distribution	-	-	-	(19,700)	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	512	(37)	512	550
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(870)	(972)	(523)	9,118	(526)	(24,648)
Balance December 31, 2024	$ 280,406	$ 362,805	$ 6,506	$ 3	$ 60,506	$ 51,406

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Balance January 1, 2023	$ 653,442	$ 10,410	$ 50,486	$ 5,510	$ 28,132	$ 13,653
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	13,646	448	875	349	665	482
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(568,840)	(437)	(813)	(1,350)	(1,030)	(467)
Balance December 31, 2023	98,249	10,421	50,549	4,510	27,766	13,669
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	2,184	511	511	511	511	511
Distribution to RSE Collection	(3,806)	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,253)	(527)	(578)	(515)	(550)	(531)
Balance December 31, 2024	$ 95,374	$ 10,406	$ 50,482	$ 4,506	$ 27,728	$ 13,649

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Balance January 1, 2023	$ 50,612	$ 102,498	$ 21,713	$ 11,135	$ 25,473	$ 135,410
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	410	1,431	375	358	609	558
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(400)	(1,302)	(872)	(1,893)	(578)	(533)
Balance December 31, 2023	50,621	102,627	21,216	9,600	25,504	135,435
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	500	511	512	511	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(511)	(644)	(519)	(516)	(7,672)	(540)
Balance December 31, 2024	$ 50,611	$ 102,495	$ 21,209	$ 9,595	$ 18,343	$ 135,406

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB	Series #BRADBURY
Balance January 1, 2023	$ 66,454	$ 226,694	$ 67,748	$ 762,343	$ 70,411	$ 14,260
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,046	2,904	449	13,689	1,089	363
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(963)	(60,939)	(437)	(634,432)	(1,001)	(362)
Balance December 31, 2023	66,537	168,659	67,760	141,600	70,499	14,261
Distribution	-	-	-	-	(75,390)	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	513	511	2,868	314	511
Distribution to RSE Collection	-	-	-	(2,753)	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(32,992)	(820)	(527)	(1,892)	4,580	(517)
Balance December 31, 2024	$ 34,056	$ 168,352	$ 67,744	$ 139,825	$ 1	$ 14,256

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Balance January 1, 2023	$ 29,000	$ 22,421	$ 64,410	$ 39,610	$ 18,969	$ 14,111
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	435	575	1,060	285	295	488
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(489)	(548)	(979)	(29,137)	(3,011)	(471)
Balance December 31, 2023	28,946	22,447	64,490	10,758	16,252	14,127
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	496	511	511	309	478	511
Distribution to RSE Collection	-	-	-	(10)	(1,467)	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(445)	(542)	(596)	(298)	(451)	(4,711)
Balance December 31, 2024	$ 28,997	$ 22,415	$ 64,406	$ 10,759	$ 14,813	$ 9,928

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Balance January 1, 2023	$ 14,299	$ 23,148	$ 36,943	$ 449,662	$ 11,870	$ 10,676
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	494	581	732	4,502	359	482
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(477)	(553)	(8,438)	(4,273)	(858)	(481)
Balance December 31, 2023	14,316	23,176	29,236	449,891	11,371	10,677
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	511	511	511	500	511	511
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(533)	(543)	(561)	(2,730)	(517)	(516)
Balance December 31, 2024	$ 14,294	$ 23,144	$ 29,187	$ 447,661	$ 11,366	$ 10,672

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Balance January 1, 2023	$ 62,779	$ 54,759	$ 140,410	$ 18,610	$ 216,798	$ 19,195
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	789	902	1,871	370	2,648	346
Distribution to RSE Collection	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(40,911)	(836)	(1,694)	(368)	(2,374)	(480)
Balance December 31, 2023	22,657	54,825	140,587	18,612	217,071	19,062
Distribution	-	-	-	-	-	-
Membership Contributions	-	-	-	-	-	-
Capital Contribution	1,515	511	511	511	511	645
Distribution to RSE Collection	(3,632)	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Net Income/(Loss)	(1,260)	(581)	(111,729)	(518)	(789)	(515)
Balance December 31, 2024	$ 19,280	$ 54,755	$ 29,369	$ 18,606	$ 216,793	$ 19,191

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity / (Deficit)

Years Ended December 31, 2024 and 2023

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Balance January 1, 2023	$ 20,783	$ 4,933	$ 11,745	$ 37,683,980
Distribution	-	-	-	(4,158,085)
Membership Contributions	-	-	-	1,821,893
Capital Contribution	374	349	470	1,335,733
Distribution to RSE Collection	-	-	-	-
Distribution to Series	-	-	-	-
Net Income/(Loss)	(971)	(749)	(455)	(4,189,107)
Balance December 31, 2023	20,186	4,533	11,759	32,494,414
Distribution	-	-	-	(6,741,380)
Membership Contributions	-	-	-	1,358,133
Capital Contribution	488	511	511	918,058
Distribution to RSE Collection	-	-	-	(83,571)
Distribution to Series	-	-	-	-
Net Income/(Loss)	(518)	(515)	(7,230)	(650,237)
Balance December 31, 2024	$ 20,156	$ 4,529	$ 5,040	$ 27,295,417

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,218)	$ -	$ -	$ (3,383)	$ -	$ -
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	240	300	1,690	240	-
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	19	-	-	73	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	69	(250)	(250)	1,617	(250)	-
Insurance Payable	3	-	-	3	-	-
Income Taxes Payable	-	(50)	(50)	-	(50)	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(431)	(60)	-	-	(60)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	(431)	(60)	-	-	(60)	-
Cash beginning of year	4,149	60	-	2,214	60	-
Cash end of year	$ 3,718	$ -	$ -	$ 2,214	$ -	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #90FM1	Series #83FB1	Series #98DV1	Series #93XJ1	Series #02AX1	Series #99LE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,202)	$ (2,259)	$ (2,221)	$ (2,283)	$ -	$ 18,121
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,696	1,696	1,696	237	1,540
(Gain) / Loss on sale of Asset	-	-	-	-	-	(20,729)
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	3	60	22	83	-	11
Other Receivable	-	-	-	-	-	-
Accounts Payable	500	500	500	215	(250)	50
Insurance Payable	3	3	3	3	-	1
Income Taxes Payable	-	-	-	-	(4,333)	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(285)	(4,345)	(1,005)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	85,000
Cash provided by / (used in) investing activities	-	-	-	-	-	85,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(85,980)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(85,980)

Net change in cash	-	-	-	(285)	(4,345)	(1,985)
Cash beginning of year	485	2,485	2,500	1,485	4,345	1,985
Cash end of year	$ 485	$ 2,485	$ 2,500	$ 1,200	$ -	$ (0)
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #91MV1	Series #92LD1	Series #94DV1	Series #72MC1	Series #11BM1	Series #80LC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,205)	$ (2,076)	$ (2,209)	$ (20,742)	$ (2,213)	$ 454,365
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,596	1,696	2,490	1,696	2,517
(Gain) / Loss on sale of Asset	-	-	-	-	-	(568,811)
Impairment loss on Collection Assets	-	-	-	16,562	-	-
Prepaid Insurance	6	26	10	21	14	111
Other Receivable	-	-	-	-	-	-
Accounts Payable	500	(1,091)	500	1,667	500	(2,782)
Insurance Payable	3	3	3	3	3	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(1,541)	-	-	-	(114,601)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	1,181,250
Cash provided by / (used in) investing activities	-	-	-	-	-	1,181,250
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(1,070,153)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(1,070,153)

Net change in cash	-	(1,541)	-	-	-	(3,504)
Cash beginning of year	984	1,714	1,984	4,989	2,000	3,504
Cash end of year	$ 984	$ 173	$ 1,984	$ 4,989	$ 2,000	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #02BZ1	Series #88BM1	Series #63CC1	Series #76PT1	Series #75RA1	Series #65AG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ -	$ (2,221)	$ (2,232)	$ (2,213)	$ (4,190)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	245	250	1,696	1,696	1,696	2,490
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	-	22	32	14	31
Other Receivable	-	-	-	-	-	-
Accounts Payable	(250)	(250)	500	500	500	1,667
Insurance Payable	-	-	3	3	3	3
Income Taxes Payable	(665)	(50)	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(670)	(50)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	(670)	(50)	-	-	-	-
Cash beginning of year	670	50	1,999	1,999	2,649	3,700
Cash end of year	$ -	$ -	$ 1,999	$ 1,999	$ 2,649	$ 3,700
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #93FS1	Series #90MM1	Series #61JE1	Series #65FM1	Series #88PT1	Series #94LD1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (2,203)	$ (2,242)	$ (2,213)	$ -	$ 322,638
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	1,696	1,696	1,696	240	1,531
(Gain) / Loss on sale of Asset	-	-	-	-	-	(402,764)
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	4	43	14	-	103
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	500	500	500	(250)	(660)
Insurance Payable	-	3	3	3	-	1
Income Taxes Payable	-	-	-	-	(50)	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(60)	(79,150)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	975,000
Cash provided by / (used in) investing activities	-	-	-	-	-	975,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(900,400)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(900,400)

Net change in cash	-	-	-	-	(60)	(4,550)
Cash beginning of year	-	1,799	2,898	2,300	60	4,550
Cash end of year	$ -	$ 1,799	$ 2,898	$ 2,300	$ -	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #99SS1	Series #94FS1	Series #61MG1	Series #92CC1	Series #89FT1	Series #80PN1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,222)	$ (2,224)	$ (2,258)	$ (2,207)	$ -	$ -
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	1,696	1,696	1,696	-	238
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	23	25	59	8	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	500	500	500	500	-	(250)
Insurance Payable	3	3	3	3	-	-
Income Taxes Payable	-	-	-	-	-	(50)
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(62)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	(62)
Cash beginning of year	3,064	2,962	4,197	2,412	-	62
Cash end of year	$ 3,064	$ 2,962	$ 4,197	$ 2,412	$ -	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #89FG2	Series #88LL1	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (2,249)	$ (298)	$ (3,227)	$ (3,868)	$ (12,167)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	1,696	309	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	2,700	3,350	11,646
Prepaid Insurance	-	50	-	11	2	5
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	215	(11)	2	2	2
Insurance Payable	-	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(285)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	(285)	-	-	-	-
Cash beginning of year	-	5,489	500	400	400	300
Cash end of year	$ -	$ 5,204	$ 500	$ 400	$ 400	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 952	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #05JAYZ	Series #JUSTINIAN	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (5,989)	$ (534)	$ (551)	$ (531)	$ (17,513)	$ (19,841)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	539	511	539	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	5,428	-	-	-	16,944	19,143
Prepaid Insurance	18	17	8	15	52	181
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	243	354	300	308	377
Cash end of year	$ 300	$ 243	$ 354	$ 300	$ 308	$ 377
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #82AV1	Series #SUPERBWL1	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,251)	$ (605)	$ (298)	$ (503)	$ (2,218)	$ (563)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,696	577	309	407	1,696	343
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	265
Prepaid Insurance	52	23	-	91	19	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	500	2	(11)	2	32	(11)
Insurance Payable	3	3	-	3	3	-
Income Taxes Payable	-	-	-	-	-	(34)
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(468)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	(468)	-
Cash beginning of year	3,400	365	500	300	5,000	-
Cash end of year	$ 3,400	$ 365	$ 500	$ 300	$ 4,532	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 1,165	-	-	$ 2,346

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #PUNK2981	Series #WOW2221	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (298)	$ (19,135)	$ (544)	$ (511)	$ (298)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	309	309	511	511	309	309
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	18,838	-	-	-	-
Prepaid Insurance	-	-	28	(6)	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	(11)	2	2	(11)	(11)
Insurance Payable	-	-	3	3	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	-	300	400	501	557
Cash end of year	$ 600	$ -	$ 300	$ 400	$ 501	$ 557
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 3	$ 1,252	-	-	$ 1,302	$ 1,434

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #NBAJAM	Series #SANDBOX1	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (30,154)	$ (46,084)	$ (38,047)	$ (298)	$ (568)	$ (22,022)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	309	309	309	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	29,570	45,786	37,749	-	-	21,382
Prepaid Insurance	68	-	-	-	51	124
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(11)	(11)	(11)	2	2
Insurance Payable	3	-	-	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	500	-	500	320	320
Cash end of year	$ 400	$ 500	$ -	$ 500	$ 320	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	$ 2,626	$ 1,222	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BART	Series #HOMER	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (4,249)	$ (537)	$ (516)	$ (532)	$ (552)	$ (22,924)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	3,712	-	-	-	-	22,347
Prepaid Insurance	20	20	(1)	15	35	60
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	320	320	402	381	402	326
Cash end of year	$ 320	$ 320	$ 402	$ 381	$ 402	$ 326
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #88ZELDA	Series #STARWARS3	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (583)	$ (543)	$ (555)	$ (45,036)	$ (562)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	1,387	511	309
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	44,727	-	-
Prepaid Insurance	67	27	39	-	46	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(11)	2	(11)
Insurance Payable	3	3	3	-	3	-
Income Taxes Payable	-	-	-	(1,067)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	402	402	-	-	66	500
Cash end of year	$ 402	$ 402	$ -	$ -	$ 66	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 1,483	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #VEEFRND1	Series #TREASURE	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (298)	$ (518)	$ 27,251	$ (527)	$ (568)	$ (528)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	309	511	354	511	511	511
(Gain) / Loss on sale of Asset	-	-	(42,879)	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	2	43	11	51	11
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	(1)	2	2	2
Insurance Payable	-	3	1	3	3	3
Income Taxes Payable	-	-	(0)	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(15,230)	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	245,000	-	-	-
Cash provided by / (used in) investing activities	-	-	245,000	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(230,800)	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(230,800)	-	-	-

Net change in cash	-	-	(1,030)	-	-	-
Cash beginning of year	500	300	1,030	323	402	400
Cash end of year	$ 500	$ 300	$ -	$ 323	$ 402	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 2,892	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BEEPLE1	Series #WARHOL1	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (298)	$ (543)	$ (13,790)	$ (486)	$ (772)	$ (623)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	309	511	511	407	540	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	13,250	-	334	-
Prepaid Insurance	-	27	23	73	-	106
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	2	2	(11)	2
Insurance Payable	-	3	3	3	(90)	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	500	2,800	400	429	500	327
Cash end of year	$ 500	$ 2,800	$ 400	$ 429	$ 500	$ 327
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 2,981	-	-	-	$ 1,602	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #ELON1	Series #105.ETH	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (522)	$ (298)	$ (524)	$ (522)	$ (526)	$ (518)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	309	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	6	-	8	6	9	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(11)	2	2	2	2
Insurance Payable	3	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	500	300	334	2,178	400
Cash end of year	$ 400	$ 500	$ 300	$ 334	$ 2,178	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	$ 2,359	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BUFFETT1	Series #DRACULA10	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (517)	$ (2,013)	$ (511)	$ (441)	$ -	$ (416)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	645	407	-	406
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	1,492	-	-	-	-
Prepaid Insurance	0	5	8	29	-	5
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(145)	2	-	2
Insurance Payable	3	3	3	3	-	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	367	308	771	400	50	235
Cash end of year	$ 367	$ 308	$ 771	$ 400	$ 50	$ 235
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BOBAFETT	Series #ELVIS	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (544)	$ (559)	$ (521)	$ (523)	$ (536)	$ (522)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	27	42	4	6	20	6
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	355	320	331	300	300	300
Cash end of year	$ 355	$ 320	$ 331	$ 300	$ 300	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #54AARON	Series #GRATEFUL1	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1	Series #SCARFACE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (47,487)	$ (654)	$ (691)	$ -	$ (4,521)	$ (495)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	257	511	511	-	4,558	501
(Gain) / Loss on sale of Asset	46,771	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	303	138	174	-	22	(14)
Other Receivable	-	-	-	-	-	-
Accounts Payable	(1)	2	2	-	(661)	5
Insurance Payable	1	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(156)	-	-	-	(600)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	(17,571)
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	120,000	-	-	-	-	-
Cash provided by / (used in) investing activities	120,000	-	-	-	-	(17,571)
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	18,383
Repayments on borrowings from manager and affiliates, net of proceedss	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	(483)
Distribution of Sale of Assets to Members	(120,190)	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(120,190)	-	-	-	-	17,900

Net change in cash	(346)	-	-	-	(600)	330
Cash beginning of year	346	362	332	-	600	-
Cash end of year	$ (0)	$ 362	$ 332	$ -	$ -	$ 330
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #ARSHAM2	Series #LEBRON	Series #94VTTT	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,999)	$ (117)	$ (72)	$ (712)	$ (581)	$ (434)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,246	117	71	550	511	407
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	-	-	157	65	21
Other Receivable	-	-	-	-	-	-
Accounts Payable	750	-	-	2	2	2
Insurance Payable	3	-	1	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	(300,850)	(450,000)	(508,500)	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	(300,850)	(450,000)	(508,500)	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	303,700	453,700	523,350	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	(3,300)	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	303,700	450,400	523,350	-	-	-

Net change in cash	2,850	400	14,850	-	-	-
Cash beginning of year	-	-	-	1,450	1,600	300
Cash end of year	$ 2,850	$ 400	$ 14,850	$ 1,450	$ 1,600	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	$ 59,000	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #10COBB	Series #POTTER	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (8,354)	$ 50,345	$ (517)	$ (516)	$ (584)	$ (450)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	329	-	511	511	511	407
(Gain) / Loss on sale of Asset	-	(62,400)	-	-	-	-
Impairment loss on Collection Assets	7,917	-	-	-	-	-
Prepaid Insurance	52	24	-	-	68	38
Other Receivable	-	-	-	-	-	-
Accounts Payable	(2)	(3)	2	2	2	2
Insurance Payable	1	-	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	(600)	-	-	-	-
Net cash (used in) / provided by operating activities	(58)	(12,634)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	27,083	132,500	-	-	-	-
Cash provided by / (used in) investing activities	27,083	132,500	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(28,570)	(120,961)	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(28,570)	(120,961)	-	-	-	-

Net change in cash	(1,545)	(1,095)	-	-	-	-
Cash beginning of year	1,545	1,095	1,495	1,695	1,250	1,250
Cash end of year	$ -	$ -	$ 1,495	$ 1,695	$ 1,250	$ 1,250
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #70RLEX	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (517)	$ (1,320)	$ (570)	$ (578)	$ 84,697
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	(577)	511	511	511	511	47
(Gain) / Loss on sale of Asset	-	-	-	-	-	(106,000)
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	0	634	54	62	106
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	2	172	2	2	(3)
Insurance Payable	-	3	3	3	3	-
Income Taxes Payable	(50)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	(545)	-	-	-	-	-
Net cash (used in) / provided by operating activities	(1,172)	-	-	-	-	(21,153)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	180,000
Cash provided by / (used in) investing activities	-	-	-	-	-	180,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(159,850)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(159,850)

Net change in cash	(1,172)	-	-	-	-	(1,003)
Cash beginning of year	1,172	1,750	5,300	938	1,203	1,003
Cash end of year	$ -	$ 1,750	$ 5,300	$ 938	$ 1,203	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (518)	$ (529)	$ (4,699)	$ (518)	$ (526)	$ (517)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	4,180	-	-	-
Prepaid Insurance	2	12	2	1	9	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,003	1,003	1,950	400	1,050	1,703
Cash end of year	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO	Series #HIMALAYA	Series #38DIMAGGIO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (10,327)	$ (443)	$ (553)	$ (517)	$ (680)	$ 17,339
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	407	511	511	511	334
(Gain) / Loss on sale of Asset	-	-	-	-	-	(21,403)
Impairment loss on Collection Assets	9,795	-	-	-	-	-
Prepaid Insurance	15	31	36	0	163	33
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	(2)
Insurance Payable	3	3	3	3	3	1
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	(545)
Net cash (used in) / provided by operating activities	-	-	-	-	-	(4,243)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	41,409
Cash provided by / (used in) investing activities	-	-	-	-	-	41,409
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(37,760)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(37,760)

Net change in cash	-	-	-	-	-	(594)
Cash beginning of year	605	800	1,050	1,750	1,203	594
Cash end of year	$ 605	$ 800	$ 1,050	$ 1,750	$ 1,203	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (560)	$ (520)	$ (517)	$ (8,956)	$ (516)	$ (546)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	8,435	-	-
Prepaid Insurance	44	3	-	5	(1)	30
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	594	563	213	463	277	456
Cash end of year	$ 594	$ 563	$ 213	$ 463	$ 277	$ 456
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1	Series #68MAYS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (444)	$ (518)	$ 113,277	$ (527)	$ (516)	$ (555)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	407	511	66	511	511	511
(Gain) / Loss on sale of Asset	-	-	(142,005)	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	32	1	162	10	(0)	39
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(3)	2	2	2
Insurance Payable	3	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(28,504)	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	260,005	-	-	-
Cash provided by / (used in) investing activities	-	-	260,005	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(232,035)	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(232,035)	-	-	-

Net change in cash	-	-	(534)	-	-	-
Cash beginning of year	604	334	534	209	269	437
Cash end of year	$ 604	$ 334	$ -	$ 209	$ 269	$ 437
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (616)	$ (521)	$ (516)	$ (534)	$ (1,115)	$ (556)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	505	511
(Gain) / Loss on sale of Asset	-	-	-	-	500	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	100	5	(1)	18	54	40
Other Receivable	-	-	-	-	(43,500)	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	50	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(43,500)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	43,500	-
Cash provided by / (used in) investing activities	-	-	-	-	43,500	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	520	77	220	400	377	436
Cash end of year	$ 520	$ 77	$ 220	$ 400	$ 377	$ 436
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #39TEDWILL	Series #94JETER	Series #2020TOPPS	Series #05LATOUR	Series #16SCREAG	Series #14DRC
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (550)	$ (564)	$ (639)	$ (427)	$ (443)	$ (452)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	496	496	496
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	33	48	123	5	20	29
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(76)	(76)	(76)
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	460	150	430	430	430
Cash end of year	$ 600	$ 460	$ 150	$ 430	$ 430	$ 430
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK	Series #GATSBY	Series #93DAYTONA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (540)	$ (525)	$ -	$ (578)	$ (550)	$ (459)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	-	511	511	407
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	23	8	-	62	33	47
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	-	2	2	2
Insurance Payable	3	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	460	400	-	520	520	600
Cash end of year	$ 460	$ 400	$ -	$ 520	$ 520	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #09TROUT	Series #57STARR	Series #03KOBE2	Series #JOBSMAC	Series #16PETRUS	Series #ALICE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (152,600)	$ (525)	$ (6,541)	$ 73,745	$ (447)	$ (516)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	17,854	496	511
(Gain) / Loss on sale of Asset	-	-	-	(115,000)	-	-
Impairment loss on Collection Assets	151,800	-	6,000	-	-	-
Prepaid Insurance	284	8	25	52	24	(0)
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(2)	(76)	2
Insurance Payable	3	3	3	1	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(23,350)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	150,000	-	-
Cash provided by / (used in) investing activities	-	-	-	150,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(127,050)	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(127,050)	-	-

Net change in cash	-	-	-	(400)	-	-
Cash beginning of year	400	400	316	400	430	520
Cash end of year	$ 400	$ 400	$ 316	$ -	$ 430	$ 520
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6	Series #CLEMENTE2	Series #79STELLA	Series #TKAM
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (518)	$ (682)	$ (3,619)	$ 10,283	$ (490)	$ (520)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	356	407	511
(Gain) / Loss on sale of Asset	-	-	-	(12,500)	-	-
Impairment loss on Collection Assets	-	-	3,100	-	-	-
Prepaid Insurance	1	166	2	81	78	3
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(1)	2	2
Insurance Payable	3	3	3	1	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(1,780)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	72,500	-	-
Cash provided by / (used in) investing activities	-	-	-	72,500	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(71,120)	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(71,120)	-	-

Net change in cash	-	-	-	(400)	-	-
Cash beginning of year	400	460	320	400	572	534
Cash end of year	$ 400	$ 460	$ 320	$ -	$ 572	$ 534
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #DIMAGGIO2	Series #13BEAUX	Series #88MARIO	Series #ANMLFARM	Series #NASA1	Series #00BRADY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (435)	$ (436)	$ -	$ (516)	$ 77,094	$ (559)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	407	496	-	511	-	511
(Gain) / Loss on sale of Asset	-	-	-	-	(95,170)	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	22	14	-	(0)	330	43
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(76)	-	2	(3)	2
Insurance Payable	3	3	-	3	(4)	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(17,754)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	349,627	-
Cash provided by / (used in) investing activities	-	-	-	-	349,627	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(332,173)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(332,173)	-

Net change in cash	-	-	-	-	(300)	-
Cash beginning of year	321	400	7,364	100	300	339
Cash end of year	$ 321	$ 400	$ 7,364	$ 100	$ -	$ 339
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #85NES	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (547)	$ (544)	$ (519)	$ (570)	$ 29,575	$ (543)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	-	511
(Gain) / Loss on sale of Asset	-	-	-	-	(35,000)	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	31	27	2	54	317	27
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	(3)	2
Insurance Payable	3	3	3	3	-	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	(500)	-
Net cash (used in) / provided by operating activities	-	-	-	-	(5,611)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	275,000	-
Cash provided by / (used in) investing activities	-	-	-	-	275,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(269,905)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(269,905)	-

Net change in cash	-	-	-	-	(516)	-
Cash beginning of year	400	256	400	316	516	326
Cash end of year	$ 400	$ 256	$ 400	$ 316	$ -	$ 326
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MOONSHOE	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (514)	$ (40,456)	$ (520)	$ 44,635	$ (705)	$ (432)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,680	511	511	229	511	496
(Gain) / Loss on sale of Asset	-	-	-	(56,263)	-	-
Impairment loss on Collection Assets	-	39,827	-	-	-	-
Prepaid Insurance	(2)	113	4	50	189	10
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(3)	2	(76)
Insurance Payable	(1,166)	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(11,353)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	86,000	-	-
Cash provided by / (used in) investing activities	-	-	-	86,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(74,987)	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(74,987)	-	-

Net change in cash	-	-	-	(339)	-	-
Cash beginning of year	420	236	400	339	420	400
Cash end of year	$ 420	$ 236	$ 400	$ -	$ 420	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #DUNE	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS	Series #04MESSI	Series #AVENGE57
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (544)	$ (701)	$ (545)	$ (539)	$ (565)	$ (518)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	539	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	-	184	29	23	48	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	460	721	400	236	805	400
Cash end of year	$ 460	$ 721	$ 400	$ 236	$ 805	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING	Series #70AARON	Series #96CHARZRD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (467)	$ (578)	$ 12,629	$ (832)	$ (535)	$ (21,057)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	496	511	-	511	511	511
(Gain) / Loss on sale of Asset	-	-	(14,973)	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	20,469
Prepaid Insurance	45	62	114	315	19	72
Other Receivable	-	-	-	-	-	-
Accounts Payable	(76)	2	(3)	2	2	2
Insurance Payable	3	3	(0)	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	(400)	-	-	-
Net cash (used in) / provided by operating activities	-	-	(2,634)	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	95,000	-	-	-
Cash provided by / (used in) investing activities	-	-	95,000	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	4,513	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(97,300)	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(92,787)	-	-	-

Net change in cash	-	-	(421)	-	-	-
Cash beginning of year	400	340	421	900	340	348
Cash end of year	$ 400	$ 340	$ -	$ 900	$ 340	$ 348
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #01TIGER	Series #ICECLIMB	Series #09COBB	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (534)	$ (603)	$ (615)	$ (790)	$ (553)	$ (526)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	577	726	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	18	87	33	59	36	9
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	366	400	367	216	418	367
Cash end of year	$ 366	$ 400	$ 367	$ 216	$ 418	$ 367
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #FOSSILBOX	Series #POKEBLUE	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY
Cash Flows from Operating Activities:
Net (Loss) / Income	$(537)	$(540)	$(531)	$(10,053)	$(423)	$(2,649)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	407	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	9,477	-	2,106
Prepaid Insurance	21	23	15	59	11	27
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	355	422	355	400	300	216
Cash end of year	$355	$422	$355	$400	$300	$216
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #84JORDAN	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 156,761	$ (441)	$ (531)	$ 48,009	$ (529)	$ (591)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	321	496	511	743	511	511
(Gain) / Loss on sale of Asset	(195,999)	-	-	(74,900)	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	409	19	14	28	13	74
Other Receivable	-	-	-	-	-	-
Accounts Payable	(3)	(76)	2	(1)	2	2
Insurance Payable	-	3	3	1	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	(333)	-	-	-	-	-
Net cash (used in) / provided by operating activities	(38,845)	-	-	(26,120)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	513,985	-	-	195,000	-	-
Cash provided by / (used in) investing activities	513,985	-	-	195,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(475,356)	-	-	(169,300)	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(475,356)	-	-	(169,300)	-	-

Net change in cash	(216)	-	-	(420)	-	-
Cash beginning of year	216	426	400	420	711	500
Cash end of year	$ -	$ 426	$ 400	$ -	$ 711	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY	Series #17DUJAC
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (628)	$ (9,645)	$ (560)	$ (600)	$ 161,852	$ (437)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	500	511	511	511	-	496
(Gain) / Loss on sale of Asset	-	-	-	-	(199,449)	-
Impairment loss on Collection Assets	-	9,106	-	-	-	-
Prepaid Insurance	125	23	44	83	927	15
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	2	2	2	(3)	(76)
Insurance Payable	3	3	3	3	-	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	(400)	-
Net cash (used in) / provided by operating activities	-	-	-	-	(37,073)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	920,000	-
Cash provided by / (used in) investing activities	-	-	-	-	920,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(884,160)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(884,160)	-

Net change in cash	-	-	-	-	(1,233)	-
Cash beginning of year	400	494	300	275	1,233	426
Cash end of year	$ 400	$ 494	$ 300	$ 275	$ -	$ 426
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3	Series #95TOPSUN	Series #09TROUT2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 24,439	$ (2,510)	$ -	$ (774)	$ (578)	$ (578)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	499	500	500	511	511	511
(Gain) / Loss on sale of Asset	(30,000)	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	189	7	-	257	62	62
Other Receivable	(180,000)	-	-	-	-	-
Accounts Payable	2	2,000	-	2	2	2
Insurance Payable	3	3	-	3	3	3
Income Taxes Payable	4,868	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	(500)	-	-	-
Net cash (used in) / provided by operating activities	(180,000)	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	180,000	-	-	-	-	-
Cash provided by / (used in) investing activities	180,000	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	400	-	416	468	453
Cash end of year	$ 400	$ 400	$ -	$ 416	$ 468	$ 453
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN	Series #18LUKA	Series #FANFOUR5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (528)	$ (835)	$ (546)	$ (608)	$ (543)	$ (528)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	11	318	30	91	26	12
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	348	500	325	307	304	378
Cash end of year	$ 348	$ 500	$ 325	$ 307	$ 304	$ 378
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #16KOBE	Series #11BELAIR	Series #76PAYTON	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (435)	$ (582)	$ (543)	$ (22,390)	$ (896)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	496	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	21,790	-
Prepaid Insurance	-	12	66	27	83	379
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	(76)	2	2	2	2
Insurance Payable	-	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	400	464	284	295	249
Cash end of year	$ -	$ 400	$ 464	$ 284	$ 295	$ 249
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #68RYAN	Series #MARADONA	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (4,689)	$ (529)	$ (574)	$ (635)	$ (525)	$ (80,853)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	254	511	511	511	511	291
(Gain) / Loss on sale of Asset	-	-	-	-	-	80,000
Impairment loss on Collection Assets	4,219	-	-	-	-	-
Prepaid Insurance	84	12	57	119	8	437
Other Receivable	-	-	-	-	-	-
Accounts Payable	(2)	2	2	2	2	(1)
Insurance Payable	1	3	3	3	3	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	(400)
Net cash (used in) / provided by operating activities	(133)	-	-	-	-	(525)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	55,954	-	-	-	-	260,000
Cash provided by / (used in) investing activities	55,954	-	-	-	-	260,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	(56,200)	-	-	-	-	(259,875)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	(56,200)	-	-	-	-	(259,875)

Net change in cash	(379)	-	-	-	-	(400)
Cash beginning of year	378	329	468	468	300	400
Cash end of year	$ -	$ 329	$ 468	$ 468	$ 300	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #05MJLJ	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (15,997)	$ (595)	$ (437)	$ (72,870)	$ (566)	$ (32,031)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	502	511	496	511	511	511
(Gain) / Loss on sale of Asset	15,350	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	72,209	-	31,417
Prepaid Insurance	90	78	15	144	50	97
Other Receivable	(56,650)	-	-	-	-	-
Accounts Payable	2	2	(76)	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	50	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(56,650)	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	56,650	-	-	-	-	-
Cash provided by / (used in) investing activities	56,650	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	378	426	303	377	319
Cash end of year	$ 400	$ 378	$ 426	$ 303	$ 377	$ 319
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #87JORDAN	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (19,818)	$ (519)	$ (1,451)	$ (519)	$ (534)	$ (7,618)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	19,246	-	-	-	-	7,100
Prepaid Insurance	55	3	935	3	17	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	420	300	377	386	478
Cash end of year	$ 300	$ 420	$ 300	$ 377	$ 386	$ 478
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #NEOBOX	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (565)	$ (563)	$ (558)	$ (51,491)	$ (558)	$ (441)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	407
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	50,500	-	-
Prepaid Insurance	49	47	42	475	42	29
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	378	400	478	486	477	386
Cash end of year	$ 378	$ 400	$ 478	$ 486	$ 477	$ 386
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SMB3	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (542)	$ (518)	$ (530)	$ (781)	$ (607)	$ (1,289)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	407	758
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	25	1	13	265	195	526
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	477	486	468	452	600	486
Cash end of year	$ 477	$ 486	$ 468	$ 452	$ 600	$ 486
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #POKEMON3	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,314)	$(782)	$(160,237)	$(604)	$(783)	$(529)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	609	550	511	553	704	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	159,149	-	-	-
Prepaid Insurance	700	227	572	45	74	13
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	486	378	300	300	377	420
Cash end of year	$486	$378	$300	$300	$377	$420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (519)	$ (414)	$ (537)	$ -	$ (522)	$ 165,226
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	154	511	-	511	84
(Gain) / Loss on sale of Asset	-	-	-	-	-	(207,500)
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	3	67	21	-	6	304
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(3)	2	-	2	(3)
Insurance Payable	3	-	3	-	3	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(197)	-	-	-	(41,889)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	38,000	-	-	-	437,500
Cash provided by / (used in) investing activities	-	38,000	-	-	-	437,500
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	(38,149)	-	-	-	(396,127)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	(38,149)	-	-	-	(396,127)

Net change in cash	-	(346)	-	-	-	(516)
Cash beginning of year	420	346	312	-	486	516
Cash end of year	$ 420	$ -	$ 312	$ -	$ 486	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$(623)	$(533)	$(5,299)	$(7,595)	$(642)	$(528)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	4,746	7,063	-	-
Prepaid Insurance	106	17	36	15	125	11
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	456	400	419	415	357	420
Cash end of year	$456	$400	$419	$415	$357	$420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (525)	$ (9,133)	$ (14,263)	$ (5,599)	$ (565)	$ (588)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	8,599	13,656	4,989	-	-
Prepaid Insurance	9	17	91	93	48	71
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	446	318	549	300	346	410
Cash end of year	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (525)	$ (484)	$ (572)	$ (537)	$ (23,119)	$ (41,075)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	496	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	22,594	40,440
Prepaid Insurance	9	61	55	21	9	119
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(76)	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	359	400	400	396	359	477
Cash end of year	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,640)	$ (511)	$ (79,161)	$ (8,540)	$ (534)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	500	500	511	511	511	309
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	78,250	8,000	-	-
Prepaid Insurance	137	8	395	23	17	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2,000	-	2	2	2	(11)
Insurance Payable	3	3	3	3	3	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	600	660	305	373	596
Cash end of year	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	$ 2,017

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (556)	$ (534)	$ 5,499	$ (1,230)	$ (1,785)	$ (298)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	395	2,179	765	309
(Gain) / Loss on sale of Asset	-	-	(7,101)	-	-	-
Impairment loss on Collection Assets	-	-	-	933	-	-
Prepaid Insurance	39	17	28	-	1,015	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	-	(11)	2	(11)
Insurance Payable	3	3	2	-	3	-
Income Taxes Payable	-	-	-	(1,870)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(1,176)	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	27,200	-	-	-
Cash provided by / (used in) investing activities	-	-	27,200	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(26,325)	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(26,325)	-	-	-

Net change in cash	-	-	(301)	-	-	-
Cash beginning of year	431	373	301	-	486	600
Cash end of year	$ 431	$ 373	$ -	$ -	$ 486	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 3,366	-	$ 3,373

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO	Series #HONUS2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (517)	$ (536)	$ (574)	$ (578)	$ (70,918)	$ 9,015
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	123	511	511	288
(Gain) / Loss on sale of Asset	-	-	-	-	-	(11,195)
Impairment loss on Collection Assets	-	-	-	-	70,206	-
Prepaid Insurance	-	19	241	62	196	116
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(3)	2	2	(2)
Insurance Payable	3	3	-	3	3	1
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(214)	-	-	(1,777)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	121,001	-	-	97,001
Cash provided by / (used in) investing activities	-	-	121,001	-	-	97,001
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(121,165)	-	-	(95,600)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(121,165)	-	-	(95,600)

Net change in cash	-	-	(377)	-	-	(376)
Cash beginning of year	380	500	377	373	652	376
Cash end of year	$ 380	$ 500	$ -	$ 373	$ 652	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER	Series #SIMPSONS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (534)	$ (8,229)	$ (298)	$ (14,505)	$ (3,765)	$ (4,761)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	309	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	7,686	-	13,927	3,211	4,227
Prepaid Insurance	18	27	-	62	38	17
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(11)	2	2	2
Insurance Payable	3	3	-	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	486	353	500	373	427	373
Cash end of year	$ 486	$ 353	$ 500	$ 373	$ 427	$ 373
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 3,269	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING	Series #1776
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (5,467)	$ (642)	$ (1,229)	$ (20,686)	$ (5,217)	$ (791)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	2,169	309	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	4,946	-	931	20,388	4,700	-
Prepaid Insurance	5	125	-	-	1	275
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	(11)	(11)	2	2
Insurance Payable	3	3	-	-	3	3
Income Taxes Payable	-	-	(1,860)	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	356	314	-	500	400	400
Cash end of year	$ 356	$ 314	$ -	$ 500	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	$ 2,647	$ 2,882	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4	Series #OHTANI1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (881)	$ (430)	$ (6,019)	$ (20,158)	$ (16,135)	$ (3,229)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	496	2,162	511	511	442
(Gain) / Loss on sale of Asset	-	-	-	-	-	2,606
Impairment loss on Collection Assets	-	-	5,721	19,548	15,608	-
Prepaid Insurance	364	8	-	93	11	100
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(76)	(11)	2	2	2
Insurance Payable	3	3	-	3	3	2
Income Taxes Payable	-	-	(1,853)	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(76)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	78,400
Cash provided by / (used in) investing activities	-	-	-	-	-	78,400
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(78,700)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(78,700)

Net change in cash	-	-	-	-	-	(376)
Cash beginning of year	776	60	-	352	300	376
Cash end of year	$ 776	$ 60	$ -	$ 352	$ 300	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	2,722	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT	Series #APPLELISA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ 25,555	$ (642)	$ (524)	$ (459)	$ (55,181)	$ (599)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	468	511	511	496	511	511
(Gain) / Loss on sale of Asset	(32,340)	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	54,566	-
Prepaid Insurance	81	125	8	37	99	83
Other Receivable	(97,440)	-	-	-	-	-
Accounts Payable	2	2	2	(76)	2	2
Insurance Payable	2	3	3	3	3	3
Income Taxes Payable	6,232	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	(97,440)	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	97,440	-	-	-	-	-
Cash provided by / (used in) investing activities	97,440	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	376	400	300	60	300	300
Cash end of year	$ 376	$ 400	$ 300	$ 60	$ 300	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO	Series #83JOBS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (539)	$ (562)	$ (540)	$ (18,822)	$ (532)	$ (692)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	309	511	568
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	18,525	-	-
Prepaid Insurance	22	46	24	-	16	119
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(11)	2	2
Insurance Payable	3	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	338	253	500	400	500
Cash end of year	$ 400	$ 338	$ 253	$ 500	$ 400	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 1,198	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1	Series #OBIWAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (514)	$ 16,568	$ (629)	$ (298)	$ (4,351)	$ (527)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	559	357	511	309	511	511
(Gain) / Loss on sale of Asset	-	(21,150)	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	3,800	-
Prepaid Insurance	(2)	14	112	-	35	11
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	1	2	(11)	2	2
Insurance Payable	(45)	2	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(4,208)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	90,000	-	-	-	-
Cash provided by / (used in) investing activities	-	90,000	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	(86,100)	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	(86,100)	-	-	-	-

Net change in cash	-	(308)	-	-	-	-
Cash beginning of year	350	308	323	600	400	324
Cash end of year	$ 350	$ -	$ 323	$ 600	$ 400	$ 324
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	3,286	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK	Series #03SERENA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (870)	$ (972)	$ (523)	$ 9,118	$ (526)	$ (24,648)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	(37)	511	550
(Gain) / Loss on sale of Asset	-	-	-	(11,797)	-	-
Impairment loss on Collection Assets	-	-	-	-	-	24,000
Prepaid Insurance	354	456	6	20	9	93
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(2)	2	2
Insurance Payable	3	3	3	-	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(2,697)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	21,997	-	-
Cash provided by / (used in) investing activities	-	-	-	21,997	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(19,700)	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(19,700)	-	-

Net change in cash	-	-	-	(400)	-	-
Cash beginning of year	266	2,130	365	400	400	400
Cash end of year	$ 266	$ 2,130	$ 365	$ -	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD	Series #FORTNITE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,253)	$ (527)	$ (578)	$ (515)	$ (550)	$ (531)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,184	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	955	-	-	-	-	-
Prepaid Insurance	-	11	62	(1)	33	15
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	2	2	2	2
Insurance Payable	-	3	3	3	3	3
Income Taxes Payable	(1,875)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	300	476	369	72	300
Cash end of year	$ -	$ 300	$ 476	$ 369	$ 72	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 3,806	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA	Series #GWLETTER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (511)	$ (644)	$ (519)	$ (516)	$ (7,672)	$ (540)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	500	511	511	511	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	7,126	-
Prepaid Insurance	8	128	2	-	30	24
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	2	2	2	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	600	346	380	369	338	400
Cash end of year	$ 600	$ 346	$ 380	$ 369	$ 338	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB	Series #BRADBURY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (32,992)	$ (820)	$ (527)	$ (1,892)	$ 4,580	$ (517)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	2,868	314	511
(Gain) / Loss on sale of Asset	-	-	-	-	(5,795)	-
Impairment loss on Collection Assets	32,393	-	-	919	-	-
Prepaid Insurance	82	303	11	-	96	1
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	(11)	(1)	2
Insurance Payable	3	3	3	-	1	3
Income Taxes Payable	-	-	-	(1,884)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(805)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	75,795	-
Cash provided by / (used in) investing activities	-	-	-	-	75,795	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	(75,390)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	(75,390)	-

Net change in cash	-	-	-	-	(400)	-
Cash beginning of year	300	346	703	-	400	369
Cash end of year	$ 300	$ 346	$ 703	$ -	$ -	$ 369
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 2,753	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1	Series #GRIFFEY2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (445)	$ (542)	$ (596)	$ (298)	$ (451)	$ (4,711)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	496	511	511	309	478	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	4,179
Prepaid Insurance	23	26	79	-	-	15
Other Receivable	-	-	-	-	-	-
Accounts Payable	(76)	2	2	(11)	(9)	2
Insurance Payable	3	3	3	-	(17)	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	300	374	600	500	322
Cash end of year	$ 400	$ 300	$ 374	$ 600	$ 500	$ 322
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 10	$ 1,467	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER	Series #GODFATHER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (533)	$ (543)	$ (561)	$ (2,730)	$ (517)	$ (516)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	511	511	500	511	511
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Prepaid Insurance	16	26	44	227	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	2	2	2,000	2	2
Insurance Payable	3	3	3	3	3	3
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	300	381	400	300	400
Cash end of year	$ 300	$ 300	$ 381	$ 400	$ 300	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE	Series #MACALLAN3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,260)	$ (581)	$ (111,729)	$ (518)	$ (789)	$ (515)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,515	511	511	511	511	645
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
Impairment loss on Collection Assets	962	-	111,037	-	-	-
Prepaid Insurance	-	65	176	1	273	12
Other Receivable	-	-	-	-	-	-
Accounts Payable	(11)	2	2	2	2	(145)
Insurance Payable	-	3	3	3	3	3
Income Taxes Payable	(1,206)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-

Net change in cash	-	-	-	-	-	-
Cash beginning of year	-	300	351	515	376	400
Cash end of year	$ -	$ 300	$ 351	$ 515	$ 376	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
Other Assets – cryptocurrency, transferred to related entity	$ 3,632	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2024

	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (518)	$ (515)	$ (7,230)	$ (650,237)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	488	511	511	913,546
(Gain) / Loss on sale of Asset	-	-	-	(2,366,897)
Impairment loss on Collection Assets	-	-	6,700	2,154,113
Prepaid Insurance	25	(1)	13	26,346
Other Receivable	-	-	-	(359,390)
Accounts Payable	2	2	2	22,719
Insurance Payable	3	3	3	(4,582)
Income Taxes Payable	-	-	-	(5,797)
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	(630,022)
Net cash (used in) / provided by operating activities	-	-	-	(900,201)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-
Investment in Collection Asset	-	-	-	(1,259,350)
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	7,629,797
Cash provided by / (used in) investing activities	-	-	-	6,370,447
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	1,299,133
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	(45,000)
Distribution to Series	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	4,512
Capital Contribution	-	-	-	-
Distribution to RSE Collection or its affiliates	-	-	-	(3,783)
Distribution of Sale of Assets to Members	-	-	-	(6,741,380)
Other Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(5,486,518)

Net change in cash	-	-	-	(16,272)
Cash beginning of year	308	369	402	267,686
Cash end of year	$ 308	$ 369	$ 402	$ 251,413
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	$ 59,000
Other Assets – cryptocurrency, transferred to related entity	-	-	-	$ 84,843
Forgiveness of amounts due to manager and Contributed to the Company/Series				$ 575,513
Receivable from the Manager from sale of asset				$ 19,000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Series #95BL1	Series #89PS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,516)	$ 6,959	$ (188)	$ (2,243)	$ 13,283	$ -
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,854	1,915	2,506	2,316	1,837	-
(Gain) / Loss on sale of Asset	-	(9,174)	(2,618)	-	(15,419)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(19)	-	-	(74)	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	681	250	250	-	250	-
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	50	50	-	50	(15,185)
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(15,185)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	185,000	135,000	-	130,000	-
Cash provided by / (used in) investing activities	-	185,000	135,000	-	130,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	(184,940)	(135,000)	-	(130,900)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	(184,940)	(135,000)	-	(130,900)	-
Net change in cash	-	60	-	-	(900)	(15,185)
Cash beginning of year	4,149	-	-	2,214	960	15,185
Cash end of year	$ 4,149	$ 60	$ -	$ 2,214	$ 60	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #90FM1	Series #83FB1	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,966)	$ (2,392)	$ (2,108)	$ -	$ (4,052)	$ 28,811
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,719	2,202	1,880	-	3,600	1,820
(Gain) / Loss on sale of Asset	-	-	-	-	-	(35,214)
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(3)	(60)	(22)	-	(83)	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	250	250	250	-	535	250
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	4,333
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	137,000
Cash provided by / (used in) investing activities	-	-	-	-	-	137,000
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	(134,640)
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	(134,640)
Net change in cash	-	-	-	-	-	2,360
Cash beginning of year	485	2,485	2,500	-	1,485	1,985
Cash end of year	$ 485	$ 2,485	$ 2,500	$ -	$ 1,485	$ 4,345
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Series #00FM1	Series #72MC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,030)	$ (1,992)	$ (3,184)	$ (2,017)	$ -	$ (5,497)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,791	1,748	1,670	1,777	-	5,268
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(11)	(6)	(26)	(10)	-	(21)
Other Receivable	-	-	-	-	-	-
Accounts Payable	250	250	1,541	250	-	250
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,985	984	1,714	1,984	-	4,989
Cash end of year	$ 1,985	$ 984	$ 1,714	$ 1,984	$ -	$ 4,989
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #06FG1	Series #11BM1	Series #80LC1	Series #02BZ1	Series #88BM1	Series #63CC1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ -	$ (2,052)	$ (11,740)	$ 15,852	$ 2,369	$ (2,108)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-	1,816	8,918	1,932	1,866	1,880
(Gain) / Loss on sale of Asset	-	-	-	(18,699)	(4,535)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	-	(14)	(110)	-	-	(22)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	250	2,932	250	250	250
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	665	50	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	205,000	141,000	-
Cash provided by / (used in) investing activities	-	-	-	205,000	141,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(207,330)	(142,950)	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(207,330)	(142,950)	-
Net change in cash	-	-	-	(2,330)	(1,950)	-
Cash beginning of year	-	2,000	3,504	3,000	2,000	1,999
Cash end of year	$ -	$ 2,000	$ 3,504	$ 670	$ 50	$ 1,999
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #76PT1	Series #75RA1	Series #65AG1	Series #93FS1	Series #90MM1	Series #61JE1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,188)	$ (2,047)	$ (2,176)	$ -	$ (1,976)	$ (2,263)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,970	1,810	1,957	-	1,730	2,056
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(32)	(13)	(31)	-	(4)	(43)
Other Receivable	-	-	-	-	-	-
Accounts Payable	250	250	250	-	250	250
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(1,873)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(1,873)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	(1,177)	-	-
Cash provided by / (used in) financing activities	-	-	-	(1,177)	-	-
Net change in cash	-	-	-	(3,050)	-	-
Cash beginning of year	1,999	2,649	3,700	3,050	1,799	2,898
Cash end of year	$ 1,999	$ 2,649	$ 3,700	$ -	$ 1,799	$ 2,898
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #65FM1	Series #88PT1	Series #94LD1	Series #99SS1	Series #94FS1	Series #61MG1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,047)	$ (3,141)	$ (4,626)	$ (2,117)	$ (2,129)	$ (2,385)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,810	1,770	3,770	1,890	1,904	2,194
(Gain) / Loss on sale of Asset	-	1,071	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(13)	-	(104)	(23)	(25)	(59)
Other Receivable	-	-	-	-	-	-
Accounts Payable	250	250	960	250	250	250
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	50	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	62,000	-	-	-	-
Cash provided by / (used in) investing activities	-	62,000	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	(66,088)	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	(66,088)	-	-	-	-
Net change in cash	-	(4,088)	-	-	-	-
Cash beginning of year	2,300	4,148	4,550	3,064	2,962	4,197
Cash end of year	$ 2,300	$ 60	$ 4,550	$ 3,064	$ 2,962	$ 4,197
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #92CC1	Series #89FT1	Series #80PN1	Series #89FG2	Series #88LL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,007)	$ -	$ 8,562	$ -	$ (2,602)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,765	-	1,750	-	2,966
(Gain) / Loss on sale of Asset	-	-	(10,612)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Prepaid Insurance	(8)	-	-	-	(50)
Other Receivable	-	-	-	-	-
Accounts Payable	250	-	250	-	(314)
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	(30,605)	50	(11,004)	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(30,605)	-	(11,004)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	58,000	-	-
Cash provided by / (used in) investing activities	-	-	58,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(61,600)	-	-
Other Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(61,600)	-	-
Net change in cash	-	(30,605)	(3,600)	(11,004)	-
Cash beginning of year	2,412	30,605	3,662	11,004	5,489
Cash end of year	$ 2,412	$ -	$ 62	$ -	$ 5,489
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #MEEB11275	Series #82TAYLOR	Series #HOLMES	Series #HULK180	Series #05JAYZ	Series #JUSTINIAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (137,494)	$ (438)	$ (371)	$ (393)	$ (489)	$ (515)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	285	450	372	399	508	668
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	137,198	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	-	(13)	(4)	(7)	(20)	(19)
Other Receivable	-	-	-	-	-	-
Accounts Payable	11	1	3	1	1	1
Insurance Payable	-	-	-	-	-	(135)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	500	400	400	300	300	243
Cash end of year	$ 500	$ 400	$ 400	$ 300	$ 300	$ 243
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #67ICEBOWL	Series #DKCOUNTRY	Series #FALCON	Series #MARIOWRLD	Series #82AV1	Series #SUPERBWL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (413)	$ (467)	$ (1,145)	$ (1,697)	$ (2,331)	$ (926)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	421	483	798	1,879	2,133	550
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(9)	(17)	(54)	(183)	(52)	(25)
Other Receivable	-	-	-	-	-	-
Accounts Payable	1	1	1	1	250	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	400	-	-	400
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	354	300	308	377	3,400	365
Cash end of year	$ 354	$ 300	$ 308	$ 377	$ 3,400	$ 365
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #MEEB7985	Series #BONDWATCH	Series #95FF1	Series #MAYC857	Series #PUNK2981	Series #WOW2221
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (25,707)	$ (931)	$ (4,106)	$ (32,390)	$ (195,044)	$ (733)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	285	1,020	3,407	757	285	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	25,411	-	-	32,498	194,748	437
Investment (Income) / Loss	-	-	-	(471)	-	-
Prepaid Insurance	-	(91)	(19)	-	-	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	11	2	718	11	11	11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(917)	-	(85)
Due from the Manager or its Affiliates	-	-	-	500	-	(415)
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(12)	-	(500)
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	12	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	12	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	(500)
Cash beginning of year	500	300	5,000	-	600	500
Cash end of year	$ 500	$ 300	$ 5,000	$ -	$ 600	$ -
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	$471	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #NIKON1	Series #LOTF	Series #DOOD6778	Series #BAKC7820	Series #NBAJAM	Series #SANDBOX1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (581)	$ (358)	$ (22,008)	$ (19,357)	$ (860)	$ (34,997)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	610	359	285	301	929	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	21,712	19,061	-	34,701
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(30)	(2)	-	-	(70)	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	1	1	11	(40)	1	11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(35)	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	(10)	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	(10)	-	-
Net change in cash	-	-	-	(45)	-	-
Cash beginning of year	300	400	501	602	400	500
Cash end of year	$ 300	$ 400	$ 501	$ 557	$ 400	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #WOW6586	Series #AZUKI6704	Series #58PELE4	Series #OBAMABALL	Series #BART	Series #HOMER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (963)	$ (296)	$ (738)	$ (1,342)	$ (632)	$ (632)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	10	285	690	2,017	750	750
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	667	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	-	-	(53)	(126)	(22)	(22)
Other Receivable	-	-	-	-	-	-
Accounts Payable	11	11	1	1	1	1
Insurance Payable	-	-	(233)	(550)	(97)	(97)
Income Taxes Payable	(225)	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	333	-	-	-
Net cash (used in) / provided by operating activities	(500)	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	(500)	-	-	-	-	-
Cash beginning of year	500	500	320	320	320	320
Cash end of year	$ -	$ 500	$ 320	$ 320	$ 320	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SI1	Series #GOLD1	Series #VERSTAPP1	Series #96TIGER	Series #88ZELDA	Series #STARWARS3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (353)	$ (460)	$ (744)	$ (838)	$ (850)	$ (957)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	360	579	949	900	1,219	712
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(1)	(29)	(37)	(62)	(69)	(29)
Other Receivable	-	-	-	-	-	-
Accounts Payable	-	-	-	-	2	1
Insurance Payable	(6)	(90)	(168)	-	(302)	(127)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	400
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	402	381	402	326	402	402
Cash end of year	$ 402	$ 381	$ 402	$ 326	$ 402	$ 402
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #YEEZY	Series #MAYC9114	Series #VFRNDS1	Series #MBIRD2754	Series #VEEFRND1	Series #TREASURE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (643)	$ (3,285)	$ (695)	$ (65,606)	$ (31,897)	$ (369)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	875	809	758	285	285	372
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	5,710	-	65,310	31,601	-
Investment (Income) / Loss	-	(3,941)	-	-	-	-
Prepaid Insurance	(41)	-	(48)	-	-	(4)
Other Receivable	-	-	-	-	-	-
Accounts Payable	2	(6,780)	2	11	11	1
Insurance Payable	(193)	-	(17)	-	-	-
Income Taxes Payable	-	178	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(7,309)	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	18	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	18	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	(7,291)	-	-	-	-
Cash beginning of year	-	7,291	66	500	500	300
Cash end of year	$ -	$ -	$ 66	$ 500	$ 500	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	$3,941	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #MACWORLD1	Series #KENNERSET	Series #LEDZEPP1	Series #VEEVIPER	Series #BEEPLE1	Series #WARHOL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (626)	$ (4,144)	$ (738)	$ (441)	$ (52,363)	$ (35,838)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	664	503	1,003	559	285	812
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	3,705	-	-	52,067	35,169
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(39)	(13)	(53)	(13)	-	(41)
Other Receivable	-	-	-	-	-	-
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	(52)	(213)	(106)	-	(103)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	1,030	323	402	400	500	2,800
Cash end of year	$ 1,030	$ 323	$ 402	$ 400	$ 500	$ 2,800
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GAMEBOY	Series #CROESUS	Series #SACHS1	Series #32RUTH	Series #ELON1	Series #105.ETH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,197)	$ (844)	$ (21,139)	$ (1,647)	$ (399)	$ (296)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	889	1,144	285	1,739	478	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	20,750	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(25)	(61)	-	(108)	(7)	-
Other Receivable	-	-	-	-	-	-
Accounts Payable	(42)	2	11	2	(42)	11
Insurance Payable	(125)	(241)	93	(386)	(30)	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	500	-	-	400	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	400	429	500	327	400	500
Cash end of year	$ 400	$ 429	$ 500	$ 327	$ 400	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #R2D2	Series #VADER	Series #WARHOL2	Series #JEKYLL	Series #BUFFETT1	Series #DRACULA10
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (415)	$ (399)	$ (540)	$ (365)	$ (361)	$ (392)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	464	437	607	365	373	480
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(10)	(8)	(23)	(4)	(2)	(7)
Other Receivable	-	-	-	-	-	-
Accounts Payable	1	1	-	4	1	(42)
Insurance Payable	(40)	(31)	(44)	-	(11)	(39)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	-
Cash beginning of year	300	334	2,178	400	367	308
Cash end of year	$ 300	$ 334	$ 2,178	$ 400	$ 367	$ 308
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #PAPPY1	Series #1857COIN	Series #94CSI	Series #ANDYPELE	Series #BOBAFETT	Series #ELVIS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (447)	$ (516)	$ (12,635)	$ (321)	$ (556)	$ (1,296)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	335	617	443	394	667	1,104
(Gain) / Loss on sale of Asset	-	-	6,092	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(7)	(19)	-	(5)	(31)	(45)
Other Receivable	-	-	-	-	-	-
Accounts Payable	145	3	-	(52)	-	1
Insurance Payable	(26)	(85)	-	(16)	(80)	(264)
Income Taxes Payable	-	-	50	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-	500
Net cash (used in) / provided by operating activities	-	-	(6,050)	-	-	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	120,000	-	-	-
Cash provided by / (used in) investing activities	-	-	120,000	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	(118,400)	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	(118,400)	-	-	-
Net change in cash	-	-	(4,450)	-	-	-
Cash beginning of year	771	400	4,500	235	355	320
Cash end of year	$ 771	$ 400	$ 50	$ 235	$ 355	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GBOYCOLOR	Series #JETFIRE	Series #POPEBALL	Series #RABBIT	Series #54AARON	Series #GRATEFUL1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,309)	$ (403)	$ (504)	$ (1,399)	$ (2,284)	$ (1,365)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	424	440	597	404	2,543	1,893
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment loss on Collection Assets	1,919	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Prepaid Insurance	(6)	(8)	(22)	(8)	(262)	(152)
Other Receivable	-	-	-	-	-	-
Accounts Payable	1	3	1	3	3	1
Insurance Payable	(29)	(32)	(72)	-	-	(377)
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	362
Due to the Manager or its Affiliates	-	-	-	1,000	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	362
Cash flow from investing activities:
Deposits Collection Asset	-	-	-	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-	-	-	-
Investment in Collection Asset	-	-	-	-	-	-
Investment in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Collection Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Distribution to Series	-	-	-	-	-	-
Contribution from Series to RSE Collection	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Collection	-	-	-	-	-	-
Distribution of Sale of Assets to Members	-	-	-	-	-	-
Other Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash	-	-	-	-	-	362
Cash beginning of year	331	300	300	300	346	-
Cash end of year	$ 331	$ 300	$ 300	$ 300	$ 346	$ 362
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #BOBAPROTO	Series #BATMAN	Series #ARSHAM1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,640)	$ 185,237	$ (3,756)
Adjustments to reconcile net income / (loss) to net cash (used in) provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,179	50,830	2,367
(Gain) / Loss on sale of Asset	-	(300,000)	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment loss on Collection Assets	-	-	-
Investment (Income) / Loss	-	-	-
Prepaid Insurance	(184)	-	(22)
Other Receivable	-	-	-
Accounts Payable	1	-	1,411
Insurance Payable	(356)	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	332	-	-
Due to the Manager or its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	332	(63,933)	-
Cash flow from investing activities:
Deposits Collection Asset	-	-	-
Repayment of investments in Collection Assets upon Offering close	-	-	-
Investment in Collection Asset	-	(1,360,000)	(120,560)
Investment in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Collection Asset	-	2,000,000	-
Cash provided by / (used in) investing activities	-	640,000	(120,560)
Cash flow from financing activities:
Proceeds from sale of membership interests	-	1,360,733	121,160
Repayments on borrowings from manager and affiliates, net of proceeds	-	-	-
Distribution to Series	-	-	-
Contribution from Series to RSE Collection	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Collection	-	-	-
Distribution of Sale of Assets to Members	-	(1,936,800)	-
Other Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	(576,067)	121,160
Net change in cash	332	-	600
Cash beginning of year	-	-	-
Cash end of year	$ 332	$ -	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	340,000	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER	Series #TWOCITIES
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,518)	$ (1,336)	$ (450)	$ (672)	$ (1,232)	$ (359)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,676	902	471	715	644	361
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(159)	(67)	(21)	(44)	(12)	(2)
Accounts Payable	1	1	1	1	-	-
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	500	-	-	600	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,450	1,600	300	1,545	1,095	1,495
Cash and cash equivalent end of year	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095	$ 1,495
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX	Series #EINSTEIN	Series #HONUS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (357)	$ (1,188)	$ (585)	$ (18,419)	$ (358)	$ (5,046)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	358	1,257	621	29,384	359	5,719
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	17,928	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(2)	(70)	(38)	-	(2)	(636)
Accounts Payable	1	1	2	(2)	1	(37)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	50	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	28,940	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	(28,940)	-	-
Cash provided by / (used in) financing activities	-	-	-	(28,940)	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,695	1,250	1,250	1,172	1,750	5,300
Cash and cash equivalent end of year	$ 1,695	$ 1,250	$ 1,250	$ 1,173	$ 1,750	$ 5,300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	(17,928)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #75ALI	Series #BIRKINBOR	Series #33RUTH
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,860)	$ (1,238)	$ (1,039)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	914	1,300	1,132
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment and non sale losses	-	-	-
Investment (Income) / Loss	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(56)	(64)	(94)
Accounts Payable	1	1	1
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager of its Affiliates	1,000	-	-
Net cash (used in) / provided by operating activities	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-
Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	938	1,203	1,003
Cash and cash equivalent end of year	$ 938	$ 1,203	$ 1,003
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SPIDER1	Series #BATMAN3	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (771)	$ (472)	$ (373)	$ (366)	$ (427)	$ (364)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	373	485	377	369	437	366
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(4)	(14)	(4)	(3)	(11)	(3)
Accounts Payable	2	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	400	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	1,003	1,003	1,950	400	1,050	1,703
Cash and cash equivalent end of year	$ 1,003	$ 1,003	$ 1,950	$ 400	$ 1,050	$ 1,703
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #YOKO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (486)	$ (485)	$ (1,125)	$ (360)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	502	514	662	361
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment and non sale losses	-	-	-	-
Investment (Income) / Loss	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(17)	(31)	(38)	(2)
Accounts Payable	1	1	1	1
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager of its Affiliates	-	-	500	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	605	800	1,050	1,750
Cash and cash equivalent end of year	$ 605	$ 800	$ 1,050	$ 1,750
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
NFT Airdrop	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #HIMALAYA	Series #38DIMAGGIO	Series #55CLEMENTE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,871)	$ (531)	$ (681)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,035	555	726
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment and non sale losses	-	-	-
Investment (Income) / Loss	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(165)	(25)	(46)
Accounts Payable	1	1	1
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager of its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-
Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	1,203	594	594
Cash and cash equivalent end of year	$ 1,203	$ 594	$ 594
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21	Series #BIRKINTAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (381)	$ (359)	$ (395)	$ (352)	$ (883)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	385	360	401	353	914
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(5)	(2)	(7)	(1)	(32)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	563	213	463	277	456
Cash and cash equivalent end of year	$ 563	$ 213	$ 463	$ 277	$ 456
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GMTBLACK1	Series #61JFK	Series #POKEMON1	Series #LINCOLN	Series #STARWARS1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (528)	$ (365)	$ (1,452)	$ (433)	$ (381)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	558	367	1,601	444	381
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(32)	(3)	(150)	(12)	(2)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	604	334	534	209	269
Cash and cash equivalent end of year	$ 604	$ 334	$ 534	$ 209	$ 269
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #68MAYS	Series #56TEDWILL	Series #CAPTAIN3	Series #CHURCHILL
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (643)	$ (1,095)	$ (392)	$ (352)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	683	1,196	398	352
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment and non sale losses	-	-	-	-
Investment (Income) / Loss	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(41)	(102)	(7)	(1)
Accounts Payable	1	1	1	1
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	437	520	77	220
Cash and cash equivalent end of year	$ 437	$ 520	$ 77	$ 220
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
NFT Airdrop	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SHKSPR4	Series #03KOBE	Series #03JORDAN	Series #39TEDWILL	Series #94JETER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (491)	$ (756)	$ (653)	$ (603)	$ (728)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	510	811	694	638	777
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(20)	(56)	(42)	(35)	(50)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	377	436	600	460
Cash and cash equivalent end of year	$ 400	$ 377	$ 436	$ 600	$ 460
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #2020TOPPS	Series #05LATOUR
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,264)	$ (357)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,388	286
(Gain) / Loss on sale of Asset	-	-
(Gain) / Loss on sale of Digital Assets	-	-
Impairment and non sale losses	-	-
Investment (Income) / Loss	-	-
Other Receivable	-	-
Prepaid Insurance	(125)	(5)
Accounts Payable	1	76
Insurance Payable	-	-
Income Taxes Payable	-	-
Due from the Manager or its Affiliates	-	-
Due to the Manager of its Affiliates	-	-
Net cash (used in) / provided by operating activities	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-
Investments in Digital Assets	-	-
Proceeds from Sale of Digital Assets	-	-
Proceeds from Sale of Archive Asset	-	-
Cash provided by / (used in) investing activities	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-
Contribution from Series to RSE Archive	-	-
Contribution related to Offering Closings and Asset Sales	-	-
Capital Contribution	-	-
Distribution to RSE Archive	-	-
Distribution of Gain on Sale of Assets to Members	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-
Distribution to Members	-	-
Cash provided by / (used in) financing activities	-	-
Net change in cash and cash equivalent	-	-
Cash and cash equivalent beginning of year	150	430
Cash and cash equivalent end of year	$ 150	$ 430
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-
NFT Airdrop	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #16SCREAG	Series #14DRC	Series #86RICE	Series #57MANTLE	Series #FAUBOURG	Series #SOBLACK
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (473)	$ (539)	$ (531)	$ (418)	$ 47,991	$ (1,618)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	418	492	555	427	658	1,180
(Gain) / Loss on sale of Asset	-	-	-	-	(60,000)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(19)	(29)	(25)	(10)	12	(64)
Accounts Payable	76	76	1	1	(2)	2
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	(500)	500
Net cash (used in) / provided by operating activities	-	-	-	-	(11,841)	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	175,000	-
Cash provided by / (used in) investing activities	-	-	-	-	175,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	(163,720)	-
Cash provided by / (used in) financing activities	-	-	-	-	(163,720)	-
Net change in cash and cash equivalent	-	-	-	-	(561)	-
Cash and cash equivalent beginning of year	430	430	460	400	560	520
Cash and cash equivalent end of year	$ 430	$ 430	$ 460	$ 400	$ -	$ 520
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GATSBY	Series #93DAYTONA	Series #09TROUT	Series #57STARR	Series #03KOBE2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (638)	$ (607)	$ (2,494)	$ (418)	$ (540)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	672	653	2,779	427	566
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(35)	(47)	(286)	(10)	(27)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	520	600	400	400	316
Cash and cash equivalent end of year	$ 520	$ 600	$ 400	$ 400	$ 316
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #JOBSMAC	Series #16PETRUS	Series #ALICE	Series #SPIDER10	Series #62MANTLE	Series #BATMAN6
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,349)	$ (502)	$ (379)	$ (368)	$ (1,715)	$ (376)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,391	451	380	370	1,882	379
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(44)	(25)	(2)	(3)	(168)	(4)
Accounts Payable	2	76	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	430	520	400	460	320
Cash and cash equivalent end of year	$ 400	$ 430	$ 520	$ 400	$ 460	$ 320
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #CLEMENTE2	Series #79STELLA	Series #TKAM	Series #DIMAGGIO2	Series #13BEAUX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (907)	$ (871)	$ (383)	$ (458)	$ (425)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	982	948	387	480	363
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(76)	(79)	(5)	(22)	(14)
Accounts Payable	1	2	1	-	76
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	572	534	321	400
Cash and cash equivalent end of year	$ 400	$ 572	$ 534	$ 321	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #ANMLFARM	Series #NASA1	Series #00BRADY	Series #85NES
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (378)	$ (2,694)	$ (673)	$ (636)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	379	3,011	716	668
(Gain) / Loss on sale of Asset	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-
Impairment and non sale losses	-	-	-	-
Investment (Income) / Loss	-	-	-	-
Other Receivable	-	-	-	-
Prepaid Insurance	(2)	(318)	(45)	(33)
Accounts Payable	1	1	1	1
Insurance Payable	-	-	-	-
Income Taxes Payable	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-
Investments in Digital Assets	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-
Capital Contribution	-	-	-	-
Distribution to RSE Archive	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-
Distribution to Members	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-
Cash and cash equivalent beginning of year	100	300	339	400
Cash and cash equivalent end of year	$ 100	$ 300	$ 339	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-
NFT Airdrop	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #69KAREEM	Series #59JFK	Series #04LEBRON	Series #85JORDAN	Series #GOLDENEYE	Series #MOONSHOE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (561)	$ (375)	$ (756)	$ (3,301)	$ (557)	$ (1,705)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	589	378	811	3,105	585	535
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(29)	(4)	(56)	(305)	(29)	-
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	1,169
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	256	400	316	516	326	420
Cash and cash equivalent end of year	$ 256	$ 400	$ 316	$ 516	$ 326	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #03LEBRON2	Series #GRAPES	Series #34GEHRIG	Series #98KANGA	Series #06BRM	Series #DUNE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,190)	$ (386)	$ (622)	$ (1,753)	$ (396)	$ (357)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,346	391	658	1,943	330	358
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(114)	(6)	(38)	(191)	(10)	(2)
Accounts Payable	(42)	1	2	1	76	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	236	400	339	420	400	460
Cash and cash equivalent end of year	$ 236	$ 400	$ 339	$ 420	$ 400	$ 460
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #86FLEER	Series #WILDGUN	Series #13GIANNIS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,751)	$ (568)	$ (527)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,936	598	551
(Gain) / Loss on sale of Asset	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-
Impairment and non sale losses	-	-	-
Investment (Income) / Loss	-	-	-
Other Receivable	-	-	-
Prepaid Insurance	(186)	(30)	(25)
Accounts Payable	1	1	1
Insurance Payable	-	-	-
Income Taxes Payable	-	-	-
Due from the Manager or its Affiliates	-	-	-
Due to the Manager of its Affiliates	-	-	-
Net cash (used in) / provided by operating activities	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-
Investments in Digital Assets	-	-	-
Proceeds from Sale of Digital Assets	-	-	-
Proceeds from Sale of Archive Asset	-	-	-
Cash provided by / (used in) investing activities	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-
Contribution from Series to RSE Archive	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-
Capital Contribution	-	-	-
Distribution to RSE Archive	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-
Distribution to Members	-	-	-
Cash provided by / (used in) financing activities	-	-	-
Net change in cash and cash equivalent	-	-	-
Cash and cash equivalent beginning of year	721	400	236
Cash and cash equivalent end of year	$ 721	$ 400	$ 236
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-
NFT Airdrop	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #04MESSI	Series #AVENGE57	Series #03TACHE	Series #99TMB2	Series #PUNCHOUT	Series #BULLSRING
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (715)	$ (366)	$ (652)	$ (1,216)	$ (1,495)	$ (2,690)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	764	369	621	879	1,196	3,007
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(50)	(3)	(45)	(64)	(102)	(317)
Accounts Payable	1	1	76	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	400	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	805	400	400	340	421	900
Cash and cash equivalent end of year	$ 805	$ 400	$ 400	$ 340	$ 421	$ 900
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #70AARON	Series #96CHARZRD	Series #01TIGER	Series #ICECLIMB	Series #09COBB
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (494)	$ (1,287)	$ (524)	$ (1,001)	$ (602)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	514	959	543	1,089	636
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(20)	(74)	(20)	(89)	(35)
Accounts Payable	-	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	400	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	340	348	366	400	367
Cash and cash equivalent end of year	$ 340	$ 348	$ 366	$ 400	$ 367
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #96JORDAN2	Series #JUNGLEBOX	Series #59FLASH	Series #FOSSILBOX	Series #POKEBLUE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,293)	$ (626)	$ (424)	$ (512)	$ (531)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	853	663	434	534	555
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(61)	(38)	(11)	(23)	(25)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	216	418	367	355	422
Cash and cash equivalent end of year	$ 216	$ 418	$ 367	$ 355	$ 422
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #98GTA	Series #PICNIC	Series #DOMINOS	Series #09CURRY	Series #84JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (970)	$ (1,599)	$ (388)	$ (557)	$ (3,296)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	586	1,159	398	585	3,693
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(17)	(61)	(11)	(29)	(397)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	400	500	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	355	400	300	216	216
Cash and cash equivalent end of year	$ 355	$ 400	$ 300	$ 216	$ 216
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #09BEAUX	Series #KEROUAC	Series #FEDERAL	Series #62BOND	Series #71TOPPS
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (461)	$ (462)	$ (512)	$ (451)	$ (907)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	404	477	534	465	982
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(19)	(16)	(23)	(15)	(76)
Accounts Payable	76	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	426	400	420	711	500
Cash and cash equivalent end of year	$ 426	$ 400	$ 420	$ 711	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #DEATON	Series #98ZELDA	Series #03JORDAN2	Series #91JORDAN	Series #79GRETZKY
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (9,806)	$ (531)	$ (806)	$ (1,105)	$ (7,694)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	9,933	555	851	1,189	8,208
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(127)	(25)	(46)	(85)	(915)
Accounts Payable	-	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	400
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	400	494	300	275	1,233
Cash and cash equivalent end of year	$ 400	$ 494	$ 300	$ 275	$ 1,233
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #17DUJAC	Series #FAUBOURG2	Series #MOSASAUR	Series #92JORDAN	Series #03LEBRON3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (432)	$ (2,027)	$ (2,647)	$ 12,474	$ (2,262)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	370	2,217	2,656	153	2,563
(Gain) / Loss on sale of Asset	-	-	-	(16,000)	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(15)	(191)	(9)	12	(259)
Accounts Payable	76	1	-	(2)	(42)
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	500	-
Net cash (used in) / provided by operating activities	-	-	-	(2,863)	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	52,000	-
Cash provided by / (used in) investing activities	-	-	-	52,000	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	(49,502)	-
Cash provided by / (used in) financing activities	-	-	-	(49,502)	-
Net change in cash and cash equivalent	-	-	-	(364)	-
Cash and cash equivalent beginning of year	426	400	400	364	416
Cash and cash equivalent end of year	$ 426	$ 400	$ 400	$ -	$ 416
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #95TOPSUN	Series #09TROUT2	Series #59BOND	Series #OPEECHEE	Series #ROCKETBOX	Series #94JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (813)	$ (837)	$ (439)	$ (3,180)	$ (579)	$ (1,634)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	875	899	451	3,099	609	1,226
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(64)	(64)	(13)	(320)	(32)	(93)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	-	500
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	468	453	348	500	325	307
Cash and cash equivalent end of year	$ 468	$ 453	$ 348	$ 500	$ 325	$ 307
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #18LUKA	Series #FANFOUR5	Series #16KOBE	Series #11BELAIR	Series #76PAYTON
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (552)	$ (468)	$ 131,695	$ (412)	$ (846)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	580	481	10	348	913
(Gain) / Loss on sale of Asset	-	-	(162,550)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(28)	(14)	12	(12)	(68)
Accounts Payable	1	1	(2)	76	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(31,835)	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	800,000	-	-
Cash provided by / (used in) investing activities	-	-	800,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	(769,465)	-	-
Cash provided by / (used in) financing activities	-	-	(769,465)	-	-
Net change in cash and cash equivalent	-	-	(300)	-	-
Cash and cash equivalent beginning of year	304	378	300	400	464
Cash and cash equivalent end of year	$ 304	$ 378	$ -	$ 400	$ 464
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #85MJPROMO	Series #96KOBE	Series #99CHARZRD	Series #68RYAN	Series #MARADONA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,054)	$ (975)	$ (3,165)	$ (907)	$ (448)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	582	1,059	3,599	982	461
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(29)	(85)	(381)	(76)	(14)
Accounts Payable	1	1	(53)	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	284	295	249	378	329
Cash and cash equivalent end of year	$ 284	$ 295	$ 249	$ 378	$ 329
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #POKEYELOW	Series #POKELUGIA	Series #VANHALEN	Series #48JACKIE	Series #05MJLJ
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (780)	$ (1,636)	$ (419)	$ (3,993)	$ (1,020)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	838	1,356	428	4,024	1,110
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(59)	(121)	(10)	(432)	(92)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	400	-	400	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	468	468	300	400	400
Cash and cash equivalent end of year	$ 468	$ 468	$ 300	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #81MONTANA	Series #00MOUTON	Series #07DURANT	Series #56AARON	Series #85LEMIEUX	Series #87JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (935)	$ (433)	$ (1,478)	$ (726)	$ (1,076)	$ (767)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,014	371	1,624	777	1,174	823
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(80)	(15)	(146)	(52)	(99)	(57)
Accounts Payable	1	76	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	378	426	303	377	319	300
Cash and cash equivalent end of year	$ 378	$ 426	$ 303	$ 377	$ 319	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #AC23	Series #APPLE1	Series #GWLOTTO	Series #GYMBOX	Series #HUCKFINN	Series #NEOBOX
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,102)	$ (7,952)	$ (379)	$ (484)	$ (368)	$ (7,103)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	505	8,886	383	502	370	770
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	6,383
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(5)	(937)	(5)	(19)	(3)	(51)
Accounts Payable	1	3	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	600	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	420	300	377	386	478	378
Cash and cash equivalent end of year	$ 420	$ 300	$ 377	$ 386	$ 478	$ 378
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #NEWTON	Series #NICKLAUS1	Series #POKEMON2	Series #POKERED	Series #RIVIERA	Series #SMB3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,202)	$ (667)	$ (90,937)	$ (667)	$ (506)	$ (545)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	750	710	4,413	710	534	571
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	87,000	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(49)	(44)	(477)	(44)	(29)	(27)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	478	486	477	386	477
Cash and cash equivalent end of year	$ 400	$ 478	$ 486	$ 477	$ 386	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #WALDEN	Series #WZRDOFOZ	Series #60ALI	Series #TORNEK	Series #DIMAGGIO3	Series #POKEMON3
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (366)	$ (508)	$ (2,318)	$ (1,789)	$ (4,265)	$ (5,535)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	369	522	2,584	1,982	4,792	6,236
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(3)	(15)	(267)	(195)	(528)	(702)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	486	468	452	600	486	486
Cash and cash equivalent end of year	$ 486	$ 468	$ 452	$ 600	$ 486	$ 486
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #58PELE3	Series #09CURRY2	Series #85ERVING	Series #80ALI	Series #BATMAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,088)	$ (4,587)	$ (692)	$ (907)	$ (474)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,316	5,160	739	982	487
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(229)	(574)	(47)	(76)	(14)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	378	300	300	377	420
Cash and cash equivalent end of year	$ 378	$ 300	$ 300	$ 377	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #FLASH123	Series #99MJRETRO	Series #85GPK	Series #IPOD	Series #HGWELLS	Series #85JORDAN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (378)	$ (6,672)	$ (3,218)	$ 5,179	$ (399)	$ (2,535)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	381	856	607	98	405	2,826
(Gain) / Loss on sale of Asset	-	-	-	(6,790)	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	5,870	2,632	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(5)	(55)	(23)	12	(8)	(292)
Accounts Payable	1	1	1	-	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(1,500)	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	29,000	-	-
Cash provided by / (used in) investing activities	-	-	-	29,000	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	(27,800)	-	-
Cash provided by / (used in) financing activities	-	-	-	(27,800)	-	-
Net change in cash and cash equivalent	-	-	-	(300)	-	-
Cash and cash equivalent beginning of year	420	346	312	300	486	516
Cash and cash equivalent end of year	$ 420	$ 346	$ 312	$ -	$ 486	$ 516
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #66ORR	Series #CONGRESS	Series #GRIFFEYJR	Series #01HALO	Series #87ZELDA	Series #EINSTEIN2
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,144)	$ (481)	$ (625)	$ (506)	$ (1,283)	$ (441)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,251	499	662	523	1,409	454
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(108)	(19)	(38)	(17)	(127)	(13)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	456	400	419	415	357	420
Cash and cash equivalent end of year	$ 456	$ 400	$ 419	$ 415	$ 357	$ 420
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SANTANA	Series #01TIGER2	Series #86JORDAN2	Series #TOPPSTRIO	Series #81BIRD	Series #97KOBE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (424)	$ (521)	$ (1,031)	$ (4,209)	$ (715)	$ (884)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	434	539	1,123	1,142	764	957
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	2,761	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(11)	(19)	(93)	(95)	(50)	(73)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	446	318	549	300	346	410
Cash and cash equivalent end of year	$ 446	$ 318	$ 549	$ 300	$ 346	$ 410
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #XMEN94	Series #09RBLEROY	Series #04MESSI2	Series #THEROCK	Series #XLXMEN1	Series #03LEBRON5
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (549)	$ (775)	$ (5,246)	$ (10,444)	$ (423)	$ (1,236)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	559	760	822	575	433	1,399
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	4,480	9,933	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(11)	(61)	(57)	(23)	(11)	(121)
Accounts Payable	1	76	1	(42)	1	(42)
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	359	400	400	396	359	477
Cash and cash equivalent end of year	$ 359	$ 400	$ 400	$ 396	$ 359	$ 477
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #METEORITE	Series #SLASH	Series #00BRADY2	Series #89TMNT	Series #NESWWF	Series #PUNK9670
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (3,605)	$ (400)	$ (64,118)	$ (7,125)	$ (484)	$ (314)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	3,743	410	3,673	555	502	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	60,440	6,095	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(139)	(9)	(397)	(25)	(19)	-
Accounts Payable	-	-	1	1	1	11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	400	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	(18)
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	18
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	18
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	600	660	305	373	596
Cash and cash equivalent end of year	$ 400	$ 600	$ 660	$ 305	$ 373	$ 596
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #18ALLEN	Series #CASTLEII	Series #36OWENS	Series #BAYC601	Series #60MANTLE	Series #PUNK8103
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,124)	$ (484)	$ (531)	$ (57,464)	$ (7,887)	$ (326,296)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	764	502	555	13,569	8,903	285
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	61,238	-	326,000
Investment (Income) / Loss	-	-	-	(5,962)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(41)	(19)	(25)	-	(1,017)	-
Accounts Payable	1	1	1	11	1	11
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(29,979)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	400	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(18,587)	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	21	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	21	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	(18,566)	-	-
Cash and cash equivalent beginning of year	431	373	301	18,566	486	600
Cash and cash equivalent end of year	$ 431	$ 373	$ 301	$ -	$ 486	$ 600
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	(5,962)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GHOST1	Series #BROSGRIMM	Series #HENDERSON	Series #KIRBY	Series #03RONALDO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (359)	$ (1,501)	$ (13,361)	$ (813)	$ (1,810)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	360	522	2,265	875	2,007
(Gain) / Loss on sale of Asset	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	11,324	-	-
Investment (Income) / Loss	-	-	-	-	-
Other Receivable	-	-	-	-	-
Prepaid Insurance	(2)	(21)	(229)	(64)	(198)
Accounts Payable	1	1	1	1	1
Insurance Payable	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-
Due to the Manager of its Affiliates	-	1,000	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-
Cash and cash equivalent beginning of year	380	500	377	373	652
Cash and cash equivalent end of year	$ 380	$ 500	$ 377	$ 373	$ 652
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-
NFT Airdrop	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #HONUS2	Series #MARX	Series #09HARDEN	Series #MEEB15511	Series #90BATMAN	Series #93JETER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,144)	$ (491)	$ (10,127)	$ (59,443)	$ (813)	$ (681)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,251	510	585	285	875	719
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	9,570	59,147	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(108)	(20)	(29)	-	(64)	(40)
Accounts Payable	1	1	1	11	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	376	486	353	500	373	427
Cash and cash equivalent end of year	$ 376	$ 486	$ 353	$ 500	$ 373	$ 427
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #SIMPSONS1	Series #SPIDER129	Series #NESDK3	Series #BAYC7359	Series #CURIO10	Series #WILDTHING
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (484)	$ (393)	$ (1,409)	$ (84,122)	$ (36,117)	$ (364)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	502	399	1,535	13,766	285	365
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	87,876	35,821	-
Investment (Income) / Loss	-	-	-	(5,933)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(19)	(7)	(127)	-	-	(3)
Accounts Payable	1	1	1	11	11	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(30,006)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(18,408)	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	24	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	24	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	(18,384)	-	-
Cash and cash equivalent beginning of year	373	356	314	18,384	500	400
Cash and cash equivalent end of year	$ 373	$ 356	$ 314	$ -	$ 500	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	(5,933)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #1776	Series #98JORDAN2	Series #MACALLAN1	Series #BAYC9159	Series #FANTASY7	Series #SURFER4
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (2,889)	$ (3,052)	$ (378)	$ (116,721)	$ (1,048)	$ (437)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,664	3,417	310	21,148	1,142	449
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	120,463	-	-
Investment (Income) / Loss	-	-	-	(5,914)	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(276)	(366)	(8)	-	(95)	(13)
Accounts Payable	1	1	76	11	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	(37,567)	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	500	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	(18,580)	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	24	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	24	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	(18,556)	-	-
Cash and cash equivalent beginning of year	400	776	60	18,556	352	300
Cash and cash equivalent end of year	$ 400	$ 776	$ 60	$ -	$ 352	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	(5,914)	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #OHTANI1	Series #OHTANI2	Series #WILT100	Series #PENGUIN	Series #KARUIZAWA	Series #KOMBAT
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,123)	$ (978)	$ (1,312)	$ (1,016)	$ (6,463)	$ (1,087)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,224	1,060	1,438	425	555	1,187
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	5,868	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(102)	(83)	(127)	(10)	(37)	(101)
Accounts Payable	1	1	1	1	76	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	600	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	376	376	400	300	60	300
Cash and cash equivalent end of year	$ 376	$ 376	$ 400	$ 300	$ 60	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #APPLELISA	Series #98MANNING	Series #GIJOE	Series #BEATLES1	Series #SQUIG5847	Series #PACQUIAO
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (968)	$ (521)	$ (697)	$ (534)	$ (296)	$ (8,326)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,051	544	744	558	285	493
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	-	7,850
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(84)	(24)	(48)	(26)	-	(18)
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	300	400	338	253	500	400
Cash and cash equivalent end of year	$ 300	$ 400	$ 338	$ 253	$ 500	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #83JOBS	Series #BATMAN181	Series #HOBBIT	Series #POPEYE	Series #PUNK5883	Series #HAMILTON1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,236)	$ (390)	$ (439)	$ (1,189)	$ (469,653)	$ (1,048)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,355	341	452	1,302	285	684
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	469,357	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(121)	-	(13)	(114)	-	(37)
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	48	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	400
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	500	350	308	323	600	400
Cash and cash equivalent end of year	$ 500	$ 350	$ 308	$ 323	$ 600	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #OBIWAN	Series #SMB2	Series #GIANNIS2	Series #86BONDS	Series #IPADPROTO	Series #MOBYDICK
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (3,512)	$ (2,976)	$ (3,746)	$ (804)	$ (438)	$ (427)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	448	3,331	4,202	411	450	438
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	3,075	-	-	-	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(13)	(356)	(458)	(8)	(13)	(11)
Accounts Payable	1	1	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	400	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	324	266	2,130	365	400	400
Cash and cash equivalent end of year	$ 324	$ 266	$ 2,130	$ 365	$ 400	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #03SERENA	Series #BAYC4612	Series #18OSAKA	Series #05RODGERS	Series #IROBOT	Series #LEICAGOLD
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (1,066)	$(568,840)	$(437)	$(813)	$(1,350)	$(1,030)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	1,160	13,646	448	875	349	665
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	572,624	-	-	-	-
Investment (Income) / Loss	-	(5,977)	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(95)	-	(13)	(64)	(1)	(35)
Accounts Payable	1	11	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	(29,986)	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	1,000	400
Net cash (used in) / provided by operating activities	-	(18,522)	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	22	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	22	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	(18,501)	-	-	-	-
Cash and cash equivalent beginning of year	400	18,501	300	476	369	72
Cash and cash equivalent end of year	$400	$-	$300	$476	$369	$72
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	(5,977)	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #FORTNITE	Series #IOMMI	Series #MARIO64	Series #GWTW	Series #NEWWORLD	Series #JAWA
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (467)	$ (400)	$ (1,302)	$ (872)	$ (1,893)	$ (578)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	482	410	1,431	375	358	609
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	1,536	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(17)	(9)	(130)	(4)	(2)	(32)
Accounts Payable	1	-	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	500	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	300	600	346	380	369	338
Cash and cash equivalent end of year	$ 300	$ 600	$ 346	$ 380	$ 369	$ 338
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GWLETTER	Series #MARIOKART	Series #96KOBE2	Series #SHOWCASE4	Series #BAYC8827	Series #15COBB
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (533)	$ (963)	$ (60,939)	$ (437)	$ (634,432)	$ (1,001)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	558	1,046	2,904	449	13,689	1,089
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	58,339	-	638,234	-
Investment (Income) / Loss	-	-	-	-	(6,000)	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(26)	(84)	(305)	(13)	-	(89)
Accounts Payable	1	1	1	1	11	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	(29,988)	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	(18,486)	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	19	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	19	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	(18,466)	-
Cash and cash equivalent beginning of year	400	300	346	703	18,466	400
Cash and cash equivalent end of year	$ 400	$ 300	$ 346	$ 703	$ -	$ 400
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	(6,000)	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #BRADBURY	Series #MACALLAN2	Series #BEATLES2	Series #92TIGER	Series #DOOD6921	Series #HIRST1
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (362)	$ (489)	$ (548)	$ (979)	$ (29,137)	$ (3,011)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	363	435	575	1,060	285	295
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	28,841	2,682
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(3)	(23)	(28)	(81)	-	-
Accounts Payable	1	76	1	1	11	14
Insurance Payable	-	-	-	-	-	20
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	369	400	300	374	600	500
Cash and cash equivalent end of year	$ 369	$ 400	$ 300	$ 374	$ 600	$ 500
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GRIFFEY2	Series #SKYWALKER	Series #85GPK2	Series #19HAALAND	Series #MEGALODON	Series #KELLER
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (471)	$ (477)	$ (553)	$ (8,438)	$ (4,273)	$ (858)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	488	494	581	732	4,502	359
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	-	-	7,752	-	-
Investment (Income) / Loss	-	-	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(17)	(18)	(28)	(46)	(229)	(2)
Accounts Payable	1	1	1	1	-	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-	-
Due from the Manager or its Affiliates	-	-	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	500
Net cash (used in) / provided by operating activities	-	-	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	-	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	322	300	300	381	400	300
Cash and cash equivalent end of year	$ 322	$ 300	$ 300	$ 381	$ 400	$ 300
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #GODFATHER	Series #MAYC5750	Series #SUPREMEPB	Series #MJTICKET	Series #COOLCAT	Series #BLASTOISE
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (481)	$ (40,911)	$ (836)	$ (1,694)	$ (368)	$ (2,374)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	482	789	902	1,871	370	2,648
(Gain) / Loss on sale of Asset	-	-	-	-	-	-
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-	-
Impairment and non sale losses	-	43,345	-	-	-	-
Investment (Income) / Loss	-	(3,954)	-	-	-	-
Other Receivable	-	-	-	-	-	-
Prepaid Insurance	(2)	-	(67)	(178)	(3)	(275)
Accounts Payable	1	11	1	1	1	1
Insurance Payable	-	-	-	-	-	-
Income Taxes Payable	-	202	-	-	-	-
Due from the Manager or its Affiliates	-	500	-	-	-	-
Due to the Manager of its Affiliates	-	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	(18)	-	-	-	-
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	-	-
Investments in Digital Assets	-	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	18	-	-	-	-
Proceeds from Sale of Archive Asset	-	-	-	-	-	-
Cash provided by / (used in) investing activities	-	18	-	-	-	-
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-	-
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-	-
Capital Contribution	-	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-	-
Distribution to Members	-	-	-	-	-	-
Cash provided by / (used in) financing activities	-	-	-	-	-	-
Net change in cash and cash equivalent	-	-	-	-	-	-
Cash and cash equivalent beginning of year	400	-	300	351	515	376
Cash and cash equivalent end of year	$ 400	$ -	$ 300	$ 351	$ 515	$ 376
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	-	-
NFT Airdrop	-	(3,954)	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2023

	Series #MACALLAN3	Series #SUPERMAN6	Series #MOONPASS	Series #90FANTASY	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$ (480)	$ (971)	$ (749)	$ (455)	$ (4,189,307)
Adjustments to reconcile net income / (loss) to net cash (used in)/provided by operating activities
Expenses Paid by Manager and Contributed to the Company / Series	346	374	349	470	1,336,446
(Gain) / Loss on sale of Asset	-	-	-	-	(383,122)
(Gain) / Loss on sale of Digital Assets	-	-	-	-	-
Impairment and non sale losses	-	-	-	-	3,890,450
Investment (Income) / Loss	-	-	-	-	(38,152)
Other Receivable	-	-	-	-	77,721
Prepaid Insurance	(12)	(4)	(1)	(15)	(26,903)
Accounts Payable	145	1	1	1	13,027
Insurance Payable	-	-	-	-	(8,669)
Income Taxes Payable	-	-	-	-	(543,475)
Due from the Manager or its Affiliates	-	-	-	-	2,028
Due to the Manager of its Affiliates	-	600	400	-	21,733
Net cash (used in) / provided by operating activities	-	-	-	-	151,779
Cash flow from investing activities:
Investment in Archive Asset	-	-	-	-	(120,560)
Investments in Digital Assets	-	-	-	-	-
Proceeds from Sale of Digital Assets	-	-	-	-	183
Proceeds from Sale of Archive Asset	-	-	-	-	4,686,460
Cash provided by / (used in) investing activities	-	-	-	-	4,566,084
Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	1,481,893
Repayment on borrowings from manager and affiliates, net of proceeds	-	-	-	-	(2,598,902)
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Capital Contribution	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution of Gain on Sale of Assets to Members	-	-	-	-	-
Distribution of Gain on sale of Digital Assets to Members	-	-	-	-	-
Distribution to Members	-	-	-	-	(4,158,775)
Cash provided by / (used in) financing activities	-	-	-	-	(5,275,784)
Net change in cash and cash equivalent	-	-	-	-	(557,921)
Cash and cash equivalent beginning of year	400	308	369	402	825,605
Cash and cash equivalent end of year	$ 400	$ 308	$ 369	$ 402	$ 267,686
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	-	-	-	340,000
NFT Airdrop	-	-	-	-	38,152
Impairment and non sale losses	-	-	-	-	(17,928)
Forgiveness of amounts due to manager and Contributed to the Company/Series					453,324

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on August 24, 2016. The Company’s core business is the identification, acquisition, marketing and management of collectible items (including collectible automobiles, memorabilia and alcohol) and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings” or the “Asset Manager”). Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets”). RSE Markets was the manager of the Company and served as the asset manager until March 26, 2021, at which point RSE Collection Manager, LLC and Rally Holdings replaced RSE Markets as Manager and Asset Manager, respectively. The Asset Manager is a technology and marketing company that operates the Rally Rd.™ platform (the “Platform”) and manages the Company, through the Manager, and the assets owned by the Company in its role as the Asset Manager of each Series.

The Company issues membership interests (the “Interests”) in a number of separate individual series (each, a “Series”) of the Company (each, an “Offering”). There will be a separate closing with respect to each Offering (each, a “Closing”). Each Series will own a unique Collectible Asset (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) as well as certain liabilities related to expenses pre-paid by the Asset Manager. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset are referred to as “Asset Sellers.” “Current Period” refers to the time period between January 1, 2024 and December 31, 2024. “Prior Period” refers to the time period between January 1, 2023 and December 31, 2023.

All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

Merger with RSE Archive, LLC

On December 31, 2024, the Company entered into an Agreement and Plan of Merger, dated as of December 31, 2024 (the “Merger Agreement”), by and among the Company; the Manager; RSE Archive, LLC, a Delaware series limited liability and an affiliate of the Company (“RSE Archive”); and RSE Archive Manager, LLC, a Delaware limited liability company and managing member of RSE Archive.  Pursuant to the Merger Agreement, RSE Archive merged with and into the Company, such that RSE Archive’s separate existence ceased, and each series of RSE Archive became a Series of the Company (the “Merger”).  The business of each such Series was and is continued by the Company without interruption, and information concerning the historical series of RSE Archive is presented in this Annual Report on Form 1-K and will continue to be presented in periodic and current reports of the Company filed pursuant to Regulation A. The members in each Series of the Company and each series of RSE Archive immediately prior to the Merger, and the relative rights, holdings, and obligations of each such member, were unchanged by the Merger.

Following the Merger, the Manager remained the managing member of the Company and is the managing member of each Series of the Company. The Merger was intended as a reorganization of affiliates to consolidate and reduce administrative and regulatory costs associated with the operation of the Company and RSE Archive, and therefore no consideration was paid in connection with the Merger.

The transaction was accounted for as a non-substantive reorganization as the ownership of each Series and the ultimate ownership of RSE Archive did not change. The transaction was accounted for in accordance with ASC 805-50,

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Transactions Between Entities Under Common Control. As a result, all historical financial information of RSE Archive, LLC and of all Series of RSE Archive, LLC has been presented in these financial statements including the consolidated financial information.

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement, each Investor in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee, as determined by the Manager, at the Closing of each successful Offering for its services of sourcing the Underlying Assets (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion. The  amount of the maximum Sourcing Fee is determined by the Manager in its sole discretion and generally is calculated by reference to the difference between the Manager's estimate of the fair market value of the Underlying Asset at or prior to the time of an Offering (which estimate is based on the Manager's experience with assets in the same or a similar asset class, the value of comparable assets and other factors) and the purchase price that the Manager negotiated for the acquisition of the Underlying Asset. Any amount paid to the Manager as the Sourcing Fee in connection with an Offering is not capitalized as a cost of the related Underlying Asset but is instead recorded as a cost of the Offering.

Brokerage Fee: With respect to Offerings, except in the case of Series #77LE1, the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 1.0% of the cash proceeds from the Offering for facilitating the sale of securities for Offerings qualified as of and after March 6, 2019.

Custody Fee: Throughout the Prior Period, the custodian of Interests (the “Custodian”) was DriveWealth LLC (“DriveWealth”). With respect to Offerings for which DriveWealth served as Custodian, DriveWealth received a fee equal to the greater of (i) 0.75% on Interests sold in an Offering and (ii) $500 (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other offerings for which DriveWealth served as Custodian, the Custody Fee was paid from the proceeds of each offering. North Capital Private Securities Corporation (“NCPS”) operates the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) used by the Company. NCPS became the Custodian beginning January 2, 2024. NCPS, as Custodian, will not receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor, and will not be an obligation to the Company or any Series.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note E – Free Cash Flow Distributions and Management Fees) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a Management Fee (as described in Note E – Free Cash Flow Distributions and Management Fees).

In the case that Free Cash Flow (as described in Note E – Free Cash Flow Distributions and Management Fees) is available for distribution and such distributions are made, at the sole discretion of the Manager, the Investors will receive no less than 50% of Free Cash Flow available for distribution and the Manager will receive up to 50% of Free Cash Flow available for distribution in the form of a Management Fee (as described in Note E – Free Cash Flow Distributions and Management Fees) for management of the applicable Underlying Asset. The Management Fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Success Fee:

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.  All Offerings launched since January 1, 2023 are subject to a Success Fee.

Other:

The Manager is responsible for covering its own expenses. Certain of the Underlying Assets, such as NFTs, are self-insured by the Manager, the Asset Manager and the Series that owns the underlying NFT, and all take the full risk of loss on these Underlying Assets

LIQUIDITY AND CAPITAL RESOURCES

The Company and each listed Series have experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any Series has generated revenues or profits in the Current Period or Prior Period, except for certain Underlying Assets that were sold for gains and certain Series that generate investment income (see Note A – Description of Organization and Business Operations – Asset Dispositions).

On a total consolidated basis, the Company generated the following: Income / (Loss), Net Working Capital, and Retained Earnings / (Accumulated Deficits). Additionally, each listed Series for which an Underlying Asset was owned as of the end of the Current Period and the end of the Prior Period has incurred net losses since their respective dates of acquisition and have an accumulated deficit at the end of the Current Period and at the end of the Prior Period, except for certain Series that have net income in the Current Period generated from receiving investment income.

Period	Income / (Loss)	Net Working Capital	Retained Earnings / (Accumulated Deficit)
Current Period	($650,237)	$423,117	($9,960,818)
Prior Period	($4,189,307)	($580,421)	($7,822,003)

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

All of the liabilities on the balance sheet as of the end of the Current Period are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. Historically, the Company and the Series finance their business activities through capital contributions from the Manager or its affiliates and from members to the individual Series. Until such time as any Series has the capacity to generate income, cash flows from operations, or excess proceeds from Offerings, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) for individual Series once the Offerings are closed at the sole discretion of the Manager. During the Current Period, the Company financed certain activities through officer loans. See Note C – Related Party Transactions for additional information. There can be no assurance that the Manager or RSE Markets, Inc. will continue to fund operations or provide financial support to the Company and each listed Series. If the Company and each listed Series does not continue to obtain financing from the Manager or RSE Markets, Inc. they will be unable to pay their obligations as they come due, including the obligation of each listed Series. As a result, these conditions raise substantial doubt about the Company's and each listed Series' ability to continue as a going concern for the twelve months following the date of this filing.

No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been demonstrated. However, from time to time, the Company or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, that are recognized as investment income. During the Current Period, no free cash flow distributions were made and no management fee was distributed. Each Series will continue to incur Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) including, but not limited to storage, insurance, transportation and maintenance expenses, marketing expense and professional fees, on an ongoing basis.

Cash on the books of the Company is reserved for funding future pre-Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) or Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), as the case may be. Cash on the books of each Series is reserved for funding of post-Closing Operating Expenses. During the Current Period, the Manager paid for the Operating Expenses related to the Company and any Series that has closed Offerings and elected not to be reimbursed. When the Manager pays for certain Operating Expenses related to a Series that have closed Offerings and elects not to be reimbursed, these payments are accounted for as capital contributions and are further described in Note B – Summary of Significant Accounting Policies – Operating Expenses.

INITIAL OFFERINGS

All Series for which a closing had occurred as of the date of the financial statements, that had commenced operations, were capitalized and had assets. Additionally, various Series have liabilities. The table outlined in Note B – Summary of Significant Accounting Policies – Members’ Equity outlines all Offerings for which a Closing has occurred during the Current Period and the Prior Period.

ASSET DISPOSITIONS

During the Current Period and Prior Period, the Company received purchase offers for the Underlying Assets listed in the tables below. Per the terms of the Operating Agreement, the Company, together with the Manager and the Manager’s Advisory Board has evaluated the offers in light of the preferences of Investors in the related Series as expressed by the nonbinding voting results of a poll of such Investors on the question whether to sell the Underlying Assets. The Manager has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset that is on the books of the Company but for which no Offering has occurred and the Underlying Asset was not transferred to an applicable Series before the sale. In these

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

instances, the anticipated Offering for the Series related to such Underlying Asset is cancelled and no securities are sold.

Underlying Assets sold during the Current Period are as follows:

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interest
#84JORDAN	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	1/11/2024	$513,985	$317,986	$195,999	$38,821	$375,000 / $25.00	$475,350 / $31.69
#79GRETZKY	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	1/31/2024	$920,000	$720,551	$199,449	$36,648	$800,000 / $40.00	$884,400 / $44.22
#POTTER	1997 First Edition Harry Potter	2/1/2024	$132,500	$70,100	$62,400	$12,008	$72,000 / $24.00	$120,960 / $40.32
#HENDERSON	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	2/29/2024	$121,001	$121,001	$ -	$50	$135,000 / $5.00	$121,230 / $4.49
#85JORDAN	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	3/5/2024	$275,000	$240,000	$35,000	$5,023	$250,000 / $25.00	$269,900 / $26.99
#80LC1	1980 Lamborghini Countach LP400 S Turbo	3/13/2024	$1,181,250	$612,439	$568,811	$113,060	$635,000 / $127.00	$1,070,150 / $214.03
#99MJRETRO	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9	3/31/2024	$38,000	$38,000	$-	$50	$50,000 / $5.00	$38,200 / $3.83
#34GEHRIG	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	3/31/2024	$86,000	$29,737	$56,263	$11,281	$35,000 / $7.00	$75,050 / $15.01
#85JORDAN2	1985 Signed Michael Jordan "Shattered Backboard" Jersey	4/11/2024	$437,500	$230,000	$207,500	$41,863	$280,000 / $14.00	$396,000 / $19.80
#NASA1	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	4/25/2024	$349,627	$254,457	$95,170	$17,619	$300,000 / $30.00	$332,300 / $33.23

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interest
#PUNCHOUT	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	5/2/2024	$95,000	$80,027	$14,973	$2,070	$90,000 / $9.00	$97,300 / $9.73
#POKEMON1	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	6/2/2024	$260,005	$118,000	$142,005	$28,388	$125,000 / $25.00	$232,150 / $46.43
#33RUTH	1933 Goudey #144 Babe Ruth Card	6/2/2024	$180,000	$74,000	$106,000	$20,991	$77,000 / $38.50	$160,000 / $80.00
#99LE1	1999 Lotus Esprit Sport 350	8/22/2024	$85,000	$64,271	$20,729	$995	$69,500 / $34.75	$85,980 / $42.99
#IPADPROTO	2009 Apple Prototype 1st Generation iPad	8/22/2024	$21,997	$10,200	$11,797	$2,279	$13,000 / $6.50	$19,700 / $10.05
#38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	8/29/2024	$41,409	$20,006	$21,403	$3,696	$22,000 / $22.00	$37,760 / $37.76
#JOBSMAC	1986 Macintosh Plus Computer Signed by Steve Jobs	8/29/2024	$150,000	$35,000	$115,000	$40,869	$50,000 / $10.00	$127,050 / $25.42
#10COBB	1910 E98 Ty Cobb Card	8/29/2024	$27,083	$27,083	$-	$50	$39,000 / $39.00	$28,570 / $28.57
#68RYAN	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	8/29/2024	$55,954	$55,954	$-	$50	$70,000 / $7.00	$56,200 / $5.62
#HONUS2	1910 Tip-Top Bread Honus Wagner Card graded PSA 5	8/29/2024	$97,001	$85,806	$11,195	$1,729	$100,000 / $10.00	$95,600 / $9.56 (2)
#15COBB	1915 Cracker Jack #30 Ty Cobb Card graded PSA NM 7	8/29/2024	$75,795	$70,000	$5,795	$782	$77,000 / $11.00	$75,390 / $10.77 (2)
#MACWORLD1	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	9/7/2024	$245,000	$202,121	$42,879	$15,221	$225,000 / $11.25	$230,800 / $11.54
#FEDERAL	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	9/7/2024	$195,000	$120,100	$74,900	$26,499	$150,000 / $15.00	$169,300 / $16.93
#94LD1	1994 Lamborghini Diablo SE30 Jota	9/13/2024	$975,000	$572,236	$402,764	$78,392	$597,500 / $119.50	$900,400 / $180.08

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interest
#CLEMENTE2	1959 Roberto Clemente Signature Model Bat	9/15/2024	$72,500	$60,000	$12,500	$1,780	$70,000 / $35.00	$71,120 / $35.56
#48JACKIE	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	9/25/2024	$260,000	$340,000	$(80,000)	$50	$375,000 / $20.00	$259,875 / $13.86
#54AARON	1954 Topps #128 Hank Aaron Rookie Card graded PSA NM-MT+ 8.5	9/25/2024	$120,000	$166,771	$(46,771)	$50	$170,000 / $10.00	$120,190 / $7.07
#03LEBRON4	2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card graded BGS MINT 9	9/25/2024	$42,000	$25,000	$17,000	(1)	(1)	(1)
#08LEBRON	2008 Metal Universe PMG Green Lebron James Card graded BGS MINT 9	9/25/2024	$22,000	$20,000	$2,000	(1)	(1)	(1)
#36OWENS	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics	10/17/2024	$27,200	$20,099	$7,101	$1,158	$25,000 / $10.00	$26,325 / $10.53
#HOBBIT	1937 First Edition copy of The Hobbit by J. R. R. Tolkien	11/7/2024	$90,000	$68,850	$21,150	$4,114	$80,000 / $8.00	$86,100 / $8.61
#OHTANI1	2018 Bowman Chrome Shohei Ohtani Orange Refractors Pitching Autographed Rookie Card graded BGS 9.5	12/7/2024	$78,400	$81,006	$(2,606)	$50	$90,000 / $9.00	$78,700 / $7.87
#OHTANI2	2018 Bowman Chrome Shohei Ohtani Orange Refractors Batting Autographed Rookie Card graded BGS 9.5	12/7/2024	$97,440	$65,100	$32,340	$6,232	$73,000 / $8.00	$91,524 / $10.03

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Sale (See Note F)	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interest
#FAUBOURG2	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	12/14/2024	$180,000	$150,000	$30,000	$4,868	$165,000 / $15.00	$176,660 / $16.09
#05MJLJ	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	12/18/2024	$56,650	$72,000	$(15,350)	$50	$82,000 / $4.00	$56,990 / $2.78
#03KOBE	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	12/23/2024	$43,500	$44,000	$ (500)	$50	$50,000 / $8.00	$43,813 / $7.01
#35MICKEY	1935 Gum, Inc. Mickey Mouse Wax Pack graded PSA 8		$0	$5,085	$0	(1)	(1)	(1)
Total			$7,648,797	$5,286,986	$2,366,897	$516,836		$7,111,036

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series

(2)Per interest loss resulted from tax on gain from the sale of the underlying asset

Underlying Asset sold in the Prior Period:

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interest
#85FT1	1985 Ferrari Testarossa	12/21/2023	$185,000	$175,826	$9,174	$50	$165,000 / $82.50	$184,940 / $92.47
#88LJ1	1988 Lamborghini Jalpa	12/21/2023	$135,000	$132,382	$2,618	$50	$135,000 / $67.50	$135,000 / $67.50
#95BL1	1995 BMW E36 M3 Lightweight	12/21/2023	$130,000	$114,581	$15,419	$50	$118,500 / $59.25	$130,900 / $65.45
#02AX1	2002 Acura NSX-T	12/21/2023	$137,000	$101,786	$35,214	$4,333	$108,000 / $54.00	$134,640 / $67.32
#02BZ1	2002 BMW Z8	12/21/2023	$205,000	$186,301	$18,699	$665	$195,000 / $65.00	$207,330 / $69.11
#88BM1	1988 BMW E30 M3	12/21/2023	$141,000	$136,465	$4,535	$50	$141,000 / $47.00	$142,950 / $47.65
#88PT1	1988 Porsche 944 Turbo S	12/21/2023	$62,000	$63,071	$(1,071)	$50	$66,000 / $30.00	$66,088 / $30.04
#80PN1	1980 Porsche 928	12/21/2023	$58,000	$47,388	$10,612	$50	$48,000 / $9.60	$61,600 / $12.32
#94CSI	1994 BMW 850CSi	3/3/2023	$120,000	$126,092	$(6,092)	$50	$142,500 / $14.25	$118,400 / $11.84
#BATMAN	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	1/30/2023	$2,000,000	$1,700,000	$300,000	$114,736	$1,800,000 / $10.00	$1,936,800 / $10.76
#70RLEX	1970 Rolex Ref. 5100 Beta 21	12/19/2023	$ 30,000	$(28)	$12,072	$1,677	$20,000 / $20.00	$28,940 / $29.49
#FAUBOURG	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	5/22/2023	$175,000	$115,000	$60,000	$11,335	$150,000 / $75.00	$163,720 / $81.86
#92JORDAN	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	4/24/2023	$52,000	$36,000	$16,000	$2,863	$42,000 / $6.00	$49,070 / $7.01

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series	Underlying Asset	Date of Sale Agreement	Proceeds from Sale	Carrying Value	Gain/(loss) on Sale	Corporate Level Taxes on Gain on Sale	Total Initial Offering Price / Per Interest	Total Distribution to Investors / Per Interest
#16KOBE	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	1/20/2023	$800,000	$637,450	$162,550	$30,835	$800,000 / $8.00	$769,000 / $7.69 (2)
#IPOD	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box	8/3/2023	$29,000	$22,210	$6,790	$1,195	$25,000 / $5.00	$27,800 / $5.56
RSE Collection	Various	Various	$475,661	$726,786	($251,326)	(1)	(1)	(1)
Total			$4,704,660	$4,321,538	$383,122	$166,311		$4,128,238

(1)At the time of the sale the Underlying Asset was still owned by RSE Collection, LLC and not by any Series

(2)Per interest loss resulted from tax on gain from the sale of the underlying asset

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

Upon disposition of the Underlying Asset, the Series is dissolved upon payment of their current corporate tax liabilities and any sales tax remittance.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of the Company and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Statement on Form 1-A, as amended (the “Offering Statement”), and thus separate financial statements for Series #77LE1 are not presented.

Any Offerings that have closed as of the date of the financial statements were conducted in accordance with Tier 2 of Regulation A and qualified under an Offering Statement. Upon the closing of a Series Offering, separate financial statements are presented for each such Series, and each is consolidated in the financial statements of the Company after eliminating inter-company balances and transactions.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Expenses that are incurred prior to the Closing of an Offering for such Series that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), maintenance, bookkeeping and accounting fees and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”. We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company or Series and are summarized in the table below. During the Current Period and Prior Period, the Company incurred pre-closing Operating Expenses and individual Series that had closed Offerings incurred post-Closing Operating Expenses as presented in the Consolidated Statements of Operations.

Period	Pre-Closing Operating Expense Capital Contributions	Post-Closing Operating Expense Capital Contributions	Total
Current Period	$650,395	$263,151	$913,546
Prior Period	$729,022	$607,424	$1,336,446

During the Current Period and Prior Period, the Company incurred pre-Closing Operating Expenses and individual Series that had closed Offerings incurred post-Closing Operating Expenses not including gains/(loss) on sale and investment income as presented in the Consolidated Statements of Operations.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Assets includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses,” which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, or other costs as detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets as well as indefinite lived intangible assets and will be subject to an annual test for impairment. These Underlying Assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the fair value of the asset. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The following impairment charges were recognized during the Current Period and Prior Period.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Current Period
#HULK180	$ 11,646
#05JAYZ	5,428
#FALCON	16,944
#NBAJAM	29,570
#BART	3,712
#GAMEBOY	13,250
#SACHS1	334
#BOND1	8,435
#09TROUT	151,800
#BATMAN6	3,100
#03LEBRON2	39,827
#HUCKFINN	7,100
#POKEMON2	50,500
#01TIGER2	8,599
#01HALO	7,063
#89TMNT	8,000
#00BRADY2	78,250
#03RONALDO	70,206
#SIMPSONS1	4,227
#SPIDER129	4,946
#93JETER	3,211
#WILDTHING	4,700
#SURFER4	15,608
#KOMBAT	54,566
#SQUIG5847	18,525
#03SERENA	24,000
#JAWA	7,126
#MARIOKART	32,393
#90FANTASY	6,700
#WWLAND1 (1)	100
#DOOD7387 (1)	3,948
#AZUKI8467 (1)	56,919
#SANDBOX2 (1)	83,152
#TOADZ5028 (1)	6,011
#TOADZ3079 (1)	1,043
#DLAND1 (1)	353
#CLNX13296 (1)	13,565
#PHOF-LINC (1)	6,825
#PHOF-1984 (1)	5,994
#72MC1	16,562
#82TAYLOR	2,700
#HOLMES	3,350
#MARIOWRLD	19,143
#WOW2221	18,838

(1) Impairment charges for this Series or Underlying Asset were recognized prior to the Series Offering and are included in the Consolidated balances

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Current Period (Continued)
#SANDBOX1	45,786
#WOW6586	37,749
#OBAMABALL	21,382
#MAYC9114	44,727
#MAYC857	265
#ULYSSES	4,180
#03KOBE2	6,000
#96CHARZRD	20,469
#PICNIC	9,477
#09CURRY	2,106
#98ZELDA	9,106
#96KOBE	21,790
#07DURANT	72,209
#85LEMIEUX	31,417
#87JORDAN	19,246
#GRIFFEYJR	4,746
#86JORDAN2	13,656
#TOPPSTRIO	4,989
#XLXMEN1	22,594
#03LEBRON5	40,440
#90BATMAN	13,927
#09HARDEN	7,686
#CURIO10	20,388
#FANTASY7	19,548
#HAMILTON1	3,800
#GRIFFEY2	4,179
#MJTICKET	111,037
#BAYC4612	955
#BAYC601	933
#BAYC7359	931
#BAYC8827	919
#BAYC9159	5,721
#MAYC5750	962
#10COBB	7,917
#68RYAN	4,219
#NOUN160 (1)	40,387
#03LEBRON4 (1)	227,218
#08LEBRON (1)	130,000
#96TIGER	22,347
#DRACULA10	1,492
#09CURRY2	159,149
#18ZION	9,795
Total	2,154,113

(1) Impairment charges for this Series or Underlying Asset were recognized prior to the Series Offering and are included in the Consolidated balances

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment in Prior Period
#WOW2221	$ 437
#WOW6586	667
#MAYC857	32,498
#MAYC9114	5,710
#39AA (1)	17,090
#DROCTOPUS (1)	36
#CAPTAIN1 (1)	36
#PUNK2981	194,748
#BAKC7820	19,061
#VEEFRND1	31,601
#FAREWELL (1)	7,100
#MEEB11275	137,198
#KENNERSET	3,705
#WARHOL1	35,169
#GBOYCOLOR	1,919
#BEEPLE1	52,067
#CLNX13296 (1)	40,049
#TOADZ3079 (1)	10,025
#TOADZ5028 (1)	3,350
#DOOD7387 (1)	43,229
#DOOD6778	21,712
#MEEB7985	25,411
#MBIRD2754 (1)	65,310
#SACHS1	20,750
#SANDBOX2 (1)	20,371
#WWLAND1 (1)	12,950
#SANDBOX1	34,701
#DLAND1 (1)	157,457
#BAYC601	61,238
#BAYC7359	87,876
#BAYC9159	120,463
#BAYC4612	572,624
#BAYC8827	638,234
#MAYC5750	43,345
#85GPK	2,632
#TOPPSTRIO	2,761
#THEROCK	9,933
#NYCMAP	100
#FURY (1)	14,582
#TENDER (1)	4,489
#PUNK8103	326,000
#PUNK5883	469,357
#NEOBOX	6,383
#POKEMON2	87,000
#04MESSI2	4,480
#89TMNT	6,095
#00BRADY2	60,440
#MEEB15511	59,147
#09HARDEN	9,570
#KARUIZAWA	5,868
#PACQUIAO	7,850
#OBIWAN	3,075
#NEWWORLD	1,536
#96KOBE2	58,339
#19HAALAND	7,752
#CURIO10	35,821
#DOOD6921	28,841
#NOUN160 (1)	122,460
#HIRST1	2,682
#HENDERSON	11,324
#99MJRETRO	5,870
#70RLEX	17,928
Total	3,890,450

(1) Impairment charges for this Series or Underlying Asset were recognized prior to the Series Offering and are included in the Consolidated balances

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost less any impairment, and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses related to a particular Series, which are incurred prior to the Closing of an Offering are initially funded by the Manager but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. The Company does, however, retain additional cash from the proceeds of the Offering on the Series balance sheet to cover Acquisition Expenses that are anticipated prior to the Closing but incurred after the Closing of an Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third parties, has acquired Underlying Assets since the beginning of the Prior Period. For all Collectible Assets held as of the end of the Current Period and Prior Period, the following table presents all costs capitalized of Underlying Assets during the Current Period and Prior Period.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#77LE1	(1,3)	$ 69,400	$ 787	$ -	$ 70,187
#69BM1	(1)	102,395	3,871	-	106,266
#55PS1	(1)	405,000	3,386	-	408,386
#90FM1	(1)	14,500	286	-	14,786
#83FB1	(1)	330,000	2,806	-	332,806
#98DV1	(1)	120,000	2,544	-	122,544
#93XJ1	(1)	460,000	28,586	-	488,586
#91MV1	(1)	33,950	1,487	-	35,437
#92LD1	(1)	146,181	11,861	-	158,042
#94DV1	(1)	52,500	287	-	52,787
#72MC1	(1)	115,000	562	(16,562)	99,000
#11BM1	(1)	78,500	1,286	-	79,786
#63CC1	(1)	120,000	286	-	120,286
#76PT1	(1)	179,065	3,737	-	182,802
#75RA1	(1)	75,000	903	-	75,903
#65AG1	(1)	170,000	286	-	170,286
#90MM1	(1)	22,000	1,187	-	23,187
#61JE1	(1)	235,000	388	-	235,388
#65FM1	(1)	75,000	997	-	75,997
#99SS1	(1)	126,575	2,652	-	129,227
#94FS1	(1)	135,399	3,083	-	138,482
#61MG1	(1)	325,000	590	-	325,590
#92CC1	(1)	45,000	1,188	-	46,188
#88LL1	(1)	275,000	2,811	-	277,811
#MEEB11275	(1)	140,407	154	(137,198)	3,363
#82TAYLOR	(1)	10,200	-	(2,700)	7,500
#HOLMES	(1)	20,000	100	(3,350)	16,750
#HULK180	(1)	36,000	146	(11,646)	24,500
#05JAYZ	(1)	15,600	218	(9,343)	6,475
#JUSTINIAN	(1)	15,000	-	-	15,000
#67ICEBOWL	(1)	7,500	46	-	7,546
#DKCOUNTRY	(1)	13,200	366	-	13,566
#FALCON	(1)	42,834	110	(16,944)	26,000
#MARIOWRLD	(1)	144,000	143	(19,143)	125,000
#82AV1	(1)	285,000	1,364	-	286,364
#SUPERBWL1	(1)	19,500	35	-	19,535
#MEEB7985	(1)	33,962	84	(25,411)	8,635
#BONDWATCH	(1)	71,388	3,280	-	74,668
#95FF1	(1)	105,000	3,488	-	108,488
#MAYC857	(1)	48,492	5,745	(35,021)	19,216
#PUNK2981	(1)	290,000	-	(194,748)	95,252
#WOW2221	(1)	25,461	3,000	(21,735)	6,726
#NIKON1	(1)	23,438	481	-	23,920
#LOTF	(1)	11,000	100	-	11,100

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#DOOD6778	(1)	28,342	17	(21,712)	6,647
#BAKC7820	(1)	28,743	49	(19,061)	9,731
#NBAJAM	(1)	42,000	-	(33,070)	8,930
#SANDBOX1	(1)	101,424	63	(80,487)	21,000
#WOW6586	(1)	49,742	4,426	(42,028)	12,140
#AZUKI6704	(1)	30,434	18	-	30,452
#58PELE4	(1)	42,000	82	-	42,082
#OBAMABALL	(1)	99,000	82	(21,382)	77,700
#BART	(1)	17,400	81	(3,712)	13,769
#HOMER	(1)	17,400	82	-	17,482
#SI1	(1)	7,700	-	-	7,700
#GOLD1	(1)	13,750	19	-	13,769
#VERSTAPP1	(1)	29,402	-	-	29,402
#96TIGER	(1)	49,037	150	(22,347)	26,840
#88ZELDA	(1)	54,000	-	-	54,000
#STARWARS3	(1)	22,800	-	-	22,800
#YEEZY	(1)	32,000	1,614	-	33,614
#MAYC9114	(1)	84,357	9,002	(52,486)	40,873
#VFRNDS1	(1)	250,000	-	-	250,000
#MBIRD2754	(1)	76,328	36	(68,487)	7,877
#VEEFRND1	(1)	39,054	51	(31,601)	7,504
#TREASURE	(1)	18,750	248	-	18,998
#KENNERSET	(1)	10,251	79	(3,705)	6,625
#LEDZEPP1	(1)	42,000	-	-	42,000
#VEEVIPER	(1)	70,000	-	-	70,000
#BEEPLE1	(1)	75,161	45	(52,067)	23,139
#WARHOL1	(1)	151,308	8,810	(35,169)	124,950
#GAMEBOY	(1)	20,000	-	(13,250)	6,750
#CROESUS	(1)	57,600	129	-	57,729
#SACHS1	(1)	24,588	43	(21,084)	3,547
#32RUTH	(1)	85,000	74	-	85,074
#ELON1	(1)	6,000	-	-	6,000
#105.ETH	(1)	54,946	1,308	(16,381)	39,873
#R2D2	(1)	7,696	110	-	7,806
#VADER	(1)	6,000	66	-	6,066
#WARHOL2	(1)	59,741	2,522	-	62,263
#JEKYLL	(1)	16,250	248	-	16,498
#BUFFETT1	(1)	13,000	33	-	13,033
#DRACULA10	(1)	35,000	92	(1,492)	33,600
#PAPPY1	(1)	11,827	29	-	11,856
#1857COIN	(1)	22,900	-	-	22,900
#ANDYPELE	(1)	24,000	165	-	24,165
#BOBAFETT	(1)	22,960	46	-	23,005

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#ELVIS	(1)	34,800	82	-	34,882
#GBOYCOLOR	(1)	5,100	69	(1,919)	3,250
#JETFIRE	(1)	6,432	129	-	6,561
#POPEBALL	(1)	17,125	262	-	17,387
#RABBIT	(1)	40,000	248	-	40,248
#GRATEFUL1	(1)	110,000	38	-	110,038
#BOBAPROTO	(1)	138,750	117	-	138,867
#ARSHAM1	(1)	120,000	560	-	120,560
#SCARFACE	(1)	17,500	71	-	17,571
#ARSHAM2	(1)	300,000	850	-	300,850
#LEBRON	(1)	450,000	-	-	450,000
#94VTTT	(1)	567,500	-	-	567,500
#52MANTLE	(1)	125,000	-	-	125,000
#71MAYS	(1)	52,500	-	-	52,500
#RLEXPEPSI	(1)	16,800	-	-	16,800
#TWOCITIES	(1)	12,000	100	-	12,100
#FROST	(1)	10,000	100	-	10,100
#BIRKINBLU	(1)	55,500	-	-	55,500
#SMURF	(1)	29,500	-	-	29,500
#EINSTEIN	(1)	11,000	100	-	11,100
#HONUS	(1)	500,028	-	-	500,028
#75ALI	(1)	44,000	65	-	44,065
#BIRKINBOR	(1)	50,000	-	-	50,000
#SPIDER1	(1)	20,000	-	-	20,000
#BATMAN3	(1)	75,000	-	-	75,000
#ULYSSES	(1)	22,000	100	(4,180)	17,920
#ROOSEVELT	(1)	17,000	200	-	17,200
#56MANTLE	(1)	9,000	-	-	9,000
#AGHOWL	(1)	15,500	100	-	15,600
#18ZION	(1)	13,500	45	(9,795)	3,750
#SNOOPY	(1)	24,000	-	-	24,000
#APOLLO11	(1)	30,000	-	-	30,000
#YOKO	(1)	12,500	100	-	12,600
#HIMALAYA	(1)	130,000	-	-	130,000
#55CLEMENTE	(1)	36,000	6	-	36,006
#LOTR	(1)	27,500	100	-	27,600
#CATCHER	(1)	11,500	100	-	11,600
#BOND1	(1)	37,000	100	(8,435)	28,665
#SUPER21	(1)	7,000	23	-	7,023
#BIRKINTAN	(1)	25,000	244	-	25,244
#GMTBLACK1	(1)	25,000	30	-	25,030
#61JFK	(1)	16,250	100	-	16,350
#LINCOLN	(1)	64,000	925	-	64,925

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#STARWARS1	(1)	10,000	-	-	10,000
#68MAYS	(1)	32,000	83	-	32,083
#56TEDWILL	(1)	80,000	-	-	80,000
#CAPTAIN3	(1)	35,500	23	-	35,523
#CHURCHILL	(1)	6,500	100	-	6,600
#SHKSPR4	(1)	105,000	100	-	105,100
#03JORDAN	(1)	33,000	-	-	33,000
#39TEDWILL	(1)	27,750	-	-	27,750
#94JETER	(1)	39,000	-	-	39,000
#2020TOPPS	(1)	98,000	-	-	98,000
#05LATOUR	(1)	7,442	-	-	7,442
#16SCREAG	(1)	31,944	-	-	31,944
#14DRC	(1)	45,980	-	-	45,980
#86RICE	(1)	20,000	-	-	20,000
#57MANTLE	(1)	8,000	-	-	8,000
#SOBLACK	(1)	50,000	253	-	50,253
#GATSBY	(1)	185,000	100	-	185,100
#93DAYTONA	(1)	37,000	-	-	37,000
#09TROUT	(1)	225,000	-	(151,800)	73,200
#57STARR	(1)	8,000	-	-	8,000
#03KOBE2	(1)	21,000	-	(6,000)	15,000
#16PETRUS	(1)	38,236	-	-	38,236
#ALICE	(1)	9,200	100	-	9,300
#SPIDER10	(1)	18,000	-	-	18,000
#62MANTLE	(1)	132,000	-	-	132,000
#BATMAN6	(1)	23,500	-	(3,100)	20,400
#79STELLA	(1)	61,500	28	-	61,528
#TKAM	(1)	28,500	100	-	28,600
#DIMAGGIO2	(1)	17,625	79	-	17,704
#13BEAUX	(1)	21,877	-	-	21,877
#ANMLFARM	(1)	8,700	100	-	8,800
#00BRADY	(1)	35,123	61	-	35,184
#85NES	(1)	26,000	-	-	26,000
#69KAREEM	(1)	23,200	61	-	23,261
#59JFK	(1)	23,000	100	-	23,100
#04LEBRON	(1)	44,000	-	-	44,000
#GOLDENEYE	(1)	22,800	74	-	22,874
#MOONSHOE	(1)	150,000	-	-	150,000
#03LEBRON2	(1)	90,100	127	(39,827)	50,400
#GRAPES	(1)	31,000	100	-	31,100
#98KANGA	(1)	150,000	-	-	150,000
#06BRM	(1)	15,720	-	-	15,720
#DUNE	(1)	10,500	100	-	10,600

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#86FLEER	(1)	146,400	-	-	146,400
#WILDGUN	(1)	24,000	-	-	24,000
#13GIANNIS	(1)	19,600	127	-	19,727
#04MESSI	(1)	39,600	-	-	39,600
#AVENGE57	(1)	17,000	-	-	17,000
#03TACHE	(1)	70,192	-	-	70,192
#99TMB2	(1)	50,300	80	-	50,380
#BULLSRING	(1)	249,600	-	-	249,600
#70AARON	(1)	16,122	80	-	16,202
#96CHARZRD	(1)	57,877	169	(28,346)	29,700
#01TIGER	(1)	15,600	82	-	15,682
#ICECLIMB	(1)	70,000	-	-	70,000
#09COBB	(1)	27,600	81	-	27,681
#96JORDAN2	(1)	47,880	768	-	48,648
#JUNGLEBOX	(1)	30,100	30	-	30,130
#59FLASH	(1)	58,000	33	-	58,033
#FOSSILBOX	(1)	18,000	45	-	18,045
#POKEBLUE	(1)	20,000	27	-	20,027
#98GTA	(1)	13,200	45	-	13,245
#PICNIC	(1)	48,000	-	(9,477)	38,523
#DOMINOS	(1)	8,468	132	-	8,600
#09CURRY	(1)	22,800	306	(2,106)	21,000
#09BEAUX	(1)	29,475	-	-	29,475
#KEROUAC	(1)	85,000	100	-	85,100
#62BOND	(1)	76,455	462	-	76,917
#71TOPPS	(1)	60,000	551	(9,600)	50,951
#DEATON	(1)	250,000	-	-	250,000
#98ZELDA	(1)	20,000	106	(9,106)	11,000
#03JORDAN2	(1)	36,000	306	-	36,306
#91JORDAN	(1)	67,200	306	-	67,506
#17DUJAC	(1)	23,232	-	-	23,232
#MOSASAUR	(1)	17,813	-	-	17,813
#03LEBRON3	(1)	204,000	551	-	204,551
#95TOPSUN	(1)	50,000	-	-	50,000
#09TROUT2	(1)	50,000	15	-	50,015
#59BOND	(1)	68,221	463	-	68,684
#OPEECHEE	(1)	252,000	551	(42,000)	210,551
#ROCKETBOX	(1)	25,100	75	-	25,175
#94JORDAN	(1)	73,200	306	-	73,506
#18LUKA	(1)	22,322	80	-	22,402
#FANFOUR5	(1)	72,000	200	-	72,200
#11BELAIR	(1)	18,995	-	-	18,995
#76PAYTON	(1)	53,500	4	-	53,504

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#85MJPROMO	(1)	22,500	100	-	22,600
#96KOBE	(1)	67,200	290	(45,790)	21,700
#99CHARZRD	(1)	300,000	200	-	300,200
#MARADONA	(1)	11,211	71	-	11,282
#POKEYELOW	(1)	46,500	-	(21,300)	25,200
#POKELUGIA	(1)	95,000	-	(18,900)	76,100
#VANHALEN	(1)	54,000	306	-	54,306
#81MONTANA	(1)	63,000	100	-	63,100
#00MOUTON	(1)	23,449	-	-	23,449
#07DURANT	(1)	115,200	908	(87,308)	28,800
#56AARON	(1)	40,800	299	-	41,099
#85LEMIEUX	(1)	78,000	217	(31,417)	46,800
#87JORDAN	(1)	45,100	146	(19,246)	26,000
#AC23	(1)	24,000	-	-	24,000
#APPLE1	(1)	736,863	6,045	-	742,908
#GWLOTTO	(1)	25,713	496	-	26,209
#GYMBOX	(1)	15,000	157	-	15,157
#HUCKFINN	(1)	18,000	100	(7,100)	11,000
#NEOBOX	(1)	40,133	250	(6,383)	34,000
#NEWTON	(1)	255,000	100	-	255,100
#NICKLAUS1	(1)	34,499	-	-	34,499
#POKEMON2	(1)	375,000	-	(137,500)	237,500
#POKERED	(1)	34,500	-	-	34,500
#RIVIERA	(1)	22,680	132	-	22,812
#SMB3	(1)	21,500	-	-	21,500
#WALDEN	(1)	17,000	100	-	17,100
#WZRDOFOZ	(1)	80,000	100	-	80,100
#60ALI	(1)	210,000	299	-	210,299
#TORNEK	(1)	153,000	-	-	153,000
#DIMAGGIO3	(1)	415,000	-	-	415,000
#POKEMON3	(1)	552,000	-	-	552,000
#58PELE3	(1)	180,000	778	-	180,778
#09CURRY2	(1)	451,200	1,949	(159,149)	294,000
#85ERVING	(1)	37,200	299	-	37,499
#80ALI	(1)	60,000	299	-	60,299
#BATMAN2	(1)	76,000	-	-	76,000
#FLASH123	(1)	25,000	-	(5,200)	19,800
#85GPK	(1)	17,900	88	(6,988)	11,000
#HGWELLS	(1)	40,000	100	-	40,100
#66ORR	(1)	85,200	306	(43,200)	42,306
#CONGRESS	(1)	98,200	100	-	98,300
#GRIFFEYJR	(1)	30,000	-	(19,800)	10,200
#01HALO	(1)	13,750	63	(7,063)	6,750

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#87ZELDA	(1)	100,000	63	-	100,063
#EINSTEIN2	(1)	70,000	-	-	70,000
#SANTANA	(1)	57,500	-	-	57,500
#01TIGER2	(1)	15,300	82	(8,599)	6,783
#86JORDAN2	(1)	73,200	456	(13,656)	60,000
#TOPPSTRIO	(1)	75,000	217	(49,006)	26,211
#81BIRD	(1)	39,600	670	(10,800)	29,470
#97KOBE	(1)	57,600	456	-	58,056
#XMEN94	(1)	57,555	94	-	57,649
#09RBLEROY	(1)	96,285	-	-	96,285
#04MESSI2	(1)	45,000	-	(17,500)	27,500
#THEROCK	(1)	17,878	4	(12,873)	5,009
#XLXMEN1	(1)	57,000	94	(22,594)	34,500
#03LEBRON5	(1)	95,000	-	(61,850)	33,150
#METEORITE	(1)	272,500	-	-	272,500
#SLASH	(1)	50,000	-	-	50,000
#00BRADY2	(1)	312,000	1,339	(199,589)	113,750
#89TMNT	(1)	20,000	95	(14,095)	6,000
#NESWWF	(1)	15,000	27	-	15,027
#PUNK9670	(1)	62,100	4	-	62,103
#18ALLEN	(1)	32,500	22	-	32,522
#CASTLEII	(1)	15,000	27	-	15,027
#BAYC601	(1)	143,818	12,304	(65,452)	90,670
#60MANTLE	(1)	800,000	-	-	800,000
#PUNK8103	(1)	500,000	-	(326,000)	174,000
#GHOST1	(1)	11,561	96	-	11,657
#BROSGRIMM	(1)	112,500	333	-	112,833
#KIRBY	(1)	50,000	27	-	50,027
#03RONALDO	(1)	156,000	606	(70,206)	86,400
#MARX	(1)	105,000	100	-	105,100
#09HARDEN	(1)	22,800	456	(17,256)	6,000
#MEEB15511	(1)	67,735	47	(59,147)	8,635
#90BATMAN	(1)	50,000	27	(37,527)	12,500
#93JETER	(1)	31,100	50	(19,196)	11,954
#SIMPSONS1	(1)	15,000	27	(4,227)	10,800
#SPIDER129	(1)	36,000	146	(4,946)	31,200
#NESDK3	(1)	100,000	86	-	100,086
#BAYC7359	(1)	165,302	12,154	(91,934)	85,521
#CURIO10	(1)	66,694	625	(56,210)	11,110
#WILDTHING	(1)	15,000	100	(4,700)	10,400
#1776	(1)	1,450,000	1,500	-	1,451,500
#98JORDAN2	(1)	288,000	908	-	288,908
#MACALLAN1	(1)	11,914	-	-	11,914

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#BAYC9159	(1)	188,500	43,993	(140,460)	92,033
#FANTASY7	(1)	35,000	48	(19,548)	15,500
#SURFER4	(1)	67,000	208	(15,608)	51,600
#WILT100	(1)	100,000	-	-	100,000
#PENGUIN	(1)	52,111	178	-	52,289
#KARUIZAWA	(1)	57,868	-	(5,868)	52,000
#KOMBAT	(1)	79,200	366	(54,566)	25,000
#APPLELISA	(1)	94,949	1,100	-	96,049
#98MANNING	(1)	19,000	-	-	19,000
#GIJOE	(1)	37,663	63	-	37,726
#BEATLES1	(1)	20,313	593	-	20,906
#SQUIG5847	(1)	56,086	154	(18,525)	37,715
#PACQUIAO	(1)	14,150	-	(7,850)	6,300
#83JOBS	(1)	66,466	1,100	-	67,566
#BATMAN181	(1)	41,001	50	-	41,051
#POPEYE	(1)	90,000	77	-	90,077
#PUNK5883	(1)	560,000	-	(469,357)	90,643
#HAMILTON1	(1)	28,800	-	(3,800)	25,000
#OBIWAN	(1)	9,999	76	(3,075)	7,000
#SMB2	(1)	280,000	134	-	280,134
#GIANNIS2	(1)	360,000	670	-	360,670
#86BONDS	(1)	6,500	35	-	6,535
#MOBYDICK	(1)	60,000	100	-	60,100
#03SERENA	(1)	75,000	-	(24,000)	51,000
#BAYC4612	(1)	660,000	11,774	(576,400)	95,374
#18OSAKA	(1)	10,000	100	-	10,100
#05RODGERS	(1)	50,000	-	-	50,000
#IROBOT	(1)	5,000	131	-	5,131
#LEICAGOLD	(1)	27,570	481	-	28,051
#FORTNITE	(1)	13,200	143	-	13,343
#IOMMI	(1)	50,000	-	-	50,000
#MARIO64	(1)	102,000	143	-	102,143
#GWTW	(1)	21,250	73	-	21,323
#NEWWORLD	(1)	10,625	131	(1,536)	9,221
#JAWA	(1)	25,063	63	(7,126)	18,000
#GWLETTER	(1)	135,000	-	-	135,000
#MARIOKART	(1)	66,000	143	(32,393)	33,750
#96KOBE2	(1)	240,000	1,339	(73,339)	168,000
#SHOWCASE4	(1)	67,000	36	-	67,036
#BAYC8827	(1)	770,000	12,478	(642,645)	139,834
#BRADBURY	(1)	13,750	131	-	13,881
#MACALLAN2	(1)	35,402	-	(6,802)	28,600
#BEATLES2	(1)	21,888	222	-	22,110

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

		Capitalized Costs
Applicable Series		Purchase Price / Down payment	Capitalized Costs	Impairment	Total
#92TIGER	(1)	64,000	26	-	64,026
#DOOD6921	(1)	39,000	-	(28,841)	10,159
#HIRST1	(1)	17,336	144	(2,682)	14,798
#GRIFFEY2	(1)	13,701	78	(4,179)	9,600
#SKYWALKER	(1)	14,278	110	-	14,388
#85GPK2	(1)	22,400	439	-	22,839
#19HAALAND	(1)	36,533	19	(7,752)	28,800
#MEGALODON	(1)	450,000	-	-	450,000
#KELLER	(1)	11,250	310	-	11,560
#GODFATHER	(1)	10,500	100	-	10,600
#MAYC5750	(1)	56,518	10,196	(47,434)	19,280
#SUPREMEPB	(1)	52,500	2,495	-	54,995
#MJTICKET	(1)	140,000	49	(111,037)	29,012
#COOLCAT	(1)	18,000	85	-	18,085
#MACALLAN3	(1)	18,794	-	-	18,794
#BLASTOISE	(1)	216,000	412	-	216,412
#SUPERMAN6	(1)	20,350	92	-	20,442
#MOONPASS	(1)	4,500	31	-	4,531
#90FANTASY	(1)	12,000	-	(6,700)	5,300
#NOUN160	(2)	174,495	16	(162,846)	11,664
#WWLAND1	(2)	13,956	24	(13,050)	930
#DOOD7387	(2)	53,491	45	(47,177)	6,360
#AZUKI8467	(2)	91,835	54	(75,620)	16,269
#SANDBOX2	(2)	106,420	141	(103,523)	3,038
#TOADZ5028	(2)	10,219	75	(9,361)	934
#TOADZ3079	(2)	11,909	93	(11,068)	934
#DLAND1	(2)	160,866	68	(157,810)	3,123
#CLNX13296	(2)	55,009	81	(53,614)	1,476
#GIJOE2	(2)	9,741	46	-	9,786
#APOLLO14	(2)	52,500	135	(33,969)	18,665
#PHOF-LINC	(2)	26,500	325	(6,825)	20,000
#PHOF-1984	(2)	20,500	100	(5,994)	14,606
Total - Current Period		$ 32,730,367	$ 277,032	$ (6,135,100)	$ 26,872,300
Total – before Current Period		$ 37,147,448	$ 304,202	$ (4,456,603)	$ 32,995,047

(1)Offering for Series Interests closed as of the end of the Current Period and Underlying Asset owned by applicable Series.

(2)At the end of the Current Period owned by the Company and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering.

(3)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of Membership Contributions, Capital Contributions, Distributions and Retained Earnings / (Accumulated Deficit).

Membership Contributions are made to a Series from a successful Closing of an Offering and are calculated by taking the amount of Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of the successfully closed Offering. These expenses will not be incurred by the Company, the applicable Series or the Manager, if an Offering does not close as of the end of the Current Period. The Interests that are issued by each individual Series do not provide the investors with any voting rights in the Series other than those detailed in the Company’s Operating Agreement. All of the control and operating decisions relating to the operations of a Series are held by the Manager in accordance with the terms of the Operating Agreement.

Capital Contributions are made by the Manager to cover Operating Expenses for which the Manager has elected not to be reimbursed. In addition, in the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, the Manager will make an additional capital contribution to the Series to cover any such deficiencies.

The table below outlines Membership Interests, Membership Contributions and Uses for closed Offerings:

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#77LE1	4/13/2017	2,000	$ 77,700	$ 1,049	$ 3,443	$ -	$ 73,208
#69BM1	2/7/2018	2,000	115,000	778	2,986	-	111,236
#55PS1	6/6/2018	2,000	425,000	2,869	-	-	422,131
#93XJ1	11/6/2018	5,000	495,000	3,487	-	3,713	487,801
#83FB1	9/5/2018	5,000	350,000	2,522	9,162	2,625	335,691
#90FM1	7/31/2018	2,000	16,500	90	464	500	15,446
#98DV1	10/10/2018	2,000	130,000	954	2,314	975	125,757
#91MV1	12/7/2018	2,000	38,000	279	600	500	36,621
#94DV1	12/26/2018	2,000	57,500	388	1,841	500	54,771
#92LD1	12/26/2018	3,000	165,000	1,114	2,219	1,238	160,430
#72MC1	1/4/2019	2,000	124,500	542	2,474	934	120,551
#11BM1	1/25/2019	2,000	84,000	567	517	630	82,286
#63CC1	3/18/2019	2,000	126,000	916	1,553	945	122,586
#76PT1	3/22/2019	3,000	189,900	1,382	1,793	1,424	185,301
#75RA1	4/9/2019	3,000	84,000	586	3,732	630	79,052
#65AG1	4/16/2019	2,000	178,500	1,272	1,903	1,339	173,986
#90MM1	4/26/2019	5,000	26,600	196	918	500	24,986
#61JE1	4/26/2019	3,000	246,000	1,661	3,858	1,845	238,636
#65FM1	7/18/2019	2,000	82,500	619	1,966	619	79,297
#99SS1	9/11/2019	1,000	137,500	1,375	1,815	1,031	133,279
#94FS1	9/17/2019	2,000	145,000	1,450	669	1,088	141,794
#61MG1	9/30/2019	5,000	340,000	2,550	4,613	2,550	330,287
#92CC1	10/2/2019	2,000	52,500	525	2,875	500	48,600
#88LL1	12/8/2019	2,000	292,000	2,920	3,115	2,190	283,775
#MEEB11275	1/10/2022	20,000	160,000	1,600	16,139	1,200	141,061
#82TAYLOR	1/10/2022	2,000	13,000	130	1,538	500	10,832
#HOLMES	1/10/2022	2,500	25,000	250	3,458	500	20,792
#HULK180	1/10/2022	10,000	42,000	420	4,342	500	36,738
#05JAYZ	1/10/2022	3,700	18,500	185	1,459	500	16,356
#JUSTINIAN	1/10/2022	2,000	18,000	180	1,720	500	15,600
#67ICEBOWL	1/14/2022	2,000	10,000	100	1,262	500	8,138
#DKCOUNTRY	1/14/2022	3,000	18,000	180	3,162	500	14,158
#FALCON	1/14/2022	10,000	50,000	500	5,420	500	43,580
#MARIOWRLD	1/18/2022	33,000	165,000	1,650	17,264	1,238	144,848
#82AV1	2/7/2022	14,875	297,500	2,975	2,530	2,231	289,764
#SUPERBWL1	3/2/2022	4,000	24,000	240	3,079	500	20,181
#MEEB7985	3/2/2022	7,600	38,000	380	2,574	500	34,546
#BONDWATCH	3/22/2022	20,000	80,000	800	3,320	600	75,280
#95FF1	3/22/2022	12,000	120,000	1,200	3,862	900	114,038
#MAYC857	3/23/2022	10,800	54,000	540	3,893	500	49,067
#PUNK2981	3/22/2022	62,000	310,000	3,100	13,975	2,325	290,600
#WOW2221	3/30/2022	4,000	28,000	280	1,193	500	26,027
#NIKON1	4/8/2022	7,000	28,000	280	2,720	500	24,500
#LOTF	4/8/2022	2,000	14,000	140	1,568	500	11,792

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#DOOD6778	4/8/2022	6,000	30,000	300	340	500	28,860
#BAKC7820	4/20/2022	6,200	31,000	310	847	500	29,343
#NBAJAM	4/20/2022	9,400	47,000	470	3,338	500	42,692
#SANDBOX1	5/3/2022	21,000	105,000	1,050	1,175	788	101,987
#WOW6586	5/3/2022	10,400	52,000	520	711	500	50,269
#AZUKI6704	5/3/2022	6,400	32,000	320	228	500	30,952
#58PELE4	5/14/2022	8,000	48,000	480	4,420	500	42,600
#OBAMABALL	5/14/2022	10,500	105,000	1,050	3,563	788	99,600
#BART	5/14/2022	3,000	21,000	210	2,290	500	18,000
#HOMER	5/14/2022	3,000	21,000	210	2,290	500	18,000
#SI1	5/14/2022	5,000	10,000	100	1,100	500	8,300
#GOLD1	5/14/2022	4,000	16,000	160	766	500	14,574
#VERSTAPP1	5/24/2022	4,000	32,000	320	1,178	500	30,002
#96TIGER	5/24/2022	11,000	55,000	550	4,313	500	49,637
#88ZELDA	5/24/2022	12,000	60,000	600	4,300	500	54,600
#STARWARS3	5/24/2022	2,600	26,000	260	1,840	500	23,400
#YEEZY	5/24/2022	5,000	40,000	400	6,276	500	32,824
#MAYC9114	5/27/2022	17,500	87,500	875	1,066	656	84,902
#VFRNDS1	6/12/2022	27,500	275,000	2,750	19,642	2,063	250,545
#MBIRD2754	6/16/2022	12,000	60,000	600	-	500	58,900
#VEEFRND1	6/16/2022	6,720	33,600	336	-	500	32,764
#TREASURE	6/16/2022	4,500	22,500	225	2,244	500	19,531
#KENNERSET	6/16/2022	1,250	12,500	125	1,024	500	10,851
#LEDZEPP1	6/16/2022	8,000	48,000	480	4,420	500	42,600
#VEEVIPER	6/17/2022	15,000	75,000	750	2,779	563	70,909
#BEEPLE1	6/28/2022	13,600	68,000	680	-	510	66,810
#WARHOL1	6/28/2022	17,000	170,000	1,700	3,359	1,275	163,666
#GAMEBOY	7/25/2022	4,500	22,500	225	866	500	20,909
#CROESUS	8/1/2022	8,000	64,000	640	4,355	500	58,505
#SACHS1	8/1/2022	2,150	21,500	215	-	500	20,785
#32RUTH	8/1/2022	19,000	95,000	950	7,738	713	85,600
#ELON1	8/1/2022	3,750	7,500	75	207	500	6,718
#105.ETH	8/19/2022	10,000	40,000	400	-	500	39,100
#R2D2	8/19/2022	2,000	10,000	100	1,056	500	8,344
#VADER	8/19/2022	1,500	7,500	75	287	500	6,638
#WARHOL2	8/19/2022	6,500	65,000	650	909	500	62,941
#JEKYLL	8/26/2022	5,000	20,000	200	2,169	500	17,131
#BUFFETT1	8/26/2022	5,000	15,000	150	351	500	13,999
#DRACULA10	8/26/2022	4,000	40,000	400	3,220	500	35,880
#PAPPY1	8/26/2022	2,000	14,000	140	-	500	13,360
#1857COIN	8/26/2022	5,000	25,000	250	587	500	23,663
#ANDYPELE	10/3/2022	6,500	26,000	260	363	500	24,877
#BOBAFETT	10/3/2022	2,600	26,000	260	1,517	500	23,723

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#ELVIS	10/3/2022	5,000	40,000	400	3,700	500	35,400
#GBOYCOLOR	10/3/2022	1,625	6,500	65	197	500	5,738
#JETFIRE	10/3/2022	1,700	8,500	85	736	500	7,179
#POPEBALL	11/2/2022	4,750	19,000	190	146	500	18,164
#RABBIT	11/2/2022	10,000	46,000	460	4,259	500	40,781
#GRATEFUL1	12/13/2022	12,500	125,000	1,250	11,913	938	110,900
#BOBAPROTO	12/13/2022	15,000	150,000	1,500	7,558	1,125	139,817
#ARSHAM1	5/16/2023	6,750	135,000	1,350	11,478	1,013	121,160
#SCARFACE	4/25/2024	2,000	20,000	200	917	500	18,383
#ARSHAM2	4/25/2024	31,500	315,000	3,150	8,150	-	303,700
#LEBRON	7/22/2024	50,000	500,000	5,000	41,300	-	453,700
#94VTTT	10/31/2024	29,500	590,000	5,900	1,750	-	582,350
#52MANTLE	10/25/2019	10,000	132,000	1,320	3,090	990	126,600
#71MAYS	10/31/2019	2,000	57,000	570	1,830	500	54,100
#RLEXPEPSI	11/6/2019	2,000	17,800	178	22	500	17,100
#TWOCITIES	11/21/2019	200	14,500	145	55	500	13,800
#FROST	11/21/2019	200	13,500	135	865	500	12,000
#BIRKINBLU	11/27/2019	1,000	58,000	580	170	500	56,750
#SMURF	11/27/2019	2,000	34,500	345	2,905	500	30,750
#EINSTEIN	12/13/2019	2,000	14,500	145	855	500	13,000
#HONUS	12/26/2019	10,000	520,000	5,200	5,572	3,900	505,328
#75ALI	12/29/2019	1,000	46,000	460	-	500	45,040
#BIRKINBOR	2/20/2020	2,000	52,500	525	225	500	51,250
#SPIDER1	3/4/2020	1,000	22,000	220	230	500	21,050
#BATMAN3	3/4/2020	1,000	78,000	780	585	585	76,050
#ULYSSES	3/10/2020	500	25,500	255	695	500	24,050
#ROOSEVELT	3/10/2020	1,000	19,500	195	1,008	500	17,797
#56MANTLE	3/11/2020	10,000	10,000	100	-	500	9,400
#AGHOWL	3/11/2020	500	19,000	190	810	500	17,500
#18ZION	4/2/2020	500	15,000	150	200	500	14,150
#SNOOPY	4/7/2020	2,000	25,500	255	-	500	24,745
#APOLLO11	4/19/2020	1,000	32,000	320	130	500	31,050
#YOKO	5/11/2020	200	16,000	160	840	500	14,500
#HIMALAYA	5/27/2020	2,000	140,000	1,400	6,300	1,050	131,250
#55CLEMENTE	6/4/2020	1,000	38,000	380	520	500	36,600
#LOTR	6/12/2020	1,000	29,000	290	10	500	28,200
#CATCHER	6/12/2020	500	12,500	125	25	500	11,850
#BOND1	6/12/2020	1,000	39,000	390	510	500	37,600
#SUPER21	6/17/2020	8,500	8,500	85	615	500	7,300
#BIRKINTAN	6/25/2020	1,000	28,000	280	1,520	500	25,700
#GMTBLACK1	6/25/2020	1,000	28,000	280	1,520	500	25,700
#61JFK	7/7/2020	2,000	23,000	230	5,520	500	16,750
#LINCOLN	7/9/2020	4,000	80,000	800	13,900	600	64,700

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#STARWARS1	7/14/2020	12,000	12,000	120	980	500	10,400
#68MAYS	7/26/2020	2,000	39,000	390	5,510	500	32,600
#56TEDWILL	7/26/2020	2,000	90,000	900	7,825	675	80,600
#CAPTAIN3	7/30/2020	1,000	37,000	370	464	500	35,666
#CHURCHILL	8/6/2020	7,500	7,500	75	25	500	6,900
#SHKSPR4	8/6/2020	1,000	115,000	1,150	7,282	863	105,705
#03JORDAN	8/16/2020	2,000	41,000	410	6,490	500	33,600
#39TEDWILL	8/24/2020	5,600	28,000	280	-	500	27,220
#94JETER	8/24/2020	1,000	45,000	450	4,450	500	39,600
#2020TOPPS	8/25/2020	10,000	100,000	1,000	100	750	98,150
#05LATOUR	9/15/2020	1,000	9,800	98	1,161	500	8,042
#16SCREAG	9/15/2020	1,000	39,000	390	5,566	500	32,544
#14DRC	9/15/2020	1,000	54,000	540	6,380	500	46,580
#86RICE	9/15/2020	23,000	23,000	230	1,670	500	20,600
#57MANTLE	9/21/2020	8,000	8,000	80	-	500	7,420
#SOBLACK	10/1/2020	1,000	56,000	560	4,087	500	50,853
#GATSBY	10/1/2020	4,000	200,000	2,000	10,800	1,500	185,700
#93DAYTONA	10/1/2020	2,000	42,000	420	3,480	500	37,600
#09TROUT	10/8/2020	11,250	225,000	2,250	-	1,688	221,063
#57STARR	10/8/2020	8,000	8,000	80	-	500	7,420
#03KOBE2	10/22/2020	5,750	23,000	230	641	500	21,629
#16PETRUS	11/3/2020	9,000	45,000	450	5,214	500	38,836
#ALICE	11/3/2020	12,000	12,000	120	1,480	500	9,900
#SPIDER10	11/3/2020	4,200	21,000	210	1,688	500	18,602
#62MANTLE	11/4/2020	6,000	150,000	1,500	14,775	1,125	132,600
#BATMAN6	11/4/2020	2,000	27,000	270	2,330	500	23,900
#79STELLA	11/16/2020	13,800	69,000	690	5,693	518	62,100
#TKAM	11/16/2020	2,000	32,000	320	1,980	500	29,200
#DIMAGGIO2	11/18/2020	2,000	21,000	210	2,036	500	18,254
#13BEAUX	11/23/2020	5,100	25,500	255	2,124	500	22,621
#ANMLFARM	11/23/2020	1,000	10,000	100	434	500	8,966
#00BRADY	11/30/2020	3,750	45,000	450	8,298	500	35,752
#85NES	11/30/2020	8,000	32,000	320	4,321	500	26,859
#69KAREEM	12/7/2020	2,500	27,500	275	2,896	500	23,829
#59JFK	12/7/2020	2,000	26,000	260	1,538	500	23,702
#04LEBRON	12/7/2020	5,000	50,000	500	4,371	500	44,629
#GOLDENEYE	12/14/2020	5,000	25,000	250	808	500	23,442
#MOONSHOE	12/14/2020	18,000	180,000	1,800	26,250	1,350	150,600
#03LEBRON2	12/14/2020	5,000	100,000	1,000	7,523	750	90,728
#GRAPES	12/14/2020	2,000	39,000	390	6,408	500	31,702
#98KANGA	12/14/2020	21,250	170,000	1,700	16,425	1,275	150,600
#06BRM	12/14/2020	1,850	18,500	185	1,351	500	16,464
#DUNE	12/22/2020	1,000	13,250	133	1,418	500	11,200

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#86FLEER	12/22/2020	16,500	165,000	1,650	14,666	1,238	147,447
#WILDGUN	12/22/2020	4,000	28,000	280	2,591	500	24,629
#13GIANNIS	1/13/2021	5,000	25,000	250	4,023	500	20,228
#04MESSI	1/13/2021	9,000	45,000	450	3,403	500	40,647
#AVENGE57	1/13/2021	20,000	20,000	200	1,698	500	17,602
#03TACHE	1/13/2021	15,600	78,000	780	5,699	585	70,936
#99TMB2	1/13/2021	10,000	60,000	600	8,000	500	50,900
#BULLSRING	1/13/2021	30,000	300,000	3,000	44,008	2,250	250,742
#70AARON	1/13/2021	6,000	18,000	180	598	500	16,722
#96CHARZRD	1/13/2021	6,500	65,000	650	5,304	500	58,546
#01TIGER	1/13/2021	1,850	18,500	185	1,615	500	16,200
#ICECLIMB	1/13/2021	10,000	80,000	800	7,958	600	70,642
#09COBB	1/19/2021	8,000	32,000	320	2,980	500	28,200
#96JORDAN2	1/19/2021	10,800	54,000	540	3,691	500	49,269
#JUNGLEBOX	1/19/2021	6,900	34,500	345	2,955	500	30,700
#59FLASH	1/25/2021	10,000	65,000	650	5,129	500	58,721
#FOSSILBOX	1/25/2021	4,200	21,000	210	1,569	500	18,721
#POKEBLUE	1/27/2021	2,400	24,000	240	2,660	500	20,600
#98GTA	1/27/2021	3,150	15,750	158	1,172	500	13,921
#PICNIC	1/27/2021	2,000	54,000	540	4,358	500	48,602
#DOMINOS	1/27/2021	2,000	11,000	110	1,169	500	9,221
#09CURRY	2/2/2021	2,500	25,000	250	524	500	23,726
#09BEAUX	2/2/2021	6,800	34,000	340	3,085	500	30,075
#KEROUAC	2/7/2021	4,900	98,000	980	10,583	735	85,702
#62BOND	2/7/2021	15,500	93,000	930	13,593	698	77,780
#71TOPPS	2/17/2021	17,000	68,000	680	5,759	510	61,051
#DEATON	2/17/2021	11,400	285,000	2,850	27,283	2,138	252,730
#98ZELDA	2/17/2021	5,000	23,500	235	2,165	500	20,600
#03JORDAN2	2/22/2021	10,000	42,000	420	4,154	500	36,926
#91JORDAN	2/24/2021	10,000	70,000	700	590	525	68,185
#17DUJAC	3/8/2021	3,250	26,000	260	1,408	500	23,832
#MOSASAUR	3/15/2021	6,000	30,000	300	8,658	500	20,543
#03LEBRON3	3/15/2021	10,000	230,000	2,300	20,924	1,725	205,051
#95TOPSUN	3/15/2021	10,000	60,000	600	8,300	500	50,600
#09TROUT2	3/16/2021	11,200	56,000	560	4,340	500	50,600
#59BOND	3/16/2021	10,250	82,000	820	11,381	615	69,184
#OPEECHEE	3/16/2021	10,000	300,000	3,000	41,699	2,250	253,051
#ROCKETBOX	3/22/2021	4,750	28,500	285	1,894	500	25,821
#94JORDAN	3/22/2021	10,000	85,000	850	9,295	638	74,217
#18LUKA	4/6/2021	5,300	26,500	265	2,813	500	22,922
#FANFOUR5	4/6/2021	10,000	80,000	800	5,900	600	72,700
#11BELAIR	4/6/2021	2,000	22,000	220	1,541	500	19,739
#76PAYTON	4/6/2021	10,000	65,000	650	9,750	500	54,100

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#85MJPROMO	4/6/2021	3,500	28,000	280	4,120	500	23,100
#96KOBE	4/9/2021	7,000	77,000	770	7,662	578	67,990
#99CHARZRD	4/9/2021	35,000	350,000	3,500	42,825	2,625	301,050
#MARADONA	4/9/2021	2,000	14,000	140	1,428	500	11,932
#POKEYELOW	4/13/2021	11,000	55,000	550	6,850	500	47,100
#POKELUGIA	4/13/2021	10,000	110,000	1,100	12,475	825	95,600
#VANHALEN	4/15/2021	5,000	62,000	620	5,954	500	54,926
#81MONTANA	7/1/2021	10,000	70,000	700	5,175	525	63,600
#00MOUTON	7/1/2021	2,000	27,000	270	2,181	500	24,049
#07DURANT	7/1/2021	9,000	117,000	1,170	-	878	114,953
#56AARON	7/1/2021	10,000	50,000	500	7,401	500	41,599
#85LEMIEUX	7/1/2021	17,500	87,500	875	7,251	656	78,717
#87JORDAN	7/1/2021	10,000	50,000	500	3,188	500	45,812
#AC23	7/1/2021	4,000	28,000	280	2,620	500	24,600
#APPLE1	7/1/2021	33,000	825,000	8,250	65,355	6,188	745,208
#GWLOTTO	7/1/2021	2,500	35,000	350	7,442	500	26,709
#GYMBOX	7/1/2021	3,000	18,000	180	1,663	500	15,657
#HUCKFINN	7/1/2021	2,000	22,000	220	2,580	500	18,700
#NEOBOX	7/1/2021	10,000	45,000	450	3,167	500	40,883
#NEWTON	7/1/2021	30,000	300,000	3,000	38,929	2,250	255,821
#NICKLAUS1	7/1/2021	4,000	40,000	400	4,001	500	35,099
#POKEMON2	7/1/2021	41,500	415,000	4,150	32,138	3,113	375,600
#POKERED	7/1/2021	10,000	40,000	400	4,000	500	35,100
#RIVIERA	7/1/2021	6,000	30,000	300	5,888	500	23,312
#SMB3	7/1/2021	5,000	25,000	250	2,150	500	22,100
#WALDEN	7/1/2021	2,000	20,500	205	2,095	500	17,700
#WZRDOFOZ	7/1/2021	6,000	90,000	900	7,725	675	80,700
#60ALI	7/14/2021	23,500	235,000	2,350	20,014	1,763	210,873
#TORNEK	7/14/2021	33,000	165,000	1,650	8,513	1,238	153,600
#DIMAGGIO3	7/14/2021	22,500	450,000	4,500	26,525	3,375	415,600
#POKEMON3	7/14/2021	5,000	600,000	6,000	36,900	4,500	552,600
#58PELE3	7/28/2021	11,250	225,000	2,250	39,785	1,688	181,278
#09CURRY2	7/28/2021	21,000	525,000	5,250	62,158	3,938	453,655
#85ERVING	7/28/2021	10,000	45,000	450	6,044	500	38,006
#80ALI	7/28/2021	10,000	75,000	750	12,888	563	60,799
#BATMAN2	7/28/2021	8,500	85,000	850	6,913	638	76,600
#FLASH123	7/28/2021	3,625	29,000	290	2,610	500	25,600
#85GPK	7/28/2021	1,000	12,000	120	-	500	11,380
#HGWELLS	8/2/2021	7,500	46,500	465	4,835	500	40,700
#66ORR	8/9/2021	10,000	50,000	500	5,917	500	43,083
#CONGRESS	8/9/2021	5,000	120,000	1,200	18,879	900	99,021
#GRIFFEYJR	8/9/2021	2,500	20,000	200	3,754	500	15,546
#01HALO	8/9/2021	2,500	17,000	170	1,980	500	14,350

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#87ZELDA	8/9/2021	10,000	115,000	1,150	12,388	863	100,600
#EINSTEIN2	8/9/2021	5,000	80,000	800	8,000	600	70,600
#SANTANA	8/9/2021	15,000	75,000	750	15,588	563	58,100
#01TIGER2	8/9/2021	2,000	17,000	170	429	500	15,901
#86JORDAN2	8/11/2021	10,000	80,000	800	4,249	600	74,352
#TOPPSTRIO	8/25/2021	5,000	30,000	300	-	500	29,200
#81BIRD	8/25/2021	5,000	30,000	300	-	500	29,200
#97KOBE	8/25/2021	10,000	65,000	650	5,237	500	58,613
#XMEN94	8/25/2021	10,000	65,000	650	5,695	500	58,155
#09RBLEROY	9/1/2021	4,300	107,500	1,075	8,590	806	97,029
#04MESSI2	9/1/2021	5,000	35,000	350	1,569	500	32,581
#THEROCK	9/1/2021	1,000	12,000	120	-	500	11,380
#XLXMEN1	9/7/2021	8,000	64,000	640	5,260	500	57,600
#03LEBRON5	9/13/2021	8,500	85,000	850	9,323	638	74,190
#METEORITE	9/30/2021	17,500	350,000	3,500	68,645	2,625	275,230
#SLASH	9/30/2021	13,000	65,000	650	13,250	500	50,600
#00BRADY2	10/7/2021	32,500	325,000	3,250	5,160	2,438	314,153
#89TMNT	10/7/2021	2,000	22,000	220	633	500	20,647
#NESWWF	10/7/2021	6,000	18,000	180	1,635	500	15,685
#PUNK9670	10/7/2021	7,200	72,000	720	8,040	540	62,700
#18ALLEN	10/12/2021	12,000	36,000	360	2,040	500	33,100
#CASTLEII	10/12/2021	2,000	18,000	180	1,635	500	15,685
#BAYC601	10/12/2021	16,500	165,000	1,650	17,686	1,238	144,426
#60MANTLE	10/20/2021	42,500	850,000	8,500	34,525	6,375	800,600
#PUNK8103	10/20/2021	60,000	559,800	5,598	49,404	4,199	500,600
#GHOST1	10/20/2021	2,000	14,000	140	1,199	500	12,161
#BROSGRIMM	10/26/2021	5,000	135,000	1,350	19,304	1,013	113,333
#KIRBY	10/26/2021	10,000	60,000	600	8,215	500	50,685
#03RONALDO	10/26/2021	12,500	175,000	1,750	14,556	1,313	157,381
#MARX	11/3/2021	8,000	120,000	1,200	12,200	900	105,700
#09HARDEN	11/3/2021	2,000	26,000	260	1,484	500	23,756
#MEEB15511	11/3/2021	15,000	75,000	750	5,405	563	68,282
#90BATMAN	11/3/2021	10,000	59,000	590	7,225	500	50,685
#93JETER	11/9/2021	1,000	16,000	160	-	500	15,340
#SIMPSONS1	11/9/2021	2,000	18,500	185	2,130	500	15,685
#SPIDER129	11/9/2021	10,000	40,000	400	2,454	500	36,646
#NESDK3	11/9/2021	22,800	114,000	1,140	11,320	855	100,685
#BAYC7359	11/10/2021	19,000	190,000	1,900	20,773	1,425	165,902
#CURIO10	11/15/2021	10,000	75,000	750	5,868	563	67,819
#WILDTHING	11/15/2021	2,000	18,000	180	1,573	500	15,747
#1776	11/26/2021	80,000	2,000,000	20,000	507,945	15,000	1,457,055
#98JORDAN2	11/30/2021	16,500	330,000	3,300	34,427	2,475	289,798
#MACALLAN1	11/30/2021	1,000	13,250	133	104	500	12,514

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#BAYC9159	12/8/2021	39,000	195,000	1,950	2,488	1,463	189,100
#FANTASY7	12/8/2021	10,000	40,000	400	3,468	500	35,632
#SURFER4	12/14/2021	10,000	80,000	800	10,800	600	67,800
#WILT100	12/14/2021	11,500	115,000	1,150	12,349	863	100,638
#PENGUIN	12/14/2021	10,000	60,000	600	6,019	500	52,881
#KARUIZAWA	12/14/2021	13,000	65,000	650	5,382	500	58,468
#KOMBAT	12/14/2021	10,000	90,000	900	8,267	675	80,158
#APPLELISA	12/22/2021	10,000	110,000	1,100	11,488	825	96,587
#98MANNING	12/22/2021	2,000	22,000	220	1,642	500	19,638
#GIJOE	12/22/2021	5,000	45,000	450	5,755	500	38,295
#BEATLES1	12/22/2021	6,000	24,000	240	1,821	500	21,439
#SQUIG5847	12/22/2021	6,000	66,000	660	8,100	500	56,740
#PACQUIAO	12/22/2021	2,000	17,000	170	1,548	500	14,782
#83JOBS	12/22/2021	10,000	75,000	750	5,621	563	68,066
#BATMAN181	12/22/2021	5,000	50,000	500	7,361	500	41,639
#POPEYE	1/6/2022	11,000	110,000	1,100	17,443	825	90,632
#PUNK5883	1/6/2022	40,000	600,000	6,000	28,900	4,500	560,600
#HAMILTON1	1/10/2022	5,000	35,000	350	4,718	500	29,432
#OBIWAN	1/10/2022	2,000	12,000	120	749	500	10,631
#SMB2	1/10/2022	20,000	300,000	3,000	14,118	2,250	280,632
#GIANNIS2	1/18/2022	41,500	415,000	4,150	44,784	3,113	362,953
#86BONDS	1/27/2022	2,000	8,000	80	319	500	7,101
#MOBYDICK	1/28/2022	10,000	70,000	700	8,037	525	60,738
#03SERENA	1/28/2022	8,500	85,000	850	7,880	638	75,632
#BAYC4612	1/31/2022	100,000	700,000	7,000	27,150	5,250	660,600
#18OSAKA	2/3/2022	2,600	13,000	130	1,723	500	10,647
#05RODGERS	2/3/2022	7,000	56,000	560	4,340	500	50,600
#IROBOT	2/3/2022	1,000	8,000	80	1,688	500	5,732
#LEICAGOLD	2/3/2022	4,000	32,000	320	2,824	500	28,356
#FORTNITE	2/3/2022	2,000	16,000	160	1,464	500	13,876
#IOMMI	2/7/2022	6,500	65,000	650	13,250	500	50,600
#MARIO64	2/7/2022	12,500	125,000	1,250	20,090	938	102,723
#GWTW	3/2/2022	5,000	25,000	250	2,400	500	21,850
#NEWWORLD	3/2/2022	2,000	14,000	140	2,003	500	11,357
#JAWA	3/2/2022	9,000	27,000	270	535	500	25,695
#GWLETTER	3/2/2022	7,500	150,000	1,500	11,743	1,125	135,632
#MARIOKART	3/2/2022	5,000	75,000	750	6,964	563	66,724
#96KOBE2	3/3/2022	22,500	225,000	2,250	-	1,688	221,063
#SHOWCASE4	3/3/2022	11,000	77,000	770	7,601	578	68,051
#BAYC8827	3/3/2022	82,000	820,000	8,200	35,050	6,150	770,600
#BRADBURY	3/22/2022	2,000	18,000	180	2,838	500	14,482
#MACALLAN2	3/22/2022	5,000	30,000	300	-	500	29,200
#BEATLES2	3/22/2022	2,500	25,000	250	1,483	500	22,767

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing as of the end of the Current Period
Applicable Series	Closing Date	Membership Interests Outstanding	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#92TIGER	3/22/2022	10,000	70,000	700	4,018	525	64,757
#DOOD6921	3/22/2022	11,000	44,000	440	3,460	500	39,600
#HIRST1	3/22/2022	5,000	20,000	200	1,320	500	17,980
#GRIFFEY2	3/29/2022	2,000	15,500	155	543	500	14,302
#SKYWALKER	3/29/2022	5,000	17,500	175	1,856	500	14,969
#85GPK2	3/29/2022	5,000	25,000	250	754	500	23,496
#19HAALAND	3/29/2022	5,000	45,000	450	6,693	500	37,357
#MEGALODON	3/31/2022	30,000	600,000	6,000	135,930	4,500	453,570
#KELLER	4/8/2022	3,000	15,000	150	2,258	500	12,092
#GODFATHER	4/8/2022	1,000	13,000	130	946	500	11,424
#MAYC5750	4/20/2022	10,000	70,000	700	11,649	525	57,126
#SUPREMEPB	6/16/2022	10,000	60,000	600	3,248	500	55,652
#MJTICKET	6/16/2022	20,000	160,000	1,600	16,443	1,200	140,757
#COOLCAT	7/25/2022	4,000	20,000	200	700	500	18,600
#MACALLAN3	7/25/2022	4,100	20,500	205	-	500	19,795
#BLASTOISE	7/25/2022	50,000	250,000	2,500	28,713	1,875	216,912
#SUPERMAN6	8/1/2022	3,000	24,000	240	2,030	500	21,230
#MOONPASS	8/19/2022	1,300	6,500	65	388	500	5,547
#90FANTASY	10/3/2022	3,000	15,000	150	1,750	500	12,600
#03KOBE	8/16/2020	6,250	50,000	500	4,400	500	44,600
#05MJLJ	7/1/2021	20,500	82,000	820	7,949	615	72,616
#FAUBOURG2	3/8/2021	11,000	165,000	1,650	11,483	1,238	150,629
#OHTANI2	12/14/2021	9,125	73,000	730	6,123	548	65,600
Total		$3,302,820	$36,163,450	$351,936	$2,990,227	$318,570	$32,502,716

(1)Represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at the Closing of the Offering for respective Series.

(2)Series #77LE1 Interests were issued under Rule 506(c) and as such Series #77LE1 has not been broken out as a separate Series in the financial statements but is included in the table above.

(3)Includes Membership Interests issued to Asset Seller.

(4)On August 24, 2022, the RSE Archive, LLC approved a forward split of the Membership Interests of Series #52MANTLE at a ratio of 10-for-1. Membership Interest holders of record at the close of business on August 29, 2022 received nine additional Membership Interests for every Membership Interest held on that date. All Membership Interests and Membership Interests per share data provided herein gives effect to this Membership Interest split applied retroactively. As a result of the stock split, the terms of the Series #52MANTLE Interests outstanding was increased to 10,000.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each Series has elected and qualifies to be taxed as a corporation under the Internal Revenue Code of 1986 (the “Code”), and the Company intends that each future Series will elect and qualify to be taxed as a corporation under the Code. Each separate Series intends to be accounted for as described in ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of the end of the Current Period.

The Company has elected to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. Therefore, the Company is a pass-through entity and is not a tax paying entity for federal income tax purposes. Instead, the member is liable for income tax on its respective shares of taxable income.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with the accounting and disclosure requirements of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the period.

10.Cryptocurrencies:

Cryptocurrencies held are accounted for as indefinite-lived intangible assets in accordance with ASC 350, Intangibles-Goodwill and Other. The Company has ownership of and control over our cryptocurrency and we use third-party custodial services to secure it. Cryptocurrencies are recorded at cost, net of any impairment losses incurred since acquisition. All cryptocurrency balances are presented in Other Assets on the balance sheet.

From time to time, the Company or certain Series that own and hold non-fungible tokens (“NFTs”) as assets may receive additional cryptocurrencies or NFTs from the NFT creator through “airdrops.” Airdrops are one-time occurrences, are at the discretion of NFT creators or other third parties, and are not in the normal course of operations of the Company or any Series. The Company or Series records these additional cryptocurrencies and NFTs received for free as Investment Income on its statement of operations upon receipt, and at an estimated fair value based on comparable cryptocurrencies and NFTs currently being traded in the open market at the time of receipt.

NFTs are subject to an impairment test at each reporting period based on current trading values in the current period. If the current trading value of the NFT is less than the carrying value at the end of the reporting period, impairment is recognized in the amount the carrying value exceeds the current trading value.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

11. Recent Accounting Pronouncements:

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosure, which requires retrospective disclosure of significant segment expenses and other segment items on an annual and interim basis. Additionally, it requires disclosure of the title and position of the Chief Operating Decision Maker (“CODM”). The Company adopted the standard effective January 1, 2024 and there was no material impact to the financial statements. See Note H – Segment Reporting for required disclosures related to this adoption.

On December 12, 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The ASU requires an entity holding crypto assets that meet certain requirements to subsequently measure those in-scope crypto assets at fair value with changes in fair value recognized in net income. The ASU requires separate presentation of in-scope crypto assets from other intangible assets on the balance sheet and subsequent remeasurements for fair value is also required to be recorded separately from impairment of other intangible assets in the income statement. Additional disclosures are required, including significant holdings, contractual sale restrictions, as well as reconciliation of the beginning and ending balances of crypto assets. Before this ASU, in-scope crypto assets were generally accounted for as indefinite-lived intangible assets, which follow a cost-less-impairment accounting model. The new ASU should be applied using a modified retrospective transition method with cumulative-effect adjustment recorded to the opening balance sheet of retained earnings as of the beginning of the year of adoption. The ASU is effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption is permitted.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes: Improvements to Income Tax Disclosures (Topic 740). The new income tax standard will require significant additional disclosures, focused on the disclosure of income taxes paid and the rate reconciliation table. The new guidance should be applied prospectively, with retrospective application permitted, and will be effective for calendar-year-end public business entities in the 2025 annual period and in 2026 for interim periods.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and Advisory Board members.

Officer and Affiliate Loans

From time to time, affiliates of the Manager and their individual officers may make interest-bearing loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Because the Series will repay the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Asset. There were no such loans from affiliates of the Manager during the Current Period and the Prior Period.

From time to time the Asset Manager, affiliates of the Manager or third parties may make non-interest-bearing loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing loans used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

The table below indicates the timing of the loan made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future Series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#ARSHAM2	$ 278,639	$ 238	Repaid from proceeds	4/19/2024	4.45%	4/25/2024
Loan 2	#LEBRON	125,000	1,374	Repaid from proceeds	4/26/2024	4.45%	7/22/2024
Amounts repaid as of 12/31/2024		$ (403,639)	$ (1,612)
Balance as of 12/31/2024		$ -	$ -

As of the end of the Current Period and Prior Period, amounts outstanding due to/from Manager and affiliates are shown as below:

Period	Due to the Manager and its Affiliates	Due from the Manager and its Affiliates
Current Period	$ 152,636	$ 19,415
Prior Period	$ 832,743	$ 415

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS (CONTINUED)

The following table sets forth affiliated entities owning greater than ten percent of any Series as of December 31, 2024:

Title of Class	Beneficial Owner	Number of Interests Owned	Percent of Class
#ARSHAM1	The Manager	3,028	45%
#ARSHAM2	The Manager	5,535	18%
#RLEXPEPSI	The Manager	218	11%

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

No revenue models have been demonstrated at the Company or Series level during the Current Period and we do not expect either the Company or any of its Series to generate any revenues for some time.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such an Underlying Asset.

Fees and expenses related to the purchase of an Underlying Asset include, Acquisition Expenses. Other fees are incurred upon the Closing of an Offering and include Offering Expenses, Brokerage Fees, Custody Fees, and Sourcing Fees.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses) are similar in nature and are associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

If the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts. In connection with the allocation of Operating Expenses to the various Series, the Manager will periodically (and no less than semiannually) review Series’ ability to pay their Operating Expenses. Based on that review, the Manager will determine the method by which such Operating Expenses will be paid, including whether any Operating Expenses Reimbursement Obligations will be incurred.

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy at its sole discretion from time to time.

Allocation Methodology or Description by Category

•Revenue: No revenue models have been demonstrated at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B – Summary of Significant Accounting Policies – Offering Expenses) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B – Summary of Significant Accounting Policies – Capital Assets), are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are specific to and are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B – Summary of Significant Accounting Policies – Capital Assets).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and is charged to the specific Series.

•Custody Fee: DriveWealth served as the Custodian throughout the Prior Period. For all offerings for which DriveWealth served as Custodian, the Custody Fee was paid from the proceeds of each offering (as described in Note B – Summary of Significant Accounting Policies – Members’ Equity) and was charged to the specific Series. In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in the future, the Manager will pay and not be reimbursed for such Custody Fee. NCPS became the Custodian beginning January 2, 2024. North Capital, as Custodian, will not receive any compensation directly related to the Offering of any particular Series, but will instead receive an account opening fee and annual account maintenance fee with respect to each individual Investor, and will not be an obligation to the Company or any Series.

•Operating Expenses: Operating Expenses (as described in Note B – Summary of Significant Accounting Policies – Operating Expenses), including storage, insurance, maintenance, marketing costs and other Series related Operating Expenses, are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the number of Underlying Assets insured

▪Storage: based on the number of Underlying Assets in storage

▪Bookkeeping and accounting Fees: allocated monthly across all closed Series Offerings

▪Transportation: based on the number of Underlying Assets transported

▪Marketing: based on the number of Underlying Assets marketed to potential Investors

oGains and Losses on Sale and Impairments are directly charged to the Company or a Series.

oWe expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses

•Investment Income: From time to time, Rally or a Series may receive income from other sources such as an NFT airdrop event or NFT conference, which is recognized as investment income. For Series that received the NFT airdrops, the Company put a vote to the underlying Investors on whether to hold or sell the airdropped asset. For Series that voted to sell, the Series sold the asset and distributed proceeds, net of income taxes to the Investors.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE E - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow (as described below) of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)First, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Second, to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses for that Series.

iii)Thereafter, to make distributions, at least 50% of which (as described below, net of corporate income taxes, if any, applicable to such Series of Interests) shall be distributed as dividends to Investors of a particular Series, and no more than 50% of which shall be distributed to the Asset Manager in payment of the Management Fee for that Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of the end of the Current Period and Prior Period, no distributions of Free Cash Flow or Management Fees were paid by the Company or in respect of any Series, except for those Series with sale of Underlying Assets that made distributions to their members and for those Series that receive income from other sources, such as an NFT airdrop event or NFT conference, which is recognized as investment income.

Success Fee:

Upon the sale of an Underlying Asset associated with a Series whose initial Offering commenced on or after January 1, 2023, if the Capital Proceeds, as defined in the Operating Agreement, are greater than an amount equal to 110% of the Offering Amount of the Series, as defined in the Operating Agreement, then the Asset Manager shall be entitled to be paid by the Series an amount (the “Success Fee”) calculated as follows:

•If the Capital Proceeds are equal to an amount greater than 110% of the Offering Amount of the related Series but less than or equal to 120% of the Offering Amount of such Series, then the Success Fee shall be an amount equal to 10% of the amount by which the Capital Proceeds exceed 110% of the Offering Amount; or

•If the Capital Proceeds are equal to an amount greater than 120% of the Offering Amount of the related Series, then the Success Fee shall be an amount equal to the sum of one percent (1%) of the Offering Amount plus twenty percent (20%) of the amount by which the Capital Proceeds exceed 120% of the Offering Amount.

The Asset Manager may, in its sole discretion, waive any or all of the Success Fee.  All Offerings launched since January 1, 2023, are subject to a Success Fee.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX

Each Series has elected and qualifies to be taxed as a corporation under the Internal Revenue Code of 1986. The Company has elected to be treated as a disregarded entity.

No provision for income taxes for the Current Period and Prior Period have been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for those Series that sold assets and for those Series that may receive income from other sources such as an NFT airdrop event or conference, which is recognized as investment income. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized. The Series’ net deferred tax assets are fully offset by a valuation allowance (other than for the Series designated in the table below), and therefore, no tax benefit applicable to the loss for each individual Series for the Current Period and the Prior Period have been recognized. For each Series, net operating loss carryforwards incurred since inception, January 1, 2019, do not expire for federal income tax purposes.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

The Series designated in the tables below have sold their primary operating asset during the Current Period and Prior Period. As a result, the Company has recorded a provision for income taxes as shown below:

Provision for income taxes on Asset Sales in the Current Period
Series	#99LE1	#80LC1	#94LD1	#MACWORLD1	#POTTER	#33RUTH	#38DIMAGGIO	#POKEMON1	#JOBSMAC
Income before provision for income taxes, gross	$ 19,116	$ 567,425	$ 401,030	$ 42,472	$ 62,353	$ 105,688	$ 21,035	$ 141,664	$ 114,614
Federal, state and local statutory rates	21%	21%	21%	36%	21%	21%	21%	21%	36%
Tax at statutory tax rate	$ 4,014	$ 119,159	$ 84,216	$ 15,438	$ 13,094	$ 22,195	$ 4,417	$ 29,750	$ 41,662
Utilization of valuation allowance	(3,100)	(6,150)	(5,862)	(218)	(1,131)	(1,282)	(773)	(1,432)	(793)
State and local minimum taxes	50	50	50		50	50	50	50
Other	$ 30	$ (0)	$ (12)	$ 0	$ (6)	$ 29	$ 1	$ 21	$ 0
Provision for income taxes	$ 995	$ 113,060	$ 78,392	$ 15,221	$ 12,008	$ 20,991	$ 3,696	$ 28,388	$ 40,869

Provision for income taxes on Asset Sales in the Current Period (Continued)
Series	#CLEMENTE2	#NASA1	#85JORDAN	#34GEHRIG	#PUNCHOUT	#84JORDAN	#FEDERAL	#79GRETZKY	#FAUBOURG2
Income before provision for income taxes, gross	$ 12,062	$ 94,712	$ 34,598	$ 55,916	$ 14,698	$ 195,582	$ 74,508	$ 198,500	$ 29,307
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%	36%	21%	21%
Tax at statutory tax rate	$ 2,533	$ 19,890	$ 7,266	$ 11,742	$ 3,087	$ 41,072	$ 27,084	$ 41,685	$ 6,154
Utilization of valuation allowance	(805)	(2,228)	(2,240)	(552)	(1,067)	(2,343)	(584)	(5,034)	(1,286)
State and local minimum taxes	50	50	50	50	50	50		50	50
Other	$ 1	$ (93)	$ (52)	$ 40	$ (0)	$ 41	$ (0)	$ (54)	$ (50)
Provision for income taxes	$ 1,780	$ 17,619	$ 5,023	$ 11,281	$ 2,070	$ 38,821	$ 26,499	$ 36,648	$ 4,868

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Provision for income taxes on Asset Sales in the Current Period (Continued)
Series	#85JORDAN2	#36OWENS	#HONUS2	#OHTANI2	#HOBBIT	#IPADPROTO	#15COBB	Total
Income before provision for income taxes, gross	$ 207,089	$ 6,658	$ 10,744	$ 31,787	$ 20,683	$ 11,397	$ 5,362	$ 2,478,999
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%	21%
Tax at statutory tax rate	$ 43,489	$ 1,398	$ 2,256	$ 6,675	$ 4,343	$ 2,393	$ 1,126	$ 556,139
Utilization of valuation allowance	(1,583)	(291)	(573)	(471)	(277)	(186)	(391)	(40,651)
State and local minimum taxes	50	50	50	50	50	50	50	1,100
Other	$ (92)	$ 2	$ (5)	$ (23)	$ (2)	$ 21	$ (3)	$ (205)
Provision for income taxes	$ 41,863	$ 1,158	$ 1,729	$ 6,232	$ 4,114	$ 2,279	$ 782	$ 516,384

During the Current Period, Series #54AARON, #10COBB, #03KOBE, #68RYAN, #48JACKIE, #05MJLJ, #99MJRETRO, #HENDERSON and #OHTANI1 sold their primary operating asset and only have a provision for income taxes for minimum state and local taxes of $50 due to a net loss for the Current Period.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Provision for income taxes on Asset Sales in the Prior Period
Series	#94CSI	#BATMAN	#02AX1	#02BZ1	#80PN1	#85FT1	#88BM1	#88LJ1	#88PT1	#95BL1	#FAUBOURG	#92JORDAN	#16KOBE	#IPOD	Total
Income before provision for income taxes, gross	$ (12,585)	$ 299,974	$ 33,144	$ 16,517	$ 8,612	$ 7,009	$ 2,419	$ (138)	$ (3,091)	$ 13,333	$ 59,326	$ 15,337	$ 162,530	$ 6,375	$ 608,759
Federal, state and local statutory rates	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%	21%
Tax at statutory tax rate	$ -	$ 62,994	$ 6,960	$ 3,469	$ 1,809	$ 1,472	$ 508	$ -	$ -	$ 2,800	$ 12,459	$ 3,221	$ 34,131	$ 1,339	$ 131,161
Utilization of valuation allowance	(1,399)	-	(2,675)	(2,851)	(1,825)	(4,196)	(2,614)	(3,744)	(2,048)	(3,089)	(1,177)	(389)	(3,176)	(210)	(29,391)
State and local minimum taxes											50	50	50	50	200
Other	1,449	51,742	48	47	66	2,774	2,156	3,794	2,098	339	3	(19)	(171)	17	64,342
Provision for income taxes	$ 50	$ 114,736	$ 4,333	$ 665	$ 50	$ 50	$ 50	$ 50	$ 50	$ 50	$ 11,335	$ 2,863	$ 30,835	$ 1,195	$ 166,311

Provision for income taxes on Investment Income in the Prior Period
Series	#MAYC857	#MAYC9114	#BAYC601	#BAYC7359	#BAYC9159	#BAYC4612	#BAYC8827	#MAYC5750	Total
Income before provision for income taxes, gross	$ 163	$ 3,627	$ 5,645	$ 5,613	$ 5,594	$ 5,659	$ 5,685	$ 3,640	$ 35,625
Federal, state and local statutory rates	36.35%	36.35%	36.35%	36.35%	36.35%	36.35%	36.35%	36.35%
Tax at statutory tax rate	$ 59	$ 1,318	$ 2,052	$ 2,040	$ 2,034	$ 2,057	$ 2,066	$ 1,323	$ 12,950
Other	(5)	(117)	(182)	(181)	(180)	(182)	(183)	(117)	(1,148)
Provision for income taxes	$ 54	$ 1,202	$ 1,870	$ 1,859	$ 1,853	$ 1,875	$ 1,883	$ 1,206	$ 11,801

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Reconciliation of the provision for/ (benefit from) income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. The Company has elected to be treated as a disregarded entity; thus, for the Current Period and the Prior Period the only tax effected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#77LE1	$ (464)	$ 464	$ -	$ -	$ (428)	$ 428	$ -	$ -
#69BM1	(466)	466	-	-	(528)	528	-	-
#85FT1	-	-	-	-	1,472	(1,472)	50	50
#88LJ1	-	-	-	-	(29)	29	50	50
#55PS1	(710)	710	-	-	(471)	471	-	-
#93XJ1	(479)	479	-	-	(851)	851	-	-
#83FB1	(474)	474	-	-	(502)	502	-	-
#90FM1	(462)	462	-	-	(413)	413	-	-
#95BL1	-	-	-	-	2,800	(2,800)	50	50
#98DV1	(466)	466	-	-	(443)	443	-	-
#02AX1	-	-	-	-	6,960	(2,675)	50	4,333
#99LE1	4,014	(3,100)	50	995	(426)	426	-	-
#91MV1	(463)	463	-	-	(418)	418	-	-
#94DV1	(464)	464	-	-	(424)	424	-	-
#92LD1	(436)	436	-	-	(669)	669	-	-
#72MC1	(4,356)	4,356	-	-	(1,154)	1,154	-	-
#11BM1	(465)	465	-	-	(431)	431	-	-
#80LC1	119,159	(6,150)	50	113,060	(2,465)	2,465	-	-
#02BZ1	-	-	-	-	3,469	(2,851)	50	665
#88BM1	-	-	-	-	508	(508)	50	50
#63CC1	(466)	466	-	-	(443)	443	-	-
#76PT1	(469)	469	-	-	(459)	459	-	-
#75RA1	(465)	465	-	-	(430)	430	-	-
#65AG1	(880)	880	-	-	(457)	457	-	-
#90MM1	(463)	463	-	-	(415)	415	-	-
#61JE1	(471)	471	-	-	(475)	475	-	-
#88PT1	-	-	-	-	(649)	649	50	50
#65FM1	(465)	465	-	-	(430)	430	-	-
#94LD1	84,216	(5,862)	50	78,392	(971)	971	-	-
#99SS1	(467)	467	-	-	(445)	445	-	-
#94FS1	(467)	467	-	-	(447)	447	-	-
#61MG1	(474)	474	-	-	(501)	501	-	-
#92CC1	(464)	464	-	-	(421)	421	-	-
#80PN1	-	-	-	-	1,809	(1,809)	50	50
#88LL1	(472)	472	-	-	(547)	547	-	-
#MEEB11275	(63)	63	-	-	(28,874)	28,874	-	-
#82TAYLOR	(678)	678	-	-	(92)	92	-	-
#HOLMES	(812)	812	-	-	(78)	78	-	-
#HULK180	(2,555)	2,555	-	-	(83)	83	-	-
#05JAYZ	(1,258)	1,258	-	-	(103)	103	-	-
#JUSTINIAN	(112)	112	-	-	(108)	108	-	-
#67ICEBOWL	(116)	116	-	-	(87)	87	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#DKCOUNTRY	(112)	112	-	-	(98)	98	-	-
#FALCON	(3,678)	3,678	-	-	(241)	241	-	-
#MARIOWRLD	(4,167)	4,167	-	-	(356)	356	-	-
#82AV1	(473)	473	-	-	(490)	490	-	-
#SUPERBWL1	(127)	127	-	-	(194)	194	-	-
#MEEB7985	(62)	62	-	-	(5,398)	5,398	-	-
#BONDWATCH	(106)	106	-	-	(195)	195	-	-
#95FF1	(466)	466	-	-	(862)	862	-	-
#MAYC857	(118)	118	-	-	(6,790)	6,790	-	-
#PUNK2981	(62)	62	-	-	(40,959)	40,959	-	-
#WOW2221	(4,018)	4,018	-	-	(62)	62	-	-
#NIKON1	(114)	114	-	-	(122)	122	-	-
#LOTF	(107)	107	-	-	(75)	75	-	-
#DOOD6778	(62)	62	-	-	(4,622)	4,622	-	-
#BAKC7820	(62)	62	-	-	(4,065)	4,065	-	-
#NBAJAM	(6,332)	6,332	-	-	(181)	181	-	-
#SANDBOX1	(9,678)	9,678	-	-	(7,349)	7,349	-	-
#WOW6586	(7,990)	7,990	-	-	(202)	202	-	-
#AZUKI6704	(62)	62	-	-	(62)	62	-	-
#58PELE4	(119)	119	-	-	(155)	155	-	-
#OBAMABALL	(4,625)	4,625	-	-	(282)	282	-	-
#BART	(892)	892	-	-	(133)	133	-	-
#HOMER	(113)	113	-	-	(133)	133	-	-
#SI1	(108)	108	-	-	(74)	74	-	-
#GOLD1	(112)	112	-	-	(97)	97	-	-
#VERSTAPP1	(116)	116	-	-	(156)	156	-	-
#96TIGER	(4,814)	4,814	-	-	(176)	176	-	-
#88ZELDA	(122)	122	-	-	(179)	179	-	-
#STARWARS3	(114)	114	-	-	(201)	201	-	-
#YEEZY	(117)	117	-	-	(135)	135	-	-
#MAYC9114	(9,458)	9,458	-	-	(437)	437	-	-
#VFRNDS1	(118)	118	-	-	(146)	146	-	-
#MBIRD2754	(62)	62	-	-	(13,777)	13,777	-	-
#VEEFRND1	(62)	62	-	-	(6,698)	6,698	-	-
#TREASURE	(109)	109	-	-	(77)	77	-	-
#MACWORLD1	8,919	(218)	-	15,221	(131)	131	-	-
#KENNERSET	(111)	111	-	-	(870)	870	-	-
#LEDZEPP1	(119)	119	-	-	(155)	155	-	-
#VEEVIPER	(111)	111	-	-	(93)	93	-	-
#BEEPLE1	(62)	62	-	-	(10,996)	10,996	-	-
#WARHOL1	(114)	114	-	-	(7,526)	7,526	-	-
#GAMEBOY	(2,896)	2,896	-	-	(251)	251	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#CROESUS	(102)	102	-	-	(177)	177	-	-
#SACHS1	(162)	162	-	-	(4,439)	4,439	-	-
#32RUTH	(131)	131	-	-	(346)	346	-	-
#ELON1	(110)	110	-	-	(84)	84	-	-
#105.ETH	(62)	62	-	-	(62)	62	-	-
#R2D2	(110)	110	-	-	(87)	87	-	-
#VADER	(110)	110	-	-	(84)	84	-	-
#WARHOL2	(110)	110	-	-	(113)	113	-	-
#JEKYLL	(109)	109	-	-	(77)	77	-	-
#BUFFETT1	(109)	109	-	-	(76)	76	-	-
#DRACULA10	(423)	423	-	-	(82)	82	-	-
#PAPPY1	(107)	107	-	-	(94)	94	-	-
#1857COIN	(93)	93	-	-	(108)	108	-	-
#94CSI	-	-	-	-	(2,643)	2,643	50	50
#ANDYPELE	(87)	87	-	-	(67)	67	-	-
#BOBAFETT	(114)	114	-	-	(117)	117	-	-
#ELVIS	(117)	117	-	-	(272)	272	-	-
#GBOYCOLOR	(109)	109	-	-	(485)	485	-	-
#JETFIRE	(110)	110	-	-	(85)	85	-	-
#POPEBALL	(113)	113	-	-	(106)	106	-	-
#RABBIT	(110)	110	-	-	(294)	294	-	-
#54AARON	(9,962)	9,962	50	50	(480)	480	-	-
#GRATEFUL1	(137)	137	-	-	(287)	287	-	-
#BOBAPROTO	(145)	145	-	-	(344)	344	-	-
#BATMAN	-	-	-	-	114,890	(154)	51,826	114,736
#ARSHAM1	(949)	949	-	-	(789)	789	-	-
#SCARFACE	(104)	104	-	-	-	-	-	-
#ARSHAM2	(420)	420	-	-	-	-	-	-
#LEBRON	(25)	25	-	-	-	-	-	-
#94VTTT	(15)	15	-	-	-	-	-	-
#52MANTLE	(149)	149	-	-	(319)	319	-	-
#71MAYS	(122)	122	-	-	(281)	281	-	-
#RLEXPEPSI	(91)	91	-	-	(95)	95	-	-
#10COBB	(1,744)	1,744	50	50	(141)	141	-	-
#POTTER	13,094	(1,131)	50	12,008	(259)	259	-	-
#TWOCITIES	(109)	109	-	-	(75)	75	-	-
#FROST	(108)	108	-	-	(75)	75	-	-
#BIRKINBLU	(123)	123	-	-	(250)	250	-	-
#SMURF	(94)	94	-	-	(123)	123	-	-
#70RLEX	-	-	-	-	(3,858)	3,858	50	50
#EINSTEIN	(108)	108	-	-	(75)	75	-	-
#HONUS	(277)	277	-	-	(1,060)	1,060	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#75ALI	(120)	120	-	-	(391)	391	-	-
#BIRKINBOR	(121)	121	-	-	(260)	260	-	-
#33RUTH	22,195	(1,282)	50	20,991	(218)	218	-	-
#SPIDER1	(109)	109	-	-	(162)	162	-	-
#BATMAN3	(111)	111	-	-	(99)	99	-	-
#ULYSSES	(987)	987	-	-	(78)	78	-	-
#ROOSEVELT	(109)	109	-	-	(77)	77	-	-
#56MANTLE	(110)	110	-	-	(90)	90	-	-
#AGHOWL	(109)	109	-	-	(76)	76	-	-
#18ZION	(2,169)	2,169	-	-	(102)	102	-	-
#SNOOPY	(93)	93	-	-	(102)	102	-	-
#APOLLO11	(116)	116	-	-	(236)	236	-	-
#YOKO	(109)	109	-	-	(76)	76	-	-
#HIMALAYA	(143)	143	-	-	(393)	393	-	-
#38DIMAGGIO	4,417	(773)	50	3,696	(111)	111	-	-
#55CLEMENTE	(118)	118	-	-	(143)	143	-	-
#LOTR	(109)	109	-	-	(80)	80	-	-
#CATCHER	(108)	108	-	-	(75)	75	-	-
#BOND1	(1,881)	1,881	-	-	(83)	83	-	-
#SUPER21	(108)	108	-	-	(74)	74	-	-
#BIRKINTAN	(115)	115	-	-	(185)	185	-	-
#GMTBLACK1	(93)	93	-	-	(111)	111	-	-
#61JFK	(109)	109	-	-	(77)	77	-	-
#POKEMON1	29,750	(1,432)	50	28,388	(305)	305	-	-
#LINCOLN	(111)	111	-	-	(91)	91	-	-
#STARWARS1	(108)	108	-	-	(80)	80	-	-
#68MAYS	(117)	117	-	-	(135)	135	-	-
#56TEDWILL	(129)	129	-	-	(230)	230	-	-
#CAPTAIN3	(109)	109	-	-	(82)	82	-	-
#CHURCHILL	(108)	108	-	-	(74)	74	-	-
#SHKSPR4	(112)	112	-	-	(103)	103	-	-
#03KOBE	(224)	224	50	50	(159)	159	-	-
#03JORDAN	(117)	117	-	-	(137)	137	-	-
#39TEDWILL	(115)	115	-	-	(127)	127	-	-
#94JETER	(118)	118	-	-	(153)	153	-	-
#2020TOPPS	(134)	134	-	-	(266)	266	-	-
#05LATOUR	(90)	90	-	-	(75)	75	-	-
#16SCREAG	(93)	93	-	-	(99)	99	-	-
#14DRC	(95)	95	-	-	(113)	113	-	-
#86RICE	(113)	113	-	-	(111)	111	-	-
#57MANTLE	(110)	110	-	-	(88)	88	-	-
#FAUBOURG	-	-	-	-	12,459	(1,177)	50	11,335

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#SOBLACK	(121)	121	-	-	(340)	340	-	-
#GATSBY	(115)	115	-	-	(134)	134	-	-
#93DAYTONA	(96)	96	-	-	(128)	128	-	-
#09TROUT	(32,046)	32,046	-	-	(524)	524	-	-
#57STARR	(110)	110	-	-	(88)	88	-	-
#03KOBE2	(1,374)	1,374	-	-	(113)	113	-	-
#JOBSMAC	24,069	(793)	-	40,869	(283)	283	-	-
#16PETRUS	(94)	94	-	-	(105)	105	-	-
#ALICE	(108)	108	-	-	(80)	80	-	-
#SPIDER10	(109)	109	-	-	(77)	77	-	-
#62MANTLE	(143)	143	-	-	(360)	360	-	-
#BATMAN6	(760)	760	-	-	(79)	79	-	-
#CLEMENTE2	2,533	(805)	50	1,780	(190)	190	-	-
#79STELLA	(103)	103	-	-	(183)	183	-	-
#TKAM	(109)	109	-	-	(80)	80	-	-
#DIMAGGIO2	(91)	91	-	-	(96)	96	-	-
#13BEAUX	(92)	92	-	-	(89)	89	-	-
#ANMLFARM	(108)	108	-	-	(79)	79	-	-
#NASA1	19,890	(2,228)	50	17,619	(566)	566	-	-
#00BRADY	(117)	117	-	-	(141)	141	-	-
#85NES	(115)	115	-	-	(134)	134	-	-
#69KAREEM	(114)	114	-	-	(118)	118	-	-
#59JFK	(109)	109	-	-	(79)	79	-	-
#04LEBRON	(120)	120	-	-	(159)	159	-	-
#85JORDAN	7,266	(2,240)	50	5,023	(693)	693	-	-
#GOLDENEYE	(114)	114	-	-	(117)	117	-	-
#MOONSHOE	(108)	108	-	-	(358)	358	-	-
#03LEBRON2	(8,496)	8,496	-	-	(250)	250	-	-
#GRAPES	(109)	109	-	-	(81)	81	-	-
#34GEHRIG	11,742	(552)	50	11,281	(131)	131	-	-
#98KANGA	(148)	148	-	-	(368)	368	-	-
#06BRM	(91)	91	-	-	(83)	83	-	-
#DUNE	(114)	114	-	-	(75)	75	-	-
#86FLEER	(147)	147	-	-	(368)	368	-	-
#WILDGUN	(114)	114	-	-	(119)	119	-	-
#13GIANNIS	(113)	113	-	-	(111)	111	-	-
#04MESSI	(119)	119	-	-	(150)	150	-	-
#AVENGE57	(109)	109	-	-	(77)	77	-	-
#03TACHE	(98)	98	-	-	(137)	137	-	-
#99TMB2	(121)	121	-	-	(255)	255	-	-
#PUNCHOUT	3,087	(1,067)	50	2,070	(314)	314	-	-
#BULLSRING	(175)	175	-	-	(565)	565	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#70AARON	(112)	112	-	-	(104)	104	-	-
#96CHARZRD	(4,422)	4,422	-	-	(270)	270	-	-
#01TIGER	(112)	112	-	-	(110)	110	-	-
#ICECLIMB	(127)	127	-	-	(210)	210	-	-
#09COBB	(129)	129	-	-	(126)	126	-	-
#96JORDAN2	(166)	166	-	-	(271)	271	-	-
#JUNGLEBOX	(116)	116	-	-	(131)	131	-	-
#59FLASH	(110)	110	-	-	(89)	89	-	-
#FOSSILBOX	(113)	113	-	-	(107)	107	-	-
#POKEBLUE	(113)	113	-	-	(111)	111	-	-
#98GTA	(112)	112	-	-	(204)	204	-	-
#PICNIC	(2,111)	2,111	-	-	(336)	336	-	-
#DOMINOS	(89)	89	-	-	(81)	81	-	-
#09CURRY	(556)	556	-	-	(117)	117	-	-
#84JORDAN	41,072	(2,343)	50	38,821	(692)	692	-	-
#09BEAUX	(93)	93	-	-	(97)	97	-	-
#KEROUAC	(111)	111	-	-	(97)	97	-	-
#FEDERAL	15,647	(584)	-	26,499	(107)	107	-	-
#62BOND	(111)	111	-	-	(95)	95	-	-
#71TOPPS	(124)	124	-	-	(190)	190	-	-
#DEATON	(132)	132	-	-	(2,059)	2,059	-	-
#98ZELDA	(2,026)	2,026	-	-	(111)	111	-	-
#03JORDAN2	(118)	118	-	-	(169)	169	-	-
#91JORDAN	(126)	126	-	-	(232)	232	-	-
#79GRETZKY	41,685	(5,034)	50	36,648	(1,616)	1,616	-	-
#17DUJAC	(92)	92	-	-	(91)	91	-	-
#FAUBOURG2	6,154	(1,286)	50	4,868	(426)	426	-	-
#MOSASAUR	(527)	527	-	-	(556)	556	-	-
#92JORDAN	-	-	-	-	3,221	(389)	50	2,863
#03LEBRON3	(162)	162	-	-	(475)	475	-	-
#95TOPSUN	(121)	121	-	-	(171)	171	-	-
#09TROUT2	(121)	121	-	-	(176)	176	-	-
#59BOND	(111)	111	-	-	(92)	92	-	-
#OPEECHEE	(175)	175	-	-	(668)	668	-	-
#ROCKETBOX	(115)	115	-	-	(121)	121	-	-
#94JORDAN	(128)	128	-	-	(343)	343	-	-
#18LUKA	(114)	114	-	-	(116)	116	-	-
#FANFOUR5	(111)	111	-	-	(98)	98	-	-
#16KOBE	-	-	-	-	34,131	(3,176)	50	30,835
#11BELAIR	(91)	91	-	-	(86)	86	-	-
#76PAYTON	(122)	122	-	-	(178)	178	-	-
#85MJPROMO	(114)	114	-	-	(221)	221	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#96KOBE	(4,702)	4,702	-	-	(205)	205	-	-
#99CHARZRD	(188)	188	-	-	(665)	665	-	-
#68RYAN	(974)	974	50	50	(190)	190	-	-
#MARADONA	(111)	111	-	-	(94)	94	-	-
#POKEYELOW	(120)	120	-	-	(164)	164	-	-
#POKELUGIA	(133)	133	-	-	(344)	344	-	-
#VANHALEN	(110)	110	-	-	(88)	88	-	-
#48JACKIE	(16,969)	16,969	50	50	(838)	838	-	-
#05MJLJ	(3,349)	3,349	50	50	(214)	214	-	-
#81MONTANA	(125)	125	-	-	(196)	196	-	-
#00MOUTON	(92)	92	-	-	(91)	91	-	-
#07DURANT	(15,303)	15,303	-	-	(310)	310	-	-
#56AARON	(119)	119	-	-	(153)	153	-	-
#85LEMIEUX	(6,727)	6,727	-	-	(226)	226	-	-
#87JORDAN	(4,162)	4,162	-	-	(161)	161	-	-
#AC23	(109)	109	-	-	(231)	231	-	-
#APPLE1	(305)	305	-	-	(1,670)	1,670	-	-
#GWLOTTO	(109)	109	-	-	(80)	80	-	-
#GYMBOX	(112)	112	-	-	(102)	102	-	-
#HUCKFINN	(1,600)	1,600	-	-	(77)	77	-	-
#NEOBOX	(119)	119	-	-	(1,492)	1,492	-	-
#NEWTON	(118)	118	-	-	(252)	252	-	-
#NICKLAUS1	(117)	117	-	-	(140)	140	-	-
#POKEMON2	(10,813)	10,813	-	-	(19,097)	19,097	-	-
#POKERED	(117)	117	-	-	(140)	140	-	-
#RIVIERA	(93)	93	-	-	(106)	106	-	-
#SMB3	(114)	114	-	-	(114)	114	-	-
#WALDEN	(109)	109	-	-	(77)	77	-	-
#WZRDOFOZ	(111)	111	-	-	(107)	107	-	-
#60ALI	(164)	164	-	-	(487)	487	-	-
#TORNEK	(127)	127	-	-	(376)	376	-	-
#DIMAGGIO3	(271)	271	-	-	(896)	896	-	-
#POKEMON3	(276)	276	-	-	(1,162)	1,162	-	-
#58PELE3	(164)	164	-	-	(438)	438	-	-
#09CURRY2	(33,650)	33,650	-	-	(963)	963	-	-
#85ERVING	(127)	127	-	-	(145)	145	-	-
#80ALI	(165)	165	-	-	(190)	190	-	-
#BATMAN2	(111)	111	-	-	(99)	99	-	-
#FLASH123	(109)	109	-	-	(79)	79	-	-
#99MJRETRO	(77)	77	50	50	(1,401)	1,401	-	-
#85GPK	(113)	113	-	-	(676)	676	-	-
#IPOD	-	-	-	-	1,339	(210)	50	1,195

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#HGWELLS	(110)	110	-	-	(84)	84	-	-
#85JORDAN2	43,489	(1,583)	50	41,863	(532)	532	-	-
#66ORR	(131)	131	-	-	(240)	240	-	-
#CONGRESS	(112)	112	-	-	(101)	101	-	-
#GRIFFEYJR	(1,113)	1,113	-	-	(131)	131	-	-
#01HALO	(1,595)	1,595	-	-	(106)	106	-	-
#87ZELDA	(135)	135	-	-	(269)	269	-	-
#EINSTEIN2	(111)	111	-	-	(93)	93	-	-
#SANTANA	(110)	110	-	-	(89)	89	-	-
#01TIGER2	(1,918)	1,918	-	-	(109)	109	-	-
#86JORDAN2	(2,995)	2,995	-	-	(217)	217	-	-
#TOPPSTRIO	(1,176)	1,176	-	-	(884)	884	-	-
#81BIRD	(119)	119	-	-	(150)	150	-	-
#97KOBE	(123)	123	-	-	(186)	186	-	-
#XMEN94	(110)	110	-	-	(115)	115	-	-
#09RBLEROY	(102)	102	-	-	(163)	163	-	-
#04MESSI2	(120)	120	-	-	(1,102)	1,102	-	-
#THEROCK	(113)	113	-	-	(2,193)	2,193	-	-
#XLXMEN1	(4,855)	4,855	-	-	(89)	89	-	-
#03LEBRON5	(8,626)	8,626	-	-	(260)	260	-	-
#METEORITE	(554)	554	-	-	(757)	757	-	-
#SLASH	(107)	107	-	-	(84)	84	-	-
#00BRADY2	(16,624)	16,624	-	-	(13,465)	13,465	-	-
#89TMNT	(1,793)	1,793	-	-	(1,496)	1,496	-	-
#NESWWF	(112)	112	-	-	(102)	102	-	-
#PUNK9670	(63)	63	-	-	(66)	66	-	-
#18ALLEN	(117)	117	-	-	(236)	236	-	-
#CASTLEII	(112)	112	-	-	(102)	102	-	-
#36OWENS	1,398	(291)	50	1,158	(111)	111	-	-
#BAYC601	(258)	258	-	-	1,185	-	867	1,870
#60MANTLE	(375)	375	-	-	(1,656)	1,656	-	-
#PUNK8103	(63)	63	-	-	(68,522)	68,522	-	-
#GHOST1	(109)	109	-	-	(75)	75	-	-
#BROSGRIMM	(113)	113	-	-	(315)	315	-	-
#HENDERSON	(110)	110	50	50	(2,806)	2,806	-	-
#KIRBY	(121)	121	-	-	(171)	171	-	-
#03RONALDO	(14,893)	14,893	-	-	(380)	380	-	-
#HONUS2	2,256	(573)	50	1,729	(240)	240	-	-
#MARX	(112)	112	-	-	(103)	103	-	-
#09HARDEN	(1,728)	1,728	-	-	(2,127)	2,127	-	-
#MEEB15511	(63)	63	-	-	(12,483)	12,483	-	-
#90BATMAN	(3,046)	3,046	-	-	(171)	171	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#93JETER	(791)	791	-	-	(143)	143	-	-
#SIMPSONS1	(1,000)	1,000	-	-	(102)	102	-	-
#SPIDER129	(1,148)	1,148	-	-	(83)	83	-	-
#NESDK3	(135)	135	-	-	(296)	296	-	-
#BAYC7359	(258)	258	-	-	1,179	-	861	1,859
#CURIO10	(4,344)	4,344	-	-	(7,585)	7,585	-	-
#WILDTHING	(1,096)	1,096	-	-	(76)	76	-	-
#1776	(166)	166	-	-	(607)	607	-	-
#98JORDAN2	(185)	185	-	-	(641)	641	-	-
#MACALLAN1	(90)	90	-	-	(79)	79	-	-
#BAYC9159	(1,264)	1,264	-	-	1,175	-	859	1,853
#FANTASY7	(4,233)	4,233	-	-	(220)	220	-	-
#SURFER4	(3,388)	3,388	-	-	(92)	92	-	-
#OHTANI1	(667)	667	50	50	(236)	236	-	-
#OHTANI2	6,675	(471)	50	6,232	(205)	205	-	-
#WILT100	(135)	135	-	-	(275)	275	-	-
#PENGUIN	(110)	110	-	-	(213)	213	-	-
#KARUIZAWA	(96)	96	-	-	(1,357)	1,357	-	-
#KOMBAT	(11,588)	11,588	-	-	(228)	228	-	-
#APPLELISA	(126)	126	-	-	(203)	203	-	-
#98MANNING	(113)	113	-	-	(109)	109	-	-
#GIJOE	(118)	118	-	-	(146)	146	-	-
#BEATLES1	(113)	113	-	-	(112)	112	-	-
#SQUIG5847	(3,953)	3,953	-	-	(62)	62	-	-
#PACQUIAO	(112)	112	-	-	(1,748)	1,748	-	-
#83JOBS	(145)	145	-	-	(259)	259	-	-
#BATMAN181	(108)	108	-	-	(82)	82	-	-
#HOBBIT	4,343	(277)	50	4,114	(92)	92	-	-
#POPEYE	(132)	132	-	-	(250)	250	-	-
#PUNK5883	(63)	63	-	-	(98,627)	98,627	-	-
#HAMILTON1	(914)	914	-	-	(220)	220	-	-
#OBIWAN	(111)	111	-	-	(737)	737	-	-
#SMB2	(183)	183	-	-	(625)	625	-	-
#GIANNIS2	(204)	204	-	-	(787)	787	-	-
#86BONDS	(110)	110	-	-	(169)	169	-	-
#IPADPROTO	2,393	(186)	50	2,279	(92)	92	-	-
#MOBYDICK	(110)	110	-	-	(90)	90	-	-
#03SERENA	(5,176)	5,176	-	-	(224)	224	-	-
#BAYC4612	(263)	263	-	-	1,188	-	869	1,875
#18OSAKA	(111)	111	-	-	(92)	92	-	-
#05RODGERS	(121)	121	-	-	(171)	171	-	-
#IROBOT	(108)	108	-	-	(283)	283	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Tax Provision / (Benefit) at Statutory Rate
	Current Period				Prior Period
Applicable Series	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes	Federal Tax Provision / (Benefit) at Statutory Rate	Change in Valuation Allowance	State and Local Provision	Provision / (Benefit) for Income Taxes
#LEICAGOLD	(115)	115	-	-	(216)	216	-	-
#FORTNITE	(112)	112	-	-	(98)	98	-	-
#IOMMI	(107)	107	-	-	(84)	84	-	-
#MARIO64	(135)	135	-	-	(273)	273	-	-
#GWTW	(109)	109	-	-	(183)	183	-	-
#NEWWORLD	(108)	108	-	-	(398)	398	-	-
#JAWA	(1,611)	1,611	-	-	(121)	121	-	-
#GWLETTER	(113)	113	-	-	(112)	112	-	-
#MARIOKART	(6,928)	6,928	-	-	(202)	202	-	-
#96KOBE2	(172)	172	-	-	(12,797)	12,797	-	-
#SHOWCASE4	(111)	111	-	-	(92)	92	-	-
#BAYC8827	(397)	397	-	-	1,194	-	872	1,883
#15COBB	1,126	(391)	50	782	(210)	210	-	-
#BRADBURY	(109)	109	-	-	(76)	76	-	-
#MACALLAN2	(93)	93	-	-	(103)	103	-	-
#BEATLES2	(114)	114	-	-	(115)	115	-	-
#92TIGER	(125)	125	-	-	(206)	206	-	-
#DOOD6921	(62)	62	-	-	(6,119)	6,119	-	-
#HIRST1	(95)	95	-	-	(632)	632	-	-
#GRIFFEY2	(989)	989	-	-	(99)	99	-	-
#SKYWALKER	(112)	112	-	-	(100)	100	-	-
#85GPK2	(114)	114	-	-	(116)	116	-	-
#19HAALAND	(118)	118	-	-	(1,772)	1,772	-	-
#MEGALODON	(573)	573	-	-	(897)	897	-	-
#KELLER	(108)	108	-	-	(180)	180	-	-
#GODFATHER	(108)	108	-	-	(101)	101	-	-
#MAYC5750	(265)	265	-	-	764	-	559	1,206
#SUPREMEPB	(122)	122	-	-	(176)	176	-	-
#MJTICKET	(23,463)	23,463	-	-	(356)	356	-	-
#COOLCAT	(109)	109	-	-	(77)	77	-	-
#BLASTOISE	(166)	166	-	-	(499)	499	-	-
#MACALLAN3	(108)	108	-	-	(101)	101	-	-
#SUPERMAN6	(109)	109	-	-	(204)	204	-	-
#MOONPASS	(108)	108	-	-	(157)	157	-	-
#90FANTASY	(1,518)	1,518	-	-	(96)	96	-	-
Total	$ 102,674	$ 377,265	$ 1,550	$ 516,834	$ (307,500)	$ 480,023	$ 57,412	$ 176,907

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Tax effected components of deferred tax assets and deferred tax liabilities at the end of the Current Period and the Prior Period, consisting mainly of net operating losses and collectible asset impairment charges, were as follows:

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period			Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#77LE1	$ (4,977)	$ 4,977	$ -	$ (4,512)	$ 4,512	$ -
#69BM1	(4,445)	4,445	-	(3,979)	3,979	-
#85FT1	-	-	-	-	-	-
#88LJ1	-	-	-	-	-	-
#55PS1	(10,522)	10,522	-	(9,812)	9,812	-
#93XJ1	(4,449)	4,449	-	(3,969)	3,969	-
#83FB1	(5,124)	5,124	-	(4,649)	4,649	-
#90FM1	(3,661)	3,661	-	(3,199)	3,199	-
#95BL1	-	-	-	-	-	-
#98DV1	(3,810)	3,810	-	(3,343)	3,343	-
#02AX1	-	-	-	-	-	-
#99LE1	914	(914)	-	(3,100)	3,100	-
#91MV1	(3,496)	3,496	-	(3,033)	3,033	-
#94DV1	(3,533)	3,533	-	(3,069)	3,069	-
#92LD1	(4,033)	4,033	-	(3,597)	3,597	-
#72MC1	(8,202)	8,202	-	(3,846)	3,846	-
#11BM1	(3,398)	3,398	-	(2,933)	2,933	-
#80LC1	113,010	(113,010)	-	(6,150)	6,150	-
#02BZ1	-	-	-	-	-	-
#88BM1	-	-	-	-	-	-
#63CC1	(3,473)	3,473	-	(3,006)	3,006	-
#76PT1	(3,552)	3,552	-	(3,084)	3,084	-
#75RA1	(3,553)	3,553	-	(3,088)	3,088	-
#65AG1	(3,893)	3,893	-	(3,013)	3,013	-
#90MM1	(2,795)	2,795	-	(2,333)	2,333	-
#61JE1	(3,499)	3,499	-	(3,028)	3,028	-
#88PT1	-	-	-	-	-	-
#65FM1	(3,212)	3,212	-	(2,748)	2,748	-
#94LD1	78,354	(78,354)	-	(5,862)	5,862	-
#99SS1	(3,052)	3,052	-	(2,585)	2,585	-
#94FS1	(2,907)	2,907	-	(2,440)	2,440	-
#61MG1	(5,328)	5,328	-	(4,854)	4,854	-
#92CC1	(2,742)	2,742	-	(2,278)	2,278	-
#80PN1	-	-	-	-	-	-
#88LL1	(3,872)	3,872	-	(3,400)	3,400	-
#MEEB11275	(28,992)	28,992	-	(28,930)	28,930	-
#82TAYLOR	(867)	867	-	(189)	189	-
#HOLMES	(972)	972	-	(160)	160	-
#HULK180	(2,725)	2,725	-	(170)	170	-
#05JAYZ	(2,339)	2,339	-	(1,082)	1,082	-
#JUSTINIAN	(476)	476	-	(364)	364	-
#67ICEBOWL	(299)	299	-	(183)	183	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#DKCOUNTRY	(312)	312	-	(200)	200	-
#FALCON	(4,092)	4,092	-	(414)	414	-
#MARIOWRLD	(4,866)	4,866	-	(700)	700	-
#82AV1	(2,090)	2,090	-	(1,618)	1,618	-
#SUPERBWL1	(467)	467	-	(340)	340	-
#MEEB7985	(5,506)	5,506	-	(5,444)	5,444	-
#BONDWATCH	(537)	537	-	(431)	431	-
#95FF1	(1,747)	1,747	-	(1,281)	1,281	-
#MAYC857	(118)	118	-	-	-	-
#PUNK2981	(41,064)	41,064	-	(41,001)	41,001	-
#WOW2221	(4,018)	4,018	-	-	-	-
#NIKON1	(328)	328	-	(214)	214	-
#LOTF	(241)	241	-	(134)	134	-
#DOOD6778	(4,725)	4,725	-	(4,663)	4,663	-
#BAKC7820	(4,165)	4,165	-	(4,102)	4,102	-
#NBAJAM	(7,436)	7,436	-	(1,103)	1,103	-
#SANDBOX1	(17,062)	17,062	-	(7,385)	7,385	-
#WOW6586	(7,990)	7,990	-	-	-	-
#AZUKI6704	(160)	160	-	(97)	97	-
#58PELE4	(369)	369	-	(250)	250	-
#OBAMABALL	(5,117)	5,117	-	(492)	492	-
#BART	(1,091)	1,091	-	(199)	199	-
#HOMER	(312)	312	-	(199)	199	-
#SI1	(238)	238	-	(130)	130	-
#GOLD1	(265)	265	-	(154)	154	-
#VERSTAPP1	(353)	353	-	(238)	238	-
#96TIGER	(5,107)	5,107	-	(293)	293	-
#88ZELDA	(549)	549	-	(427)	427	-
#STARWARS3	(386)	386	-	(272)	272	-
#YEEZY	(339)	339	-	(223)	223	-
#MAYC9114	(9,458)	9,458	-	-	-	-
#VFRNDS1	(408)	408	-	(290)	290	-
#MBIRD2754	(13,868)	13,868	-	(13,806)	13,806	-
#VEEFRND1	(6,789)	6,789	-	(6,727)	6,727	-
#TREASURE	(232)	232	-	(123)	123	-
#MACWORLD1	8,701	(8,701)	-	(218)	218	-
#KENNERSET	(1,033)	1,033	-	(922)	922	-
#LEDZEPP1	(358)	358	-	(239)	239	-
#VEEVIPER	(270)	270	-	(159)	159	-
#BEEPLE1	(11,086)	11,086	-	(11,023)	11,023	-
#WARHOL1	(7,691)	7,691	-	(7,577)	7,577	-
#GAMEBOY	(3,216)	3,216	-	(320)	320	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#CROESUS	(398)	398	-	(296)	296	-
#SACHS1	(4,749)	4,749	-	(4,587)	4,587	-
#32RUTH	(588)	588	-	(457)	457	-
#ELON1	(254)	254	-	(144)	144	-
#105.ETH	(144)	144	-	(82)	82	-
#R2D2	(314)	314	-	(204)	204	-
#VADER	(308)	308	-	(199)	199	-
#WARHOL2	(288)	288	-	(177)	177	-
#JEKYLL	(219)	219	-	(110)	110	-
#BUFFETT1	(211)	211	-	(103)	103	-
#DRACULA10	(552)	552	-	(129)	129	-
#PAPPY1	(224)	224	-	(117)	117	-
#1857COIN	(277)	277	-	(184)	184	-
#94CSI	-	-	-	-	-	-
#ANDYPELE	(183)	183	-	(95)	95	-
#BOBAFETT	(263)	263	-	(149)	149	-
#ELVIS	(465)	465	-	(347)	347	-
#GBOYCOLOR	(618)	618	-	(508)	508	-
#JETFIRE	(232)	232	-	(123)	123	-
#POPEBALL	(256)	256	-	(143)	143	-
#RABBIT	(427)	427	-	(317)	317	-
#54AARON	(10,683)	10,683	-	(722)	722	-
#GRATEFUL1	(506)	506	-	(369)	369	-
#BOBAPROTO	(568)	568	-	(423)	423	-
#BATMAN	-	-	-	-	-	-
#ARSHAM1	(1,738)	1,738	-	(789)	789	-
#SCARFACE	(104)	104	-	-	-	-
#ARSHAM2	(420)	420	-	-	-	-
#LEBRON	(25)	25	-	-	-	-
#94VTTT	(15)	15	-	-	-	-
#52MANTLE	(1,999)	1,999	-	(1,849)	1,849	-
#71MAYS	(1,343)	1,343	-	(1,221)	1,221	-
#RLEXPEPSI	(937)	937	-	(846)	846	-
#10COBB	(2,693)	2,693	-	(949)	949	-
#POTTER	11,964	(11,964)	-	(1,131)	1,131	-
#TWOCITIES	(759)	759	-	(650)	650	-
#FROST	(753)	753	-	(645)	645	-
#BIRKINBLU	(1,268)	1,268	-	(1,146)	1,146	-
#SMURF	(960)	960	-	(865)	865	-
#70RLEX	-	-	-	-	-	-
#EINSTEIN	(755)	755	-	(646)	646	-
#HONUS	(5,657)	5,657	-	(5,379)	5,379	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#75ALI	(1,374)	1,374	-	(1,255)	1,255	-
#BIRKINBOR	(1,223)	1,223	-	(1,102)	1,102	-
#33RUTH	20,912	(20,912)	-	(1,282)	1,282	-
#SPIDER1	(787)	787	-	(678)	678	-
#BATMAN3	(978)	978	-	(867)	867	-
#ULYSSES	(1,571)	1,571	-	(584)	584	-
#ROOSEVELT	(685)	685	-	(576)	576	-
#56MANTLE	(762)	762	-	(652)	652	-
#AGHOWL	(681)	681	-	(573)	573	-
#18ZION	(2,815)	2,815	-	(646)	646	-
#SNOOPY	(747)	747	-	(654)	654	-
#APOLLO11	(995)	995	-	(879)	879	-
#YOKO	(632)	632	-	(523)	523	-
#HIMALAYA	(2,005)	2,005	-	(1,862)	1,862	-
#38DIMAGGIO	3,645	(3,645)	-	(773)	773	-
#55CLEMENTE	(909)	909	-	(791)	791	-
#LOTR	(744)	744	-	(634)	634	-
#CATCHER	(614)	614	-	(505)	505	-
#BOND1	(2,517)	2,517	-	(636)	636	-
#SUPER21	(600)	600	-	(491)	491	-
#BIRKINTAN	(842)	842	-	(728)	728	-
#GMTBLACK1	(727)	727	-	(633)	633	-
#61JFK	(598)	598	-	(490)	490	-
#POKEMON1	28,317	(28,317)	-	(1,432)	1,432	-
#LINCOLN	(860)	860	-	(750)	750	-
#STARWARS1	(638)	638	-	(530)	530	-
#68MAYS	(808)	808	-	(692)	692	-
#56TEDWILL	(1,172)	1,172	-	(1,043)	1,043	-
#CAPTAIN3	(613)	613	-	(504)	504	-
#CHURCHILL	(705)	705	-	(597)	597	-
#SHKSPR4	(876)	876	-	(763)	763	-
#03KOBE	(1,000)	1,000	-	(777)	777	-
#03JORDAN	(818)	818	-	(701)	701	-
#39TEDWILL	(752)	752	-	(637)	637	-
#94JETER	(840)	840	-	(721)	721	-
#2020TOPPS	(1,255)	1,255	-	(1,121)	1,121	-
#05LATOUR	(519)	519	-	(429)	429	-
#16SCREAG	(616)	616	-	(523)	523	-
#14DRC	(672)	672	-	(577)	577	-
#86RICE	(690)	690	-	(577)	577	-
#57MANTLE	(601)	601	-	(491)	491	-
#FAUBOURG	-	-	-	-	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#SOBLACK	(1,149)	1,149	-	(1,027)	1,027	-
#GATSBY	(983)	983	-	(868)	868	-
#93DAYTONA	(706)	706	-	(610)	610	-
#09TROUT	(34,131)	34,131	-	(2,085)	2,085	-
#57STARR	(572)	572	-	(462)	462	-
#03KOBE2	(1,928)	1,928	-	(555)	555	-
#JOBSMAC	23,275	(23,275)	-	(793)	793	-
#16PETRUS	(572)	572	-	(478)	478	-
#ALICE	(510)	510	-	(402)	402	-
#SPIDER10	(515)	515	-	(407)	407	-
#62MANTLE	(1,624)	1,624	-	(1,481)	1,481	-
#BATMAN6	(1,177)	1,177	-	(417)	417	-
#CLEMENTE2	1,728	(1,728)	-	(805)	805	-
#79STELLA	(928)	928	-	(825)	825	-
#TKAM	(526)	526	-	(417)	417	-
#DIMAGGIO2	(639)	639	-	(547)	547	-
#13BEAUX	(486)	486	-	(395)	395	-
#ANMLFARM	(498)	498	-	(390)	390	-
#NASA1	17,662	(17,662)	-	(2,228)	2,228	-
#00BRADY	(720)	720	-	(602)	602	-
#85NES	(662)	662	-	(547)	547	-
#69KAREEM	(646)	646	-	(532)	532	-
#59JFK	(501)	501	-	(392)	392	-
#04LEBRON	(794)	794	-	(674)	674	-
#85JORDAN	5,026	(5,026)	-	(2,240)	2,240	-
#GOLDENEYE	(626)	626	-	(512)	512	-
#MOONSHOE	(1,389)	1,389	-	(1,281)	1,281	-
#03LEBRON2	(9,464)	9,464	-	(968)	968	-
#GRAPES	(503)	503	-	(394)	394	-
#34GEHRIG	11,191	(11,191)	-	(552)	552	-
#98KANGA	(1,668)	1,668	-	(1,520)	1,520	-
#06BRM	(449)	449	-	(359)	359	-
#DUNE	(689)	689	-	(575)	575	-
#86FLEER	(1,449)	1,449	-	(1,302)	1,302	-
#WILDGUN	(623)	623	-	(509)	509	-
#13GIANNIS	(594)	594	-	(481)	481	-
#04MESSI	(745)	745	-	(627)	627	-
#AVENGE57	(464)	464	-	(355)	355	-
#03TACHE	(624)	624	-	(526)	526	-
#99TMB2	(914)	914	-	(792)	792	-
#PUNCHOUT	2,020	(2,020)	-	(1,067)	1,067	-
#BULLSRING	(2,310)	2,310	-	(2,135)	2,135	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#70AARON	(565)	565	-	(452)	452	-
#96CHARZRD	(6,866)	6,866	-	(2,444)	2,444	-
#01TIGER	(564)	564	-	(452)	452	-
#ICECLIMB	(904)	904	-	(777)	777	-
#09COBB	(643)	643	-	(514)	514	-
#96JORDAN2	(945)	945	-	(779)	779	-
#JUNGLEBOX	(635)	635	-	(519)	519	-
#59FLASH	(497)	497	-	(386)	386	-
#FOSSILBOX	(553)	553	-	(440)	440	-
#POKEBLUE	(562)	562	-	(448)	448	-
#98GTA	(670)	670	-	(559)	559	-
#PICNIC	(2,939)	2,939	-	(828)	828	-
#DOMINOS	(528)	528	-	(439)	439	-
#09CURRY	(1,034)	1,034	-	(478)	478	-
#84JORDAN	38,729	(38,729)	-	(2,343)	2,343	-
#09BEAUX	(463)	463	-	(370)	370	-
#KEROUAC	(524)	524	-	(413)	413	-
#FEDERAL	15,062	(15,062)	-	(584)	584	-
#62BOND	(592)	592	-	(481)	481	-
#71TOPPS	(2,835)	2,835	-	(2,711)	2,711	-
#DEATON	(6,584)	6,584	-	(6,452)	6,452	-
#98ZELDA	(2,614)	2,614	-	(588)	588	-
#03JORDAN2	(668)	668	-	(550)	550	-
#91JORDAN	(905)	905	-	(779)	779	-
#79GRETZKY	36,651	(36,651)	-	(5,034)	5,034	-
#17DUJAC	(413)	413	-	(321)	321	-
#FAUBOURG2	4,868	(4,868)	-	(1,286)	1,286	-
#MOSASAUR	(2,090)	2,090	-	(1,562)	1,562	-
#92JORDAN	-	-	-	-	-	-
#03LEBRON3	(1,789)	1,789	-	(1,627)	1,627	-
#95TOPSUN	(712)	712	-	(591)	591	-
#09TROUT2	(718)	718	-	(596)	596	-
#59BOND	(555)	555	-	(445)	445	-
#OPEECHEE	(10,929)	10,929	-	(10,754)	10,754	-
#ROCKETBOX	(552)	552	-	(437)	437	-
#94JORDAN	(1,010)	1,010	-	(882)	882	-
#18LUKA	(538)	538	-	(424)	424	-
#FANFOUR5	(453)	453	-	(342)	342	-
#16KOBE	-	-	-	-	-	-
#11BELAIR	(374)	374	-	(283)	283	-
#76PAYTON	(727)	727	-	(605)	605	-
#85MJPROMO	(645)	645	-	(531)	531	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#96KOBE	(10,421)	10,421	-	(5,720)	5,720	-
#99CHARZRD	(2,554)	2,554	-	(2,366)	2,366	-
#68RYAN	(1,594)	1,594	-	(620)	620	-
#MARADONA	(517)	517	-	(406)	406	-
#POKEYELOW	(5,116)	5,116	-	(4,995)	4,995	-
#POKELUGIA	(5,013)	5,013	-	(4,880)	4,880	-
#VANHALEN	(562)	562	-	(452)	452	-
#48JACKIE	(19,456)	19,456	-	(2,488)	2,488	-
#05MJLJ	(3,985)	3,985	-	(636)	636	-
#81MONTANA	(768)	768	-	(643)	643	-
#00MOUTON	(316)	316	-	(224)	224	-
#07DURANT	(19,309)	19,309	-	(4,006)	4,006	-
#56AARON	(562)	562	-	(443)	443	-
#85LEMIEUX	(7,382)	7,382	-	(656)	656	-
#87JORDAN	(4,624)	4,624	-	(462)	462	-
#AC23	(485)	485	-	(376)	376	-
#APPLE1	(4,384)	4,384	-	(4,080)	4,080	-
#GWLOTTO	(336)	336	-	(227)	227	-
#GYMBOX	(401)	401	-	(289)	289	-
#HUCKFINN	(1,819)	1,819	-	(219)	219	-
#NEOBOX	(1,903)	1,903	-	(1,784)	1,784	-
#NEWTON	(696)	696	-	(577)	577	-
#NICKLAUS1	(523)	523	-	(406)	406	-
#POKEMON2	(31,556)	31,556	-	(20,743)	20,743	-
#POKERED	(583)	583	-	(466)	466	-
#RIVIERA	(388)	388	-	(295)	295	-
#SMB3	(493)	493	-	(380)	380	-
#WALDEN	(327)	327	-	(218)	218	-
#WZRDOFOZ	(406)	406	-	(295)	295	-
#60ALI	(1,542)	1,542	-	(1,378)	1,378	-
#TORNEK	(1,192)	1,192	-	(1,065)	1,065	-
#DIMAGGIO3	(3,165)	3,165	-	(2,894)	2,894	-
#POKEMON3	(2,873)	2,873	-	(2,597)	2,597	-
#58PELE3	(1,562)	1,562	-	(1,398)	1,398	-
#09CURRY2	(36,600)	36,600	-	(2,950)	2,950	-
#85ERVING	(500)	500	-	(373)	373	-
#80ALI	(699)	699	-	(535)	535	-
#BATMAN2	(533)	533	-	(422)	422	-
#FLASH123	(1,417)	1,417	-	(1,308)	1,308	-
#99MJRETRO	(1,757)	1,757	-	(1,681)	1,681	-
#85GPK	(981)	981	-	(868)	868	-
#IPOD	-	-	-	-	-	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#HGWELLS	(333)	333	-	(223)	223	-
#85JORDAN2	41,905	(41,905)	-	(1,583)	1,583	-
#66ORR	(841)	841	-	(710)	710	-
#CONGRESS	(401)	401	-	(289)	289	-
#GRIFFEYJR	(1,475)	1,475	-	(362)	362	-
#01HALO	(1,874)	1,874	-	(279)	279	-
#87ZELDA	(1,214)	1,214	-	(1,079)	1,079	-
#EINSTEIN2	(363)	363	-	(252)	252	-
#SANTANA	(467)	467	-	(357)	357	-
#01TIGER2	(2,208)	2,208	-	(290)	290	-
#86JORDAN2	(3,567)	3,567	-	(572)	572	-
#TOPPSTRIO	(2,463)	2,463	-	(1,287)	1,287	-
#81BIRD	(527)	527	-	(408)	408	-
#97KOBE	(606)	606	-	(483)	483	-
#XMEN94	(550)	550	-	(439)	439	-
#09RBLEROY	(479)	479	-	(377)	377	-
#04MESSI2	(1,480)	1,480	-	(1,360)	1,360	-
#THEROCK	(2,483)	2,483	-	(2,370)	2,370	-
#XLXMEN1	(5,303)	5,303	-	(448)	448	-
#03LEBRON5	(9,362)	9,362	-	(736)	736	-
#METEORITE	(2,054)	2,054	-	(1,499)	1,499	-
#SLASH	(318)	318	-	(210)	210	-
#00BRADY2	(43,929)	43,929	-	(27,305)	27,305	-
#89TMNT	(3,472)	3,472	-	(1,678)	1,678	-
#NESWWF	(361)	361	-	(249)	249	-
#PUNK9670	(203)	203	-	(141)	141	-
#18ALLEN	(561)	561	-	(444)	444	-
#CASTLEII	(500)	500	-	(388)	388	-
#36OWENS	1,107	(1,107)	-	(291)	291	-
#BAYC601	(258)	258	-	-	-	-
#60MANTLE	(5,248)	5,248	-	(4,873)	4,873	-
#PUNK8103	(68,656)	68,656	-	(68,594)	68,594	-
#GHOST1	(286)	286	-	(177)	177	-
#BROSGRIMM	(605)	605	-	(493)	493	-
#HENDERSON	(3,693)	3,693	-	(3,583)	3,583	-
#KIRBY	(525)	525	-	(403)	403	-
#03RONALDO	(15,803)	15,803	-	(910)	910	-
#HONUS2	1,683	(1,683)	-	(573)	573	-
#MARX	(375)	375	-	(263)	263	-
#09HARDEN	(4,020)	4,020	-	(2,292)	2,292	-
#MEEB15511	(12,614)	12,614	-	(12,551)	12,551	-
#90BATMAN	(8,403)	8,403	-	(5,357)	5,357	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#93JETER	(1,147)	1,147	-	(356)	356	-
#SIMPSONS1	(1,234)	1,234	-	(234)	234	-
#SPIDER129	(1,342)	1,342	-	(193)	193	-
#NESDK3	(941)	941	-	(807)	807	-
#BAYC7359	(258)	258	-	-	-	-
#CURIO10	(11,995)	11,995	-	(7,651)	7,651	-
#WILDTHING	(1,271)	1,271	-	(176)	176	-
#1776	(2,084)	2,084	-	(1,918)	1,918	-
#98JORDAN2	(2,009)	2,009	-	(1,824)	1,824	-
#MACALLAN1	(361)	361	-	(270)	270	-
#BAYC9159	(1,264)	1,264	-	-	-	-
#FANTASY7	(4,868)	4,868	-	(635)	635	-
#SURFER4	(3,589)	3,589	-	(201)	201	-
#OHTANI1	(1,210)	1,210	-	(542)	542	-
#OHTANI2	6,204	(6,204)	-	(471)	471	-
#WILT100	(771)	771	-	(637)	637	-
#PENGUIN	(427)	427	-	(317)	317	-
#KARUIZAWA	(1,700)	1,700	-	(1,603)	1,603	-
#KOMBAT	(12,185)	12,185	-	(597)	597	-
#APPLELISA	(590)	590	-	(464)	464	-
#98MANNING	(353)	353	-	(240)	240	-
#GIJOE	(439)	439	-	(321)	321	-
#BEATLES1	(489)	489	-	(375)	375	-
#SQUIG5847	(4,073)	4,073	-	(121)	121	-
#PACQUIAO	(1,976)	1,976	-	(1,864)	1,864	-
#83JOBS	(998)	998	-	(853)	853	-
#BATMAN181	(388)	388	-	(280)	280	-
#HOBBIT	4,067	(4,067)	-	(277)	277	-
#POPEYE	(686)	686	-	(554)	554	-
#PUNK5883	(98,745)	98,745	-	(98,683)	98,683	-
#HAMILTON1	(1,318)	1,318	-	(404)	404	-
#OBIWAN	(1,033)	1,033	-	(922)	922	-
#SMB2	(1,795)	1,795	-	(1,612)	1,612	-
#GIANNIS2	(1,807)	1,807	-	(1,603)	1,603	-
#86BONDS	(365)	365	-	(255)	255	-
#IPADPROTO	2,207	(2,207)	-	(186)	186	-
#MOBYDICK	(297)	297	-	(186)	186	-
#03SERENA	(5,633)	5,633	-	(457)	457	-
#BAYC4612	(26 3)	263	-	-	-	-
#18OSAKA	(291)	291	-	(181)	181	-
#05RODGERS	(459)	459	-	(337)	337	-
#IROBOT	(463)	463	-	(355)	355	-

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE F - INCOME TAX (CONTINUED)

Federal Loss Carry-forward
	Current Period				Prior Period
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
#LEICAGOLD	(610)	610	-	(494)	494	-
#FORTNITE	(353)	353	-	(242)	242	-
#IOMMI	(271)	271	-	(164)	164	-
#MARIO64	(723)	723	-	(588)	588	-
#GWTW	(361)	361	-	(252)	252	-
#NEWWORLD	(573)	573	-	(464)	464	-
#JAWA	(1,850)	1,850	-	(239)	239	-
#GWLETTER	(331)	331	-	(218)	218	-
#MARIOKART	(7,379)	7,379	-	(450)	450	-
#96KOBE2	(13,524)	13,524	-	(13,351)	13,351	-
#SHOWCASE4	(286)	286	-	(176)	176	-
#BAYC8827	(397)	397	-	-	-	-
#15COBB	735	(735)	-	(391)	391	-
#BRADBURY	(249)	249	-	(141)	141	-
#MACALLAN2	(277)	277	-	(183)	183	-
#BEATLES2	(330)	330	-	(217)	217	-
#92TIGER	(487)	487	-	(362)	362	-
#DOOD6921	(6,225)	6,225	-	(6,162)	6,162	-
#HIRST1	(893)	893	-	(799)	799	-
#GRIFFEY2	(1,177)	1,177	-	(187)	187	-
#SKYWALKER	(379)	379	-	(268)	268	-
#85GPK2	(325)	325	-	(211)	211	-
#19HAALAND	(1,999)	1,999	-	(1,881)	1,881	-
#MEGALODON	(2,204)	2,204	-	(1,631)	1,631	-
#KELLER	(347)	347	-	(239)	239	-
#GODFATHER	(351)	351	-	(242)	242	-
#MAYC5750	(265)	265	-	-	-	-
#SUPREMEPB	(513)	513	-	(391)	391	-
#MJTICKET	(24,016)	24,016	-	(553)	553	-
#COOLCAT	(217)	217	-	(109)	109	-
#BLASTOISE	(924)	924	-	(758)	758	-
#MACALLAN3	(242)	242	-	(134)	134	-
#SUPERMAN6	(348)	348	-	(239)	239	-
#MOONPASS	(294)	294	-	(186)	186	-
#90FANTASY	(1,785)	1,785	-	(267)	267	-
Total	$ (668,293)	$ 668,293	$ -	$ (770,967)	$ 770,967	$ -

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

Due to the change in ownership provisions of the Internal Revenue Code (“IRC”) Section 382, the availability of net operating loss carryforwards may be subject to annual limitations against taxable income in future periods, which could substantially limit the eventual utilization of such carryforwards. Based on the provisions of IRC Section 382, the Company believes it is highly unlikely any of the threshold that would trigger an NOL limitation for a Series have occurred. The Company analyzes the ability for a Series to utilize NOL carryforwards at the time of an asset sale and to date, for all Series that have had an asset sale and utilized NOL carryforwards none of these NOL utilizations were subject to an IRC Section 382 limitation. The Company will continue to monitor for all Series any IRC Section 382 limitation in the future.

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE G- CONTINGENCIES

Government Regulation

Claims arising out of actual or alleged violations of law could be asserted against the Company or its affiliates by individuals or governmental authorities and could expose the Company, its affiliates or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Restriction on Sale of Series #HONUS

The following restrictions apply to the #HONUS Series, imposed by the Asset Seller, Ken Goldin, who was issued 53% of the Series Interests upon Closing of the Offering.

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10-year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

NOTE H- SEGMENT REPORTING

Operating segments are defined as components of an enterprise (business activity from which it incurs expenses) for which discrete financial information is available and regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the Chief Executive Officer of RSE Markets, Inc.. The Company views its operations and manages its business as a single segment.

Each Series has the same CODM as the Company who views each individual Series as containing a single segment.

The Company manages business activities on a consolidated level and operates as a single operating segment dedicated to the identification, acquisition, marketing and management of certain assets for the benefit of investors. The accounting policies of the segment are the same as those of the Company and each listed Series as described in Note B – Summary of Significant Accounting Policies. All the Company’s and each listed Series’ long-lived assets are in the United States, except for the following Series, for which the Underlying Assets are held by a third-party custodian in the United Kingdom.

Series #16PETRUS	Series #14DRC	Series #05LATOUR	Series #16SCREAG	Series #13BEAUX	Series #03TACHE
Series #06BRM	Series #09BEAUX	Series 17DUJAC	Series #11BELAIR	Series #00MOUTON	Series #09RBLEROY
Series #MACALLAN1	Series #KARUIZAWA	Series #MACALLAN2	Series #MACALLAN3	Series #PAPPY1

RSE COLLECTION LLC

Notes to Consolidated Financial Statements

NOTE I- SUBSEQUENT EVENTS

Subsequent Offerings

Management has evaluated subsequent events through the date of this filing. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements. The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Carrying Value	Gain/(Loss) on Sale
#BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	4/9/2025	$68,000	$55,500	$12,500

Asset Dispositions Subsequent to the Current Period

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Eighth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (15)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (2)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (3)

Exhibit 3.1 – Standard Form of Series Designation (14)

Exhibit 4.1 – Standard Form of Subscription Agreement (12)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (3)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (4)

Exhibit 6.3 – Standard Form Bill of Sale (2)

Exhibit 6.4 – Standard Form Purchase Agreement (3)

Exhibit 6.5 – NCPS PPEX ATS Company Agreement (3)

Exhibit 6.6 – Executing Broker Secondary Market Transactions Engagement Letter (3)

Exhibit 6.7 – Executing Broker Tools License Agreement (3)

Exhibit 6.8 – Amended and Restated Transfer Agent Agreement (11)

Exhibit 6.9 – NCIT Software and Services License Agreement (5)

Exhibit 6.10 – Form of Assignment and Assumption Agreement (6)

Exhibit 6.11 – Standard Form #2 Purchase Agreement (7)

Exhibit 6.12 – Standard Form Purchase Option Agreement (9)

Exhibit 6.13 – Standard Form Consignment Agreement (9)

Exhibit 6.14 – Form #2 of Assignment and Assumption Agreement (10)

Exhibit 7.1 – Agreement and Plan of Merger, dated as of December 31, 2024, by and between RSE Collection, LLC, RSE Collection Manager, LLC, RSE Archive, LLC and RSE Archive Manager, LLC (15)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (8)

Exhibit 8.2 – Amended and Restated Custody Agreement (13)

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021.

(3)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021.

(4)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021.

(5)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021.

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021.

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022.

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 15 to its Form 1-A filed with the Commission on April 13, 2022.

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 21 to its Form 1-A filed with the Commission on June 22, 2022.

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 29 to its Form 1-A filed with the Commission on May 16, 2023.

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 32 to its Form 1-A filed with the Commission on February 26, 2024.

(14)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2023 filed with the Commission on April 19, 2024.

III-1

(15)Previously filed as an Exhibit to the Company’s Current Report on Form 1-U filed with the Commission on January 7, 2025.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

Date: May 2, 2025

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher J. Bruno Name: Christopher J. Bruno	President, Chief Executive Officer and Director of RSE Markets, Inc. (Principal Executive Officer)	May 2, 2025

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	May 2, 2025

RSE COLLECTION MANAGER, LLC

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ Christopher J. Bruno

Name: Christopher J. Bruno

Title: Chief Executive Officer & President

	Managing Member	May 2, 2025